    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                VISIONEER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 3577                                94-3156479
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

          34800 CAMPUS DRIVE, FREMONT, CALIFORNIA 94555 (510) 608-0300 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICERS)

                                 J. LARRY SMART
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VISIONEER, INC.
                               34800 CAMPUS DRIVE
                           FREMONT, CALIFORNIA 94555
                                 (510) 608-0300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                    JOHN V. BAUTISTA                                       KATHARINE A. MARTIN
                    FRANCES JOHNSTON                                      GABRIELLA A. LOMBARDI
                   C. HOWARD KORRELL                                         DAVINA K. KAILE
                   VENTURE LAW GROUP                                  PILLSBURY MADISON & SUTRO LLP
                  2800 SAND HILL ROAD                                      2550 HANOVER STREET
              MENLO PARK, CALIFORNIA 94025                             PALO ALTO, CALIFORNIA 94304
                     (650) 854-4488                                           (650) 233-4500

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the merger described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE        OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED(1)             SHARE(2)              PRICE(2)        REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001(1)               37,516,898(2)
Series B Preferred Stock, par value $0.001      7,179,495(2)H              (3)              $17,604,370(3)          $4,894(4)
Warrants to purchase Common Stock                   (2)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Associated with the Common Stock are preferred stock purchase rights that will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

(2) The number of shares of Common Stock and Series B Preferred Stock of the Registrant to be registered is based on the number of outstanding shares of the Registrant that the Registrant estimates will be issued and outstanding as of the closing date of the merger to which this Registration Statement relates. The number of shares of Common Stock to be registered also includes shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock of the Registrant and upon the exercise of the Warrants to purchase Common Stock (the "Warrants") to be issued in the merger. This Registration Statement also covers such indeterminate number of shares, if any, as shall be issuable from time to time as required pursuant to adjustments pursuant to the terms of the Series B Preferred Stock and the Warrants.

(3) Pursuant to Rule 457(f) under the Securities Act of 1933, the registration fee was computed on the basis of (i) the market value of the outstanding shares of the Registrant to be exchanged in the merger, computed in accordance with Rule 457(g) on the basis of the average of the high and low prices per share of such stock on January 11, 1999, as reported by The Nasdaq Stock Market, less the product of 5,097,000 and $2.06, representing cash to be paid by Xerox Corporation for shares of the Registrant in the merger, plus (ii) in accordance with Rule 457(f)(2), the book value of the securities of ScanSoft, Inc. to be received in the merger, which was $3,288,000 as of September 30, 1998, the most recent practicable date.

(4) A filing fee of $658 was previously paid by the Registrant pursuant to Rule 14a-6 under the Securities Exchange Act of 1934 in connection with the filing of the preliminary proxy statement/prospectus on December 24, 1998. Pursuant to Rule 457(b) under the Securities Act of 1933, such fee is being credited against the registration fee and, accordingly, $4,236 is being paid in connection with the Registration Statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this proxy statement/prospectus is not complete and may be changed. Visioneer may not issue its common stock in the merger until the registration statement containing this proxy statement/prospectus is declared effective by the Securities and Exchange Commission. This proxy statement/prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                                 VISIONEER LOGO

                           PROXY STATEMENT/PROSPECTUS
                                       OF
                                VISIONEER, INC.

To the Stockholders of Visioneer, Inc.:

     The board of directors of Visioneer, Inc. has approved the merger of ScanSoft, Inc., an indirect wholly owned subsidiary of Xerox Corporation, and Visioneer. Visioneer will be the Surviving Corporation. In the proposed merger, you can choose to receive, for each of your shares, $2.06 in cash or one share of Surviving Corporation common stock. The Surviving Corporation common stock will be the same as your current shares, except that the name of the Surviving Corporation will be changed to ScanSoft, Inc. The amount of cash that you may receive in the merger will be subject to certain limitations and adjustments, as described in this document. At least 5,097,000 shares of Visioneer common stock will be exchanged for cash in the merger.

     Xerox Imaging Systems, Inc., a subsidiary of Xerox, is currently the sole stockholder of ScanSoft. If the merger is completed, Xerox Imaging Systems will own 45% of the outstanding common stock and all of the convertible Series B preferred stock of the Surviving Corporation. The Series B preferred stock is non-voting and will be convertible into Surviving Corporation common stock in certain circumstances. All outstanding options to purchase ScanSoft stock will become options to purchase Surviving Corporation common stock. Xerox will receive a common stock warrant exercisable for that number of shares equal to the number of assumed ScanSoft option shares that are forfeited from time to time after the merger. On a fully-diluted basis, Xerox and the former ScanSoft optionholders will own approximately 53.8% of the Surviving Corporation's capital stock after the merger, subject to adjustment.

     The merger cannot be completed unless the holders of a majority of the outstanding shares of Visioneer common stock on the record date vote to approve the merger agreement and the merger, including an amendment to Visioneer's certificate of incorporation. Visioneer's board of directors has called a special meeting of stockholders to vote on the merger agreement and the merger on:

                  February 23, 1999 at 10:00 a.m., local time
             at the principal executive offices of Visioneer, Inc.
                               34800 Campus Drive
                           Fremont, California 94555

     Whether or not you plan to attend the special meeting, please complete, sign and mail the attached proxy card in the enclosed envelope. Only stockholders who held their shares of Visioneer common stock at the close of business on January 12, 1999 will be entitled to vote on the merger agreement and the merger.

     This document gives you detailed information about the proposed merger. We encourage you to read the entire document carefully. Please see "Where You Can Find More Information" on page 1 for additional information about Visioneer on file with the Securities and Exchange Commission.

     THE "RISK FACTORS" SECTION BEGINNING ON PAGE 16 DESCRIBES CERTAIN RISKS THAT YOU SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

     In accordance with Delaware law, holders of Visioneer common stock may be entitled to exercise dissenters' rights in connection with the merger. Please review "Stockholders' Appraisal Rights" section beginning on page 93.

     This proxy statement/prospectus, a proxy card and the Form 10-K and 10-Q
for Visioneer are being mailed to stockholders on or about January   , 1999.

                                       Very truly yours,

                                       J. Larry Smart
                                       President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SURVIVING CORPORATION COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this proxy statement/prospectus is January   , 1999.

                                 VISIONEER LOGO

                                VISIONEER, INC.
                               34800 CAMPUS DRIVE
                           FREMONT, CALIFORNIA 94555
                                 (510) 608-0300

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:   February 23, 1999

Time:   10:00 a.m.

Place:  34800 Campus Drive
        Fremont, California 94555

     At the special meeting, the stockholders of Visioneer, Inc. will vote upon a proposal to approve and adopt the merger of Visioneer, Inc. and ScanSoft, Inc., an indirect wholly owned subsidiary of Xerox Corporation, the related Agreement and Plan of Merger, dated as of December 2, 1998, between Visioneer and ScanSoft, and an amendment to Visioneer's certificate of incorporation.

     Your vote is very important. Please vote as soon as possible by completing the proxy card and returning it in the enclosed envelope. If you decide to attend the meeting in person, you can withdraw your proxy and vote at that time.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. INSTEAD, PLEASE SEND YOUR STOCK CERTIFICATES, ALONG WITH THE ENCLOSED CASH ELECTION FORM, TO VISIONEER'S EXCHANGE AGENT IN THE ENCLOSED ENVELOPE FOR DELIVERY NO LATER THAN THE DATE OF THE SPECIAL MEETING.

     Only stockholders of record at the close of business (5:00 p.m. California time) on January 12, 1999 are entitled to one vote for each share held. A list of these stockholders will be available for inspection for ten days preceding the meeting at the office of the President of Visioneer at 34800 Campus Drive, Fremont, California 94555, and will be available for inspection at the meeting itself.

     THE BOARD OF DIRECTORS OF VISIONEER HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF VISIONEER STOCKHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

                                          By order of the Board of Directors,

                                          /s/ JOSHUA L. GREEN
                                          Joshua L. Green
                                          Secretary

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
WHERE YOU CAN FIND MORE INFORMATION.........................      1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............      1
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      3
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.............      6
SUMMARY.....................................................      7
  Selected Historical Condensed Financial Information and
     Comparative Per Share Data.............................     12
  Selected Historical Financial Data........................     12
  Unaudited Selected Pro Forma Condensed Combined Financial
     Data...................................................     14
  Comparative Per Share Data................................     15
RISK FACTORS................................................     16
  Merger-Related Risk Factors...............................     16
  Risk Factors Related to the Companies' Business and
     Operations.............................................     17
THE SPECIAL MEETING.........................................     25
  Date, Time and Place of Meeting...........................     25
  Matters to be Considered..................................     25
  Required Vote.............................................     26
  Voting and Revocation of Proxies..........................     26
  Record Date; Stock Entitled to Vote; Quorum...............     26
  Stockholders' Appraisal Rights............................     26
  Solicitation of Proxies...................................     27
THE MERGER..................................................     28
  Background of the Merger..................................     28
  Recommendation of Visioneer's Board of Directors; Reasons
     for the Merger.........................................     30
  Xerox's Reasons for the Merger............................     31
  ScanSoft's Reasons for the Merger.........................     31
  Opinion of Visioneer's Financial Advisor..................     32
  Merger Consideration......................................     37
  Effective Time of the Merger..............................     40
  Federal Income Tax Consequences...........................     41
  Accounting Treatment......................................     44
  Effect on Visioneer and ScanSoft Options..................     44
INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED
  MATTERS...................................................     45
  Agreements with Visioneer's Executive Officers............     45
  Directors' and Officers' Indemnification and Insurance....     46
  Board of Directors of the Surviving Corporation...........     46
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................     47
COMPARATIVE STOCK PRICE DATA AND DIVIDEND HISTORY...........     54
INFORMATION ABOUT VISIONEER.................................     55
  Business of Visioneer.....................................     55
  Year 2000 Compliance......................................     55

                                                                PAGE
                                                                ----
INFORMATION ABOUT SCANSOFT..................................     57
  Business of ScanSoft......................................     57
  ScanSoft Products.........................................     58
  Enabling Technology.......................................     58
  Competition...............................................     59
  Marketing, Sales and Distribution.........................     60
  Research and Development..................................     61
  Intellectual Property And Other Proprietary Rights........     62
  Employees.................................................     63
  Properties................................................     63
  Legal Proceedings.........................................     63
SCANSOFT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............     64
  Results of Operations.....................................     64
  Revenue...................................................     64
  Cost of Revenues..........................................     65
  Operating Expenses........................................     65
  Certain Trends............................................     66
  Year 2000 Compliance......................................     66
  Liquidity and Capital Resources...........................     68
COMPARISON OF STOCKHOLDER RIGHTS............................     69
  General...................................................     69
  Comparison of Current ScanSoft Stockholder Rights and
     Rights of Stockholders Following the Merger............     69
DESCRIPTION OF CAPITAL STOCK................................     72
  Existing Capital Stock....................................     72
  Antitakeover Effects of Provisions of the Existing
     Certificate of Incorporation and Delaware Law..........     72
  Capital Stock Following the Merger........................     73
THE MERGER AGREEMENT AND RELATED AGREEMENTS.................     75
  The Merger................................................     75
  Representations and Warranties............................     75
  Certain Pre-Closing Covenants and Agreements..............     77
  Additional Agreements.....................................     79
  Conditions to the Consummation of the Merger..............     81
  Termination...............................................     83
  Amendment.................................................     84
  Extension; Waiver.........................................     84
  Related Agreements........................................     84
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
  VISIONEER STOCKHOLDERS AND MANAGEMENT.....................     89
INFORMATION REGARDING SOLE STOCKHOLDER OF SCANSOFT..........     91
  Relationship With Xerox...................................     91
  License Agreement.........................................     91
  Other Transactions with Xerox.............................     91
REGULATORY APPROVALS........................................     92
  Antitrust.................................................     92
  Other.....................................................     92

                                                                PAGE
                                                                ----
STOCKHOLDERS' APPRAISAL RIGHTS..............................     93
LEGAL MATTERS...............................................     95
EXPERTS.....................................................     96
STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING...............     96
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........     96
INDEX TO SCANSOFT, INC. AND SUBSIDIARIES CONSOLIDATED
  FINANCIAL STATEMENTS......................................    F-1

ANNEX A  AGREEMENT AND PLAN OF MERGER
ANNEX B  IRREVOCABLE PROXY/VOTING AGREEMENT
ANNEX C  OPINION OF BROADVIEW INTERNATIONAL LLC
ANNEX D  SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
ANNEX E  FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
         OF THE SURVIVING CORPORATION

                      WHERE YOU CAN FIND MORE INFORMATION

     Visioneer files annual, quarterly and current reports, proxy solicitation statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). You may read and copy any reports, statements or other information filed by Visioneer at the Commission's public reference rooms in Washington, D.C., New York City and Chicago. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Visioneer's filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the Commission at http://www.sec.gov.

     Visioneer filed a Registration Statement on Form S-4 (the "Registration Statement") to register with the Commission the Visioneer common stock to be issued to ScanSoft stockholders in the merger. This proxy statement/prospectus is a part of that Registration Statement. As allowed by the Commission's rules, this proxy statement/prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement. This proxy statement/prospectus summarizes some of the documents that are exhibits to the Registration Statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

     Visioneer has supplied all information contained in this proxy statement/prospectus relating to Visioneer, and ScanSoft has supplied all such information relating to ScanSoft.

     Neither Visioneer nor ScanSoft has authorized anyone to give any information regarding the solicitation of consents or the offering of shares of Visioneer common stock that is different from what is contained in this proxy statement/prospectus. This is not an offer to sell or a solicitation of anyone to whom it would be unlawful to make an offer or solicitation. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any time after the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Visioneer common stock in the merger should create any implication to the contrary.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this proxy statement/ prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and incorporate them by reference into this proxy statement/prospectus:

     1. Our Annual Report on Form 10-K for the year ended December 28, 1997;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 28, 1998 and September 27, 1998; and

     3. Our Current Report on Form 8-K filed on December 8, 1998.

     We also incorporate by reference all documents subsequently filed by Visioneer pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the special meeting.

     This proxy statement/prospectus is accompanied by our Annual Report on Form 10-K for the year ended December 28, 1997 and our Quarterly Report on Form 10-Q for the quarter ended September 27, 1998. We will provide without charge to each person to whom a proxy statement/prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this proxy statement/prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to J. Larry Smart, President and Chief Executive Officer, Visioneer, Inc., 34800 Campus Drive, Fremont, California 94555, telephone (510) 608-0300.

     You should rely only on the information contained or incorporated by reference in this proxy statement/ prospectus to vote on the approval of the merger agreement and the merger. Neither Visioneer nor ScanSoft has authorized anyone to provide you with information that is different from what is contained in this proxy
statement/prospectus. This proxy statement/prospectus is dated January   , 1999.
You should not assume that the information contained in the proxy statement/prospectus is accurate as of any other date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Visioneer common stock in the merger should create any implication to the contrary.

     Anyport, Autolaunch, Paper-Drive, PaperPort, PaperPort Links, PaperPort IX, PaperPort VX, PaperPort XX, SharpPage and Visioneer are trademarks of Visioneer, Inc. ScanSoft, TextBridge Classic, TextBridge API, PerfectScan API, TextBridge Plus, TextBridge Pro, Pagis SE, Pagis Pro, Pagis API, ScanWorks, ScanWorX and ScanWorX-API are trademarks of ScanSoft. Trademarks of other corporations and organizations are also referenced in this proxy statement/prospectus.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY IS VISIONEER PROPOSING THE MERGER? HOW WILL I BENEFIT?

A: We believe that the proposed merger will create a company well positioned to build upon Visioneer and ScanSoft's heritage of leadership in the digital imaging software market. We believe the combined company will have an effective cost structure, a strong development team and well-branded products, which we believe can create value for stockholders.

    To review the background and reasons for the merger in greater detail, see pages 28-32.

Q: WHEN IS THE SPECIAL MEETING?

A: The special meeting will take place on February 23, 1999. At the special meeting, Visioneer stockholders will be asked to approve the merger and the related merger agreement signed by Visioneer and ScanSoft on December 2, 1998. As part of the merger, Visioneer will also amend its certificate of incorporation. Xerox Imaging Systems, Inc., a subsidiary of Xerox Corporation and ScanSoft's sole stockholder, has already approved the merger agreement and the merger.

    For additional information regarding the special meeting, see page 25.

Q: WHAT DO I NEED TO DO NOW?

A: Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. We prefer that you sign and return your completed proxy card whether or not you attend the special meeting in person. You must also fill out the enclosed cash election form to indicate whether you want to receive cash for your shares or if you want your shares to be converted into shares of Surviving Corporation common stock. You must send the following to U.S. Stock Transfer Corporation, Visioneer's exchange agent, at the address shown on the cash election form:

        - a completed cash election form and

        - all of your stock certificates, endorsed according to the instructions on the cash election form.

   If you do not return the cash election form and your endorsed stock certificates in the enclosed envelope to U.S. Stock Transfer Corporation by 5:00 p.m. New York time (2:00 p.m. California time) on the date of the special meeting, your shares will be treated in the same manner as the shares that elect to be converted into shares of Surviving Corporation common stock, subject to the proration discussed below.

Q: WHAT IS THE DIFFERENCE BETWEEN SHARES OF SURVIVING CORPORATION COMMON STOCK
   AND VISIONEER COMMON STOCK?

A: They are the same. Visioneer will be the Surviving Corporation, although its name will be changed to "ScanSoft, Inc." Therefore, you should return any stock certificates with the "Visioneer, Inc." name so they can be replaced with new stock certificates with the name "ScanSoft, Inc."

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Just complete, date and sign a new proxy card and mail it to Visioneer. The new proxy card must arrive before the date of the special meeting. You can also attend the meeting in person and vote.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted. Shares which are not voted will have the same effect as votes against the merger.

Q: PLEASE EXPLAIN WHAT I WILL RECEIVE IN THE MERGER.

A: If the merger is completed, and subject to certain proration and book value adjustments discussed below, Visioneer stockholders who chose to convert their shares into cash will receive $2.06 per share. At least 5,097,000 shares of Visioneer common stock will be exchanged for cash. Visioneer stockholders who chose not to receive cash but to receive shares of Surviving Corporation common stock will receive new stock certificates for shares of Surviving Corporation common stock.

    However, if holders of more than 5,097,000 shares of Visioneer common stock choose to receive cash, there will be a proration or pro rata cutback. Under this cutback, stockholders who elected to receive cash will only receive cash for a portion of their shares. Conversely, if holders of less than 5,097,000 shares chose to receive cash, there will be a pro rata increase such that stockholders who elected to receive Surviving Corporation common stock will only be able to receive Surviving Corporation shares for some of their Visioneer shares and the remainder of their Visioneer shares will be converted into cash.

    In addition, the number of shares that will be converted into cash may be increased based on a provision in the merger agreement called the net book value adjustment. The actual number of shares converted into cash will depend upon the amount of the net book value adjustment.

    To review the consideration to be received by Visioneer and ScanSoft stockholders in the merger, along with the proration and book value adjustment calculations, see pages 37-40.

    Examples:

        - The exchange agent receives requests to convert exactly 5,097,000 shares into cash.

           (A) You elected to convert all 100 of your shares into cash. You will receive $206.00 in exchange for your 100 shares at $2.06 per share.

           (B) You elected to receive shares of Surviving Corporation common stock and no cash for your 100 shares. You will receive 100 shares of Surviving Corporation common stock in exchange for your 100 shares of Visioneer common stock.

        - The exchange agent receives requests to convert 10,194,000 shares into cash.

           (A) You elected to convert all 100 of your shares into cash. Since the cash election is "oversubscribed" by twice the number of shares to be converted into cash, you will receive cash for 50 of your 100 shares, or $103.00, and 50 shares of Surviving Corporation common stock for the 50 shares that could not be converted into cash.

           (B) You elected to receive shares of Surviving Corporation common stock and no cash for your 100 shares. Because the cash election was oversubscribed, you will receive shares of Surviving Corporation common stock for all 100 of your shares.

        - The exchange agent receives requests to convert 4,000,000 shares into cash. The cash election is undersubscribed by 1,097,000 shares (5,097,000 - 4,000,000). For purposes of this example, we assume there are 19,852,952 shares of Visioneer common stock outstanding (the number of outstanding shares as of December 31, 1998).

           (A) You elected to convert all 100 of your shares into cash. Because the cash election is "undersubscribed," you will receive cash for all of your 100 shares, or $206.00.

           (B) You elected to receive 100 shares of Surviving Corporation common stock and no cash in exchange for your 100 shares. Because the cash election is undersubscribed by 1,097,000 shares, approximately 7% of the shares that were not requested to be exchanged for cash [1,097,000 / (19,852,952 - 4,000,000)] will be exchanged for cash. Thus, you will only be able to exchange 93 of your 100 shares into shares of Surviving Corporation common stock and the remaining 7 shares will be exchanged for cash at $2.06 per share, or $14.42.

    Visioneer will not issue fractional shares. Instead, you will receive cash for any fractional share of Surviving Corporation common stock owed to you equal to such fraction multiplied by $2.06.

Q: WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A: Visioneer stockholders will be subject to federal income tax on any cash received for Visioneer shares, including fractional shares. No federal income tax will be due on the exchange of Visioneer shares for Surviving Corporation common stock.

    To review federal income tax consequences in greater detail, see page 41.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. In addition to Visioneer stockholder approval, Visioneer and ScanSoft must also obtain U.S. antitrust approvals. We hope to complete the merger in the first quarter of 1999.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about the merger, please call J. Larry Smart, President and Chief Executive Officer of Visioneer, at (510) 608-0300.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     This proxy statement/prospectus and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These statements, which include statements regarding expected advantages and other effects of the merger described in "The Merger -- Recommendation of the Visioneer Board of Directors; Reasons for the Merger," and "-- ScanSoft's Reasons for the Merger" "-- Xerox's Reasons for the Merger," and elsewhere in this proxy statement/prospectus and expectations concerning Year 2000 compliance relate to expectations concerning matters that are not historical facts. Words such as "projects," "believes," "anticipates," "plans," "expects," "intends," "estimates" and similar words and expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from such expectations ("Cautionary Statements") include:

     - a highly competitive environment in the software imaging market;

     - difficulties in achieving gross margin and operating expense targets based on competitive and market factors;

     - gauging the rate of product transitions accurately and introducing new products in the face of rapid technology cycles;

     - differentiating products from those of competitors;

     - competing successfully in the markets for new products;

     - anticipating customer demand accurately and estimating the production supplies needed to meet such demand; and

     - successfully implementing the merger.

     These Cautionary Statements are disclosed in this document, including in the "Risk Factors" beginning on page 16. All forward-looking statements attributable to Visioneer are expressly qualified in their entirety by the Cautionary Statements described herein. All forward-looking statements attributable to ScanSoft are expressly qualified in their entirety by the Cautionary Statements described herein. Neither Visioneer nor ScanSoft undertakes any obligation to update any forward-looking statements.

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read the entire proxy statement/prospectus and the documents we have referred you to. See "Where You Can Find More Information" on page 1. The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement. It is the legal document that governs the proposed merger.

THE COMPANIES (PAGES 55-63)

VISIONEER, INC.
34800 Campus Drive
Fremont, California 94555
Telephone: (510) 608-0300

     Visioneer designs, develops and markets intelligent paper and image management software products which facilitate the imaging, manipulation, distribution and storage of information on personal computers, multi-function peripherals and from digital cameras. Visioneer's PaperPort software products provide an easy-to-use, fast and cost-effective solution for document and image input and management at the desktop. Visioneer's software products leverage peripherals and applications resident on the computer and help transform personal computers into multi-function, paper-to-digital information systems for the electronic faxing, filing, editing, printing and sending of paper-based documents and images via e-mail, on-line information services and the Internet.

     In January 1999, Visioneer sold its desktop and sheetfed scanner business to a newly formed wholly-owned subsidiary of Primax Electronics, Ltd. Primax is a leading worldwide manufacturer of scanners and is headquartered in Taiwan. Primax also acquired the "Visioneer" brand name. Visioneer will have rights to use the name until the effective time of the merger with ScanSoft. Visioneer and Primax also entered into a software license agreement granting Primax certain rights to "bundle," market and sell Visioneer PaperPort software with Primax hardware products, including those purchased from Visioneer.

SCANSOFT, INC.
9 Centennial Drive
Peabody, Massachusetts 01960
Telephone: (978) 977-2000

     ScanSoft is a leading provider of digital imaging software products for retail, OEM and corporate markets. ScanSoft's products capture and convert paper documents and photos into digital documents and images, and enhance a user's ability to organize and share digital documents and images in the office, at home and on the Internet. ScanSoft's products are based on patented optical character recognition (OCR) and image processing technologies. They are designed to address the needs of consumers and businesses ranging from home office and small businesses to medium enterprises and large corporations. All of the outstanding shares of ScanSoft are owned by Xerox Imaging Systems, Inc., which is owned by Xerox Corporation. ScanSoft also has outstanding options that are held by its employees.

THE PROPOSED MERGER (PAGE 28)

     Visioneer and ScanSoft have entered into a merger agreement dated December 2, 1998. The merger agreement provides that ScanSoft will merge with and into Visioneer, with Visioneer continuing as the surviving corporation but operating under the name "ScanSoft, Inc." As part of the Merger, Visioneer will be amending its certificate of incorporation in the form attached as Annex E to this proxy statement/prospectus to increase the authorized shares of common and preferred stock, and to authorize shares of Series B preferred stock to be issued to Xerox Imaging Systems. The amended certificate of incorporation will be the certificate of incorporation of the Surviving Corporation. If the merger is completed, Xerox Imaging Systems, Inc. will acquire a substantial interest in Visioneer.

     The merger agreement provides that the merger will take place only if, among other things, (1) stockholders holding at least a majority of the outstanding shares of Visioneer common stock approve the merger and merger agreement at the special meeting of stockholders, and (2) federal antitrust clearance is received.

WHAT VISIONEER AND SCANSOFT STOCKHOLDERS WILL RECEIVE IN THE MERGER (PAGE 37)

     If the merger is completed:

     Visioneer stockholders who choose to exchange their shares for cash will receive $2.06 per share, and Visioneer stockholders who choose to receive shares of Surviving Corporation common stock will receive new stock certificates for shares of Surviving Corporation common stock, subject to proration discussed below and on page 38. Visioneer stockholders may also elect to receive a combination of cash and stock. The new stock certificates will have the name "ScanSoft, Inc." but will otherwise represent the same shares of Visioneer common stock that the stockholder held before, with the same rights as before. See "Description of Capital Stock -- Capital Stock Following the Merger."

     As described below, the terms of the merger agreement require that the total number of shares of Visioneer common stock to be exchanged for cash will be 5,097,000, subject to the book value adjustment discussed on page 39. This number represents approximately 25% of the outstanding shares of Visioneer.

     ScanSoft's shares will be converted into newly issued shares of the Surviving Corporation's common stock and non-voting convertible Series B preferred stock. All of ScanSoft's stock options will be converted into Surviving Corporation stock options. After the merger, Xerox Imaging Systems will own 45% of the outstanding Surviving Corporation common stock and, together with the former ScanSoft optionholders, will own 53.8% of the total capital stock of the Surviving Corporation, after taking into account outstanding options. In addition, Xerox Imaging Systems will receive a warrant to purchase approximately 1,836,000 shares of Surviving Corporation common stock. The warrant will be exercisable only to the extent that any ScanSoft stock option to be assumed by the Surviving Corporation in the merger is later forfeited.

CASH ELECTION AND PRORATION (PAGE 38)

     Visioneer stockholders can elect, on or before the date of the special meeting, to receive cash in exchange for their shares of Visioneer common stock. Stockholders who do not elect to receive cash will receive shares of Surviving Corporation common stock in exchange for their shares of Visioneer common stock.

     The two companies have designated 5,097,000 as the number of shares of Visioneer common stock that will be exchanged for cash. This "cash election number" may be adjusted in certain circumstances to maintain the relative ownership percentage of the former stockholders of Visioneer and ScanSoft in the Surviving Corporation.

     If the number of shares electing to receive cash exceeds the cash election number, then the amount of cash distributed to stockholders electing cash will be proportionately reduced, and those stockholders will receive some shares of Surviving Corporation common stock in exchange for some of their shares.

     If the number of shares electing to receive cash is less than the cash election number, then the number of shares distributed to stockholders who elect to receive shares of Surviving Corporation common stock will be proportionately reduced, and those stockholders will receive cash in exchange for some of their shares. For a more complete discussion of the proration formulas, see "The Merger -- Merger Consideration -- Cash Election and Proration for Visioneer Stockholders." Stockholders who receive cash in the case of a proration may owe federal income tax on gain realized from shares exchanged for cash. See "Risk Factors -- Merger-Related Risk Factors -- Federal Income Tax Consequences of Certain Prorations." See also "The Merger -- Federal Income Tax Consequences."

CASH ELECTION PROCEDURE (PAGE 38)

     Visioneer stockholders must properly complete and sign the cash election form, which is being mailed along with this proxy statement/prospectus. The cash election form, together with all Visioneer Stock certificates duly endorsed in blank or otherwise in form acceptable for transfer on the books of Visioneer (or by appropriate guarantee of delivery, as described in stock the cash election form), must be received by U.S. Stock Transfer Corporation (the "exchange agent") at one of the addresses listed on the cash election form by 5:00 p.m. New York time (2:00 p.m. California time) on the date of the special meeting, February 23, 1999. Visioneer stockholders may change their cash election by written notice received by the exchange agent prior to 5:00 p.m., New York time, (2:00 p.m. California time) on February 23, 1999. See "The Merger -- Merger Consideration-Cash Election Procedure."

FRACTIONAL SHARES (PAGE 40)

     Fractional shares of common stock will not be issued in the merger. Stockholders otherwise entitled to receive a fractional share of common stock following the merger will be paid cash in lieu of such fractional share, as described in "The Merger -- Merger Consideration -- No Fractional Shares."

CONDITIONS TO THE CONSUMMATION OF THE MERGER (PAGE 81)

     The merger will be completed if certain conditions, including the following, are met:

     - the approval of Visioneer stockholders;

     - the absence of legal restraints or prohibitions that prevent the completion of the merger, including federal antitrust laws; and

     - the absence of any inaccuracies made by Visioneer or ScanSoft in their representations and warranties in the merger agreement that would result in a material adverse effect on such company.

TERMINATION OF THE MERGER AGREEMENT (PAGE 83)

     The merger agreement may be terminated prior to the effective time of the merger by mutual written consent or by either ScanSoft or Visioneer if:

     - the merger is not consummated by April 30, 1999;

     - the merger is prohibited or permanently enjoined by a governmental entity; or

     - the required number of votes from Visioneer's stockholders is not obtained at the special meeting.

     Subject to certain conditions, ScanSoft may terminate the merger agreement if:

     - any of Visioneer's representations and warranties are not true and correct and cannot be cured within a specified period;

     - Visioneer fails to perform a material obligation under the merger agreement and such failure cannot be cured within a specified period; or

     - the Visioneer board fails to recommend, withdraws, modifies or publicly announces in a manner adverse to ScanSoft its approval or recommendation of the merger or merger agreement.

     Subject to certain conditions, Visioneer may terminate the merger agreement if:

     - any of ScanSoft's representations and warranties are not true and correct and cannot be cured within a specified period; or

     - ScanSoft fails to perform a material obligation under the merger agreement, and such failure cannot be cured within a specified period.

TERMINATION FEES AND EXPENSES (PAGE 80)

     Visioneer must pay ScanSoft a termination fee of $1.7 million in cash if the merger agreement is terminated in the following circumstances:

     - Visioneer stockholders do not approve the merger and Visioneer's board of directors withdrew or modified its recommendation in favor of the merger in a manner adverse to ScanSoft prior to the special meeting; or

     - Visioneer's board withdraws or modifies its recommendation in favor of the merger in a manner adverse to ScanSoft.

REGULATORY APPROVALS (PAGE 92)

     Visioneer and Xerox, as the parent of ScanSoft, are both required to make filings with or obtain approvals from certain domestic and international regulatory authorities in connection with the merger, including U.S. antitrust authorities. We expect that Visioneer and Xerox will obtain all required regulatory approvals prior to the special meeting. However, we cannot predict whether Visioneer and Xerox will obtain all required regulatory approvals on that timetable, or whether any approvals will include conditions that would be detrimental to Visioneer or Xerox or the merger as negotiated by the parties.

STOCKHOLDERS MEETING (PAGE 25)

     Visioneer's board of directors has called a special meeting of its stockholders to vote on the merger agreement and the merger. The meeting is scheduled for February 23, 1999 at 10:00 a.m., local time, at Visioneer's principal executive offices at 34800 Campus Drive, Fremont, California, 94555. Visioneer is soliciting proxies from its stockholders prior to the stockholders meeting.

RECORD DATE FOR VOTING ON THE MERGER AGREEMENT (PAGE 26)

     You may vote at the special meeting or sign a proxy card if you owned shares of Visioneer common stock as of the close of business on January 12, 1999, the record date. On the record date 19,852,952 shares of Visioneer common stock were outstanding. Visioneer stockholders will have one vote for each share of Visioneer common stock they owned on the record date for purposes of voting on the merger and merger agreement.

STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER AND MERGER AGREEMENT (PAGE 26)

     The vote of Visioneer stockholders holding at least a majority of the outstanding shares of Visioneer common stock is required to approve the merger agreement and the merger. Xerox Imaging Systems, ScanSoft's sole stockholder, has already approved the merger agreement and the merger.

STOCKHOLDERS VOTING AGREEMENT (PAGE 85)

     Under a voting agreement certain stockholders of Visioneer who, together, hold approximately 29% of Visioneer's outstanding common stock, have agreed with
ScanSoft:

     - to vote their shares in favor of the merger agreement, the merger, and the amendment to Visioneer's certificate of incorporation;

     - to irrevocably grant to ScanSoft their proxies to vote their shares of common stock in favor of the merger agreement and the merger; and

     - to refrain, generally until the earlier of completion of the merger or termination of the merger agreement, from transferring their shares unless the transferee agrees to be bound by the terms of the voting agreement.

REVOCABILITY OF PROXIES (PAGE 26)

     You may revoke your proxy at any time prior to the special meeting by executing a new proxy card prior to the stockholders meeting or by attending the special meeting in person and voting. Merely attending the meeting will not revoke your proxy.

COMPLETION OF MERGER (PAGE 40)

     Visioneer and ScanSoft expect to complete the merger as soon as practicable after Visioneer stockholders approve the merger and the other conditions to the merger have been met.
FAIRNESS OPINION OF FINANCIAL ADVISOR (PAGE 32)

     In deciding to approve the merger, Visioneer's board of directors considered an opinion from its financial advisor, Broadview International LLC, as to the fairness of the merger to its stockholders from a financial point of view. This opinion is attached as Annex C to this proxy statement/prospectus. We encourage you to read this opinion.

VISIONEER REASONS FOR THE MERGER;
RECOMMENDATION TO VISIONEER STOCKHOLDERS (PAGE 30)

     Visioneer's board of directors has determined that the terms of the merger agreement and the merger are in the best interests of Visioneer and its stockholders. In reaching its decision, Visioneer's board identified several potential benefits of the merger. These benefits include:

     - accelerated expansion of Visioneer's software business;

     - greater market presence of the combined entities;

     - economies of scale; and

     - transition from low margin hardware business.

     However, Visioneer's board of directors also recognized that the potential benefits of the merger may not be realized and that there are a number of other risks and uncertainties related to the merger. VISIONEER'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

RISKS OF THE MERGER (PAGE 16)

     In considering whether to approve the merger and merger agreement, you should consider all of the risks of the merger, including the risks that the potential benefits of the merger may not be realized, that the Surviving Corporation's business may not be successful, and that the market price of Visioneer's common stock may fluctuate and could decline in the future. Stockholders who elect to receive cash for their common stock will lose the opportunity to participate in future increases, if any, in the value of the common stock.

     WE ENCOURAGE YOU TO READ THE RISK FACTORS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS BEGINNING ON PAGE 16.

     - to refrain from directly or indirectly soliciting, initiating or encouraging third party proposals to acquire Visioneer.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 54)

     Visioneer's common stock is quoted on the Nasdaq National Market. On December 2, 1998, the last trading day before the signing of the merger
agreement, Visioneer common stock closed at $1.50 per share. On January   ,
1999, the last trading day prior to the date of this proxy statement/prospectus,
Visioneer common stock closed at $     per share.

LISTING OF SURVIVING CORPORATION COMMON STOCK (PAGE 54)

     The shares of Surviving Corporation common stock will be listed on the Nasdaq National Market under the symbol "SSFT."

OTHER INTERESTS OF VISIONEER OFFICERS AND DIRECTORS IN THE MERGER (PAGE 45)

     In considering the recommendation of Visioneer's board of directors that you approve the merger agreement and the merger, you should note that the officers and directors of Visioneer have interests in the merger that are different from, or in addition to, your interests. Specifically, as a result of or in connection with the merger, (1) Visioneer will make certain payments upon consummation of the merger to certain executive officers totaling approximately $310,000, (2) Visioneer will also accelerate certain options held by executive officers and make payments to cash out all vested options of employees who will not continue employment with Visioneer totaling approximately $200,000 and (3) Visioneer's officers and directors who will cease to continue in that capacity after the merger will receive continuing indemnification against certain liabilities. As a result, Visioneer's directors and officers could be more likely to vote to approve the merger agreement and the merger than Visioneer stockholders generally.

NO SOLICITATION (PAGE 78)

     Visioneer has agreed, subject to some exceptions contained in the merger agreement, not to initiate or engage in discussions regarding a business combination with another party other than ScanSoft until the earlier of the termination of the merger agreement or the date the merger closes.

DISSENTERS' RIGHTS (PAGE 26)

     If you do not vote for the merger agreement and the merger, you will have the right under Delaware law to dissent to the merger and request an appraisal of the value of your Visioneer common stock in connection with the merger.

     In order to preserve this right, you must follow the procedures discussed in Annex D.

ACCOUNTING TREATMENT (PAGE 44)

     Visioneer and ScanSoft intend the merger to be accounted for as a purchase.

IMPORTANT FEDERAL INCOME TAX CONSEQUENCES (PAGE 41)

     Visioneer and ScanSoft expect that the exchange of Visioneer stock for shares of Surviving Corporation common stock and the exchange of ScanSoft stock for shares of Surviving Corporation common stock and preferred stock will be tax-free for federal income tax purposes to the stockholders of Visioneer and ScanSoft.

     However, Visioneer stockholders will be subject to federal income tax with respect to cash received in exchange for Visioneer stock (including cash received in lieu of fractional shares of Surviving Corporation common stock). In certain circumstances, that cash may be taxable as ordinary income. Neither Visioneer nor ScanSoft should become subject to federal income taxes solely as a result of the merger.

     Tax matters are very complicated and the tax consequences to you from the merger will depend on your own circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences to you from the merger.

WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have questions about the merger you should contact:

    J. Larry Smart
     President and Chief Executive Officer
     Visioneer, Inc.
     34800 Campus Drive
     Fremont, California 94555
     (510) 608-0300

              SELECTED HISTORICAL CONDENSED FINANCIAL INFORMATION
                         AND COMPARATIVE PER SHARE DATA

     The following tables present selected historical condensed financial information and comparative per share data for Visioneer and ScanSoft. This information has been derived from their respective financial statements and notes, certain of which are included or incorporated by reference in this proxy statement/prospectus.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following data of Visioneer, insofar as it relates to each of the years 1993 to 1997, have been derived from the annual financial statements of Visioneer and should be read in conjunction with the financial statements and notes thereto for 1995 to 1997, incorporated by reference herein and the financial statements and notes thereto for 1993 and 1994, previously filed with the Commission. The data for the nine months ended September 30, 1998 and 1997 have been derived from the unaudited financial statements of Visioneer incorporated by reference herein. In the opinion of Visioneer's management, the data for the nine months ended September 30, 1998 and 1997 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

     The following data of ScanSoft, insofar as it relates to the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1998, have been derived from audited financial statements of ScanSoft, including the balance sheets at December 31, 1997 and September 30, 1998 and the related statements of operations, changes in stockholder's equity and cash flows for the two years ended December 31, 1997 and the nine months ended September 30, 1998, and notes thereto appearing elsewhere herein. The historical statement of operations data for the years ended December 31, 1994 and 1995 and balance sheet data as of December 31, 1994, 1995 and 1996 have been derived from the unaudited financial statements of ScanSoft not included herein. In the opinion of ScanSoft's management, the data for the unaudited periods include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of ScanSoft's financial position and results from operations at those times.

     No cash dividends have been declared or paid on Visioneer or ScanSoft common stock.

                                   VISIONEER
                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          NINE MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,(2)                SEPTEMBER 30,(2)
                                                    ---------------------------------------------------   ------------------
                                                     1993       1994       1995       1996       1997       1997      1998
                                                    -------   --------   --------   --------   --------   --------   -------
STATEMENT OF OPERATIONS DATA:
Total net revenues................................  $    --   $  3,903   $ 37,339   $ 56,081   $ 57,623   $ 37,958   $59,479
Net loss(1).......................................   (5,433)   (11,455)   (11,553)   (24,392)   (23,380)   (23,503)   (2,111)
Net loss per share: basic and diluted.............  $ (3.35)  $  (6.76)  $  (4.28)  $  (1.34)  $  (1.20)  $  (1.21)  $ (0.11)

                                                                      DECEMBER 31,(2)
                                                     -------------------------------------------------    SEPTEMBER 30,
                                                      1993      1994      1995       1996       1997          1998
                                                     ------    ------    -------    -------    -------    -------------
BALANCE SHEET DATA:
Working capital (deficit)..........................  $ (441)   $3,376    $46,677    $28,807    $ 8,389       $ 8,053
Total assets.......................................   3,589     7,378     65,793     51,785     33,550        32,910
Long-term obligations, less current portion........      --       248         --         --        125            91
Total stockholders' equity (deficit)...............      (8)    4,053     49,860     33,193     10,930         9,218

---------------
(1) Non recurring pre-tax charges of $1.6 million and $0.7 million are included in the net loss in fiscal 1995 and 1997, respectively. The fiscal 1995 non-recurring charge relates to the settlement of a patent matter. The fiscal 1997 non-recurring charge relates to severance paid to terminated employees in a restructuring.

(2) Visioneer's fiscal year ends on the Sunday closest to December 31. For clarity of presentation, annual and quarterly fiscal periods are reported as ending on a calendar month end.

                                    SCANSOFT

                       SELECTED HISTORICAL FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                     NINE MONTHS
                                                YEAR ENDED DECEMBER 31,                 ENDED
                                        ----------------------------------------    SEPTEMBER 30,
                                         1994       1995       1996       1997          1998
                                        -------    -------    -------    -------    -------------
INCOME STATEMENT DATA:
Net revenues..........................  $ 3,328    $ 7,206    $12,041    $17,790       $15,448
Gross profit..........................    1,569      4,776      8,575     13,360        10,982
Research and development..............    3,345      3,447      4,028      5,129         4,499
Selling, general, administrative and
  other expenses, net.................    4,338      6,023      8,281     10,060         8,305
Net loss..............................   (6,114)    (4,694)    (3,734)    (1,829)       (1,822)
Net loss per share....................  $(6,114)   $(4,694)   $(3,734)   $(1,829)      $(1,822)
Number of shares used in per share
  calculation.........................    1,000      1,000      1,000      1,000         1,000

                                                     DECEMBER 31,
                                         -------------------------------------     SEPTEMBER 30,
                                          1994      1995      1996       1997          1998
                                         ------     -----     -----     ------     -------------
BALANCE SHEET DATA:
Working capital (deficit)..............  $ (156)    $(273)    $ 803     $2,593        $1,775
Trade account receivables, net.........   1,051     1,374     2,558      5,125         2,797
Inventories, net.......................     243       339       486        429           592
Total assets...........................   2,043     2,414     5,790      8,052         6,457
Stockholder's equity...................     373       363     2,029      4,372         3,288

         UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following unaudited Selected Pro Forma Condensed Combined Financial Data are derived from the unaudited Pro Forma Condensed Combined Financial Statements, appearing elsewhere in this proxy statement/prospectus, which give effect to the sale of the hardware business of Visioneer to Primax and the acquisition by Visioneer of ScanSoft on a purchase accounting basis, and should be read in conjunction with such pro forma financial statements and notes thereto. In preparing the Pro Forma Condensed Combined Statement of Operations Data, the operations of the hardware component of Visioneer's business have been excluded and the ScanSoft operations have been included as if these transactions had occurred at the beginning of the earliest period presented. In preparing the Pro Forma Condensed Combined Balance Sheet Data, the hardware assets have been excluded and the ScanSoft assets have been included as if these transactions had occurred on September 30, 1998. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the sale of the hardware business of Visioneer or the acquisition of ScanSoft had been consummated as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

                             VISIONEER AND SCANSOFT

              SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                  NINE
                                                               YEAR ENDED     MONTHS ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA:
Total net revenues..........................................    $33,924          $25,777
Net loss(1).................................................     (3,617)          (1,388)
Net loss per share, basic and diluted(1)....................    $ (0.14)         $ (0.05)

                                                                              SEPTEMBER 30,
                                                                                  1998
                                                                              -------------
PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA:
Working capital(2)..........................................                     $11,508
Total assets(2).............................................                      30,126
Long-term obligations, less current portion.................                          --
Total stockholders' equity..................................                     $24,296

---------------
(1) The one time charge to expense for the fair value of the in-process research and development of ScanSoft has been excluded since it is a non-recurring charge.

(2) Visioneer anticipates that it will incur costs associated with the merger of approximately $1.5 million. Such expenses include investment advisory fees, legal and accounting fees, financial printing costs and other merger related costs. These costs are preliminary and therefore subject to change. These costs will be included as part of the purchase price of the acquisition and increase total assets.

                           COMPARATIVE PER SHARE DATA

     Set forth below are historical net loss per share and book value per share data of Visioneer and ScanSoft, unaudited pro forma combined per share data of Visioneer and pro forma equivalent per share data of ScanSoft. The data set forth below should be read in conjunction with the Visioneer audited consolidated financial statements and the unaudited interim consolidated financial statements incorporated into this proxy statement/prospectus by reference, the ScanSoft audited financial statements and the unaudited interim financial statements including the notes thereto, and the Unaudited Pro Forma Condensed Combined Financial Statements, including the notes thereto, which are included in this proxy statement/prospectus.

                                                                                     NINE MONTHS
                                                                YEAR ENDED              ENDED
                                                             DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                                             -----------------    ------------------
Historical -- Visioneer
  Basic and diluted net loss per share.....................       $ (1.20)             $ (0.11)
  Book value per share(1)..................................       $  0.56              $  0.47
Historical -- ScanSoft
  Basic and diluted net loss per share.....................       $(1,829)             $(1,822)
  Book value per share(1)..................................       $ 4,372              $  0.21
Pro forma combined net loss per share
  Pro forma combined net loss per Visioneer share..........       $ (0.14)             $ (0.05)
  Equivalent pro forma net loss per ScanSoft share(3)......       $ (0.09)             $ (0.03)
Pro forma combined book value per share
  Pro forma book value per Visioneer share(2)..............       $  0.86              $  0.80
  Equivalent pro forma book value per ScanSoft share(3)....       $  0.58              $  0.54

---------------
(1) The historical book value per share is computed by dividing total stockholders' equity by the number of shares of common and preferred stock outstanding at the end of the period.

(2) The pro forma combined book value per Visioneer share is computed by dividing total pro forma stockholders' equity by the number of shares of common and preferred stock outstanding at the end the period.

(3) Equivalent pro forma share amounts are calculated by multiplying the pro forma combined net loss per share and the pro forma book value per share of Visioneer by the exchange ratio as of December 31, 1998 of 0.67.

                                  RISK FACTORS

     This proxy statement/prospectus contains certain forward-looking statements that involve risks and uncertainties. These statements relate to future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "expects," "believes," "anticipates," "intends" and "plans" and similar expressions. Actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed below and elsewhere in this proxy statement/prospectus.

MERGER-RELATED RISK FACTORS

  Difficulties of Integrating Two Companies

     The anticipated benefits of the proposed merger will depend in part on whether the companies' operations and products can be integrated in an efficient and effective manner. We cannot guarantee that this will occur. Successful integration will require integration of each company's products and coordination of each company's operating procedures, financial controls, development efforts and sales and marketing efforts. This integration may be difficult to accomplish smoothly or successfully, and may take longer than we expect. If serious difficulties are encountered during integration, management will have to divert its attention from normal business operations to address these issues, which could have an adverse effect on the Surviving Corporation's business. In addition, the announcement of the merger could cause potential customers to cancel or delay orders as the result of uncertainty over the successful integration of the two companies. Furthermore, there could be an adverse effect on employee morale and on the ability of the Surviving Corporation to retain key personnel. Failure to effectively accomplish the integration of the two companies' operations could have a material adverse effect on the Surviving Corporation's business, operating results and financial condition.

  Substantial Expenses Resulting From the Merger

     Visioneer and ScanSoft estimate that they will incur aggregate pre-tax costs of approximately $2.5 million associated with the merger and the sale of Visioneer's hardware business, as well as severance costs related to employees of Visioneer of approximately $410,000, including approximately $310,000 to certain executive officers. In addition, the Surviving Corporation expects to incur certain costs in connection with the integration of the two companies. Such costs cannot now be reasonably estimated, because they depend on future decisions to be made by management of the Surviving Corporation, but they could be material. Such costs could relate to the elimination of duplicate facilities and operations, integration of internal and customer-related activities, and cancellation and/or overlap of contractual obligations. These costs and expenses will affect results of operations in the quarter in which the merger is consummated.

     The merger will be accounted for as a purchase and, accordingly, the acquired assets and liabilities of ScanSoft will be recorded at estimated fair values. Under the purchase method of accounting, intangibles in the amount of approximately $11.3 million will be capitalized and non-recurring charges of approximately $4.2 million relating to in-process research and development will be recorded in the quarter the merger is consummated. These amounts are estimates that reflect the most recently available information but will be affected by the completion of a valuation study that is currently in process. The completion of the valuation study may result in significant differences from the preliminary allocation. The amortization of other intangibles after the merger will have an adverse effect on the results of operations of the Surviving Corporation.

  Failure to Achieve Synergies Could Lead to Decline in Stock Price

     The market price of the common stock of the Surviving Corporation may decline significantly if:

     - the integration of the combined companies is not successful;

     - the Surviving Corporation does not experience business synergies as quickly or to the extent expected by financial analysts; or

     - the effect of the merger on earnings per share and operating results is not in line with the expectations of financial analysts.

  Business Could Suffer Due to Announcement or Consummation of Merger

     The announcement or the consummation of the merger may increase the likelihood of a number of changes to each of our businesses, any of which could have a material adverse effect. These risks include the following:

     - We could lose key management, development or other personnel. Many of Visioneer's senior management have already or will join Primax in connection with the sale of Visioneer's hardware business. The senior management of the Surviving Corporation will be from ScanSoft.

     - Our relationships with our OEM distributors and resellers could deteriorate.

     - Product returns from customers could increase.

     - Product orders could decline.

     - Development of new products could be delayed.

     If the merger is not completed, each company could be materially and adversely affected by these changes. Restoring our businesses to their pre-announcement value could take a long time and be costly. As a result of the risks outlined above, the failure to consummate the merger could have a material adverse effect on our business, operating results, financial condition and stock price.

  Potential Dilution of Visioneer Stockholders

     Following the merger, we intend to grant options to purchase (and could grant or sell) additional shares of common stock to members of our management and to employees. Any such grant or sale, or exercise of any stock option, will dilute your holdings. See "The Merger--Effect on Visioneer and ScanSoft Options."

  Federal Income Tax Consequences of Receipt of Cash Deemed Provided by
Visioneer

     In some circumstances, application of the so-called "constructive ownership" rules of the federal income tax laws may cause cash, if any, received by Visioneer stockholders from Visioneer as a result of the Book Value Adjustment or in lieu of fractional shares to be taxed as ordinary income (rather than capital gain), even where all of the Visioneer stock actually held by a particular stockholder is converted into cash in the merger. In addition, because of the possibility of proration, Visioneer stockholders may not be able to assure themselves of receiving only cash by making a cash election for all their shares of Visioneer common stock, nor of receiving only stock by making a non-cash election for all of their shares of Visioneer common stock. See "The Merger -- Federal Income Tax Consequences" for a more detailed discussion of the tax consequences of the merger.

RISK FACTORS RELATED TO THE COMPANIES' BUSINESS AND OPERATIONS

  Dependence on Developing Market; Rapid Technological Change

     The market for digital imaging software and, in particular, for Visioneer's and ScanSoft's products, is new and rapidly evolving. It is dependent on market demand for color sheetfed and flatbed scanners, as well as for other paper input systems. It is characterized by transforming technology and frequent new product introductions. Developing new products and product enhancements is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. Visioneer's PaperPort software products and ScanSoft's Pagis and TextBridge products account for most of Visioneer's and ScanSoft's respective revenues. The companies expect that these products will continue to account for most of the Surviving Corporation's revenues for the foreseeable future. Broad market acceptance of these products is therefore critical to the Surviving Corporation's future success and will depend in part on the following:

     - Our ability and that of our distributors and other industry suppliers to convince end users to adopt paper input systems and digital imaging software for the desktop.

     - Our ability to educate end users about the benefits of digital imaging products generally and the specific benefits of our products.

     - Our ability to adapt to emerging industry standards and respond to our competitors' product announcements.

     - Our ability to develop, introduce, upgrade and support competitive new products and product enhancements that meet changing customer requirements and emerging industry standards.

     - Our ability to maintain current market share for our products and increase brand-name recognition.

     If we are not successful in meeting the goals listed above, we may not be able to gain broad market acceptance for our products. Further, a decline in demand for digital imaging products generally, or for Paperport, Pagis and TextBridge products, in particular, could occur as a result of competitive technological change or other factors and would have a material adverse effect on the Surviving Corporation's business, operating results and financial condition.

  Difficulties Associated With Timing of New Product Introduction

     The digital imaging software market is characterized by rapid technological change, evolving customer needs, frequent new product introductions and evolving industry standards. Rapid product advancements could erode the market position of the companies' products or render those products obsolete. Our success depends on how well we are able to manage the transition to new products and new versions of existing products. The life cycles of the companies' products are difficult to estimate. Further, it is not unusual in personal computer software life cycles for the sales volume of new products to increase in the first few months after their introduction because distributors and resellers purchase initial inventory during that time. As a product reaches the end of its life cycle, however, demand for that product tends to fall in anticipation of new replacement products. Consequently, announcements about new products at the end of a product life cycle may cause our customers to defer purchasing existing products, and we may be forced to lower the prices of older products in anticipation of new releases. This may result in distributors claiming price protection credits or returning older products to us, and as a result, our revenues may decline. We cannot accurately predict the exact timing in which a new product or version will be ready to ship. Moreover, in order to maintain competitiveness, we must make substantial investments in product development and testing. We cannot guarantee that we will have sufficient resources to make the necessary investments or that we will be able to develop new products or new product features quickly enough to meet market demand. Any delay in the scheduled release of new products or features, or lack of market acceptance for such new products or features, may have a material adverse impact on our business, results of operations and financial condition.

  Disposition of Hardware Business: Need for Rebranding of Products; Need for Services Agreement with Primax

     In January 1999, Visioneer sold its hardware business to a wholly owned subsidiary of Primax Electronics Ltd., which was a principal manufacturer of Visioneer's flatbed and sheetfed scanners and other hardware products. In this transaction, Primax purchased substantially all of Visioneer's hardware business (including the "Visioneer" brand and company name), and it assumed all known liabilities associated with the hardware business. Upon consummation of the proposed merger, the Surviving Corporation intends to take steps to rebrand all Visioneer's software products carrying the Visioneer name so that in the future all such products will be identified with a new software brand name, such as ScanSoft or PaperPort. The Surviving Corporation will change its corporate name to "ScanSoft, Inc." In the same way, Primax will rebrand any hardware products that carry the PaperPort name so that in the future such products will be identified with a different name. This rebranding may create confusion for the Surviving Corporation's customers, including OEM distributors and end-users, and there will necessarily be an adjustment period following the sale of the hardware business during which time new brands will need to be established. Additionally, in connection with the sale of Visioneer's hardware business to Primax, since many of Visioneer's administrative employees were hired by Primax, Visioneer intends to enter into an agreement with Primax that requires Primax to provide the Surviving Corporation with certain ongoing administrative services (such as office space at Visioneer's current location, use of telephones, computer systems, payroll and accounting services and customer and technical support services) for a period of time after the sale of Visioneer's hardware business. If Primax is unwilling to fulfill its obligations to provide the Surviving Corporation with interim administrative services, our ability to conduct business immediately prior to and following the merger could be adversely impacted.

  Dependence on Relationships with Primax and Other OEMs

     In connection with the sale of Visioneer's hardware business to Primax, Visioneer entered into a software license agreement granting Primax certain rights to "bundle" and sell Visioneer's software products with certain Primax hardware products. Under the license, Primax must pay the Surviving Corporation certain minimum annual royalties during the license term. Primax, however, is not obligated to bundle or sell Visioneer's software products with its hardware products. Other risks include whether Primax will give sufficient priority to marketing Visioneer's products, whether Primax will continue to offer Visioneer's products at all, and whether Primax will elect instead to bundle software products of our competitors with its hardware products. Any of the foregoing actions could adversely impact the Surviving Corporation's future business, results of operations and financial condition since we expect Primax to become an important OEM partner.

     We also rely on other OEM partners to bundle, market and sell our products with their products. However, there are certain risks associated with such relationships, including whether sufficient priority will be given by such OEM partners to marketing our products. In addition, our OEM partners may not continue to offer our products. If we do not maintain and build our OEM relationships, our business, operating results and financial condition may suffer.

  Competition

     The digital imaging market is highly competitive and subject to rapid change, with frequent new product introductions and enhancements, and constant pressure to reduce prices. We believe that the principal competitive factors in the digital imaging software market include:

     - OCR accuracy;

     - ease of understanding and use;

     - product reliability;

     - tolerance for poor media;

     - product features and functions;

     - price/performance characteristics;

     - brand recognition; and

     - quality of product support.

     Our current competitors include developers of digital image processing software (including photo-editing software), personal document management software and scanning software suites and manufacturers of scanners and multi-function peripheral devices. We also face competition in the market for packaged OCR application programs and bundled OCR products, both in the retail channel and in the OEM market. We experience significant price competition in both the retail channel and the OEM market and expect this to continue. In addition, our "bundled" OCR products themselves compete with our fully featured shrinkwrap products. In addition to our current competitors, Microsoft Corporation and MGI Software offer photo-editing products and could offer products in this market segment in the future. Increased competition may force us to lower our prices, experience decreased gross margins or lose market acceptance. We face the following challenges from our competitors:

     - Certain of our competitors offer products comparable to ours at retail prices that are lower than ours.

     - Many of our current and potential competitors have longer operating histories and significantly greater financial, technical, support, sales, marketing, recruiting and other resources.

     - Certain of our competitors have greater name recognition and larger customer bases than we do.

     - Certain of our competitors may be better able to withstand significant price decreases or devote greater resources to the development, promotion, sale and support of their products than we can.

     - Certain of our competitors may be able to develop digital image processing software with superior OCR accuracy, ease of understanding and use, product reliability, tolerance for poor media, product features and functions and price/performance characteristics.

     We may not be able to compete successfully against current and future competitors, especially those with greater financial, technical, support, sales, marketing, recruiting and other resources. If we are not successful in meeting the challenges listed above, we may not be able to gain broad market acceptance for our products and our business, financial condition and operating results may suffer. Competitive pressures may materially affect our business, operating results and financial condition.

     Further, we expect that some consolidation in the digital imaging software industry will occur over the next few years through strategic acquisitions or alliances. We expect increased competition from new entrants, including the possibility that Microsoft will add digital imaging components to the Windows operating system. In addition, according to PC Data, Inc., the average retail price of scanners dropped by 47% for the nine months, ending September 30, 1998, as compared to the same period in 1997. Based on this historical trend, we expect that scanner prices will continue to decline in the future. We believe that the downward price trend of scanners may reduce prices for digital imaging software products. These changes in the market could result in price erosion, reduced gross margins or loss of market share, any of which could have a material adverse effect on our business, operating results and financial condition.

  Pressure on Gross Margin

     We may suffer adverse operating results if our gross margin fluctuates. Retail prices on software products drop quickly. In addition, our competitors will attempt to offer products which meet or exceed our products' performance and capabilities. We intend to introduce new software products, software upgrades and software features in response to anticipated competitive price pressures and new product introductions. If prices fall faster than we expect or if we must reduce our prices for any reason, we may experience pressure on our gross margin. In addition, our gross margin will depend in part on certain factors listed below:

     - Our success in introducing new products to the market and easing out old ones.

     - Our competitors' prices, products and market share.

     - The amount of royalties we receive under our OEM arrangements.

     - General economic conditions.

     If we are not successful in meeting these challenges, our business, operating results and financial condition may suffer.

  Management of Growth

     ScanSoft's business has grown rapidly in the last three years. Total net revenues increased from $12.0 million in 1996 to $17.8 million in 1997 and $15.5 million in the nine months ended September 30, 1998. The growth of ScanSoft's business and expansion of its customer base has placed a significant strain on ScanSoft's management and operations. ScanSoft's expansion has resulted in substantial growth in the number of its employees, the scope of its operating and financial systems and the geographic area of its operations, resulting in increased responsibility for both existing and new management personnel. ScanSoft's ability to support the growth of its business will be substantially dependent upon having in place sufficient resources to conduct sales activity, product development, and customer support services.

  Dependence on Distributors and Resellers

     We expect to continue to receive a substantial portion of our revenues from sales through our independent distributors and resellers, but we anticipate that our dependence on any one independent distributor or reseller will decrease in the future as we expand distribution channels. Our agreements with distributors and resellers are not exclusive; many of our distributors and resellers offer competitive products and are not required to give our products priority. Each of our distributors and resellers can cease marketing our products with limited notice and with little or no penalty. If we lose any one of our independent distributors or resellers, we may not be able to recruit replacements. If our distributors or resellers reduce or cease their marketing and sales efforts on our behalf, our business, operating results and financial condition may suffer.

  International Sales Risks

     We plan to expand our international sales by establishing a more extensive network of international distributors and resellers. We also plan to develop versions of our products suitable to the market requirements of particular foreign countries, such as different languages. We have limited experience in developing international versions of our products and marketing, distributing, servicing and supporting such products. We may not be able to develop new or additional versions of our existing products or successfully market, sell, deliver, service and support our products in international markets. In conducting business outside of the United States, we are exposed to the risks listed below:

     - Unexpected changes in regulatory requirements.

     - Import and export duties and restrictions.

     - Tariffs and other trade barriers.

     - Difficulties in staffing and managing foreign operations.

     - Longer payment cycles.

     - Uncertainties in connection with collecting accounts receivable.

     - Political instability.

     - Fluctuations in currency exchange rates.

     - Logistical difficulties in managing multinational operations.

     - Seasonal reductions in business activity during summer months in Europe and certain other parts of the world.

     - Potentially adverse tax consequences, including our inability to recover withholding taxes.

     If we are not successful in managing the risks listed above, our business, operating results and financial condition may suffer. One or more of these factors could have a material adverse effect on our international operations and, consequently, on our business, operating results and financial condition.

  Quality Control Risks

     Our products are complex and may contain certain software errors or failures which are detected only after we begin to ship a product, especially when first introduced as new versions or when enhancements are released. Although we conduct testing during product development, we have at times been forced to delay commercial release of software until problems were corrected and, in some cases, have provided enhancements to correct errors in released software. If we do detect any errors before we ship a product, we might have to limit product shipment for an extended period of time while we address the problem. Delay in commercial release, correction of errors or limiting product shipment could lead to loss of revenues, credibility with customers and market acceptance of our products. We would also be exposed to additional warranty and engineering expenses. Despite our testing and testing by current and potential customers, errors may be found in software or releases after commencement of commercial shipments, resulting in loss or delay of revenue or delay in market acceptance, diversion of development resources, damage to our reputation, or increased service and warranty costs. If we do not successfully manage our quality control, our business, operating results and financial condition may suffer.

  Dependence on Third-Party Licenses

     We rely on certain technology which we license from third parties, including software which is integrated with our own software and used in our products to perform key functions and provide additional functionality. Because our products incorporate software developed and maintained by third parties, we are, to a certain extent, dependent upon such third parties' ability to maintain or enhance their current products, to develop new products on a timely and cost-effective basis, and to respond to emerging industry standards and other technological changes. Further, these third-party technology licenses may not always be available to us on commercially reasonable terms.

     In the event that our agreements with third-party vendors should fail to be renewed or the products licensed from such vendors should fail to address the requirements of our software products, we would be required to find alternative software products or technologies of equal performance or functionality. There can be no assurance that we would be able to replace such functionality provided by software that we currently license from third parties in the event that we lose the license to such software, such software becomes obsolete or incompatible with future versions of our products or is otherwise not adequately maintained or updated. The absence of or any significant delay in the replacement of that functionality could have a material adverse effect on our business, operating results and financial condition. Moreover, if we were to lose any of these technology licenses we might experience product shipment delays or reductions until equivalent technology were identified, licensed and used. If we do experience product shipping delays and reductions due to licensing problems, our business, operating results and financial condition would suffer.

  Risks Associated With Protection of Confidential Information and Proprietary Rights

     We generally enter into confidentiality or license agreements with our employees, consultants and vendors. We also generally control access to and distribution of our software, documentation and other proprietary information. We primarily rely on "shrink wrap" licenses that are not signed by the end-user customer and, therefore, may not be enforceable under the laws of certain jurisdictions. Unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to ours. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Although the source code for our proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management efforts. These risks, if not managed successfully, could have a material adverse effect on our business, operating results or financial condition.

  Dependence on Key Personnel; Risks Associated With Hiring and Retention of Employees

     The companies' rely to a significant extent upon their senior management teams and other key employees. Competition for such employees is intense. We cannot guarantee that we will be able to retain our key employees following the merger. The Surviving Corporation's operations could be materially and adversely affected if it were unable to retain such key employees, or attract new ones. From time to time, the Surviving Corporation will need to hire additional or replacement employees. We may not be successful in hiring, integrating or retaining new employees. If we are not successful in attracting or retaining qualified personnel, our business, financial condition and operating results could suffer.

  History of Losses; Fluctuations in Operating Results

     ScanSoft has net losses for 1996 and 1997 and for the nine months ended September 30, 1998. Visioneer also had net losses for its fiscal 1996 and 1997 and for the nine months ended September 30, 1998, although a substantial portion of those losses were attributable to the hardware business that was sold to Primax in January 1999. On a pro forma basis, the combined companies had a net loss for 1997 and for the nine months ended September 30, 1998. The Surviving Corporation may never become or remain profitable.

     The companies' revenues frequently fluctuate from quarter to quarter due, to a large extent, on the following:

     - volume, timing and filling of customer orders;

     - reduction in prices in response to competition;

     - increased expenditures to pursue new product or market opportunities;

     - fluctuation in sales orders, juxtaposed with a significant portion of our operating expenses being fixed in advance, based in large part on forecasts of future sales;

     - inability to adjust operating expenses to compensate for shortfall in sales orders against forecast;

     - price protection charges in excess of recorded allowances;

     - demand for products;

     - seasonality;

     - customer deferrals in anticipation of new versions of products;

     - introduction of new products by the Surviving Corporation or its competitors;

     - timing of new product acquisitions; and

     - timing of significant marketing and sales promotions.

     Further, backlog early in a quarter is generally not large enough to assure than we will meet our revenue target for any particular quarter. A shortfall in shipments at the end of any quarter may cause operating results for that quarter to fall significantly short of anticipated levels.

     In addition, if we need to reduce our prices in response to price competition, we will therefore be at a significant disadvantage with respect to our competitors that have substantially greater resources. Such competitors may more readily withstand an extended period of downward pricing pressure. In such event, we may also incur price protection charges from our distributors and resellers. Any price protection charges in excess of recorded allowances would have a material adverse effect on our business, operating results and financial condition.

     Due to the foregoing factors, among others, ScanSoft's and Visioneer's revenues are difficult to forecast and, likewise, the Surviving Corporation's revenues will be difficult to forecast. The Surviving Corporation intends to base its expense levels in significant part on its expectations of future revenue. As a result, the Surviving Corporation expects its expense levels to be relatively fixed in the short term. The Surviving Corporation's failure to meet revenue expectations would have a material adverse affect on its business, operating results and financial condition. Further, an unanticipated decline in revenue for a particular quarter may disproportionately affect the Surviving Corporation's net income because a relatively small amount of the Surviving Corporation's expenses are intended to vary with its revenue in the short term. As a result, we believe that period-to-period comparisons of ScanSoft's, Visioneer's or the Surviving Corporation's results of operations are not and will not necessarily be meaningful, and you should not rely upon them as an indication of future performance.

  Xerox As a Significant Stockholder

     ScanSoft is a wholly owned subsidiary of Xerox Imaging Systems, Inc., which is a wholly owned subsidiary of Xerox Corporation. After the merger, Xerox will own approximately 45% of the outstanding common stock of the Surviving Corporation and all of the outstanding Series B preferred stock of the Surviving Corporation. In addition, Xerox has the opportunity to acquire additional shares of Surviving Corporation common stock pursuant to the warrant discussed below. See "The Merger Agreement and Related Agreements -- Related
Agreements -- Warrant." Immediately after the merger, Xerox will be the largest stockholder of the Surviving Corporation. Although Xerox will not control the Surviving Corporation and is restricted for at least two years after the merger from holding more than 50% of the voting power of the capital stock of the Surviving Corporation, Xerox will have a strong influence over matters requiring approval by the Surviving Corporation's stockholders. In addition, Xerox will have representation on the board of directors which will make important decisions with respect to the business and affairs of the Surviving Corporation.

     Xerox has advised the Surviving Corporation that its current intent is to hold all of its shares of common stock to be acquired in the merger. However, there can be no assurance concerning the periods of time during which time Xerox will maintain its ownership of common stock and the Surviving Corporation.

  Year 2000 Risks

     Visioneer and ScanSoft both have a number of installed computer systems and software products that are coded to accept only two digit entries in the date code field. These date code fields will need to distinguish 21st century dates from 20th century dates -- the "Year 2000 bug." The Year 2000 bug could lead to system failures or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Visioneer and ScanSoft are currently in the process of establishing procedures for evaluating and managing the risks and costs associated with this problem. See "Information About Visioneer," and "ScanSoft Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Trends." Finally, many of our customers' and suppliers' operations may be affected by Year 2000 complications. As such, the failure of these customers and suppliers to ensure that their systems are Year 2000 compliant could have a material adverse effect on our customers and suppliers, resulting in a material adverse effect on the Surviving Corporation's business, operating results and financial condition.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF MEETING

     The special meeting of the stockholders of Visioneer will be held at the principal executive offices of Visioneer at 34800 Campus Drive, Fremont, California 94555, on February 23, 1999 at 10:00 a.m., local time.

MATTERS TO BE CONSIDERED

     At the special meeting, the stockholders of Visioneer will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and the merger, pursuant to which ScanSoft will merge with and into Visioneer, with Visioneer as the Surviving Corporation. If the merger is approved, all outstanding shares of capital stock of ScanSoft will be converted into newly issued shares of Surviving Corporation common stock and Series B preferred stock. As of the date of this proxy statement/prospectus, all shares of capital stock of ScanSoft are owned by Xerox Imaging Systems, Inc. ("XIS"), a wholly owned subsidiary of Xerox. Outstanding ScanSoft options which are held by ScanSoft employees will be assumed by the Surviving Corporation and replaced with options to purchase Surviving Corporation common stock. In addition, XIS will receive a common stock warrant exercisable for the number of shares equal to the number of ScanSoft options assumed by the Surviving Corporation which are forfeited by the holders of those options from time to time after the merger. XIS will own 45% of the Surviving Corporation common stock and all of the Surviving Corporation Series B preferred stock outstanding immediately after the merger. The Surviving Corporation common stock and convertible Series B preferred stock held by XIS, along with Surviving Corporation common stock options held by former ScanSoft option holders (and the related common stock warrant held by XIS), will represent approximately 53.8% of the total equity capital of the Surviving Corporation on a fully-diluted basis immediately after the merger, including outstanding options, subject to adjustment as discussed below under "The Merger -- Merger Consideration -- Book Value Adjustment."

     In addition, under the merger agreement, a minimum of 5,097,000 shares of common stock currently held by the stockholders of Visioneer (representing approximately 25% of the presently outstanding shares of Visioneer common stock) will be converted into the right to receive $2.06 per share in cash. Xerox will provide approximately $10.5 million to be used to acquire such shares. The remaining 14,755,952 outstanding shares of Visioneer common stock (based on the number of shares issued and outstanding as of December 31, 1998) will be exchanged for an equivalent number of shares of Surviving Corporation common stock upon consummation of the merger. The shares held by Visioneer stockholders will represent 55% of the Surviving Corporation common stock outstanding immediately after the merger and approximately 46.2% of the total equity capital of the Surviving Corporation on a fully-diluted basis immediately after the merger, including outstanding options, subject to adjustment as discussed below under "The Merger -- Merger Consideration -- Book Value Adjustment."

     Immediately after the merger, based on 19,852,952 shares of Visioneer common stock outstanding on December 31, 1998 and assuming no book value adjustment and no transfers of outstanding ScanSoft shares or exercise of vested ScanSoft options, the Surviving Corporation will have outstanding: (i) approximately 26,830,000 shares of common stock (of which approximately 12,074,000 shares will be held by XIS and approximately 14,756,000 shares will be held by Visioneer stockholders); (ii) approximately 3,759,000 shares of Series B preferred stock (all of which will be held by XIS); (iii) options to purchase approximately 1,836,000 shares of common stock held by former ScanSoft optionholders; and (iv) options held by existing Visioneer employees which are outstanding as of the merger. In addition, XIS will hold a warrant to purchase approximately 1,836,000 shares of Surviving Corporation common stock (representing any shares forfeited by ScanSoft optionholders). The merger agreement is attached as Annex A to this proxy statement/prospectus. See "The Merger" and "The Merger Agreement and Related Agreements."

     VISIONEER'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

REQUIRED VOTE

     The affirmative vote of at least a majority of the shares of Visioneer common stock entitled to vote at the special meeting is required to approve the merger agreement and the merger. Pursuant to a stockholders voting agreement, certain investors, which beneficially owned, as of December 31, 1998, an aggregate of approximately 29% of outstanding Visioneer common stock, have agreed to vote all shares held by them in favor of the merger agreement and the merger. A copy of the stockholders voting agreement is attached as Annex B to this proxy statement/prospectus. See "The Merger Agreement and Related Agreements -- Related Agreements-Stockholders Voting Agreement."

VOTING AND REVOCATION OF PROXIES

     Shares that are entitled to vote and are represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares represented by such proxy will be voted FOR the proposal to approve and adopt the merger agreement and the merger.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the special meeting by (i) attending and voting in person at the special meeting, (ii) giving notice of revocation of the proxy at the special meeting, or (iii) delivering to the Secretary of Visioneer (A) a written notice of revocation or (B) a duly executed proxy relating to the same shares and matters to be considered at the special meeting, bearing a date later than the proxy previously executed. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Visioneer, Inc., 34800 Campus Drive, Fremont, California 94555,
Attention: President and Chief Executive Officer, and must be received before the taking of the votes at the special meeting.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only holders of common stock at the close of business on January 12, 1999 will be entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, Visioneer had outstanding 19,852,952 shares of common stock. The presence, in person or by proxy, at the special meeting of the holders of at least a majority of the votes entitled to be cast at the special meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the merger. Because the vote on the merger requires the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock, abstentions will have the same effect as a negative vote on the merger. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the special meeting as to any proposal as to which authority to vote is withheld by the broker. Brokers will vote shares based upon instructions given to them. Without instructions, shares held in "street name" will not be voted. Shares which are not voted will have the same effect as votes against the merger.

STOCKHOLDERS' APPRAISAL RIGHTS

     Each stockholder has a right to dissent from the merger, and, if the merger is consummated, to receive "fair value" for his or her shares in cash by complying with the provisions of Delaware law, including section 262 of the Delaware General Corporation Law. A stockholder who wishes to exercise such rights must deliver to Visioneer, prior to the vote being taken on the merger at the special meeting, written notice of his or her intent to demand payment for his or her shares if the merger is effected and dissenting stockholders must not vote in favor of the merger. The full text of section 262 is attached as Annex D to this proxy statement/prospectus. See "Stockholders' Appraisal Rights" for a further discussion of such rights and the legal consequences of voting shares of common stock in favor of the merger.

SOLICITATION OF PROXIES

     Visioneer will bear the cost of the solicitation of proxies and the cost of printing and mailing this proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of Visioneer may solicit proxies from stockholders by telephone, telegram or by personal interview. Such directors, officers and employees will not receive additional compensation for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. Visioneer will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses. Corporate Investor Communications, Inc. will assist in the solicitation of proxies by Visioneer for an estimated fee of $5,500 plus reasonable out-of-pocket expenses.

     Representatives of PricewaterhouseCoopers LLP be present at the special meeting and available to answer questions about the proposed merger as appropriate.

     If you have any questions or require additional material, please call J. Larry Smart, Visioneer's President and Chief Executive Officer, at (510) 608-0300, or Corporate Investor Communications, Inc., Visioneer's proxy
solicitor, at (               )                .

     IT IS IMPORTANT THAT YOU SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. INSTEAD, YOU SHOULD SEND YOUR STOCK CERTIFICATES, ALONG WITH THE CASH ELECTION FORM, TO VISIONEER'S EXCHANGE AGENT IN THE ENCLOSED ENVELOPE FOR SUCH PURPOSE FOR DELIVERY NO LATER THAN THE DATE OF THE SPECIAL MEETING. SEE "THE MERGER -- MERGER CONSIDERATION -- CASH ELECTION AND PRORATION FOR VISIONEER STOCKHOLDERS," AND "-- CASH ELECTION PROCEDURE."

                                   THE MERGER

BACKGROUND OF THE MERGER

     In June 1997, representatives of Visioneer and Xerox had the first of a series of discussions regarding a possible business combination of the two companies. In June 1997, Visioneer and Xerox entered into a confidentiality agreement. These discussions continued through January 1998.

     On January 19, 1998, Visioneer retained Broadview International LLC ("Broadview") to investigate potential business combination transactions that would complement Visioneer's existing business, increase stockholder value and provide liquidity to Visioneer stockholders. Visioneer and Broadview subsequently contacted a number of companies, including Xerox, that they believed could be interested in a business combination with Visioneer.

     On January 28, 1998, representatives of Visioneer, Xerox and ScanSoft met to discuss a possible business combination of Visioneer and ScanSoft. During the period from January 30, 1998 through late February, Visioneer, through Broadview, and Xerox, through its financial advisor, Merrill Lynch, exchanged information regarding the current and past financial performance and business of Visioneer and ScanSoft.

     At a March 3, 1998 board meeting, Visioneer's board of directors discussed various alternatives to expand Visioneer's software business and exit from its hardware business, and ScanSoft was discussed as a potential merger candidate.

     On March 16, 1998, Xerox proposed the terms on which Xerox was interested in merging ScanSoft with Visioneer, which assumed Visioneer's disposition of its hardware business. On April 16, 1998, Visioneer submitted a counter proposal, which Xerox rejected on April 20, 1998. On June 3, 1998, Visioneer and ScanSoft met to further discuss merger terms but were unable to reach agreement on price, structure and other terms.

     At a meeting of Visioneer's board of directors on July 2, 1998, Broadview summarized the status of recent discussions with Xerox and Visioneer's board resolved to continue discussions with Xerox. On July 7, 1998, Broadview, on behalf of Visioneer, submitted a new merger proposal to Merrill Lynch. From July 21, 1998 until early August 1998, Visioneer and Xerox, as well as Broadview and Merrill Lynch, had various discussions regarding the terms of the proposed merger and the valuation of ScanSoft. On August 5, 1998, Xerox and Visioneer executed a mutual nondisclosure agreement.

     On August 5, 1998, Visioneer entered into a mutual nondisclosure agreement with a third party interested in a business combination with Visioneer. On August 11, 1998, Broadview held a telephone conference call with senior management of such party to explore reasons for a possible business combination with Visioneer.

     In mid-August 1998, Visioneer and ScanSoft discussed Visioneer's plans to sell its hardware business and Visioneer requested that Broadview assist it in such sale. On August 21, 1998, Xerox sent Visioneer a letter indicating that it would consider two alternative structures resulting in a combination of Visioneer and ScanSoft.

     On August 25, 1998, senior management of the third party met with senior management of Visioneer to discuss the terms of a possible business combination and to conduct preliminary due diligence on each business.

     On September 2, 1998, representatives of Xerox, ScanSoft and Merrill Lynch met with representatives of Visioneer and Broadview to exchange management presentations and to conduct business due diligence.

     On September 3, 1998, Broadview received a term sheet from the third party proposing a business combination and on September 5, 1998, Broadview received a new term sheet from such party modifying the prior term sheet.

     On September 8, 1998, Xerox submitted a revised proposal to Visioneer which included as a condition the disposition of Visioneer's hardware business. On September 10, 1998, Visioneer informed Xerox that it would not accept the September 8, 1998 proposal. On September 17, 1998, Xerox again submitted a revised proposal to Visioneer.

     On September 18, 1998, Visioneer held a meeting of its board of directors at which Broadview reviewed the terms of the September 17, 1998 Xerox proposal and the proposal from the interested third party and presented pro forma comparisons of both proposed transactions. Visioneer's board discussed both proposals and resolved to proceed with exclusive due diligence and negotiations with the third party. On September 18, 1998, Visioneer informed Xerox and Merrill Lynch that it would not be able to continue discussions with Xerox and entered into an exclusivity agreement with the third party. Visioneer and the third party subsequently met to further negotiate the terms of the proposed business combination and commence the due diligence process.

     On October 8, 1998, Xerox submitted an unsolicited revised merger proposal and Visioneer, in accordance with the terms of its exclusivity agreement with the third party, informed Xerox on October 9, 1998 that it was not in a position to respond. On October 9, 1998, Visioneer sent a letter to the third party at their request outlining the terms of Xerox's offer.

     At an October 14, 1998 meeting of Visioneer's board of directors, Broadview presented a comparative analysis of the revised Xerox proposal of October 8, 1998 and the proposal of the third party. The board received an update on the status of negotiations and due diligence between Visioneer and the third party and discussed various factors in evaluating such offers, including comparative analyses of the current and future value of such offers and comparative risk analysis regarding the possibility of consummating each offer. Visioneer's board of directors also discussed the possibility of extending the exclusivity agreement between Visioneer and the third party. On October 15, 1998, the financial advisors of the third party informed Broadview of the third party's unwillingness to negotiate certain terms, agreement on which was essential to the third party in order to consummate the proposed combination with Visioneer.

     On October 16, 1998 Visioneer held a meeting of its board of directors, at which Broadview was present, and discussed the revised terms of the third party offer in comparison with the Xerox proposal of October 8, 1998. Visioneer's board resolved not to extend the exclusivity agreement with the third party if an agreement could not be reached. After the meeting, Visioneer and the third party were unable to reach agreement on terms.

     On October 17, 1998, Visioneer reinitiated discussions with Xerox and discussed modifications to the terms of the October 8, 1998 Xerox proposal that were requested by Visioneer. On October 18, 1998, Xerox submitted a revised proposal.

     At an October 19, 1998 meeting, Visioneer's board was informed that discussions with the third party had been terminated. Visioneer's board then discussed the terms of the revised Xerox proposal and a proposed exclusivity agreement between Visioneer and Xerox. The board resolved to continue discussions with Xerox and to execute an exclusivity agreement which was entered into on October 19, 1998.

     On October 21, 1998, members of Xerox, ScanSoft and Visioneer management, their respective legal advisors and accountants, and Merrill Lynch and Broadview met to discuss the structure of the proposed transaction, the due diligence process and the timing of the transaction. Later that day, representatives of Xerox, ScanSoft and Visioneer commenced their due diligence investigations at Visioneer's headquarters in Fremont, California.

     During the week of November 2, 1998, representatives of Visioneer, Xerox and ScanSoft met at ScanSoft's facilities in Peabody, Massachusetts to conduct due diligence. In addition, representatives of Visioneer, Xerox and ScanSoft, as well as their legal, financial and accounting advisors, held various telephone conferences to discuss various elements of the proposed transaction and agreed on certain modifications to the structure of the transaction.

     The exclusivity agreement was subsequently extended several times, during which Visioneer, Xerox, ScanSoft and their respective legal, financial and accounting advisors continued to negotiate the terms and structure of the proposed transaction. On November 25, 1998, Visioneer's board of directors held a meeting at which Broadview presented its financial analysis of the transaction and delivered its written opinion that, as of November 25, 1998, the terms of the proposed merger between Visioneer and ScanSoft were fair, from a financial point of view, to Visioneer's stockholders. After considering Broadview's presentation and the factors described in "The Merger -- Recommendation of Visioneer's Board of Directors; Reasons for the Merger," Visioneer's board unanimously approved the merger agreement and the merger.

     On December 2, 1998, Visioneer and ScanSoft executed the definitive merger agreement and related agreements.

RECOMMENDATION OF VISIONEER'S BOARD OF DIRECTORS; REASONS FOR THE MERGER

     Visioneer's board of directors has determined that the merger is in the best interests of Visioneer and its stockholders. Accordingly, Visioneer's board has unanimously approved the merger agreement, and unanimously recommends that Visioneer stockholders vote "FOR" the approval and adoption of the merger agreement and the merger. In reaching its determination to approve the merger agreement and the merger, Visioneer's board of directors considered a number of factors, including:

  Expand Software Business

     The merger helps Visioneer accelerate the expansion of its software business through ScanSoft's large number of registered users, established distribution channels in the retail and OEM markets, and comprehensive product family. Visioneer believes that ScanSoft's business is complementary to its own and will enable it to expand its position in the growing digital imaging software market.

  Increase Market Presence

     The strategic opportunities for Visioneer's software business are limited in the market due to Visioneer's size and capital resources. Visioneer should benefit from a merger with ScanSoft as the combined company will represent a greater presence and should achieve greater visibility in the market.

  Achieve Greater Economies of Scale

     The digital imaging software market is becoming increasingly competitive and price sensitive. By combining each company's engineering, marketing and operational personnel, the combined company can more efficiently service its products and customers.

  Transition from Hardware Business

     At the same time that Visioneer entered into the merger agreement with ScanSoft, it entered into an agreement with Primax to sell its hardware business to a new subsidiary of Primax. The sale of Visioneer's hardware assets to Primax occurred on January 6, 1999. Visioneer's board of directors believes that the merger enables Visioneer to transition from the hardware scanner business to the software business. Visioneer's hardware business experienced significantly lower margins than its software business, although it represented a substantial portion of Visioneer's revenues. By combining Visioneer's transition from its hardware business with the expansion of its software business through the merger, Visioneer believes that it will be able to increase margins and increase software revenues.

     Visioneer's board of directors views the merger as a means to increase the value of the combined companies to Visioneer's stockholders. In evaluating the proposed merger, the board considered and discussed a wide variety of factors, including the details of the merger agreement, Visioneer's and ScanSoft's respective products and the potential synergies between those products and markets, the recent trading activity of Visioneer's stock and the financial terms of the merger agreement. Visioneer's board also discussed each component of the merger agreement in light of its fairness to Visioneer's stockholders, projected dilution to existing Visioneer stockholders resulting from the issuance of additional shares, and the impact of the merger on current employees of Visioneer. In addition, Visioneer's board considered the advantages and disadvantages that the merger would present to Visioneer's achievement of its strategic objectives. As part of the evaluation process, Visioneer's board reviewed information about the business, operations and future prospects of both Visioneer and ScanSoft, including Visioneer's recent operating results, the relative assets, revenues and results of operations of Visioneer and ScanSoft, and the opinion of Visioneer's financial advisor, Broadview.

     Visioneer's board of directors also considered the following potentially negative factors:

     - the potential disruption of Visioneer's business that might result from both employee uncertainty and customer uncertainty as a result of the merger and during the combination of the operations of Visioneer and ScanSoft;

     - the risk that, despite the intentions and the efforts of the parties to reassure Visioneer's customers and distributors regarding the combined company's intention to support their future sales efforts, the announcement of the merger could result in decisions by such customers or distributors to delay or cancel purchases of Visioneer products;

     - the possibility that the merger might not be consummated, and the effects of the public announcement of the merger on Visioneer's revenues and operating results, and Visioneer's ability to attract and retain key management, marketing and technical personnel;

     - the risk that the anticipated benefits of the merger may not be realized; and

     - the other risks described above under "Risk Factors."

     After considering the foregoing factors, Visioneer's board of directors unanimously approved the merger agreement and the merger, and recommended that the stockholders of Visioneer approve and adopt the merger agreement and the merger. In view of the wide variety of factors considered, both positive and negative, Visioneer's board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

XEROX'S REASONS FOR THE MERGER

     Xerox believes that the merger of Visioneer with ScanSoft represents a means to both enhance Visioneer stockholder value and to realize the objectives of Xerox's investment in ScanSoft. Xerox believes that the merger between Visioneer and ScanSoft has the potential to produce benefits to the combined company that would not be obtainable by either company on an independent basis. These potential benefits include significant technology and cost synergies, the rationalization and expansion of a number of key OEM relationships and an expansion of retail channel opportunities. Xerox believes the merger will result in a company better positioned to become a leader in software products for document capture, recognition and communications. Xerox also believes that the merger will produce significant benefits for ScanSoft's customers, as the combined company will be better positioned to respond to customer demands for products that are both powerful and easy to use.

SCANSOFT'S REASONS FOR THE MERGER

     ScanSoft expects the merger to benefit the newly formed company in a variety of ways. The combined company may be able to offer products targeted to a range of customers, including those in home and small office environments, and enterprise customers who are just now being offered network scanning devices. The combined company may also be able to introduce its products and technology to millions of customers annually through relationships with a number of the other party's OEMs not available to either company on an independent basis. These OEM relationships include Brother, Agfa, Epson, Mustek, Xerox, Primax, Canon, IBM, Apple, Symantec, and others. ScanSoft also expects the combination will enhance international sales through ScanSoft's existing channels in the United Kingdom, Germany and France, as well as Visioneer's channels in Asia. The merger should also result in the optimization of North American product distribution, as the combined company can leverage both companies' existing retail channels of computer and office superstores.

     The merger will afford the newly combined company the additional advantage of greater size and market presence. ScanSoft believes that this is necessary to achieve market share goals as it competes for customers against larger and better-funded competitors. Furthermore, ScanSoft believes the increased size and the publicly traded equity of the combined company will better enable the combined company to attract and retain qualified employees. Additionally, ScanSoft believes that the increased size and visibility of the newly combined company will provide additional distribution opportunities, including Internet marketing.

OPINION OF VISIONEER'S FINANCIAL ADVISOR

     Visioneer engaged Broadview to act as its financial advisor and requested that Broadview render an opinion regarding the fairness, from a financial point of view, to Visioneer's stockholders, of the consideration to be received in the merger by Visioneer stockholders. At the meeting of Visioneer's board of directors held on November 25, 1998, Broadview rendered its written opinion that, as of November 25, 1998, based upon and subject to the various factors and assumptions set forth in its opinion, the consideration was fair, from a financial point of view, to the Visioneer stockholders.

     The text of Broadview's opinion, which sets forth assumptions made, matters considered, and limitations on the review undertaken, is attached as Annex C to this proxy statement/prospectus. This summary of the opinion is qualified in its entirety by reference to the full text of the opinion.

     In rendering its opinion, Broadview, among other actions:

     - reviewed the terms of the draft of the merger agreement dated November 23, 1998 and the associated exhibits which contained the terms set forth in the definitive merger agreement relevant to Broadview's opinion;

     - reviewed the terms of the draft of the asset purchase agreement dated November 11, 1998 related to the sale of the hardware business and the associated exhibits which contained the terms set forth in the definitive asset purchase agreement relevant to Broadview's opinion;

     - reviewed Visioneer's annual report and Form 10-K for the fiscal year ended December 31, 1997, including the audited financial statements, and Visioneer's Form 10-Q for its quarterly period ended September 27, 1998, including the unaudited financial statements;

     - reviewed certain internal financial and operating information, including quarterly projections through December 31, 1999, relating to Visioneer and prepared and furnished by Visioneer management;

     - participated in discussions with Visioneer management concerning the operations, business strategy, current financial performance and prospects for Visioneer;

     - discussed with Visioneer management its view of the strategic rationale for the merger;

     - reviewed the recent reported closing prices and trading activity for Visioneer common stock;

     - compared certain aspects of the financial performance of Visioneer with public companies Broadview deemed comparable;

     - reviewed Xerox's annual report and Form 10-K for the fiscal year ended December 31, 1997, including the audited financial statements, and Xerox's Forms 10-Q and 10-QA for its quarterly period ended September 30, 1998, including the unaudited financial statements;

     - reviewed ScanSoft's unaudited quarterly income statements for the fiscal year ended December 31, 1997 and ScanSoft's unaudited quarterly income statements for the nine months ended September 30, 1998, prepared by ScanSoft management;

     - reviewed certain internal financial and operating information, including projections through December 31, 1999, relating to ScanSoft prepared by ScanSoft management;

     - reviewed Visioneer management due diligence findings regarding ScanSoft's business;

     - participated in discussions with ScanSoft management concerning the operations, business strategy, financial performance and prospects for ScanSoft;

     - discussed with ScanSoft management its view of the strategic rationale for the merger;

     - compared certain aspects of the projected financial performance of the surviving corporation with public companies Broadview deemed comparable;

     - analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the merger;

     - reviewed recent equity analyst reports covering Visioneer and Xerox;

     - reviewed projections through December 31, 2003 for the surviving corporation prepared by ScanSoft management and provided by Xerox's financial advisors;

     - reviewed preliminary correspondence with the Commission and discussed issues with Visioneer management and Visioneer's tax and accounting advisors regarding the accounting treatment of the transaction;

     - participated in negotiations and discussions related to the merger among Visioneer, Xerox, ScanSoft and their financial and legal advisors; and

     - conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

     In rendering the opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information that was publicly available or furnished by Visioneer, ScanSoft, or Merrill Lynch, including without limitation, the representations and warranties contained in the merger agreement and the unaudited financials of ScanSoft. Broadview assumed that the financial projections were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Visioneer and ScanSoft as to the future performance of Visioneer, ScanSoft, and the surviving corporation, as applicable. Broadview did not make or obtain an independent appraisal or valuation of any of Visioneer's or ScanSoft's assets. Broadview assumed that the hardware sale would be consummated in accordance with its terms prior to or contemporaneously with the consummation of the merger. Broadview also assumed that the merger would be accounted for as a purchase transaction under generally accepted accounting principles, whereby Visioneer is to be considered the buyer. With regard to any analyses relating to valuations of comparable public companies, the share prices used were for the close of trading on November 24, 1998, the last trading day before Visioneer's board of directors met to give final consideration to the proposed merger.

     The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in conjunction with rendering its opinion regarding the proposed merger. Note that as the sale of Visioneer's hardware business to a third party is a condition to the merger, Broadview's analysis was based on actual and projected results of Visioneer's software business only and reflects the anticipated effects of the proposed sale of Visioneer's hardware business. Accordingly, all references to Visioneer refer only to the software business of Visioneer, Inc. as affected by the assumed sale of the hardware business, unless otherwise noted. Historical operating results were adjusted to reflect only the software business' operating history and were prepared and provided to Broadview by Visioneer management. For analyses that examine the historical prices and performance of Visioneer's publicly traded common stock, Broadview used market prices, which necessarily included considerations the public market made for Visioneer's hardware business.

  Present Value of Projected Share Price Analysis

     Based on results of the public company comparables analysis described below, Broadview calculated the per share present value of Visioneer shares, assuming pro rata conversion of Visioneer shares into shares in the surviving corporation and that all holders of Visioneer shares elected to receive cash. This analysis was performed based on projected 1999 financial results prepared by ScanSoft management, with implied pro rata share prices discounted from January 30, 2000 (assuming 1999 financial results are publicly announced thirty days subsequent to year end) to November 24, 1998 at discount rates ranging from 25% to 40% assuming the consummation of the merger. Based on this analysis, Broadview calculated potential pro rata per share present values of shares to be received by holders of Visioneer shares ranging from $0.68 to $1.14. In addition to performing this analysis, Broadview calculated the pro rata cash merger consideration as $0.52 per Visioneer share, assuming all Visioneer stockholders elect to participate in the cash election.

  Stock Performance Analysis

     For comparative purposes, Broadview examined the trading history of: (i) Visioneer common stock from November 28, 1997 to November 24, 1998; and (ii) an index of the aggregate set of public company comparables versus Visioneer and the S&P 500 from November 28, 1997 to November 24, 1998.

  Public Company Comparables Analysis

     Total Market Capitalization/Revenue ("TMC/R"), Total Market Capitalization/Gross Profit ("TMC/ GP"), Total Market Capitalization/EBIT ("TMC/EBIT"), and Price/Earnings ("P/E") multiples indicate the value public markets place on companies in a particular market segment. Several public companies are comparable to both Visioneer and the surviving corporation based on products offered, business model and market focus. Broadview reviewed twelve public company comparables in the personal productivity and systems management software segments of the Information Technology ("IT") market providing data exchange and image management/ processing products, with Trailing Twelve Month ("TTM") revenue between $10 million and $100 million, from a financial point of view, including each company's TTM Revenue; TTM Revenue Growth; TTM Gross Margin; TTM EBIT Margin; TTM Net Margin; Equity Market Capitalization; TTM TMC/R ratio; TTM TMC/GP ratio; TTM TMC/EBIT ratio; and TTM P/E ratio. The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded IT companies maintained by Broadview and categorized by industry segment. In order of descending TTM TMC/R, the public company comparables for Visioneer and the surviving corporation consist of: (i) MySoftware Company Inc.; (ii) Caere Corporation; (iii) Micrografx Inc.; (iv) Puma Technology Inc.; (v) International Microcomputer Software Inc.; (vi) Smith Micro Software Inc.; (vii) MetaCreations Corporation; (viii) MapInfo Corporation; (ix) Jetfax Inc.; (x) Expert Software Inc.; (xi) Datawatch Corporation; and (xii) Interleaf Inc. The aggregate set of comparables has:

     - a TTM TMC/R ratio range of 0.2 to 1.9 with a median of 0.9;

     - a TTM TMC/GP ratio range of 0.2 to 2.9 with a median of 1.2;

     - a TTM TMC/EBIT ratio range of 12.7 to 46.8 with a median of 15.8; and

     - a TTM P/E ratio range of 19.4 to 68.7 with a median of 26.1.

     To value Visioneer's ownership in the surviving corporation, Broadview calculated a range of values for the surviving corporation based on projected 1999 financial results prepared by ScanSoft management. Carefully considering factors affecting the values of Visioneer, ScanSoft, and the surviving corporation, Broadview found it appropriate to apply the median values of the aggregate set of the public company comparables, whose ranges and medians are described above. Based on ScanSoft management's projected 1999 financial results for the surviving corporation:

     - the range of future equity values for the surviving corporation implied by the TTM TMC/R multiples is $17.3 million to $93.5 million with a median implied value of $46.6 million;

     - the range of future equity values implied by the TTM TMC/GP multiples is $16.3 million to $98.2 million with a median implied value of $46.8 million;

     - the range of future equity values implied by the TTM TMC/EBIT multiples is $56.2 million to $184.9 million with a median implied value of $68.1 million; and

     - the range of future equity values implied by the TTM P/E multiples is $45.5 million to $160.9 million with a median implied value of $61.1 million.

     Based on Visioneer's size, decreasing revenues over the last four quarters and marginal profitability, as well as carefully weighting considerations both positively and negatively affecting value, Broadview used multiples derived from the lower half of the public company comparables for valuing Visioneer. The lower half of the set of comparables has:

     - a TTM TMC/R ratio range of 0.2 to 0.9 with a median of 0.7;

     - a TTM TMC/GP ratio range of 0.2 to 1.2 with a median of 1.0;

     - a TTM TMC/EBIT ratio range of 12.7 to 15.7 with a median of 14.2; and

     - a TTM P/E ratio range of 19.4 to 25.7 with a median of 22.5.

     The per share valuation range of Visioneer implied by the TTM TMC/R multiples is $0.65 to $1.15 with a median implied value of $1.00. The per share valuation range implied by the TTM TMC/GP multiples is $0.64 to $1.17 with a median implied value of $1.08. The per share valuation ranges of Visioneer implied by the TTM TMC/EBIT and TTM P/E multiples are not considered meaningful due to the fact that, as a division of a larger company, the cost structure of Visioneer's software division is not comparable to the public company comparables.

  Transaction Comparables Analysis

     Valuation statistics from transaction comparables indicate the Adjusted Price/Revenue ("P/R") acquirers have paid for comparable companies in a particular market segment. Broadview reviewed seven comparable public and private company merger and acquisition transactions from January 1, 1996 through November 24, 1998 that involved companies similar to Visioneer in products offered, business model and market focus. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. These transactions represent seven companies in the personal productivity and enterprise applications software segments of the IT market providing graphics and document management utility and application products, with TTM revenues less than $50 million on the date the transaction was announced. In order of descending P/R, the transactions used are the acquisition of: (i) Imagemark Software Labs by Inso Corporation; (ii) Adobe Systems Inc. (Mastersoft product line) by Inso Corporation; (iii) Southern Computer Systems Inc. by Scan-Optics Inc.; (iv) Proactive Systems by Jetform Corporation; (v) Software Publishing Corporation by Allegro New Media Inc.; (vi) Intrafed Inc. (PowerScan and StageWorks product lines) by Star Technologies Inc.; and (vii) IMI plc (IMI Computing business) by a management buyout group funded by Lloyd's Development Capital. The P/R multiples of the seven public and private transactions range from 0.3 to 2.2 with a median of 1.0. The Visioneer equity value per share range implied by the P/R multiples of the seven public and private transaction comparables is $0.76 to $2.14 with a median implied value of $1.26.

  Transaction Premiums Paid Analysis

     Premiums paid in comparable public transactions indicate the amount of consideration paid above a company's equity market capitalization. In this analysis, the value of consideration paid in transactions involving stock is computed using the closing stock price on the trading day immediately prior to announcement. The equity market capitalization of the company receiving consideration is measured one trading day prior and 20 trading days prior to announcement. Broadview reviewed 24 comparable M&A transactions from Broadview's proprietary database involving North American software vendors from January 1, 1997 to November 24, 1998 with total consideration between $20 million and $100 million. In order of descending premium paid 20 trading days prior to the date of announcement, the software transactions used were the acquisition of: (i) FullTime Software Inc. by Legato Systems Inc.; (ii) Sulcus Hospitality Technologies Corporation by Eltrax Systems Inc.; (iii) Consilium Inc. by Applied Materials Inc.; (iv) Concentra Corporation by Oracle Corporation; (v) Accugraph Corporation by Architel Systems Corporation; (vi) CUSA Technologies by Fiserv Inc.; (vii) TeleBackup Systems Inc. by VERITAS Software Corporation; (viii) National Health Enhancement Systems Inc. by HBO & Company; (ix) Interactive Group by Dataworks Corporation; (x) Prism Solutions Inc. by Ardent Software Inc.; (xi) Kurzweil Applied Intelligence Inc. by Lernout & Hauspie Speech Products NV; (xii) Globalink Inc. by Lernout & Hauspie

Speech Products NV; (xiii) Learmonth & Burchett Management Systems Inc. by PLATINUM Technology Inc.; (xiv) Medicus Systems by QuadraMed Corporation; (xv) IQ Software Corporation by Information Advantage Software Inc.; (xvi) Andyne Computing Ltd. by Hummingbird Communications Ltd.; (xvii) Quarterdeck Corporation by Symantec Corporation; (xviii) Innovative Tech Systems Inc. by Peregrine Systems Inc.; (xix) DataWorks Corporation by Platinum Software Corporation; (xx) Red Brick Systems Inc. by Informix Corporation; (xxi) Compurad Inc. by Lumisys Inc.; (xxii) Orcad Inc. by Summit Design; (xxiii) Fulcrum Technologies Inc. by PC DOCS Group International Inc.; and (xxiv) FTP Software Inc. by NetManage Inc. Based upon Broadview's analysis of premiums paid in comparable software transactions, Broadview found that:

     - Premiums or discounts paid to companies' equity market capitalizations one trading day prior to announcement date ranged from a 31.7% discount to a 186.7% premium with a median premium of 20.5%;

     - Premiums or discounts paid to companies' equity market capitalizations 20 trading days prior to announcement date ranged from a 26.3% discount to a 326.6% premium with a median premium of 38.5%;

     - The per share valuation range implied by the premiums paid to the share prices one trading day prior to announcement date is $0.68 to $2.87 with a median implied value of $1.21; and

     - The per share valuation range implied by the premiums paid to the share prices 20 trading days prior to announcement date is $0.67 to $3.87 with a median implied value of $1.26.

  Relative Contribution Analysis

     A relative contribution analysis measures each of the merging companies' contributions to items such as revenue and gross profit on a percentage basis. Broadview examined Visioneer's and ScanSoft's stand-alone relative projected contributions for 1998 and 1999, based on projections provided by each company's respective management for revenue and gross profit. ScanSoft's projected relative contribution for revenue was 60.0% for 1998 and 59.6% for 1999. ScanSoft's projected relative contribution for gross profit was 60.0% for 1998 and 59.4% for 1999. To compare the relative contributions attributable to both Visioneer and ScanSoft to their relative ownership of the surviving corporation, Broadview calculated Visioneer's ownership in the surviving corporation based on Visioneer's implied relative ownership excluding transactions pertaining to shares to be redeemed for cash. Based on this analysis, ScanSoft's implied ownership in the surviving corporation is 38%.

  Consideration of the Discounted Cash Flow Valuation Methodology

     While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the surviving corporation's and Visioneer's future cash flows and a sustainable long-term growth rate, Broadview considered a discounted cash flow analysis inappropriate for valuing either the surviving corporation or Visioneer.

  Summary of Valuation Analyses

     Taken together, the information and analyses employed by Broadview lead to Broadview's overall opinion that the consideration to be paid in the merger is fair to Visioneer stockholders from a financial point of view.

     Visioneer's board of directors selected Broadview as its financial advisor on the basis of Broadview's reputation and experience in the information technology sector and the computer software industry in particular. Pursuant to the terms of an engagement letter between Visioneer and Broadview, the fees payable by Visioneer to Broadview upon delivery of the opinion are fixed. A substantial portion of Broadview's fee payable under the engagement letter is contingent on the consummation of the merger. Broadview will be reimbursed by Visioneer for certain of its expenses incurred in connection with its engagement. The terms of the fee arrangement with Broadview, which Visioneer and Broadview believe are customary in transactions of this nature, were negotiated at arms' length between Visioneer and Broadview, and Visioneer's board of directors was aware of the nature of the fee arrangement.

     This summary of the presentations by Broadview to Visioneer's board of directors does not purport to be a complete description of such presentations or of all the advice rendered by Broadview. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in Broadview's presentations to Visioneer's board of directors and in Broadview's opinion. Broadview's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion. Broadview does not express an opinion as to the price at which surviving corporation common stock will trade at any time. In performing its analyses, Broadview made numerous assumptions with respect to software industry performance, personal productivity, enterprise applications and systems management industry performance and general economic conditions, many of which are beyond the control of Visioneer, ScanSoft, or the surviving corporation. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

MERGER CONSIDERATION

  Conversion of ScanSoft Capital Stock

     All outstanding shares of capital stock of ScanSoft outstanding immediately prior to the merger will be converted into newly issued shares of Surviving Corporation common stock and Series B preferred stock. As of the date of this proxy statement/prospectus, all shares of capital stock of ScanSoft are owned by XIS. Outstanding ScanSoft options, which are held by ScanSoft employees, will be assumed by the Surviving Corporation and replaced with options to purchase Surviving Corporation common stock. In addition, XIS will hold a common stock warrant exercisable for the number of shares equal to the number of ScanSoft options assumed by the Surviving Corporation which are forfeited by the holders of those options from time to time after the merger. Subject to the adjustments described under "-- Book Value Adjustment" and assuming no transfers of outstanding ScanSoft shares or exercises of vested ScanSoft options, XIS will own 45% of the Surviving Corporation common stock and all of the Series B preferred stock outstanding immediately after the merger. In addition, XIS will hold a warrant to purchase approximately 1,836,0000 shares of the Surviving Corporation's common stock (representing any shares forfeited by ScanSoft optionholders). This will represent approximately 53.8% of the total equity of the Surviving Corporation on a fully diluted basis immediately after the merger, subject to the book value adjustment.

     Immediately after the merger, and based on 19,852,952 shares of Visioneer common stock outstanding on December 31, 1998, and assuming no book value adjustment and no transfers of outstanding ScanSoft shares or exercises of vested ScanSoft options, the Surviving Corporation will have outstanding:

     - approximately 26,830,000 shares of common stock, of which 12,074,000 shares will be held by XIS and 14,756,000 shares will be held by Visioneer stockholders;

     - approximately 3,759,000 shares of Series B preferred stock and a warrant to purchase approximately 1,836,000 shares of the Surviving Corporation common stock (representing any shares forfeited by ScanSoft optionholders);

     - options to purchase approximately 1,836,000 shares of common stock, which will be held by former ScanSoft optionholders; and

     - options held by existing Visioneer employees, which are still outstanding as of the merger.

     The merger agreement is attached as Annex A to this proxy statement/prospectus. See "The Merger," and "The Merger Agreement and Related Agreements."

  Cash Election and Proration for Visioneer Stockholders

     Visioneer stockholders as of the record date will be entitled to make an unconditional election on or prior to the date of the special meeting to receive $2.06 per share. If the number of shares exceeds the cash election number of 5,097,000 shares, then the number of shares receiving cash will be reduced to a number determined by multiplying the total number of shares electing cash by a proration factor determined by dividing 5,097,000 by the total number of shares electing to receive cash. The balance of the shares electing cash will be converted into shares of Surviving Corporation common stock.

     If the number of shares electing cash is less than 5,097,000, then all shares electing cash will receive $2.06 per share and a certain number of shares not electing cash, excluding any dissenting shares, will nevertheless receive $2.06. That number will be determined by multiplying the total number of shares of Visioneer common stock outstanding, other than shares electing cash and dissenting shares, by a proration factor determined by dividing (x) the difference between 5,097,000 and the number of shares electing cash by (y) the total number of shares of Visioneer common stock outstanding, other than shares electing cash and dissenting shares.

     If a Visioneer stockholder elects to receive shares of Surviving Corporation common stock and receives cash as a result of the proration procedures described above, such stockholder may receive dividend treatment (rather than capital gain treatment) for any cash treated as received in the merger from Visioneer as a result of such proration procedures (whether by virtue of the Book Value Adjustment or cash in lieu of fractional shares). See "Risk Factors -- Merger-Related Risk Factors -- Federal Income Tax Consequences of Receipt of Cash Deemed Provided by Visioneer" and "The Merger -- Federal Income Tax Consequences."

  Cash Election Procedure

     A cash election form is being mailed along with this proxy statement/prospectus to Visioneer stockholders as of the record date. For a cash election to be effective, stockholders must properly complete the form and return it together with all certificates for shares of common stock held by such holder, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Visioneer (or by appropriate guarantee of delivery as set forth in the cash election form), to the exchange agent at one of the addresses listed on the cash election form and not revoke the cash election, by 5:00 p.m. New York time (2:00 p.m. California time) on February 23, 1999. A cash election form may be changed by written notice received by the exchange agent prior to 5:00 p.m., New York time (2:00 p.m. California time) on February 23, 1999. The determination of the exchange agent as to whether or not a cash election has been properly made or revoked, and when such election or revocation was received, will be binding.

  Conversion of Visioneer Common Stock

     Under the merger agreement, a minimum of 5,097,000 shares of common stock currently held by the stockholders of Visioneer (representing approximately 25% of the presently issued and outstanding shares of Visioneer common stock) will be converted into the right to receive $2.06 per share in cash. Xerox will provide approximately $10.5 million to be used to acquire such shares. The remaining 14,755,952 issued and outstanding shares of Visioneer common stock (based on the number of shares issued and outstanding as of December 31, 1998) will be exchanged for an equivalent number of shares of Surviving Corporation common stock upon consummation of the merger. These shares, held by the Visioneer stockholders immediately prior to the merger, will represent 55% of the Surviving Corporation common stock outstanding immediately after the merger and approximately 46.2% of the total equity capital of the Surviving Corporation on a fully diluted basis subject to the book value adjustment as discussed below.

     In general, subject to certain exclusions and the book value adjustment discussed below, each share of Visioneer common stock electing to receive cash will receive $2.06 per share, and each share not electing to receive cash will receive one share of Surviving Corporation common stock for each share of Visioneer common stock. In the event that greater than 5,097,000 shares elect to receive cash, then the approximately $10.5 million will be allocated ratably among the electing shares, and the remaining shares will be converted into Surviving Corporation common stock. Similarly, if less than 5,097,000 shares elect to receive cash, then any remaining balance from the approximately $10.5 million will be allocated ratably among all shareholders electing to receive stock, and such cash payments will be in lieu of shares. Visioneer stockholders may therefore experience a range of actual outcomes, based upon their own actions and actions taken by other stockholders, as well as the effect of the book value adjustment discussed below.

     Stockholder A owns only 100 shares and elects to receive cash for all shares. If the total number of shares electing to receive cash is less than or equal to 5,097,000, stockholders making the cash election will receive cash for all of such shares, and Stockholder A will receive $206 for his or her shares. If the total number of shares electing to receive cash is more than 5,097,000, then the cash election will be "oversubscribed," and the amount of cash distributed to all stockholders making the election will be prorated as described above. In that case, Stockholder A will receive cash for a portion of his or her shares, and shares of Surviving Corporation common stock for the balance.

     Stockholder B owns only 100 shares and elects to receive only shares of Surviving Corporation. If the total number of shares electing to receive cash is equal to or greater than 5,097,000, Stockholder B will receive shares of Surviving Corporation common stock for all of his or her shares. If the total number of shares electing to receive cash is less than 5,097,000, then the cash election will be "undersubscribed," and the number of shares distributed to stockholders electing to receive shares will be prorated. In this case, Stockholder B will receive cash for a portion of his or her shares, and shares of Surviving Corporation common stock for the balance. For example, if stockholders in the aggregate elect to receive cash only with respect to 4,000,000 shares, Stockholder B would be able to receive approximately 93 shares [14,755,952 / (19,852,952 - 4,000,000) x 100], and would receive cash for the remaining 7 shares [1,097,000 / (19,852,952 - 4,000,000) x 100]. In the case of maximum proration (i.e., no stockholder elects to receive cash), Stockholder B would receive only 74 shares of Surviving Corporation common stock, and would receive cash for the remaining 26 shares.

     Stockholder C owns only 100 shares and elects to receive cash for 50 shares and shares of Surviving Corporation for 50 shares. If the total number of shares electing to receive cash is exactly 5,097,000, then Stockholder C will receive cash for 50 shares and shares of Surviving Corporation common stock for 50 shares. If the total number of shares electing to receive cash is oversubscribed, then Stockholder C will receive proportionately more shares than cash. If the total number of shares electing to receive cash is undersubscribed, then Stockholder C will receive proportionately more cash than shares.

     Fractional shares of common stock will not be issued in the merger. Stockholders otherwise entitled to a fractional share of common stock following the merger will be paid cash in lieu of such fractional shares determined and paid as described under "-- No Fractional Shares."

     Any shares of common stock owned by Visioneer or ScanSoft will automatically be retired at the effective time and will cease to exist.

  Book Value Adjustment

     The number of shares of Visioneer common stock to be exchanged for cash and the number of shares of Series B preferred stock to be received by XIS will be subject to adjustment based upon the variance from a predetermined relationship between the Visioneer net book value and the ScanSoft net book value, each calculated on a date prior to the merger. If the difference between the Visioneer net book value and the ScanSoft net book value is higher than the predetermined variance, then the cash election number of 5,097,000 shares will be increased by a number of shares equal to the excess of such variance divided by $2.06. Such additional shares are referred to as the "Additional Cash Election Shares." Alternatively, in the event that the difference between the Visioneer net book value and the ScanSoft net book value is less than the predetermined variance, then the cash election number of 5,097,000 will not increase. Instead, Visioneer will issue to XIS that number of additional shares of preferred stock equal to such shortfall divided by approximately $2.06.

     The purpose of this book value adjustment is to adjust the consideration amounts to be received and the relative ownership percentages in the Surviving Corporation that are contemplated by the merger agreement.

The book value adjustment compensates for changes in the value of either Visioneer or ScanSoft that occur in the time period (which is expected to exceed 90 days) between the signing of the merger agreement, at which time the deal terms were set, and the effective time of the merger.

  No Fractional Shares

     No fractional shares of Surviving Corporation common stock will be issued in the merger, and the owner of such fractional share interests will not be entitled to vote or to any rights of a stockholder of the Surviving Corporation with respect to such fractional interest after the merger. Each stockholder who would otherwise be entitled to receive a fractional share (after taking into account all shares of common stock delivered by such holder) will receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by $2.06.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware or such later date as is specified in such Certificate of Merger. The filing of the Certificate of Merger will occur as soon as practicable on or after the satisfaction or waiver of the conditions to the merger specified in the merger agreement unless another date is agreed to in writing by Visioneer and ScanSoft. Subject to certain limitations, the merger agreement may be terminated by either Visioneer or ScanSoft if, among other reasons, the merger has not been consummated on or before April 30, 1999. See "The Merger Agreement and Related
Agreements -- Conditions to the Consummation of the Merger" and "-- Termination."

     As soon as practicable after the effective time, each holder of an outstanding certificate which represented shares of Visioneer common stock will, upon surrender to the exchange agent of such certificate and acceptance of the certificate by the exchange agent, be entitled to receive either cash, a certificate representing shares of Surviving Corporation common stock, or both, as outlined above. The exchange agent will accept such certificates when duly executed and completed in accordance with the instructions on the cash election form, together with such other documents as may reasonably be required by the exchange agent. After the effective time, there will be no further transfer on the records of Visioneer or its transfer agent of certificates representing shares of common stock which have been converted, in whole or in part, pursuant to the merger agreement into the right to receive cash. If such certificates are presented to Visioneer for transfer, they will be canceled against delivery of cash and, if appropriate, certificates for Surviving Corporation common stock. Until surrendered as contemplated by the merger agreement, each certificate for shares of Visioneer common stock will be deemed at any time after the effective time to represent only the right to receive upon such surrender the consideration contemplated by the merger agreement. No interest will be paid or will accrue on any cash payable as consideration in the merger or in lieu of any fractional shares of retained common stock.

     No dividends or other distributions with respect to retained common stock with a record date after the effective time will be paid to the holder of any unsurrendered certificate for shares of common stock with respect to the shares of retained common stock represented thereby and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to the merger agreement until the surrender of such certificate in accordance with the merger agreement. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of retained common stock issued in connection therewith, without interest, (i) at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable in lieu of a fractional share of retained common stock to which such holder is entitled pursuant to the merger agreement and the proportionate amount of dividends or other distributions, if any, with a record date after the effective time theretofore paid with respect to such whole shares of retained common stock, and
(ii) at the appropriate payment date, the proportionate amount of dividends or other distributions, if any, with a record date after the effective time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained common stock.

FEDERAL INCOME TAX CONSEQUENCES

     Under currently applicable law, the following are the material U.S. federal income tax considerations generally applicable to the merger. The tax treatment described herein may vary depending upon each stockholder's particular circumstances and tax position. Certain stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the United States, stockholders who do not hold their shares as capital assets and stockholders who have acquired their existing stock upon the exercise of options or otherwise as compensation) may be subject to special rules not discussed below. No ruling from the IRS nor opinion of counsel will be sought with respect to the federal income tax consequences discussed herein and, accordingly, there can be no assurance that the IRS will agree with the conclusions stated herein. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws. Each stockholder should consult his or her own tax advisor as to the particular tax consequences to him or her of the merger, including the applicability and effect of any foreign, state, local or other tax laws.

  Characterization of the Merger for U.S. Federal Income Tax Purposes

     The merger is expected to qualify as a reorganization under section 368 of the Code such that none of Visioneer, ScanSoft or the former ScanSoft stockholders will recognize gain or loss as a result of the merger for U.S. federal income tax purposes. In addition, no U.S. federal income tax consequences will result from the receipt by Visioneer stockholders of shares of Surviving Corporation common stock in exchange for their Visioneer common stock (in effect, the retention of such shares of Visioneer common stock). If only 5,097,000 of cash election shares are converted into cash in the merger (i.e., there are no Additional Cash Election Shares, as defined in book value adjustment, above), because that cash will be provided by Xerox, Visioneer stockholders will be treated as having sold such shares to Xerox for $2.06 per share. In the event there are Additional Cash Election Shares, then each Visioneer stockholder receiving cash pursuant to a cash election (whether pursuant to an actual election or by virtue of proration) will be treated as having sold a portion of his or her Visioneer stock to Xerox and as having had a portion of such stock redeemed by Visioneer. The parties intend to take the position with the IRS that the percentage of a stockholder's Visioneer stock converted into cash by virtue of a cash election which will be treated as sold to Xerox will be equal to (i) 5,097,000 divided by (ii) the sum of 5,097,000 and the number of Additional Cash Election Shares, if any. The remainder of such stockholder's Visioneer stock converted into cash by virtue of a Cash Election will be treated as redeemed by Visioneer. The IRS could, however, adopt a different approach in determining the portion, if any, of a stockholder's Visioneer stock which is treated as redeemed by Visioneer. See "-- Stockholders Receiving Cash" below for a discussion of the consequences of cash being deemed paid in redemption of Visioneer stock.

  Stockholders Receiving Cash

     As described more fully below, the U.S. federal income tax consequences of the merger with respect to a particular Visioneer stockholder will depend upon, among other things, (i) the extent to which a stockholder is deemed to have sold his or her Visioneer stock to Xerox or is deemed to have had his or her Visioneer stock redeemed by Visioneer and (ii) whether the redemption of a holder's Visioneer stock by Visioneer will qualify as a sale or exchange under section 302 of the Code. First, to the extent that a stockholder is considered to have sold Visioneer stock to Xerox, such stockholder will recognize either capital gain or loss (assuming the Visioneer stock is held by such stockholder as a capital asset) equal to the difference between the amount realized on his or her deemed sale of Visioneer stock to Xerox (i.e., the cash proceeds properly allocated to such sale) and the stockholder's adjusted tax basis in such Visioneer stock. Such gain or loss generally will be long-term capital gain or loss if the Visioneer stock is held as a capital asset by the stockholder for more than one year. Second, a stockholder also will recognize either capital gain or loss equal to the difference between the cash proceeds allocable to the redemption of such stockholder's Visioneer stock by Visioneer and the stockholder's adjusted tax basis in such Visioneer stock, to the extent such redemption is treated as a sale or exchange under section 302 of the Code with respect to such stockholder and assuming Visioneer is not a collapsible corporation. Such gain or loss generally will be long-term capital gain or loss if the Visioneer stock is held as a capital asset by the stockholder for more than one year. Under section 302 of the Code, a redemption of Visioneer stock pursuant to the merger will, as a general rule, be treated as a sale or exchange if such redemption (a) is "substantially disproportionate" with respect to the stockholder, (b) results in a "complete redemption" of the stockholder's interest in Visioneer or (c) is "not essentially equivalent to a dividend" with respect to the stockholder.

     In determining whether any of these section 302 tests is satisfied, stockholders must take into account not only the Visioneer stock that they actually own, but also any Visioneer stock they are deemed to own under the constructive ownership rules set forth in section 318 of the Code. Pursuant to these constructive ownership rules, a stockholder is deemed to own constructively any Visioneer stock that is owned by certain related individuals or entities and any Visioneer stock that the stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security.

     The redemption of a stockholder's Visioneer stock will be "substantially disproportionate" with respect to such stockholder if, among other things, the percentage of Visioneer stock actually and constructively owned by such stockholder immediately following the merger is less than 80% of the percentage of Visioneer stock actually and constructively owned by such stockholder immediately prior to the merger. Because of the substantial amount of Visioneer stock which will be held by XIS following the merger, it is expected that the conversion of Additional Cash Election Shares into cash in the merger will result in a "substantially disproportionate" redemption of such shares by Visioneer. Stockholders are nonetheless strongly urged to consult their own tax advisors with respect to the application of the "substantially disproportionate" test to their particular facts and circumstances, particularly in view of the constructive ownership rules.

     The redemption of a stockholder's Visioneer stock will result in a "complete redemption" of a stockholder's interest in Visioneer if either (i) all the Visioneer stock actually and constructively owned by the stockholder is redeemed or sold pursuant to the merger or (ii) all the Visioneer stock actually owned by the stockholder is redeemed or sold pursuant to the merger and the stockholder is eligible to waive, and does effectively waive in accordance with section 302(c) of the Code, attribution of all Visioneer stock which otherwise would be considered to be constructively owned by such stockholder. Because of the proration procedures in the merger agreement, Visioneer stockholders may not be able to assure that all their shares of Visioneer common stock will be converted into cash in the merger, even if they affirmatively elect to receive cash for all such shares.

     Even if the redemption of a stockholder's Visioneer stock fails to satisfy the "substantially disproportionate" test or the "complete redemption" test described above, the redemption of a stockholder's Visioneer stock may nevertheless satisfy the "not essentially equivalent to a dividend" test if the stockholder's redemption of Visioneer stock pursuant to the merger results in a "meaningful reduction" in such stockholder's proportionate stock interest in Visioneer. Whether the receipt of cash by a stockholder will be considered "not essentially equivalent to a dividend" will depend upon such stockholder's facts and circumstances. In certain circumstances, even a small reduction in a stockholder's proportionate equity interest may satisfy this test. For example, the IRS has indicated in a published ruling that a 3.3% reduction in the proportionate equity interest of a small (substantially less than 1%) stockholder in a publicly held corporation who exercises no control over corporate affairs constitutes such a "meaningful reduction." Stockholders should consult with their own tax advisors as to the application of this test in their particular situations.

     A Visioneer stockholder may not be able to satisfy one of the above three tests because of contemporaneous acquisitions of Visioneer stock by such stockholder or a related party whose Visioneer stock would be attributed to such stockholder under section 318 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences of such acquisitions in their particular circumstances.

     If a stockholder cannot satisfy any of the three tests described above and to the extent Visioneer has sufficient current or accumulated earnings and profits, such stockholder will be treated as having received a dividend which will be included in gross income (and treated as ordinary income) in an amount equal to the cash received (without regard to gain or loss, if any).

     In the case of a corporate stockholder, if the cash paid is treated as a dividend, such dividend income may be eligible for the 70% dividends-received deduction. The dividends-received deduction is subject to certain limitations, and may not be available if the corporate stockholder does not satisfy certain holding period requirements with respect to the Visioneer stock or if the Visioneer stock is treated as "debt financed portfolio stock" within the meaning of section 246A(c) of the Code. Additionally, if a dividends-received deduction is available, the dividend may be treated as an "extraordinary dividend" under section 1059(a) of the Code, in which case a corporate stockholder's adjusted tax basis in the Visioneer stock retained by such stockholder would be reduced, but not below zero, by the amount of the nontaxed portion of such dividend. By virtue of section 1011 of the Taxpayer Relief Act of 1997, any amount of the nontaxed portion of the dividend in excess of the corporate stockholder's adjusted tax basis in the Visioneer stock retained by such stockholder is immediately subject to tax in the taxable year of the ex dividend date for the dividend. Corporate stockholders are urged to consult their own tax advisors as to the effect of section 1059 of the Code on the adjusted tax basis of their Visioneer stock.

  Foreign Stockholders

     The following is a general discussion of certain U.S. federal income tax consequences of the merger to foreign stockholders. For this purpose, a foreign stockholder is any person who is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual, a foreign partnership or a foreign estate or trust.

     Withholding. In the case of any foreign stockholder, the exchange agent will withhold 30% of the amount treated as paid to redeem the Visioneer stock (i.e., there are Additional Cash Election Shares) of such stockholder in order to satisfy certain U.S. withholding requirements, unless such foreign stockholder proves in a manner satisfactory to Visioneer and the exchange agent that either (i) the redemption of his or her Visioneer stock pursuant to the merger will qualify as a sale or exchange under section 302 of the Code, rather than as a dividend for U.S. federal income tax purposes, in which case no withholding will be required, (ii) the foreign stockholder is eligible for a reduced tax treaty rate with respect to dividend income, in which case the exchange agent will withhold at the reduced treaty rate or (iii) no U.S. withholding is otherwise required. Foreign stockholders should consult their own tax advisors regarding the application of these withholding rules.

     Information Reporting and Backup Withholding. Visioneer must report annually to the IRS and to each stockholder the amount of dividends paid to such stockholder and the backup withholding tax, if any, withheld with respect to such dividends. Copies of these information returns also may be made available to the tax authorities in the country in which a foreign stockholder resides under the provisions of an applicable income tax treaty. Backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to dividends paid to a foreign stockholder at an address outside the United States (unless the payor has knowledge that the payee is a U.S. person). This so-called "mail box" rule has been eliminated, but only with respect to dividends paid after December 31, 1999.

     Payment of the proceeds of a sale of Visioneer stock by or through a United States office of a broker is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a foreign stockholder and the payor does not have actual knowledge that such owner is a U.S. person, or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Visioneer stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of his or her gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such broker has documentary evidence in its records that the beneficial owner is a foreign holder and certain other conditions are met or
(ii) the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability provided the required information is furnished to the IRS. The U.S. Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above, but the new rules are applicable to payments made after December 31, 1999. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. Foreign stockholders should consult their own tax advisors with respect to the impact, if any, of the new final regulations.

     ALTHOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS GENERALLY APPLICABLE TO THE MERGER, THE DISCUSSION DOES NOT ADDRESS EVERY FEDERAL INCOME TAX CONCERN WHICH MAY BE APPLICABLE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER, IN THE LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OR RETENTION OF VISIONEER STOCK PURSUANT TO THE MERGER.

ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase, and accordingly, the acquired assets and liabilities of ScanSoft will be recorded at estimated fair values. Under the purchase method of accounting, intangibles in the amount of approximately $11.4 million will be capitalized and non-recurring charges of approximately $4.2 million relating to in-process research and development will be recorded in the quarter the merger is consummated. These amounts are estimates that reflect the most recently available information but will be affected by the completion of a valuation study that is currently in process. The completion of the valuation study may result in significant differences from the preliminary allocation. The amortization of goodwill and other intangibles after the merger will have an adverse effect on the results of operations of Visioneer.

EFFECT ON VISIONEER AND SCANSOFT OPTIONS

     Visioneer plans to offer to employees whose employment is terminated by Visioneer prior to the effective time of the merger the right to receive $0.20 per share for each option share held by such employee that is or would have vested as of the effective time of the merger (including options that will be accelerated prior to such time), provided that the employee agrees to terminate all additional outstanding unvested options held by such employee. Options outstanding at the effective time will remain outstanding after the effective time in accordance with their terms. Visioneer's option and stock purchase plans will also remain in effect after the effective time. See "Interests of Certain Persons in the Merger and Related Matters -- Agreements with Visioneer's Executive Officers."

     At the effective time of the merger, Visioneer will assume each outstanding option to purchase common stock of ScanSoft issued pursuant to ScanSoft's 1998 Stock Option Plan, whether vested or unvested, and each assumed option will constitute an option to acquire, on the same terms and conditions (including the same vesting provisions) as were applicable under such option prior to the effective time, that number of whole shares of Visioneer common stock equal to the product of the number of shares of ScanSoft common stock subject to such option multiplied by the implicit exchange ratio (rounded down to the nearest whole number). Each assumed option will have an exercise price per share of Visioneer common stock equal to the quotient obtained by dividing the exercise price per share of the ScanSoft common stock subject to such option by the implicit exchange ratio (rounded up to the nearest whole cent). All such calculations will ignore whether or not such ScanSoft option is exercisable as of the effective time. At and after the effective time, Visioneer will honor all obligations under the ScanSoft options and as in effect on the effective date of the merger agreement.

         INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED MATTERS

     In considering the recommendation of Visioneer's board of directors with respect to the merger agreement and the transactions contemplated thereby, stockholders should be aware that certain officers and directors of Visioneer have interests in the merger that are different from, and in addition to, the interests of stockholders of Visioneer.

AGREEMENTS WITH VISIONEER'S EXECUTIVE OFFICERS

     Three officers of Visioneer, J. Larry Smart, President and Chief Executive Officer and a director, Murray Dennis, Vice President of Sales and Marketing, and Gregory Elder, Controller, have executed employment and non-compete agreements with Primax V Acquisition Corp., a wholly-owned subsidiary of Primax Electronics Ltd. Following the closing of the hardware asset sale to Primax, which occurred on January 6, 1999, Messrs. Dennis and Elder became employed by Primax, and each received a signing bonus paid by Primax equal to six months of their Visioneer salary as part of their new employment compensation package. Each of these employees released Visioneer from its obligations under existing employment agreements with Visioneer. Mr. Smart, however, will not commence full-time employment with Primax until the earliest to occur of (i) the closing of the merger, (ii) the day on which the merger agreement is terminated by either Visioneer or ScanSoft, or (iii) March 31, 1999. Until such time, Mr. Smart will continue to serve as President and Chief Executive Officer of Visioneer and will render services to Primax on a consulting basis pursuant to a management services agreement between Visioneer, Primax and Mr. Smart. Mr. Smart will receive payment of six months additional salary by Visioneer upon his termination of employment. Jay Hanson, Vice President of Engineering, will receive a payment of six months additional salary upon termination of employment by Visioneer. Michael T. Burt, Vice President of Operations, will receive a payment of four months additional salary upon termination of employment by Visioneer. Pursuant to an engagement letter dated August 11, 1998 between Visioneer and The Brenner Group LLC, Richard Brenner serves as Visioneer's Chief Financial Officer. Visioneer pays The Brenner Group hourly fees for Mr. Brenner's services and has agreed to pay a success fee for completion of the hardware sale and the merger. Visioneer anticipates that this success fee will total approximately $90,000. The total amount of payments to Messrs. Smart, Hanson and Brenner will be approximately $325,000.

     In November 1998, Visioneer's board of directors approved the acceleration of vesting of 50% of unvested options held by Messrs. Dennis, Burt, Elder, and Hanson upon each individual's termination of employment with Visioneer. Under this plan, vesting of options to purchase a total of 75,530 shares were accelerated for Messrs. Dennis and Elder, and vesting of options to purchase a total of 77,618 shares will be accelerated for Messrs. Hanson and Burt, assuming closing of the Merger on March 1, 1999. Visioneer will also accelerate the vesting of certain options held by Mr. Smart in accordance with the vesting schedules set forth in letter agreements between Visioneer and Mr. Smart dated April 9, 1997, July 7, 1997 and October 6, 1997. Options to purchase a total of approximately 151,787 shares held by Mr. Smart will be accelerated assuming closing of the merger on March 1, 1999.

     In November 1998, Visioneer's board of directors also approved offering to employees, including executive officers, whose employment is terminated by Visioneer prior to the effective time of the merger the right to receive $0.20 per share for each option share held by such employee that is or would have vested as of the effective time of the merger (including options that will be accelerated prior to such time), provided that the employee agrees to terminate all additional outstanding unvested options held by such employee. Accordingly, Messrs. Dennis and Elder would receive approximately $30,500 and $3,900, respectively, for options exercisable as of the date of the hardware sale to Primax and options accelerated as a result of their termination of employment. Similarly, Messrs. Smart, Hanson and Burt are expected to receive approximately $134,000, $16,200, and $17,400 respectively, for options that would be exercisable as of the closing of the merger (assuming the merger closes on March 1, 1999) and for options accelerated in connection with the closing of the merger or their termination of employment.

DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

     All Visioneer directors and officers have entered into indemnification agreements with Visioneer which provide that Visioneer will maintain directors' and officers' liability insurance and indemnify directors to the full extent permitted by applicable law. Further, under the terms of the merger agreement, for a period of six years after the effective time, Visioneer will cause the Surviving Corporation to maintain the obligations set forth in the indemnification agreements and to indemnify the current and former officers and directors of Visioneer, to the extent provided in Visioneer's certificate of incorporation and bylaws in effect at the date of execution of the merger agreement. In addition, the Surviving Corporation shall use its reasonable efforts to maintain for a period of six years directors' and officers' tail liability insurance which provides at least the same coverage as would be provided under Visioneer's current directors and officers' liability insurance; provided, however, the Surviving Corporation will not be required to pay aggregate premiums for such tail coverage in excess of $250,000.

BOARD OF DIRECTORS OF THE SURVIVING CORPORATION

     Pursuant to the merger agreement, Visioneer has agreed that, immediately after the effective time, it will increase the size of its board of directors by two. After the merger, the board of directors will include two directors nominated by Xerox, two directors nominated by Visioneer, two independent directors and Michael Tivnan, who will serve as the Chief Executive Officer of the Surviving Corporation after the merger. See "The Merger Agreement and Related Agreements -- Board of Directors and Officers of Surviving Corporation Following the Merger" and "-- Related Agreements-Voting Agreement."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements give effect to the sale of the hardware assets of Visioneer and to the merger of Visioneer and ScanSoft, using the purchase method of accounting in accordance with generally accepted accounting principles. ScanSoft is a subsidiary of Xerox; accordingly, the results of ScanSoft's operations on a stand-alone basis may differ. The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the respective companies. The unaudited pro forma condensed combined balance sheet assumes that the merger took place on September 30, 1998 and combines ScanSoft's September 30, 1998 audited historical balance sheet with Visioneer's September 30, 1998 unaudited historical balance sheet. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998 assume the merger took place as of January 1, 1997 and combine Visioneer's statement of operations for the twelve months ended December 31, 1997 with ScanSoft's statement of operations for the twelve months ended December 31, 1997 and Visioneer's unaudited condensed statement of operations for the nine months ended September 30, 1998 with ScanSoft's condensed statement of operations for the nine months ended September 30, 1998. The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments, including the purchase price allocations, are based on a preliminary valuation of ScanSoft that has yet to be finalized. The pro forma adjustments have been made in connection with the development of the pro forma information for illustrative purposes to comply with the disclosure requirements of the Commission. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are expected to be revised upon the finalization of the valuation of the assets of ScanSoft acquired by Visioneer. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or results that would have been realized had the companies been a single entity during these periods. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes thereto of ScanSoft, which are included elsewhere herein, and the historical financial statements of Visioneer and related notes thereto included in Visioneer's December 31, 1997 Annual Report on Form 10-K and September 30, 1998 Quarterly Report on Form 10-Q previously filed with the Commission and incorporated by reference herein.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                        VISIONEER
                                        HARDWARE       VISIONEER                PRO FORMA       PRO FORMA
                           VISIONEER    BUSINESS       ADJUSTED     SCANSOFT   ADJUSTMENTS      COMBINED
                           ---------    ---------      ---------    --------   -----------      ---------
ASSETS
Current assets:
  Cash and cash
     equivalents.........   $12,823     $  4,170(d)     $16,993      $  986      $(7,372)(e)     $10,607
  Short-term
     investments.........       201           --            201          --           --             201
  Accounts receivable,
     net.................    11,559       (9,545)         2,014       2,797           --           4,811
  Inventory..............     6,466       (6,217)           249         592           --             841
  Prepaid expenses and
     other current
     assets..............       605         (296)           309         569           --             878
                            -------     --------        -------      ------      -------         -------
                             31,654      (11,888)        19,766       4,944       (7,372)         17,338
Property and equipment,
  net....................     1,191       (1,191)            --       1,078         (104)(h)         974
Intangible assets........        --           --             --          --       11,379(a)       11,379
Other noncurrent
  assets.................        65          (65)            --         435                          435
                            -------     --------        -------      ------      -------         -------
                            $32,910     $(13,144)       $19,766      $6,457      $ 3,903         $30,126
                            =======     ========        =======      ======      =======         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term bank
     borrowings..........   $ 7,372     $     --        $ 7,372      $   --      $(7,372)(e)     $    --
  Accounts payable.......    11,869      (11,500)           369         399           --             768
  Other accrued
     liabilities.........     4,360       (2,653)         1,707       1,855        1,500(b)        5,062
  Deferred revenue.......        --           --             --         915         (915)(i)          --
                            -------     --------        -------      ------      -------         -------
                             23,601      (14,153)         9,448       3,169       (6,787)          5,830
                            -------     --------        -------      ------      -------         -------
Long-term liability......        91          (91)            --          --           --              --
                            -------     --------        -------      ------      -------         -------
                                                                                  18,178(f)
                                                                                  (4,200)(c)
                                                                                  (3,288)(g)
                                                                                 -------
Stockholders' equity.....     9,218        1,100(d)      10,318       3,288       10,690          24,296
                            -------     --------        -------      ------      -------         -------
                            $32,910     $(13,144)       $19,766      $6,457      $ 3,903         $30,126
                            =======     ========        =======      ======      =======         =======

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         VISIONEER
                                          HARDWARE     VISIONEER                 PRO FORMA     PRO FORMA
                            VISIONEER     BUSINESS     ADJUSTED     SCANSOFT    ADJUSTMENTS    COMBINED
                            ---------    ----------    ---------    --------    -----------    ---------
                                            (C)
Revenues:
  Product revenues........  $ 50,523      $ 41,489      $ 9,034     $17,790            --       $26,824
  Royalty and development
     revenues.............     7,100                      7,100          --            --         7,100
                            --------      --------      -------     -------       -------       -------
          Total net
            revenues......    57,623        41,489       16,134      17,790            --        33,924
                            --------      --------      -------     -------       -------       -------
Cost of revenues:
  Cost of product
     revenues.............    49,838        46,711        3,127       4,430            --         7,557
  Cost of royalty and
     development
     revenues.............       887            --          887          --            --           887
                            --------      --------      -------     -------       -------       -------
          Total cost of
            revenues......    50,725        46,711        4,014       4,430            --         8,444
                            --------      --------      -------     -------       -------       -------
Gross profit..............     6,898        (5,222)      12,120      13,360            --        25,480
                            --------      --------      -------     -------       -------       -------
Operating expenses:
  Research and
     development..........     8,115         1,988        6,127       5,129            --        11,256
  Selling, general and
     administrative.......    22,428        16,773        5,655      10,108            --        15,763
  Amortization of
     intangibles..........        --            --           --          --       $ 2,276(a)      2,276
  Non-recurring items.....       675           675           --          --            --            --
                            --------      --------      -------     -------       -------       -------
          Total operating
            expenses......    31,218        19,436       11,782      15,237         2,276        29,295
                            --------      --------      -------     -------       -------       -------
Operating income (loss)...   (24,320)      (24,658)         338      (1,877)       (2,276)       (3,815)
Other income, net.........       984           827          157          48            --           205
Interest expense..........       (44)          (37)          (7)         --            --            (7)
                            --------      --------      -------     -------       -------       -------
Net income (loss).........  $(23,380)     $(23,868)     $   488     $(1,829)      $(2,276)      $(3,617)
                            ========      ========      =======     =======       =======       =======
Net loss per share: basic
  and diluted.............  $  (1.20)                                                           $ (0.14)
Weighted average common
  shares outstanding:
  basic and diluted.......    19,450                                                             26,427(b)

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          VISIONEER
                                           HARDWARE     VISIONEER                 PRO FORMA     PRO FORMA
                             VISIONEER     BUSINESS     ADJUSTED     SCANSOFT    ADJUSTMENTS    COMBINED
                             ---------    ----------    ---------    --------    -----------    ---------
                                             (C)
Revenues:
  Product revenues.........   $56,089      $49,150       $ 6,939     $15,448       $    --       $22,387
  Royalty and development
     revenues..............     3,390                      3,390          --            --         3,390
                              -------      -------       -------     -------       -------       -------
          Total net
            revenues.......    59,479       49,150        10,329      15,448            --        25,777
                              -------      -------       -------     -------       -------       -------
Cost of revenues:
  Cost of product
     revenues..............    43,634       41,337         2,297       4,466            --         6,763
  Cost of royalty and
     development
     revenues..............       498           --           498          --            --           498
                              -------      -------       -------     -------       -------       -------
          Total cost of
            revenues.......    44,132       41,337         2,795       4,466            --         7,261
                              -------      -------       -------     -------       -------       -------
Gross profit...............    15,347        7,813         7,534      10,982            --        18,516
                              -------      -------       -------     -------       -------       -------
Operating expenses:
  Research and
     development...........     3,486          580         2,906       4,499            --         7,405
  Selling, general and
     administrative........    14,209       11,684         2,525       8,302            --        10,827
  Amortization of
     intangibles...........        --           --            --          --         1,707(a)      1,707
                              -------      -------       -------     -------       -------       -------
          Total operating
            expenses.......    17,695       12,264         5,431      12,801         1,707        19,939
                              -------      -------       -------     -------       -------       -------
Operating income (loss)....    (2,348)      (4,451)        2,103      (1,819)       (1,707)       (1,423)
Other income (expense),
  net......................       565          475            90          (3)           --            87
Interest expense...........      (328)        (276)          (52)         --            --           (52)
                              -------      -------       -------     -------       -------       -------
Net loss...................   $(2,111)     $(4,252)      $ 2,141     $(1,822)      $(1,707)      $(1,388)
                              =======      =======       =======     =======       =======       =======
Net loss per share: basic
  and diluted..............   $ (0.11)                                                           $ (0.05)
Weighted average common
  shares outstanding: Basic
  and diluted..............    19,689                                                             26,666(b)

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

 1. THE TRANSACTION

     The pro forma condensed combined financial statements reflect the sale of the hardware assets of Visioneer to Primax, one of Visioneer's primary manufacturing partners, for the net book value of these assets plus approximately $1.1 million. In addition, the pro forma condensed combined financial statements reflect the acquisition of ScanSoft for approximately 7.0 million shares of Visioneer's common stock and 3.8 million shares of Visioneer's non-voting Series B preferred stock. Additionally, Visioneer will issue approximately 1.8 million options in exchange for the ScanSoft outstanding options. The Series B preferred stock is convertible into common stock on a share for share basis at the election of the holder after two years; however, the preferred stock is convertible immediately if the holder's ownership of outstanding Surviving Corporation common stock is less than 30% unless such conversion results in the holder owning more than 50% of the outstanding Surviving Corporation common stock. The Series B preferred stock also carries dividend preferences and has a liquidation preference of $1.30 per share. Visioneer will grant XIS a ten-year warrant which allows XIS to acquire shares equal to any vested or unvested options of former ScanSoft employees forfeited after the merger. The exercise price and the number of shares subject to the warrant would be the same as that held by the ScanSoft employee. The warrant is exercisable at any time; however, Xerox may not exercise the warrant prior to two years from the date of its initial issuance unless, immediately after such exercise, Xerox owns directly or indirectly a number of outstanding shares of Surviving Corporation common stock that represents less than 45% of the total number of shares of Surviving Corporation common stock outstanding immediately after such exercise. Also, as part of this transaction, at least 5,097,000 shares of Visioneer common stock will be exchanged for cash at $2.06 per share. The purchase price of the acquisition of ScanSoft is estimated to be $19.7 million which has been determined as follows:

Shares of Common Stock......................................  $10,757
Visioneer options/warrants..................................    2,534
Shares of Preferred Stock...................................    4,887
Estimated acquisition costs.................................    1,500
                                                              -------
                                                              $19,678
                                                              =======

     The purchase price for pro forma purposes has been allocated to tangible assets acquired and liabilities assumed based on the book value of ScanSoft's current assets and liabilities, which management believes approximates their fair value. In addition, Visioneer management has engaged an independent appraiser to value the intangible assets, including amounts allocable to ScanSoft's in-process research and development. The appraisal process is currently underway and, based on the preliminary appraisal, the value of the acquired ScanSoft in-process research and development, which will be expensed immediately, is $4.2 million. The actual amount of acquired in-process research and development may differ from this estimate. The in-process research and development relates to ScanSoft's products for which technological feasibility has not been established and has been estimated utilizing a stage of completion approach. The resulting estimated net cash flows have been discounted at a rate of 25%. This discount rate was based on the estimated cost of capital plus an additional discount for the increased risk associated with in-process technology.

     The allocation of the purchase price is estimated as follows (in thousands):

Property and equipment......................................  $   974
Current and other assets....................................    5,379
Liabilities assumed.........................................   (2,254)
Identified intangible assets................................   11,379
Acquired in-process research and development................    4,200
                                                              -------
                                                              $19,678
                                                              =======

                          NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

     The number of shares to be issued for the purchase of ScanSoft, and therefore the purchase price, will be affected by the net book value of each of Visioneer and ScanSoft on a date prior to the closing of the transaction. The merger agreement provides for a net book value adjustment. Had the merger been consummated on September 30, 1998, the effect of the net book value adjustment would have resulted in the redemption of more than 5,097,000 shares of Visioneer common stock. No net book value adjustment has been made to the pro forma condensed combined balance sheet as of September 30, 1998, because such adjustment is not expected to be representative of the net book value adjustment that may result upon consummation of the merger.

 2. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

     The following adjustments were applied to the historical balance sheet of Visioneer and ScanSoft at September 30, 1998 to arrive at the pro forma condensed combined balance sheet:

     (a) To record intangible assets acquired at their fair values, which includes developed technology, customer base, trademark, trade name and workforce.

     (b) To record the estimated transaction costs related to the merger. Estimated costs include all costs directly incurred as a result of the merger agreement including, but not limited to, accountants and attorney fees, investment banker fees and other related costs.

     (c) To reflect the estimated one time charge for acquired in-process research and development of $4.2 million.

     (d) To reflect the cash received from the sale of the hardware business, which is equal to the book value of the hardware business net assets plus $1.1 million.

     (e)  To record payment of outstanding short-term bank borrowings.

     (f) To record the increase in stockholders' equity of Visioneer as a result of the issuance of common and preferred shares and valuation of the Visioneer options for the purchase of common stock and related warrants issued to ScanSoft option holders and XIS, respectively.

     (g) To eliminate the stockholder's equity of ScanSoft as a result of the purchase transaction.

     (h) To reduce property, plant and equipment to its estimated fair value.

     (i)  To eliminate ScanSoft deferred revenue.

 3. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

     The following adjustments were applied to the historical statements of operations for Visioneer and ScanSoft for the year ended December 31, 1997 and the nine months ended September 30, 1998 to arrive at the unaudited pro forma condensed combined statement of operations of the respective periods as though the acquisition took place on January 1, 1997:

     (a) Adjustment to recognize amortization of identified intangibles arising from the merger over their estimated useful lives ranging from three to seven years.

     (b) Shares used in the per share calculation reflect approximately 7.0 million shares of Visioneer voting common stock issued to stockholders of ScanSoft as if they were outstanding from the beginning of each period presented. Basic and diluted weighted average shares exclude the nonvoting preferred stock, employee stock options and warrants outstanding in each period because of the pro forma combined net loss.

     (c) Management of Visioneer has allocated the financial activity of Visioneer in the Unaudited Pro Forma Condensed Combined Statement of Operations for 1997 and the nine months ended

                          NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

         September 30, 1998 between the hardware and software components of its business. These allocations have been made by Visioneer management based upon actual revenues or costs incurred to the extent practical, and reasonable estimations made by Visioneer management when actual identification was not possible. The allocation of net revenues and cost of revenues has been based primarily on specific identification of hardware and software revenues and related costs incurred and on specific identification of royalty and development revenues. Employees performing research and development activities are dedicated primarily to either hardware or software development and therefore such costs have been allocated primarily based on the number of individuals involved in hardware or software development. Sales and marketing costs have been allocated based primarily on the number of individuals involved in hardware or software related activities. General and administrative costs have been allocated by management based on the relative revenues of the hardware and software components of the business.

     The one time charge to expense the fair value of the in-process research and development has been excluded from the unaudited pro forma condensed combined statement of operations because of its nonrecurring nature.

               COMPARATIVE STOCK PRICE DATA AND DIVIDEND HISTORY

     The Visioneer common stock is quoted on the Nasdaq National Market ("NMS") under the trading symbol "VSNR." The following table sets forth, for the periods indicated, the quarterly high and low sale prices per share of the Visioneer common stock. Visioneer common stock began trading on NMS on December 11, 1995.

                                                             VISIONEER COMMON
                                                                  STOCK
                                                             ----------------
                                                              HIGH      LOW
                                                             ------    ------
First quarter ended March 30, 1997.........................  $6.000    $3.125
Second quarter ended June 29, 1997.........................   4.375     2.500
Third quarter ended September 28, 1997.....................   4.750     2.813
Fourth quarter ended December 28, 1997.....................   5.750     1.625

First quarter ended March 29, 1998.........................  $3.500    $1.250
Second quarter ended June 28, 1998.........................   4.125     2.063
Third quarter ended September 27, 1998.....................   2.313     0.688
Fourth quarter ending January 3, 1999......................   1.188     1.063

First quarter ending April 4, 1999 (through January 12,
  1999)....................................................  $1.125    $1.125

     On December 2, 1998, the last trading day prior to the announcement by Visioneer and ScanSoft that they had reached an agreement concerning the merger, the closing price of Visioneer common stock as reported on NMS was $1.50 per share. As of January 12, 1999, there were approximately 265 stockholders of record of Visioneer common stock.

     ScanSoft common stock is not publicly traded.

     Following the merger, Visioneer will change its name to ScanSoft, Inc. Visioneer common stock will be traded on NMS under the symbol "SSFT" and will no longer be traded under the symbol "VSNR."

     Neither Visioneer nor ScanSoft has ever declared or paid cash dividends on its respective shares of capital stock. If the merger is not consummated, the board of directors of Visioneer presently intends to continue a policy of retaining all earnings to finance the expansion of its business. Following the merger, it is expected that the board of directors of the Surviving Corporation will continue the policy of not paying cash dividends in order to retain earnings for reinvestment in the business of the combined companies.

                          INFORMATION ABOUT VISIONEER

BUSINESS OF VISIONEER

     Visioneer designs, develops and markets intelligent paper and image management software products which facilitate the imaging, manipulation, distribution and storage of information on personal computers, multi-function peripherals and from digital cameras. Visioneer's PaperPort software products provide an easy-to-use, fast and cost-effective solution for document and image input and management at the desktop. Visioneer's software products leverage peripherals and applications resident on the computer and help transform personal computers into multi-function, paper-to-digital information systems for the electronic faxing, filing, editing, printing and sending of paper-based documents and images via e-mail, on-line information services and the Internet.

     Further information on Visioneer's business can be found in Visioneer's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1998, which is being mailed to stockholders together with this proxy statement/prospectus.

     In January 1999 Visioneer sold its desktop and sheetfed scanner business to a newly formed and wholly-owned subsidiary of Primax Electronics, Ltd. for approximately $7.0 million. Primax is a leading worldwide manufacturer of scanners and is headquartered in Taiwan. Primax also acquired the "Visioneer" brand name, except that Visioneer will have rights to use the name until the effective time of the merger. Visioneer and Primax also entered into a software license agreement granting Primax certain rights to "bundle," market and sell Visioneer PaperPort software with Primax hardware products, including those purchased from Visioneer.

YEAR 2000 COMPLIANCE

     We are in the process of assessing the potential effects of the "Year 2000" millennium change on our business systems and processes, including facilities, software and components used by our employees, as well as our outsourcing vendors and critical suppliers. Our Year 2000 project is proceeding on schedule. The project goal is to ensure that our business is not impacted by the date transitions associated with the Year 2000.

     Our Year 2000 project plan is coordinated by a team that reports to senior management. The project team is evaluating the Year 2000 compliance of our business systems and processes, including facilities, software and components used by our employees, as well as our outsourcing vendors and critical suppliers whom provide services relating to our business. Our Year 2000 project is comprised of the following phases:

     - Phase 1 -- Inventory all of our business systems and processes, including facilities, software and components used by our employees in order to assign priorities to potentially impacted systems and services. We expect to complete this phase by January 31, 1999.

     - Phase 2 -- Assess the Year 2000 compliance of all inventoried business systems and processes, including facilities, software and components used by our employees and determine whether to renovate or replace any non-Year 2000 compliant systems and services. We expect to complete this assessment by March 31, 1999.

     - Phase 3 -- Complete remediation, if any is required, of any non-compliant business systems and processes, including facilities, software and components used by our employees and our outsourcing vendors. Conduct procurements to replace any other non-Year 2000 compliant business systems and processes, including facilities, software and components used by our employees and our outsourcing vendors that won't be remediated. We expect to complete all remediation efforts, if any are required, by June 30, 1999.

     - Phase 4 -- Test and validate remediated and replacements systems, if any such remediation or replacement is required, to ensure inter-system compliance and mission critical system functionality. We expect to complete testing and validation efforts, if any are required, by July 31, 1999.

     - Phase 5 -- Deploy and implement remediated and replacement systems, if any deployment or implementation is required, after the completion of successful testing and validation. We expect to complete the deployment and implementation of the remediated or replacement systems, if any is required, by September 30, 1999.

     - Phase 6 -- Design contingency plan and business continuation plans in the event of the failure of business systems and processes, facilities, data networking infrastructure, software and components used by our employees due to the Year 2000 millennium change. We expect that the initial contingency and business continuation plan will be in place by November 30, 1999.

     Based on our inventory and assessment to date, we believe that our internal mission critical systems are Year 2000 compliant.

     Based on our inventory and assessment to date, we believe that our facilities can be Year 2000 compliant. In addition, we are seeking assurances from our facilities' landlords and equipment vendors and data circuit providers regarding the Year 2000 compliance of their facilities and equipment.

     At this time, we believe that our incremental remediation costs, if any, needed to make our current business systems and processes, including facilities, software and components used by our employees and our outsourcing vendors are not material. While we are incurring some incremental costs, our costs through September 30, 1998 are less than $40,000. Our expected total costs, including remediation and replacements costs, if any, are estimated to between $100,000 and $150,000 over the life of the Year 2000 project.

     We are contacting our hardware and software vendors, other significant suppliers, manufacturers, outsourcing service providers and other contracting parties to determine the extent to which we are vulnerable to any one of their failures to achieve Year 2000 compliance for their own systems. At the present time, we do not expect Year 2000 issues of any such third parties to materially affect our business.

     Should we fail to solve a Year 2000 compliance problem to our critical business systems-and processes, the result could be a failure or interruption to normal business operations. The reasonably likely worst case risks inherent in our business are as follows:

     - Despite the assurances of our third-party suppliers, hardware and software vendors, and outsourcing service providers regarding the Year 2000 compliance of their products and services, the potential exists that a Year 2000 problem relating to such third-party suppliers, vendors and outsourcing service providers products and services could have a material impact on our business. We are conducting monthly discussions with our critical outsourcing service providers to determine the progress of their Year 2000 compliance programs.

     - Despite extensive preparation and effort to ensure Year 2000 compliance, implementation of our business continuation contingency plan for a very short time may be required while we remediate the Year 2000 problem.

     Despite our belief that our mission critical computer software applications and systems are Year 2000 compliant and our expectation that our enhancement effort will result in Year 2000 compliant systems, we are currently developing a business continuation contingency plan. We expect to finalize our initial contingency plan and to complete the testing all existing systems by November 30, 1999.

                           INFORMATION ABOUT SCANSOFT

BUSINESS OF SCANSOFT

     In 1993, ScanSoft was established as a software business unit of Xerox Imaging Systems, Inc. ("XIS") a wholly owned subsidiary of Xerox Corporation. On September 16, 1996, XIS formed a wholly owned subsidiary, ScanSoft, Inc., in order to focus on the software business. ScanSoft's subsidiary in the United Kingdom, ScanSoft Europe, Ltd., markets and sells ScanSoft products in Europe.

     ScanSoft is a leading provider of digital imaging software products for retail, OEM and corporate markets. ScanSoft's products capture and convert paper documents and photos into digital documents and images, and enhance a user's ability to organize and share digital documents and images in the office, at home and on the Internet. ScanSoft's products are based on patented OCR and image processing technologies designed to address the needs of a broad group of users ranging from consumers and small office to medium-sized businesses and large corporations.

     Growth in the digital imaging software market is driven by the increasing need to create and use digital images. For example, on-line communication, such as e-mail and Internet publishing, is driving the need for scanners and digital cameras to convert existing printed or photographic information into digital text and images. The desire to store paper by using the personal computer as a digital filing cabinet is also driving demand for imaging devices. Individuals can capture images of paper documents, store them in electronic folders, and index the information so they can be quickly found. In addition, the proliferation of high quality, low cost color printers is benefiting the digital imaging industry. Because many personal computer users can now print color documents and photos, they are able to make color copies at the office and make high quality prints of captured photos conveniently at home. Other industry trends that are having a positive effect on the digital imaging market are increasing computer speeds and lower prices for computer memory (RAM).

     ScanSoft's strategy is to target the growing imaging device market through its core business of consumer and small office/home office ("SOHO") imaging software. According to InfoTrends Research Group, a market research and consulting firm, the North American market for flatbed and sheetfed scanners is expected to exceed six million units in 1998. According to InfoTrends Research Group, this market is projected to grow by 42% to over nine million units in 1999. The imaging software market is also connected to the multifunction device and digital camera markets, which are expected to grow rapidly over the next three years.

     ScanSoft's software products include OCR, personal document management and software suites that offer various combinations of these products and often third party offerings. ScanSoft believes that its ability to achieve broad market acceptance of its products will depend on several factors, including, but not limited to, ease-of-use, OCR accuracy, speed, and overall functionality. In addition, the ability of ScanSoft's software to integrate with desktop operating systems, word processing applications, e-mail software, fax applications, image editing products and Internet publishing tools will affect ScanSoft's ability to achieve market acceptance for its products. In that regard, ScanSoft's strategy is to maintain and enhance its technological position by investing in OCR and image processing technology and strategic business and technology partnerships with other leading companies.

     ScanSoft also provides software in two other emerging markets: enterprise imaging and Internet imaging software. The enterprise imaging software market includes high end OCR products and software targeted at the emerging network scanning market. The network scanning and multifunction market includes devices from Xerox, Canon, Ricoh, and Hewlett-Packard. Several network multifunction devices offer scanning options that use client software to convert, edit, organize and distribute digital documents via fax, e-mail and the Internet. Currently, ScanSoft bundles client software with Xerox network multifunction devices. ScanSoft plans to offer client/server software products in the future.

     The Internet imaging software market includes products that make it easier to publish and share paper documents and photos via the Internet. Currently, ScanSoft's products allow users to capture and convert paper-based documents to Joint Photographic Experts Group ("JPEG"), Hypertext Mark-up Language

("HTML") and Portable Document Format ("PDF") files and share photos and documents via e-mail or as part of an Internet site. Based on the growth of the Internet, and the increasing number of ways people and organizations are leveraging the Internet for communication, ScanSoft expects revenue from, and increased competition in, this market segment.

SCANSOFT PRODUCTS

     Textbridge Pro. TextBridge, ScanSoft's OCR software, turns paper documents into personal computer documents without retyping. TextBridge Pro combines OCR with page layout comprehension to recreate electronic files that are similar to the paper originals in terms of layout, font characteristics and graphics. In addition, TextBridge Pro offers post-recognition editing, which allows the user to identify and correct recognition errors. TextBridge Pro is a Windows 95, Windows 98 or Windows NT compliant application. There are also versions available for Windows 3.x and Macintosh System 8.x. TextBridge Pro supports recognition for twelve languages and is localized for European distribution.

     ScanWorks. ScanWorks is an easy to use, consumer oriented scanning software product that enables users to edit and share photos, keep track of important documents and conveniently make color copies at home. ScanWorks intelligently scans color photos and documents and creates color images that are easy to view, share, and print. ScanWorks folders provide visual image thumbnails to quickly browse and locate scanned images, and ScanWorks provides powerful full-text and keyword indexing to help users retrieve document images, photos and electronic files. ScanWorks also has an image viewer with image editing, selection, and annotation tools. These tools help users enhance an image, select the portion of an image they want to work with, and add highlights or notes to an image. For more advanced image editing and photo projects, ScanWorks integrates a third party photo editor. Using the Extended Image File Format ("XIFF"), ScanWorks can store and send high-quality color document image files that are a fraction of the size of image files saved in an uncompressed image format. ScanWorks supports Windows drag and drop to send images to Windows 95, Windows 98 or Windows NT compliant applications.

     Pagis Pro. Pagis Pro is an all-in-one scanning suite for business users that transforms an office personal computer into a paper-to-digital solution for electronically filing, copying, using and communicating documents and photos. Pagis Pro intelligently scans color documents and photos and creates color images that are easy to view, share, and print. Its folders provide visual image thumbnails to quickly browse and locate scanned images, and Pagis Pro provides powerful full-text and keyword indexing to help users retrieve document images, photos and electronic files. Pagis Pro integrates TextBridge Pro to convert paper documents into formatted personal computer documents without retyping. It also provides an image viewer with image editing, selection and annotation tools. These tools help users enhance an image, select a portion of the image they want to work with, and add highlights or notes to an image. For more advanced image editing and photo projects, Pagis Pro integrates a third party photo editor. Using the XIFF image format, Pagis Pro can store and send high-quality color document image files that are a fraction of the size of images saved in a standard image file format, such as Tagged Image File Format ("TIFF"). Pagis Pro supports Windows drag and drop to send images to Windows 95, Windows 98 or Windows NT compliant applications. Pagis Pro drag and drop is commonly used to e-mail and fax photos and documents using third party communication software.

     OEM Products. ScanSoft bundles various versions of Pagis and TextBridge with leading scanner and multifunction device manufacturers and leading independent software vendors. OEM customers often require ScanSoft to integrate products with other applications or customize existing products to meet specific requirements. Therefore, ScanSoft offers OEM customers both packaged products to bundle and a software developer's toolkit to facilitate the integration of OCR functionality with other applications.

ENABLING TECHNOLOGY

     ScanSoft's software is developed using OCR and image processing technologies, Application Programming Interfaces (APIs), object-oriented development tools, and modern graphical user-interface designs. In addition, ScanSoft's products employ commercial text-retrieval database systems, electronic document format conversion toolkits, and standard scanner device interfaces.

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

  API

     ScanSoft's TextBridge and PerfectScan APIs are the foundation for the majority of ScanSoft's applications. These APIs provide an interface to the OCR and image processing technologies and provide image-to-text conversion, image processing and cleanup, scanner and digital camera control, image file format read and write with image compression, and image printing.

  OCR

     ScanSoft's OCR technology provides image-to-text document conversion. This technology provides high quality character recognition accuracy with page-layout retention, including the ability to reconstruct headers, footers, columns, paragraphs, embedded images, captions, inverted text and character font attributes. Additionally, the OCR engine provides document export directly to Rich Text Format ("RTF"), PDF, HTML and ASCII text, and many other industry standard electronic document formats via third-party conversion technology. The OCR engine employs a number of technologies to improve document recognition accuracy. These technologies are described below:

     Character/Word Accuracy. Character accuracy refers specifically to correctly identifying the actual characters in a page image. Traditional OCR contains basic capabilities for identifying the shapes of the characters through pattern recognition techniques. The TextBridge OCR engine employs a variety of different recognition "experts," which work cooperatively in the OCR process.

     Segmentation. Segmentation is the process of differentiating between the text and picture components of a given page image. The segmentation in TextBridge performs that function as well as identifies the appropriate lexicographical ordering of the regions of text on the page, so that the final output will appear in correct read order.

     Output Formatting. TextBridge's formatting capabilities make it possible to reconstruct most compound document formats, including multiple columns, cell tables, pictures, captions, headers and footers, thereby saving the end-user reformatting time and effort. The most recent additions to TextBridge's reformatting abilities include reverse-video (white-on-black) text output and insets.

     Image Processing. ScanSoft's image processing technology provides capture, enhancement and compression techniques. The heart of the image processing core engine is page segmentation capabilities which provide the ability to decompose a page image into its components, including text, pictures, background tints, and text color. The image processing core engine also provides efficient page enhancement technologies such as auto-crop, auto-straighten, automatic picture enhancement, high-speed rendering, line removal, speck removal, tint removal and forms-field detection.

     ScanSoft's advanced image compression technologies employ wavelet, JPEG, symbol-based and Huffman compression techniques to facilitate the process of capturing high-quality compound color documents and store them in the compact XIFF image format. XIFF images are a fraction of the size of images saved in a standard image file format, such as TIFF. Moreover, the text is clean and suitable for OCR, faxing or printing.

COMPETITION

     The digital imaging market is highly competitive and subject to rapid change along with frequent new product introductions and enhancements, and constant pressure to reduce prices. ScanSoft believes that the principal competitive factors in this market include OCR accuracy, ease of understanding and use, product reliability, product features and functions, price/performance characteristics, brand recognition, and quality of product support. ScanSoft's competition within the digital imaging software market ranges from large corporations to small independent software vendors. ScanSoft also expects to encounter continued competition, both from established companies and from new companies that are now developing, or may develop, competing products.

     The TextBridge family of OCR products face competition in two markets: the market for packaged OCR application programs and OEM bundled OCR products. Several companies offer packaged OCR application

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

programs through the channel, including companies such as Caere Corporation and Adobe Corporation and several small independent software vendors. ScanSoft faces significant price pressure in the retail channel. In the OEM market in which companies "bundle" the OCR technology with related hardware products, such as scanners or multifunction peripherals or incorporate OCR technology into third party application software products, competitors include Caere Corporation and several small independent software vendors. ScanSoft experiences significant price competition in the OEM market and expects this to continue. In addition, the "bundled" OCR products themselves present competition to ScanSoft's fully featured shrinkwrap products.

     The Pagis family of products competes with various products in the digital imaging software marketplace. In the personal document management segment there are several competitors, including Visioneer, DocuMagix, Inc. (a division of JetFax Corporation), Caere Corporation, Newsoft (a subsidiary of UMAX Corporation), and Eastman Software (a subsidiary of Kodak Corporation). With decreasing prices driving affordable scanning solutions into the mainstream, ScanSoft expects to face increasing competition in this product category from a variety of software developers.

     In the scanning software suite segment, ScanSoft products include various combinations of the products mentioned above and often include photo-editing capabilities. Competitors include Visioneer and Adobe Corporation. Caere Corporation has also announced plans to enter this market segment. Microsoft and MGI Software offer photo-editing products and could offer products in this market segment in the future.

     ScanSoft expects that some consolidation in the digital imaging software industry will occur over the next few years through strategic acquisitions or alliances, and ScanSoft expects increased competition from new entrants, including the possibility that Microsoft will add digital imaging components to its Windows operating system. In addition, according to PC Data, Inc., the average retail price of scanners dropped by 47% for the nine months ending September 30, 1998, as compared to the same period in 1997. Based on this historical trend, ScanSoft expects that scanner prices will continue to decline in the future. ScanSoft believes that the downward price trend of scanners may reduce prices for digital imaging software products. These changes in the market could result in price erosion, reduced gross margins or loss of market share, any of which could have a material adverse effect on ScanSoft's business, operating results and financial condition.

     There can be no assurance that ScanSoft will be able to compete successfully against current and future competitors, especially those with greater financial, marketing, recruiting, technical and other resources, or that competitive pressures will not materially adversely affect ScanSoft's business, operating results and financial condition.

MARKETING, SALES AND DISTRIBUTION

     ScanSoft derives the majority of its revenues from sales through its independent distributors and resellers. Although ScanSoft has established strategic software OEM partnerships, ScanSoft expects that sales through its independent distributors and resellers will continue to account for a substantial portion of its revenues for the foreseeable future.

     Domestically, ScanSoft markets its software products through distributors, including Ingram Micro, Merisel, and Tech Data; computer superstores, such as CompUSA and Fry's Electronics; consumer electronic stores, such as Best Buy and Circuit City; mail order houses, such as PC Connection, MicroWarehouse, and Computer Discount Warehouse; and office superstores, such as OfficeMax, Office Depot and Staples. Tech Data represented 13%, 11% and 13% of total revenues and Ingram Micro represented 31%, 35% and 43% of total revenues in 1996, 1997 and for the nine months ended September 30, 1998, respectively. Accordingly, ScanSoft will be dependent upon the continued reliability and financial stability of such distributors and resellers, which are not under the control of ScanSoft.

     Internationally, ScanSoft's products are sold primarily through distributors and major retailers. As of November 30, 1998, ScanSoft has distributors servicing Western European, Canada, Australia, New Zealand, Brazil, Chile, Argentina, South Africa, Taiwan and Japan. European revenues in 1996 and 1997 represented 27% and 21% of total revenues in the respective periods. European revenue represented 19% of total revenues for the nine months ended September 30, 1998. ScanSoft's international revenues are subject to certain risks,

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

such as currency fluctuations, export controls, import restrictions, longer payment cycles, greater difficulties in accounts receivable collections and the requirement of complying with a wide variety of foreign laws. Although ScanSoft has not previously experienced any difficulties in exporting its products to other countries, there can be no assurance that ScanSoft will not experience such difficulties in the future. Any such difficulties would have a material adverse effect on ScanSoft's international sales. ScanSoft is not currently affected adversely by export controls or regulations and is not aware of pending changes in export regulations that would adversely affect its international business or its ability to collect foreign receivables. See "Risk
Factors -- Risk Factors Related to the Companies' Businesses and
Operations -- International Sales Risks."

     ScanSoft's agreements with its distributors generally provide for a limited right of return, with the distributors receiving full credit of the product's purchase price, less any discounts, against a purchase order of equal or greater value. In addition, ScanSoft offers various end user rebate programs for its products. ScanSoft accrues for expected returns, anticipated price reductions, and anticipated rebate redemption in amounts that ScanSoft believes are reasonable. However, there can be no assurance that these accruals will be sufficient or that any future returns, price protection charges, or rebate redemption will not have a material adverse effect on ScanSoft's business and operating results.

     As of November 30, 1998, ScanSoft had approximately 44 full time employees in sales, marketing and support. Domestically, full-featured software product customers who register with ScanSoft currently receive limited hotline technical support and product information at no cost. Additional technical support services are available on a "fee for support" basis. ScanSoft currently offers several technical support options to customers of packaged products. These include telephone, fax or e-mail support by a customer support representative or self-help by accessing ScanSoft's technical information bulletins or frequently asked questions on the Internet. Outside of the U.S., full-featured software product customers receive technical support from a third party company on both a fee and non-fee basis.

     ScanSoft has established several strategic OEM relationships in order to promote its Pagis and TextBridge brand names, expand the number of ScanSoft registered users and upgrade customers to new or more fully-featured software. This bundling strategy increased direct revenue, as a percentage of all revenue, from 2% in 1997 to 13% for the nine months ended September 30, 1998. The success of this strategy will depend upon a decision by a significant proportion of customers who first receive software in a bundled form to upgrade with software from ScanSoft. There can be no assurance that ScanSoft's upgrade strategy will be successful. ScanSoft is pursuing, and may enter into additional OEM agreements, with personal computer device manufacturers and software vendors, to distribute ScanSoft's software products.

RESEARCH AND DEVELOPMENT

     As of November 1998, there were 53 full time employees on ScanSoft's research and development staff. ScanSoft's research and development expenditures in 1996 and 1997 were $4.0 and $5.1 million, respectively, and represented 33% and 29% of net revenues in the respective periods. Research and development expenses were $4.5 million and represented 29% of net revenues for the nine months ended September 30, 1998.

     ScanSoft's growth and future financial performance will depend in part upon its ability to enhance existing applications, develop and introduce new applications that keep pace with technological advances, meet changing customer requirements, respond to competitive products and achieve market acceptance. As a result, ScanSoft expects that it will continue to commit substantial resources to product development in the future.

     ScanSoft works closely with its customers and market research firms to determine product requirements and to design enhancements and new products to meet customer needs. ScanSoft's current development initiatives include feature and function enhancements of existing products, the development of new complementary products and the development of integrated packages of its products tailored to the requirements of certain market segments. ScanSoft plans to enhance its current product line, including new Internet/Intranet capabilities, as well as support for additional stand-alone and network connected scanning and image capture devices. There can be no assurance, however, that such enhancements will result in increased sales or market

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

acceptance of ScanSoft's products. See "Risk Factors -- Risk Factors Related to the Companies' Business and Operations -- Dependence on Developing Market; Rapid Technological Change."

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

     ScanSoft relies primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. ScanSoft seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. ScanSoft has one image processing patent and three patent applications pertaining to image processing technology. The patent applications are still pending. There can be no assurance that any patent covering ScanSoft's inventions will issue or that any patent, if issued, will provide sufficiently broad protection or will prove enforceable in actions against alleged infringers. Despite precautions taken by ScanSoft, it may be possible for unauthorized third parties, to copy aspects of its products or future products or to obtain and use information that ScanSoft regards as proprietary. In particular, ScanSoft provides its licensees with access to its data model and other proprietary information underlying its licensed applications. ScanSoft makes source code available for certain of its products and occasionally enters into source code escrow agreements with certain customers for the balance of the source code. There can be no assurance that ScanSoft's means of protecting its proprietary rights will be adequate or that ScanSoft's competitors will not independently develop similar or superior technology or design around any patents owned by ScanSoft. Litigation may be necessary in the future to enforce ScanSoft's intellectual property rights, to protect ScanSoft's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on ScanSoft's business, operating results and financial condition.

     As a part of the merger agreement, ScanSoft has entered into a license agreement with Xerox which includes limited licenses and the assignment of certain patents and trademarks. For a more complete description of the license agreement, see "Information Regarding Sole Stockholder of ScanSoft -- License Agreement."

     Policing unauthorized use of ScanSoft's products is difficult and, while ScanSoft is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect ScanSoft's proprietary rights to the same extent as do the laws of the United States. ScanSoft is not aware that any of its product offerings infringe the proprietary rights of third parties. There can be no assurance however, that third parties will not claim infringement by ScanSoft with respect to current or future products. ScanSoft expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in ScanSoft's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require ScanSoft to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to ScanSoft or at all, which could have a material adverse effect on ScanSoft's business, operating results and financial condition.

     ScanSoft also relies on certain technology which it licenses from third parties. Because ScanSoft's products incorporate software developed and maintained by third parties, ScanSoft is, to a certain extent, dependent upon such third parties' ability to maintain or enhance their current products, to develop new products on a timely and cost-effective basis, and to respond to emerging industry standards and other technological changes. In the event that ScanSoft's agreements with its third-party vendors should fail to be renewed or the products licensed from such vendors should fail to address the requirements of ScanSoft's software products, ScanSoft would be required to find alternative software products or technologies of equal performance or functionality. There can be no assurance that ScanSoft would be able to replace such functionality provided by the third party software currently licensed by ScanSoft in the event that such software becomes obsolete or incompatible with future versions of ScanSoft products or is otherwise not adequately maintained or updated. The absence of or any significant delay in the replacement of that functionality could have a material adverse effect on ScanSoft's business, operating results and financial condition.

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

EMPLOYEES

     As of November 30, 1998, ScanSoft had a total of 122 full time employees, all of whom were based in the United States and the United Kingdom. Of the total, 44 were engaged in sales, marketing and support, 53 in research and development, 20 in administration, MIS and finance and five in operations and manufacturing. ScanSoft's future performance depends in significant part on the continued service of its key technical and senior management personnel. None of ScanSoft's employees is represented by a labor union. ScanSoft has not experienced any work stoppages and considers its relations with its employees to be good.

PROPERTIES

     ScanSoft's principal administrative, sales, marketing and support functions are located at its leased headquarters facility in Peabody, Massachusetts. ScanSoft currently occupies 37,636 square feet of space at this facility, and the lease will expire in July 2001. ScanSoft also leases warehouse space in Topsfield, Massachusetts, and research and development space at a Xerox facility in Palo Alto, California. In addition, ScanSoft Europe Ltd. leases a sales and support office in Reading, England.

LEGAL PROCEEDINGS

     From time to time, ScanSoft is party to various legal proceedings or claims, either asserted or unasserted, which arise in the ordinary course of business. Management has reviewed pending legal matters and believes that the resolution of such matters will not have a significant adverse effect on ScanSoft's financial condition or results of operations.

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

                 SCANSOFT MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is ScanSoft management's discussion and analysis of the financial condition and results of operations for the fiscal years ended December 31, 1996, 1997 and nine months ending September 30, 1998. This discussion and analysis should be read in conjunction with, and is qualified in its entirety by, the audited financial statements contained in this proxy statement/prospectus. Management's discussion and analysis provides information concerning ScanSoft's business environment, consolidated results of operations and liquidity and capital resources. In addition to historical information, management's discussion and analysis includes certain forward-looking statements regarding events and financial trends that may affect ScanSoft's future operating results and financial position. Such statements are subject to risks and uncertainties, including the effects of competition and technological change and the risks set forth under "Risk Factors," that could cause ScanSoft's actual results and financial position to differ materially.

RESULTS OF OPERATIONS

     The following table sets forth certain results of operations data for the years ended December 31, 1996 and 1997, and for the nine month period ending September 30, 1998. This information should be read in conjunction with ScanSoft's Consolidated Financial Statements and Notes thereto included elsewhere in this proxy statement/prospectus.

                                                                                          NINE
                                                        YEAR ENDED DECEMBER 31,       MONTHS ENDED
                                                        ------------------------      SEPTEMBER 30,
                                                          1996           1997             1998
                                                        ---------      ---------      -------------
                                                                      (IN THOUSANDS)
Net revenues..........................................   $12,041        $17,790          $15,448
Cost of revenues......................................     3,466          4,430            4,466
                                                         -------        -------          -------
  Gross margin........................................     8,575         13,360           10,982
Sales and marketing expense...........................     6,843          8,766            6,383
Research and development expense......................     4,028          5,129            4,499
General and administrative expense....................     1,488          1,342            1,919
                                                         -------        -------          -------
Loss from operations..................................    (3,784)        (1,877)          (1,819)
Other income (expense), net...........................        50             48               (3)
                                                         -------        -------          -------
  Net loss............................................   $(3,734)       $(1,829)         $(1,822)
                                                         =======        =======          =======

REVENUE

     ScanSoft's revenues are derived primarily from the sale of shrink-wrapped software applications sold through the retail channel, direct sales of upgrade products to its registered users base, and OEM partnerships with scanner and multifunction device manufacturers. ScanSoft's net revenues increased from $12,041,000 in fiscal 1996 to $17,790,000 in fiscal 1997 representing an increase of approximately 48%. Net revenues for the nine month period ended September 30, 1998 were $15,448,000. ScanSoft believes the increase from fiscal 1996 to 1997 was attributable to overall growth in the imaging device market coupled with a full year of sales after its entry into the personal document management market segment in November 1996.

     Channel revenues increased from $6,705,000 in fiscal 1996 to $9,051,000 in fiscal 1997 representing an increase of approximately 35%. Channel revenues accounted for 56% and 51% of net revenues for fiscal 1996 and 1997, respectively. Channel revenues for the nine month period ended September 30, 1998 were $8,498,000, increasing to 55% of net revenues. ScanSoft attributes the growth to an expansion in the number of retail outlets selling its products in North America, and the overall unit growth in the sale of scanners. Scanner growth was fueled by significantly lower prices in 1997.

     Direct revenues increased from $300,000 in fiscal 1997 to $2,060,000 in the nine month period ended September 30, 1998. Direct revenues, as a percent of net revenues, increased from 2% in fiscal 1997 to 13% in

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

the nine month period ended September 30, 1998. ScanSoft attributes this growth to direct marketing activity of its growing registered customer database.

     OEM revenue increased from $5,336,000 in fiscal 1996 to $8,439,000 in fiscal 1997, representing an increase of approximately 58%. The increase was due to higher unit sales by ScanSoft's OEM partners. In addition, the growth was aided by the first bundling arrangements for Pagis. OEM revenues for the nine month period ended September 30, 1998 were $4,890,000. OEM revenues, as a percent of net revenues, decreased from 44% in fiscal 1996 to 47% in fiscal 1997 and 32% for the nine month period ended September 30, 1998 due to higher growth in North American channel sales and lower unit prices in OEM products.

     European revenues totaled approximately $3,268,000 and $3,727,000 in fiscal years 1996 and 1997, respectively, accounting for approximately 27% and 21% of net revenues, respectively, due to higher growth in North American channel sales. European revenues in the nine month period ended September 30, 1998 were approximately $2,946,000 and 19% of net revenues.

COST OF REVENUES

     Cost of revenues consists primarily of material costs, third party royalties, amortization of capitalized software costs, fulfillment, and salaries for product support personnel. ScanSoft offers "no-fee" product support for registered customers during the warranty period. Product support costs were $908,000, $1,141,000 and $984,000 for the fiscal years ended 1996, 1997 and the nine month period ended September 30, 1998, respectively. As a percent of revenue, product support costs represented 8% in fiscal 1996 and 6% in both fiscal 1997 and the nine month period ended September 30, 1998. In accordance with Financial Accounting Standards No. 86, ScanSoft amortized capitalized software costs of $317,000, $311,000 and $480,000 in fiscal 1996, 1997 and the nine month period ended September 30, 1998, respectively. Cost of revenues were approximately $3,466,000 and $4,430,000 for each of the fiscal years ended December 31, 1996 and 1997, respectively, representing 29% and 25% of net revenues for each of the fiscal years ended 1996 and 1997, respectively. Cost of revenues were approximately $4,466,000 representing 29% of net revenues for the nine month period ended September 30, 1998. The increase in cost of revenues as a percent of net revenues from 1997 to 1998 is based on those costs associated with lower prices per unit.

OPERATING EXPENSES

     Overall expenses were higher for fiscal 1997 than fiscal 1996 primarily due to increased marketing and sales costs in support of the increased channel and direct revenues and higher product development.

     Sales and marketing expenses include salaries, commissions, advertising, direct mail, public relations, trade shows, travel, and other sales and marketing expenses. Sales and marketing expenses increased from $6,843,000 to $8,766,000 for fiscal 1996 and fiscal 1997, respectively, representing 57% and 49% of net revenues for each year, respectively. Sales and marketing expenses for the nine month period ended September 30, 1998 were $6,383,000 representing 41% of net revenues. The increase in sales and marketing was primarily attributable to higher marketing costs in support of the channel, including advertising and special promotional opportunities. The decrease in sales and marketing expenses as a percentage of net revenues from fiscal 1996 to the nine month period ended September 30, 1998 was principally due to the increased effectiveness of advertising and other marketing programs and greater acceptance of ScanSoft's products.

     Research and development ("R&D") expenses relate primarily to salary and benefit costs of engineers. R&D expenses increased from $4,028,000 to $5,129,000 for fiscal 1996 and fiscal 1997, respectively, representing 33% and 29% of net revenues for each year. R&D expenses for the nine month period ended September 30, 1998 were $4,499,000, representing 29% of net revenues. This decrease in R&D expenses as a percentage of net revenues in 1997 compared to 1996 was principally due to the growth of revenue and moderate additions to R&D personnel. ScanSoft intends to continue to enhance its current products, as well as develop new technologies for the future, and as such, expects that R&D will continue to be a significant expense for ScanSoft. In accordance with Statement of Financial Accounting Standards No. 86, ScanSoft

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

capitalized $512,000 of software development costs in fiscal 1996, compared to $424,000 in fiscal 1997. For the nine month period ended September 30, 1998, ScanSoft capitalized $422,000 of software development costs.

     General and administrative expenses include personnel costs for administration, finance, human resources, and general management in addition to legal and accounting expenses and other professional services. General and administrative expenses decreased from $1,488,000 to $1,342,000 for fiscal 1996 and fiscal 1997, respectively. General and administrative expenses as a percent of net revenues decreased from 12% in fiscal 1996 to 8% in fiscal 1997. General and administrative expenses for the nine month period ended September 30, 1998 were $1,919,000, representing an increase to 12% of net revenues. The increase was due in part to a $225,000 reserve for bad debt needed as a result of a customer's recent bankruptcy filing, as well as an increase in audit fees associated with the merger.

CERTAIN TRENDS

     ScanSoft's results in the future may be affected by factors over which it has very little control. These include, but are not limited to, adverse changes in the economic conditions in the United States and in international markets in which it participates. In addition the computer software markets in which ScanSoft participates are characterized by rapid change in technology. ScanSoft may be affected by the development of new or improved technology by its existing competitors (some of whom have greater financial resources) or new entrants drawn to the market due to the overall increase in the unit volumes of scanners, multifunction devices and digital cameras. ScanSoft may also be affected by the actions of the scanner and multifunction manufacturers themselves. Scanner prices have dropped significantly over the last 24 months. This has lead to lower per unit revenue to ScanSoft from its OEM partners. In addition, it has lead to some instability in the financial condition of several key scanner manufacturers. The recent bankruptcy of one of ScanSoft's key OEMs is an example of the impact that the lower pricing is having in the marketplace. There can be no assurance that other ScanSoft OEMs would not also be so affected.

     In late 1997 ScanSoft upgraded most of its OEMs with bundled software that encouraged electronic and/or Internet registration. This has led to an increase in registered customers from 176,000 at December 31, 1997 to 427,000 at September 30, 1998. ScanSoft plans to increase its direct and Internet marketing activities to these customers and expects a higher percentage of its revenue to come from direct upgrade activity in the future. There can be no assurance that the combined companies will be able to maintain these relationships with these OEMs or that registered customers will continue to upgrade.

     A significant portion of ScanSoft's net revenues is attributable to sales through the distribution channel. ScanSoft's future operating results are dependent on maintaining these relationships. There can be no assurance that the combined company will be able to do so.

YEAR 2000 COMPLIANCE

     ScanSoft is in the process of assessing the potential effects of the "Year 2000" millennium change on its business systems and processes, including facilities, software and components used by its employees, as well as its outsourcing vendors and critical suppliers. ScanSoft's Year 2000 project is proceeding on schedule. The project goal is to ensure that ScanSoft's business is not impacted by the date transitions associated with the Year 2000.

     ScanSoft's Year 2000 project plan is coordinated by a team that reports to senior management. The project team is evaluating the Year 2000 compliance of ScanSoft's business systems and processes, including facilities, software and components used by its employees, as well as its outsourcing vendors and critical suppliers whom provide services relating to its business. ScanSoft's Year 2000 project is comprised of the following phases:

     - Phase 1 -- Inventory all business systems and processes, including facilities, software and components used by ScanSoft's employees, in order to assign priorities to potentially impacted systems and services. This phase was completed by December 31, 1998.

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

     - Phase 2 -- Assess the Year 2000 compliance of all inventoried business systems and processes, including facilities, software and components used by ScanSoft's employees, and determine whether to renovate or replace any non-Year 2000 compliant systems and services. ScanSoft expects to complete this phase by March 31, 1999.

     - Phase 3 -- Complete replacement or renovation, if required, of any non-compliant business systems and processes, including facilities, software and components used by ScanSoft's employees and ScanSoft's outsourcing vendors. Conduct procurements to replace any other non-Year 2000 compliant business systems and processes, including facilities, software and components used by ScanSoft's employees and ScanSoft's outsourcing vendors that will not be remediated. Test and validate remedied and replacements systems, if any such remediation or replacement is required, to ensure inter-system compliance and mission critical system functionality. ScanSoft expects to complete testing, remediation and validation efforts, if any are required, by June 30, 1999.

     - Phase 4 -- Deploy and implement remedied and replacement systems, if any deployment or implementation is required, after the completion of successful testing and validation. ScanSoft expects to complete the deployment and implementation of the remedied or replacement systems, if required, by September 30, 1999.

     - Phase 5 -- Design contingency plan and business continuation plans in the event of the failure of business systems and processes, facilities, data networking infrastructure, software and components used by ScanSoft's employees due to the Year 2000 millennium change. ScanSoft expects that the initial contingency and business continuation plan will be in place by November 30, 1999.

     Based on ScanSoft's inventory and assessment to date, it believes that its facilities can be Year 2000 compliant. In addition, it is seeking assurances from its facilities' landlords and equipment vendors and data circuit providers regarding the Year 2000 compliance of their facilities and equipment.

     At this time, ScanSoft believes that its incremental remediation costs needed to make its current business systems and processes, including facilities, software and components used by its employees and its outsourcing vendors are not material. While ScanSoft is incurring some incremental costs, its costs through September 30, 1998 were less than $40,000. ScanSoft's expected total costs, including remediation and replacements costs, if any, are estimated to be between $50,000 and $75,000 over the life of the Year 2000 project.

     ScanSoft is contacting its hardware and software vendors, other significant suppliers, manufacturers, outsourcing service providers and other contracting parties to determine the extent to which it is vulnerable to any one of their failures to achieve Year 2000 compliance for their own systems. At the present time, ScanSoft does not expect Year 2000 issues of any such third parties to materially affect its business.

     Should ScanSoft fail to solve a Year 2000 compliance problem critical to its business systems and processes, the result could be a failure or interruption to normal business operations. The reasonably likely worst case risks inherent in ScanSoft's business are as follows:

     - Despite the assurances of ScanSoft's third-party suppliers, hardware and software vendors and outsourcing service providers regarding the Year 2000 compliance of their products and services, the potential exists that a Year 2000 problem relating to such third-party suppliers, vendors and outsourcing service providers products and services could have a material impact on ScanSoft's business. ScanSoft is conducting monthly discussions with its critical outsourcing service providers to determine the progress of their Year 2000 compliance programs.

     - Despite extensive preparation and effort to ensure Year 2000 compliance, implementation of its business continuation contingency plan for a very short time may be required while ScanSoft remediates the Year 2000 problem.

     Despite its belief that its mission critical computer software applications and systems are Year 2000 compliant and its expectation that its enhancement effort will result in Year 2000 compliant systems, ScanSoft is currently developing a business continuation contingency plan. ScanSoft expects to finalize its initial contingency plan to complete the testing all existing systems by November 30, 1999.

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

  Forward-Looking Statements

     The foregoing Year 2000 discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including without limitation, anticipated costs and the dates by which certain actions are expected to be completed, are based on management's best current estimates, which were derived utilizing numerous assumptions about future events, including the continued availability of certain resources, representations received from third parties and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the ability to identify and remediate all relevant systems, results of Year 2000 testing, adequate resolution of Year 2000 issues by governmental agencies, businesses and other third parties who are outsourcing service providers suppliers, and vendors, unanticipated system costs, the adequacy of and ability to implement contingency plans and similar uncertainties. The "forward-looking statements" made in the foregoing Year 2000 discussion speak only as of the date on which such statements are made, and management does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

LIQUIDITY AND CAPITAL RESOURCES

     ScanSoft's operating activities used cash of $2,763,000 and $3,576,000 in fiscal years 1996 and 1997, respectively. ScanSoft generated cash from operations of $487,000 in the nine month period ended September 30, 1998. ScanSoft maintains a "zero balance account" with Xerox for operating activities in the United States. All cash transactions, deposits and disbursements are recorded in an intercompany account with Xerox, which has been reflected in ScanSoft's financial statements and notes. Disbursements in excess of deposits are funded by Xerox, free of interest charges. Cash received in excess of disbursements reduce the intercompany account with Xerox. ScanSoft used cash from investing activities of ($1,110), ($1,426) and ($701) for the years ended December 31, 1996 and 1997 and for the nine months ended September 30, 1998, respectively, related to purchases of property and equipment and the capitalization of software development costs. Cash provided by net transactions with Xerox amounted to $5,196, $4,067 and $851 for the years ended December 31, 1996 and 1997 and for the nine months ended September 30, 1998, respectively.

     ScanSoft offers credit terms to qualifying customers and also sells on a prepaid and credit card basis. With respect to credit sales, ScanSoft attempts to control its bad debt exposure through monitoring of customer's creditworthiness. With the exception of the recent bankruptcy filing of a customer, ScanSoft has not experienced any significant write-offs of bad debts.

     ScanSoft has financed its operations to date through funds made available by Xerox. There can be no assurance that such funds will be made available to ScanSoft after consummation of the proposed transaction with Visioneer.

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

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

     The rights of Visioneer stockholders are currently governed by Delaware law and the certificate of incorporation and bylaws of Visioneer. The rights of ScanSoft stockholders are currently governed by Delaware law and the certificate of incorporation and bylaws of ScanSoft. Upon consummation of the merger, the rights of stockholders of the Surviving Corporation will be governed by Delaware law, the Visioneer certificate of incorporation as it is amended, and the Visioneer bylaws. The following is a summary of the principal differences between the current rights of ScanSoft stockholders and those of Visioneer stockholders following the merger.

     The following summary is not intended to be complete and is qualified in its entirety by reference to Delaware law, the Visioneer certificate of incorporation and bylaws, and the ScanSoft certificate of incorporation and bylaws. The Visioneer certificate of incorporation and bylaws are incorporated by reference herein. Any of these documents will be sent to stockholders upon request. See "Where You Can Find More Information" on page 1.

COMPARISON OF CURRENT SCANSOFT STOCKHOLDER RIGHTS AND RIGHTS OF STOCKHOLDERS FOLLOWING THE MERGER

     The Visioneer certificate of incorporation will be amended in connection with the merger as set forth in Annex E and as discussed in "Description of Capital Stock." The rights of Visioneer stockholders after the merger will be the same as their rights prior to the merger.

     The rights of ScanSoft stockholders under Delaware law and the ScanSoft certificate of incorporation and bylaws prior to the merger will be substantially the same as the rights of stockholders under Delaware law and the Surviving Corporation's certificate of incorporation and bylaws, with the following principal exceptions.

  Authorized Capital Stock

     The authorized capital stock of ScanSoft consists of 27,000,000 shares of common stock and 23,000,000 shares of preferred stock, par value $0.001 per share (of which 16,000,000 shares are designated Series A participating preferred stock (the "ScanSoft Series A Preferred Stock")). The authorized capital stock of Visioneer is set forth under "Description of Capital
Stock -- Existing Capital Stock."

  Board of Directors

     The ScanSoft bylaws provide that the number of directors shall be determined by resolution of a majority of the ScanSoft board. ScanSoft currently has one director. The ScanSoft certificate of incorporation does not provide for cumulative voting for the election of directors.

     Vacancies in the ScanSoft board may be filled by resolution of a majority of the ScanSoft board (or a sole director, if applicable) or by the stockholders at an annual meeting or special meeting called for that purpose, and any director so appointed will hold office until the next annual election of directors of that class. The ScanSoft bylaws provide that the directors may be removed from office, but only for cause, by vote of the holders of a majority of shares entitled to vote for the election of directors.

     The Visioneer bylaws provide that the number of directors shall be determined by resolution of a majority of Visioneer's board of directors. Visioneer currently has five directors. Under the Visioneer bylaws, Visioneer directors are elected at the annual meeting of stockholders and each director elected holds office until his/her successor is elected and qualified, unless he/she shall resign, become disqualified, disabled or otherwise removed. Neither the Visioneer certificate of incorporation nor the Visioneer bylaws provide for cumulative voting for election of directors. Nominations of persons for election to Visioneer's board of directors may be made by or at the direction of Visioneer's board of directors, or by Visioneer stockholders according to the procedures described in the Visioneer bylaws. Under the Visioneer bylaws, vacancies in Visioneer's board of directors may be filled by resolution of a majority of Visioneer's board of directors (or a sole director, if applicable), and any director so appointed will hold office until the next annual meeting of stockholders. The

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

bylaws provide that directors may be removed (with or without cause) by vote of the holders of a majority of shares entitled to vote at an election of directors.

     In connection with the merger, Xerox and certain affiliates of Visioneer holding approximately 29% of Visioneer's voting stock as of the date of this proxy statement/prospectus (the "Investors") have agreed to enter into a voting agreement pursuant to which, among other things, they will vote to elect certain nominees to the Surviving Corporation's board of directors. Xerox and the Investors have agreed that as of the effective time of the merger, Visioneer's bylaws will be amended to provide for a seven member board, and that two nominees of Xerox as well as the Chief Executive Officer of the Surviving Corporation will be elected to the board as of the first board meeting thereafter. The voting agreement also provides that in any election of board members, the parties to the voting agreement will vote their shares so as to elect certain designees and describes the manner in which such designees will be determined. See "The Merger Agreement and Related Agreements."

  Action Without a Meeting

     The Visioneer certificate of incorporation provides that no action required to be taken or that may be taken at any annual or special meeting of the stockholders may be taken without a meeting and that the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

  Special Meetings of Stockholder

     The ScanSoft bylaws provide that special meetings of stockholders may be called by the chairman, president, board of directors or the holders of not less than 10% of all shares entitled to vote at the meeting. The Visioneer bylaws provide that special meetings of stockholders may be called by the president and shall be called by the president or secretary at the written request of a majority of Visioneer's board of directors, or at the request in writing of stockholders owning not less than 10% of the entire capital stock of the corporation issued and outstanding and entitled to vote.

  Amendment of Certificate of Incorporation and Bylaws

     Both the Visioneer and ScanSoft certificates of incorporation reserve the right of each company to amend, alter or change any provision contained in such certificate of incorporation, in accordance with Delaware law. Pursuant to Delaware law, amendment of a company's certificate of incorporation requires the approval of a majority of the board of directors and the approval of the holders of a majority of the outstanding capital stock. The ScanSoft certificate of incorporation further provides that the affirmative vote of the majority of the outstanding shares of ScanSoft Series A Preferred Stock is required for any amendment to the ScanSoft certificate of incorporation that would materially adversely affect the powers, preferences or special rights of such preferred stockholders.

  Voting Rights

     Each outstanding share of ScanSoft common stock is entitled to one vote on all matters submitted to ScanSoft stockholders. Each holder of ScanSoft Series A Preferred Stock has full voting rights and powers equal to the voting rights and powers of the holders of ScanSoft common stock and each outstanding share of ScanSoft Series A Preferred Stock is entitled to one vote on all matters submitted to ScanSoft stockholders.

     The outstanding voting securities of Visioneer are the shares of Visioneer common stock. Under Delaware law, each share of Visioneer common stock is entitled to one vote on all matters submitted to Visioneer stockholders.

  Removal of Officers

     The ScanSoft bylaws permit the removal of any officer by the ScanSoft board with or without cause. The Visioneer bylaws permit Visioneer's board of directors to remove any officer elected by the board at any time by the affirmative vote of a majority of Visioneer's board of directors.

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

  Rights Plan

     Visioneer has entered into a Rights Agreement (as amended, the "Rights Agreement"), with U.S. Stock Transfer Corporation N.A. as rights agent. Pursuant to the Rights Agreement, rights attach to each share of Visioneer common stock outstanding and entitle the registered holder to purchase from Visioneer a fraction of a share of Series A Preferred Stock at a purchase price of $27.50 (the "Purchase Price"), subject to adjustment. Each share of Visioneer common stock outstanding has one right attached.

     The rights will separate from the Visioneer common stock upon the earlier of (A) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired or obtained the right to acquire beneficial ownership of 20% or more of the outstanding shares of Visioneer common stock (the "Stock Acquisition Date") or
(B) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Visioneer common stock, unless a later date is fixed by Visioneer's board of directors (the date of any such event, the "Distribution Date"). Until the Distribution Date, the rights will be evidenced by Visioneer common stock certificates and will be transferred with and only with Visioneer common stock certificates. New Visioneer common stock certificates will contain a notation incorporating the Rights Agreement by reference and the transfer of any certificates representing outstanding Visioneer common stock outstanding will also constitute the transfer of the associated rights.

     In the event that an Acquiring Person becomes the beneficial owner of 20% or more of the then outstanding shares of Visioneer common stock in an acquisition which has not met certain requirements, each holder of a right (other than the Acquiring Person) will thereafter have the right to receive upon exercise Visioneer common stock having a value twice the exercise price of the right.

     If, following a Stock Acquisition Date, Visioneer engages in a merger or business combination transaction in which Visioneer is not the surviving corporation (other than a transaction which has met certain requirements) each holder of the right will thereafter have the right to receive, upon exercise of the right, common stock of the acquiring party having a value twice the exercise price of the right.

     The rights are not exercisable until the Distribution Date and will expire at the close of business on October 23, 2006, unless earlier redeemed by Visioneer as further described in the Rights Plan. At no time will the holder of the rights as such have any voting power or any rights as a stockholder. Subject to certain exceptions, any of the provisions of the Rights Agreement may be amended by Visioneer's board of directors prior to the Distribution Date.

     Pursuant to the merger agreement, Visioneer has amended the Rights Plan such that neither ScanSoft nor any of its Affiliates (as defined therein) shall become an Acquiring Person, nor shall any Distribution Date or Shares Acquisition Date occur, if ScanSoft or any of its Affiliates becomes a beneficial owner of Visioneer common stock pursuant to and not in contravention of the merger agreement and the transactions contemplated by the merger agreement.

     The above summary of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Rights Agreement. See "Where You Can Find More Information" on page 1.

     ScanSoft does not have a Rights Plan.

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

                          DESCRIPTION OF CAPITAL STOCK

EXISTING CAPITAL STOCK

     Visioneer is authorized by its existing certificate of incorporation to issue an aggregate of 50,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the record date, there were 19,852,952 shares of common stock outstanding that were held of record by approximately 265 stockholders. The following is a summary of certain of the rights, powers, preferences and limitations pertaining to Visioneer's capital stock. For a full description of the common stock and preferred stock, you should refer to the amended and restated certificate of incorporation and the bylaws of Visioneer as currently in effect, copies of which are on file with the Securities and Exchange Commission.

  Common Stock

     Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Approval of matters brought before the stockholders requires the affirmative vote of a majority of outstanding shares, except as otherwise required by law. Subject to the rights of holders of preferred stock, if any, all shares of common stock are entitled to share in such dividends as the board of directors may from time to time declare from sources legally available therefor. Subject to the rights of creditors and holders of preferred stock, if any, holders of common stock are entitled to share ratably in a distribution of assets of Visioneer upon any liquidation, dissolution or winding-up of Visioneer.

  Existing Preferred Stock

     The board of directors of Visioneer is authorized to issue, by resolution and without any action by stockholders, up to 5,000,000 shares of preferred stock and may establish the voting rights, designations, preferences and relative, participating, optional or other special rights of such series of preferred stock.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE EXISTING CERTIFICATE OF INCORPORATION AND DELAWARE LAW

  Certificate of Incorporation

     Under Visioneer's existing certificate of incorporation, the board of directors has the power to authorize the issuance of up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the stockholders. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of Visioneer, may discourage bids for the common stock at a premium over the market price of the common stock and may adversely affect the market price of and the voting and other rights of the holders of the common stock.

  Delaware Takeover Statute

     Visioneer is subject to section 203 of Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the law will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the

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

business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of (in one transaction or a series of transactions) 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation, or by any direct or indirect majority-owned subsidiary thereof, of any stock of the corporation or such subsidiary to the interested stockholder;
(iv) any transaction involving the corporation, or any direct or indirect majority-owned subsidiary thereof, that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or any such subsidiary which is owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary thereof. In general, section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

CAPITAL STOCK FOLLOWING THE MERGER

     If the merger is approved by the requisite vote of the stockholders of Visioneer at the special meeting, the certificate of incorporation of Visioneer will be amended and restated at the effective time of the merger. The amended and restated certificate of incorporation, in the form attached as Annex E to this proxy statement/ prospectus and incorporated herein by reference, will be that of the Surviving Corporation. The following is a summary of certain of the rights, powers, preferences and limitations pertaining to the capital stock of Visioneer after giving effect to the merger. For a full description of such capital stock, see Annex E hereof.

     Pursuant to the proposed amendment and restatement to the certificate of incorporation, the Surviving Corporation will be authorized to issue 70,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 15,000,000 shares will be designated as Series B preferred stock.

     Holders of common stock will be entitled to one vote per share on all matters submitted to a vote of stockholders. Approval of matters brought before the stockholders will require the affirmative vote of a majority of the holders of the outstanding shares of common stock, except as otherwise required by Delaware law. In addition, a supermajority vote of the common stock will be required for certain matters, including:

     - the merger or sale of substantially all the assets of the Surviving Corporation;

     - the authorization or issuance of any equity security having a preference over or being on a parity with the Series B preferred stock with respect to voting, dividends, conversion or upon liquidation;

     - any alteration or change, in an adverse manner, to the rights, preferences and privileges of the Series B preferred stock;

     - any change in the total number of authorized shares of Series B preferred stock;

     - subject to certain exceptions, the redemption, purchase or acquisition of any shares of common stock or preferred stock;

     - the declaration or payment of dividends on the common stock or preferred stock; or

     - any amendment to the bylaws of the Surviving Corporation.

     Following the merger, the board of directors of the Surviving Corporation will be authorized to issue, from time to time, by resolution and without any action by stockholders, up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes and/or series and may establish the powers, designations, preferences, rights and qualifications, limitations or restrictions (which may differ with respect to each such class and/or series) of such class and/or series. Of these shares, 15,000,000 will be designated Series B preferred stock. The Series B preferred stock will be convertible into shares of common stock of the

Surviving Corporation on a share for share basis at the execution of the holder at any time after the second anniversary of the merger; however, the Series B preferred stock is convertible immediately if the holder's ownership of outstanding Surviving Corporation common stock is less than 30%, unless such conversion results in the holder owning more than 50% of the outstanding Surviving Corporation common stock.

     The Series B preferred stock will be entitled to dividends at the rate of $0.065 per annum, payable when, as and if declared by the board of directors of the Surviving Corporation but subject to availability of funds. Dividends will be non-cumulative. The Series B preferred stock will have a liquidation preference of $1.30 per share plus all declared but unpaid dividends.

     Holders of Series B preferred stock will not have any voting rights, except for such rights as are provided under Delaware law.

     There is currently no other series of preferred stock authorized by Visioneer's certificate of incorporation or outstanding. However, Visioneer has authorized the creation of Series A preferred stock which may be issued pursuant to Visioneer's Rights Plan, and the filing of a certificate of designation setting forth the rights of the Series A preferred stock.

     Certain holders of capital stock are also entitled to certain registration rights. See "The Merger Agreement and Related Agreements -- Related
Agreements -- Registration Rights Agreements."

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

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

     The following summary describes the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the merger agreement.

THE MERGER

     The merger agreement provides that, following the approval of the merger and the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock of Visioneer entitled to vote thereon, and the satisfaction or waiver of the other conditions to the merger, ScanSoft will be merged with and into Visioneer, the separate corporate existence of ScanSoft will cease, and Visioneer will continue as the surviving corporation succeeding to and assuming all rights and obligations of ScanSoft and Visioneer in accordance with Delaware law.

     If the conditions to the merger are satisfied or waived, a certificate of merger will be filed with the Secretary of State of Delaware. The merger will become effective upon the filing and acceptance thereof or at such date thereafter as ScanSoft and Visioneer have agreed and have specified in the certificate of merger.

     In the merger, each share of Visioneer common stock outstanding at the effective time (other than shares held by Visioneer, which will be canceled and retired and shall cease to exist, and any fractional shares and Dissenting Shares) will be exchanged, based on the election made by each stockholder, for cash or common stock of the Surviving Corporation, as more fully described under "The Merger -- Merger Consideration" and "-- Cash Election and Proration for Visioneer Stockholders." For a discussion of the treatment of fractional shares, see "The Merger -- Fractional Shares," and for Dissenting Shares, see "Stockholders' Appraisal Rights."

  Book Value Adjustment

     The number of shares of Visioneer common stock to be exchanged for cash and the number of shares of Series B preferred stock to be received by XIS will be subject to adjustment based upon the variance from a predetermined relationship between the Visioneer net book value and the ScanSoft net book value, each calculated on a date prior to the merger. If the difference between the Visioneer net book value and the ScanSoft net book value is higher than the predetermined variance, then the cash election number of 5,097,000 shares will be increased by a number of shares equal to the excess of such variance divided by $2.06. Such additional shares are referred to as the "Additional Cash Election Shares." Alternatively, in the event that the difference between the Visioneer net book value and the ScanSoft net book value is less than the predetermined variance, then the cash election number of 5,097,000 will not increase. Instead, Visioneer will issue to XIS that number of additional shares of Series B preferred stock equal to such shortfall divided by approximately $2.06.

     The purpose of this book value adjustment is to adjust the consideration amounts to be received and the relative ownership percentages in the Surviving Corporation that are contemplated by the merger agreement. The book value adjustment compensates for changes in the value of either Visioneer or ScanSoft that occur in the time period (which is expected to exceed 90 days) between the signing of the merger agreement, at which time the deal terms were set, and the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties of Visioneer and ScanSoft relating to, among other things:

     - due organization, standing and similar corporate matters;

     - certificate of incorporation and bylaws;

     - capital stock structure;

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

     - financial statements;

     - the absence of certain changes;

     - title to owned real property, valid leasehold interests in leased real property and other real estate related matters;

     - title to assets;

     - receivables and significant customers;

     - ownership of or right to use proprietary assets and the lack of any material unauthorized use, infringement or misappropriation of certain proprietary assets;

     - compliance with applicable laws;

     - the absence of defaults under material contracts;

     - the absence of undisclosed liabilities;

     - compliance with legal requirements;

     - absence of certain business practices;

     - receipt of governmental authorizations;

     - filing of complete and correct tax returns and payment of all applicable taxes;

     - benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, employment matters and certain labor matters;

     - brokers' and financial advisors' fees and expenses;

     - environmental matters;

     - insurance;

     - pending or threatened litigation or investigation;

     - the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

     - the accuracy of information prepared by each party;

     - the accuracy of information supplied by each party in connection with this proxy statement/prospectus and the compliance as to form of this proxy statement/prospectus in all material respects with the requirements of the Securities Act and the Exchange Act;

     - the absence of conflict between the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby with any standstill, exclusivity or confidentiality agreement to which either ScanSoft or Visioneer is a party, with respect to the acquisition or other disposition of the party's software business;

     - board approval of the merger agreement and the merger; and

     - sufficiency of assets.

     The merger agreement contains additional representations and warranties of Visioneer with respect to:

     - the absence of conflict between (A) the execution and delivery of the merger agreement, the Primax asset purchase agreement and the transactions contemplated thereby and (B) Visioneer's charter or a material contract of Visioneer;

     - SEC filings and the accuracy of information contained in public documents filed with the SEC;

     - the inapplicability of certain state laws governing business combinations;

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

     - the absence of certain transactions with affiliates;

     - obtaining the requisite stockholder approval for the merger agreement and the merger;

     - certain matters relating to the sale of Visioneer's hardware business;

     - the execution of an irrevocable proxy and voting agreement by certain Visioneer stockholders;

     - amendments to Visioneer's Rights Plan to render it inapplicable to the merger;

     - compliance with applicable securities and blue sky laws;

     - usability and salability of Visioneer's software inventory; and

     - the absence of additional obligations to pay any employees as a result of the merger.

CERTAIN PRE-CLOSING COVENANTS AND AGREEMENTS

  Covenants Regarding the Conduct of Business

     Pursuant to the merger agreement and until the effective time, Visioneer and ScanSoft have each agreed to carry on its business in the usual, regular and ordinary course in substantially the same manner as currently conducted and to use all reasonable efforts to preserve intact its business organization, to keep available the services of its present officers and key employees and to preserve present relationships with customers, suppliers and other persons with which it has business dealings. In addition, each of Visioneer and ScanSoft agreed that it will not, without the prior written consent of the other:

     - amend its certificate of incorporation or bylaws;

     - (A) declare or pay any dividends on, or make any other distributions in respect of, any of its capital stock or make payments to stockholders, or
       (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except that ScanSoft may, without the prior consent of Visioneer, sell outstanding or newly issued shares of its common or preferred stock provided that the number of shares issued or sold does not exceed 10% of the total number of shares of capital stock of ScanSoft then outstanding);

     - enter into any material contract, or violate, amend, or otherwise modify or waive any of the terms of any material contract other than in ordinary course of business consistent with past practice;

     - enter into or amend any agreements pursuant to which any other party is granted exclusive rights of any type or scope with respect to any of its products or technology;

     - sell, lease, license or otherwise dispose of or encumber any of its assets, except (A) in the ordinary course of business consistent with past practice, and (B) for the sale of the Visioneer's hardware business in accordance with the terms of the form of asset purchase agreement;

     - incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

     - enter into an operating lease in excess of $25,000;

     - unless arising other than in the ordinary course of business, pay, discharge or satisfy any claim, liability or obligation above limits specified in the merger agreement;

     - make any capital expenditures, capital additions or capital improvements above limits specified in the merger agreement;

     - materially reduce the amount of any material insurance coverage provided by existing insurance policies;

     - terminate or waive any right of substantial value, other than in the ordinary course of business;

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

     - subject to certain exceptions, adopt or amend any employee benefit, stock purchase or option plan, amend any outstanding option, reprice any outstanding option, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

     - subject to certain exceptions, grant any incentive, severance or termination pay to any director, officer or any other employee;

     - subject to certain exceptions, commence a lawsuit;

     - acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization, or otherwise acquire or agree to acquire any assets which are material to its business;

     - other than in the ordinary course of business, make or change any material election, adopt or change any accounting method in respect of taxes, file any material tax return or any amendment to a material tax return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

     - each shall give all notices and other information required to be given to the employees of Visioneer, any collective bargaining unit representing any group of employees of Visioneer, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in the merger agreement; or

     - authorize, recommend, propose or announce an intention to do any of the foregoing.

  No Solicitation of Transaction

     Pursuant to the merger agreement, each of Visioneer and ScanSoft has agreed that neither Visioneer nor ScanSoft nor any officer, director, employee, stockholder, or agent of Visioneer or ScanSoft, will, directly or indirectly, solicit, initiate, entertain, or encourage any proposals or offers from any third party relating to an acquisition of their respective company or any acquisition of a material portion of the assets or stock of their respective company, whether through a merger, consolidation, stock purchase, purchase of all or substantially all of its assets, or acquisition of all or substantially all of its stock or other similar transaction (a "Takeover Proposal") or participate in any discussions or negotiations regarding any Takeover Proposal, provided that prior to the receipt of approval of the merger by the Visioneer stockholders, Visioneer may, together with its officers, directors and financial advisors, to the extent the Visioneer board of directors determines, in good faith, after consultation with outside legal counsel, that it would be a breach of the board's fiduciary duties to fail to do so, participate in discussions or negotiations with and afford access to the properties, books or records of Visioneer to any person, entity or group after such person, entity or group has delivered to Visioneer in writing an unsolicited Superior Proposal (as defined below) (which Superior Proposal has not been withdrawn).

     Neither the board of directors of Visioneer nor any committee thereof may withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ScanSoft, the approval or recommendation by Visioneer's board of directors of the merger or the merger agreement. The merger agreement does not prevent Visioneer, at any time prior to the receipt of stockholder approval of the merger, from: (A) modifying or withdrawing the recommendation of the board of directors to approve the merger if the board of directors determines in good faith that a Takeover Proposal is a Superior Proposal (as defined below) and, after consultation with outside counsel, that it would be a breach of its fiduciary responsibilities to not so modify or withdraw such recommendation; or
(B) to approve or recommend, or propose publicly to approve or recommend, such Superior Proposal if the board of directors of Visioneer determines in good faith, after consulting with outside counsel, that it would be a breach of its fiduciary responsibilities to not approve or recommend such Superior Proposal. A "Superior Proposal" is defined in the merger agreement as any

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

unsolicited written proposal determined by the Visioneer board of directors in good faith, after consultation with outside legal counsel, to be a bona fide proposal and made by a third party to acquire, directly or indirectly, for consideration consisting of cash, property and/or securities, more than 50% of the combined voting power of the shares of the Visioneer common stock then outstanding or all or substantially all the assets of Visioneer and otherwise on terms which the Visioneer board of directors determines in its good faith judgment to be more favorable to Visioneer's stockholders than the merger, after consultation with outside counsel and receipt of a written opinion of a financial advisor of nationally recognized reputation that the terms of such written proposal are more favorable from a financial point of view than the merger.

     Visioneer must promptly notify ScanSoft in writing of the terms of any third party inquiries or proposals involving a Takeover Proposal received by Visioneer, identify the name of such third party and provide ScanSoft with a copy of such Superior Proposal prior to taking the above action. Visioneer may approve or recommend a Superior Proposal or terminate the merger agreement, subject to the payment of specified termination fees. See "-- Additional Agreements -- Fees and Expenses" below.

  Third Party Standstill Agreements and Rights Agreement

     The merger agreement provides that Visioneer will not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party (other than any such agreement involving ScanSoft) or, except for the amendment of the Rights Agreement in connection with the merger, redeem, amend, modify or waive the rights or any provisions of the Rights Agreement.

  Stock Plans

     The treatment in the merger of outstanding Visioneer stock options is described in "The Merger -- Effect on Visioneer and ScanSoft Options."

  Commercially Reasonable Efforts

     Pursuant to the merger agreement, Visioneer, and ScanSoft have agreed to use commercially reasonable efforts to effectuate the transactions contemplated by the merger agreement and to take certain other actions, including (A) obtaining from any governmental body any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of the merger agreement, including those required under the HSR Act, and (B) make all necessary filings, and thereafter make any other required submissions, with respect to the merger agreement and the merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

ADDITIONAL AGREEMENTS

     Pursuant to the terms of the merger agreement, Visioneer and ScanSoft have agreed to the following additional covenants:

  Obligations of both Visioneer and ScanSoft

     Each of Visioneer and ScanSoft have agreed to:

     - abide by the terms of the confidentiality agreement;

     - afford to each other and to the accountants, counsel, and other representatives of each party reasonable access to the properties, books, contracts, commitments, and records and all other information as may be needed;

     - not make any public announcements with respect to the merger except as required by law;

     - give prompt notice to the other of: (A) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate in any material respect, and (B) the

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

       failure to comply with in any material respect or satisfy in any material respect any covenant, condition or agreement related to the merger.

  Obligations of Visioneer

     Pursuant to the terms of the merger agreement, Visioneer will:

     - comply with the securities and blue sky laws of all applicable jurisdictions;

     - file a notification form to list the shares of common stock to be issued in the merger on the Nasdaq National Market; and

     - use reasonable efforts to grant the necessary approvals if any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the merger agreement.

  Obligations of ScanSoft

     Pursuant to the terms of the merger agreement, ScanSoft will:

     - use its reasonable efforts to assist Visioneer as may be necessary to comply with the applicable securities and blue sky laws;

     - provide Visioneer with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter;

     - provide Visioneer a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation section 1.897-2(h)(2).

  Maintenance of Indemnification Obligations

     Pursuant to the merger agreement, the Surviving Corporation will indemnify and hold harmless each present and former director, officer, employee and agent of Visioneer determined as of the effective time (the "Indemnified Parties") to the extent provided in the bylaws or certificate of incorporation of Visioneer and as provided in any surviving indemnification agreements between Visioneer and an Indemnified Party. The Surviving Corporation will be obligated to pay reasonable expenses, including reasonable attorney's fees that may be incurred by such Indemnified Parties in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the effective time. The Surviving Corporation will also advance any such expenses as incurred to the fullest extent permitted under the bylaws or certificate of incorporation of Visioneer, subject to the undertaking of such party to repay such advances in the event that it is ultimately determined that such party is not entitled to indemnification.

     For a period of six years after the effective time, the Surviving Corporation will maintain a policy of officers' and directors' tail liability insurance for directors and officers of Visioneer who terminate or resign their positions after the date of the merger agreement but on or prior to the effective time. The coverage under such insurance must be at least as favorable as Visioneer's existing directors' and officers' liability insurance coverage; however, the Surviving Corporation will not be obligated to pay aggregate premiums for such tail coverage in excess of $250,000.

  Fees and Expenses

     Visioneer has agreed to pay ScanSoft by wire transfer a termination fee in an amount equal to $1,700,000 (1) if the merger agreement is terminated because the board of directors of Visioneer or any committee thereof fails to recommend, withdraws, modifies or publicly announces in a manner adverse to ScanSoft, its approval or recommendation of the merger or the merger agreement or (2) if the approval of Visioneer's stockholders of the merger agreement and the merger is not obtained at a meeting held for the purpose of obtaining such approval or any adjournment thereof and the board of directors of Visioneer has withdrawn or modified or proposed publicly to withdraw or modify its approval or recommendation of the merger or the merger agreement.

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

     Except as otherwise provided above, all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expenses, whether or not the merger is consummated, except that filing fees related to compliance with the HSR Act will be borne equally by Visioneer and ScanSoft.

  State Takeover Laws

     Visioneer and its board of directors have agreed to use reasonable efforts to grant the necessary approvals and take any necessary actions if any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated by the merger agreement.

  Cash Merger Consideration

     ScanSoft must deposit or cause to be deposited approximately $10,500,000 with the exchange agent on or prior to the closing date of the merger. The cash will be provided by Xerox. Visioneer must deposit with the exchange agent on or prior to the closing date of the merger an amount in cash equal to the excess of Visioneer's net book value over its targeted amount. See "The Merger -- Merger Consideration -- Book Value Adjustment." Visioneer shall provide cash in lieu of fractional shares.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The respective obligations of Visioneer and ScanSoft to consummate and effect the merger agreement and the transactions contemplated thereby are subject to the satisfaction on or prior to the effective time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties:

  Conditions to Each Party's Obligations

     - the merger agreement shall have been duly approved and adopted by the requisite vote of the stockholders of Visioneer;

     - no temporary restraining order, preliminary or permanent injunction or other ruling, decree or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger or the sale of Visioneer's hardware business shall be in effect, nor shall any legal proceeding be commenced which seeks to rescind the sale of the Visioneer's hardware business and which is reasonably likely to succeed on the merits nor shall any proceeding brought by governmental body, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger, which makes the consummation of the merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted; and

     - the waiting period applicable to the merger under the HSR Act shall have expired or been terminated and all approvals, waivers, permits, authorizations, consents and registrations, if any, as may be required under HSR, the Securities Act of 1933, as amended, or any state securities or other laws shall have been obtained;

    Additional Conditions to ScanSoft's Obligations

     - Visioneer shall have performed in all material respects all obligations of the merger agreement, and the representations and warranties of Visioneer contained in the merger agreement shall be true and correct as of the closing date; provided, however, any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in a material adverse effect on Visioneer, and Visioneer shall have substantially performed and complied with certain specified covenants in the merger agreement. For purposes of the merger agreement, a material adverse effect on Visioneer will have occurred if: (A) Visioneer's revenues are less than $2,316,000 in any complete

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

       fiscal quarter ending on a date after the date of the merger agreement and prior to the closing (including, without limitation, the fourth quarter of fiscal 1998) and preceding the fiscal quarter in which the closing occurs; (B) any legal proceeding which would be reasonably likely to result in expenses, damages and/or other liability to Surviving Corporation in excess of one and one-half times the amount of the coverage provided under Visioneer's current directors and officers liability insurance as determined by an independent arbiter to be mutually agreed upon by Visioneer and ScanSoft; (C) the completion of any environmental assessment of Visioneer which concludes that it would be reasonably likely that the Surviving Corporation would incur expenses, damages, remediation costs and/or other liability in excess of $3,500,000, exclusive of any insurance coverage; or (D) Visioneer's net book value is $4,500,000 or less;

     - Visioneer shall have provided ScanSoft customary officers' certificates;

     - Visioneer shall have obtained the consent or approval of third parties whose consents or approvals are required in order to consummate the merger;

     - Visioneer's common stock shall not have been delisted from the Nasdaq National Market and Visioneer shall have filed a Notification Form for Listing of Additional Shares with respect to the shares of Surviving Corporation common stock with the Nasdaq National Market and have received acknowledgment of receipt;

     - ScanSoft shall have received the results of any environmental assessment of Visioneer that reveal no material issues;

     - the sale of the Visioneer's hardware business shall have been consummated in accordance with the terms of the asset purchase agreement;

     - a voting agreement shall have been duly executed by the Affiliates of Visioneer and delivered to ScanSoft;

     - Visioneer shall have paid off all outstanding balances under its loan from Silicon Valley Bank;

     - Visioneer shall have executed and delivered to XIS the Registration Rights Agreement; and

     - Visioneer shall have executed and delivered a services agreement pursuant to which Primax will provide administrative services to Visioneer to enable Visioneer to continue to operate its software business after the closing date of the Primax transaction and for a period of six months thereafter.

  Additional Conditions to Visioneer's Obligations

     - ScanSoft shall have performed in all material respects all obligations of the merger agreement, and the representations and warranties of ScanSoft contained in the merger agreement shall be true and correct as of the date of the merger agreement and the closing date of the merger; provided, however, any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in a material adverse effect on ScanSoft, and ScanSoft shall have substantially performed and complied with certain specified covenant in the merger agreement;

     - ScanSoft shall have provided Visioneer customary officers' certificates; and

     - ScanSoft shall have obtained the consent or approval of third parties whose consents or approvals are required in order to consummate the merger.

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

TERMINATION

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger by the stockholders of Visioneer:

     (A) by mutual written consent of ScanSoft and Visioneer;

     (B) by either ScanSoft or Visioneer if:

        - the merger is not consummated on or before April 30, 1999 (provided that the terminating party has not breached its obligations under the merger agreement in any manner that shall have proximately caused the failure to consummate the merger by April 30, 1999);

        - any court or governmental entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and nonappealable (provided that the right to terminate the merger agreement pursuant to this provision will not be available to any party who has not used its reasonable best efforts to cause such order to be lifted); or

        - the approval of Visioneer's stockholders of the merger agreement and the merger is not obtained at the special meeting or any adjournment thereof;

     (C) by ScanSoft if:

        - any of the representations or warranties of Visioneer in the merger agreement that are expressly qualified by a reference to materiality shall not have been or shall not be true and correct in all respects as so qualified or any such representations or warranties that are not so qualified shall not have been or shall not be true and correct in any material respect on the date of the merger agreement and the Closing Date, and such untruth or incorrectness cannot be cured or has not been cured within 20 days after the giving of written notice to Visioneer;

        - Visioneer fails to substantially perform any obligation or comply with any agreement or covenant to be performed or complied with by it under the merger agreement and such failure cannot be or has not been cured within 20 days after the giving of written notice to Visioneer;

        - Visioneer shall have failed to satisfy any of the conditions set forth in the merger agreement and ScanSoft had not waived such conditions; or

        - the board of directors or any committee thereof shall have failed to recommend, withdrawn, modified or publicly announced in a manner adverse to ScanSoft its approval or recommendation of the merger or merger agreement; or

     (D) by Visioneer, if:

        - any of the representations or warranties of ScanSoft in the merger agreement that are expressly qualified by a reference to materiality shall not have been or shall not be true and correct in all respects as so qualified or any such representations or warranties that are not so qualified shall not have been or shall not be true and correct in any material respect on the date of the merger agreement and the Closing Date and such untruth or incorrectness cannot be or has not been cured within 20 days after giving of written notice to ScanSoft;

        - ScanSoft fails to substantially perform any obligation or comply with any agreement or covenant to be performed or complied with by it under the merger agreement and such failure cannot be or has not been cured within 20 days after giving of written notice to ScanSoft; or

        - ScanSoft shall have failed to satisfy any of the conditions set forth in the merger agreement and Visioneer had not waived such condition.

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

  Effect of Termination

     If the merger agreement is terminated pursuant to the above sections, the merger agreement will become void and Visioneer, ScanSoft and their respective officers or directors will have no liabilities or obligations except with respect to the termination provisions of the merger agreement and certain provisions regarding confidentiality and fees and expenses. In addition, Visioneer, ScanSoft or their respective officers or directors may be liable for breach under certain provisions of the merger agreement.

AMENDMENT

     The merger agreement may be amended by the parties at any time before or after obtaining approval of the merger agreement and the merger by the stockholders of Visioneer; provided, however, that, after approval of the stockholders of Visioneer, no amendment may be made which would require further stockholder approval.

EXTENSION; WAIVER

     At any time prior to the effective time any party may: (1) extend the time for the performance of any of the obligations or other acts of the other parties of the merger agreement; (2) waive any inaccuracies in the representations and warranties made by the other party contained in the merger agreement or in any document delivered pursuant thereto; and (3) waive compliance with any of the agreements or conditions contained in the merger agreement.

RELATED AGREEMENTS

  Side Letters

     Pursuant to side letters, dated as of December 2, 1998, by and among Xerox and Visioneer, Xerox agreed to be bound by certain provisions of the merger agreement, including sections 6.3 (regarding taxes) and 6.12 (regarding the voting agreement), to the extent such sections impose obligations on Xerox, as well as section 6.6 (regarding confidentiality). Pursuant to the side letters, Xerox has also agreed that: (1) during the period commencing on the effective time and ending on the second anniversary of the effective time, Xerox's percentage ownership of Visioneer's common stock will not exceed 49.5%; (2) in accordance with section 6.18 of the merger agreement, Xerox will cancel, as of the Effective Date, the tax agreement between Xerox and ScanSoft; and (3) Xerox will deposit or cause ScanSoft to deposit with the exchange agent the cash necessary for payment of the shares to be exchanged for cash.

  Voting Agreement

     Xerox and the Investors have agreed to enter into a voting agreement pursuant to which they will vote to elect certain nominees to the Surviving Corporation's board of directors. The parties to the voting agreement have agreed that as of the effective time of the merger, Visioneer's bylaws will be amended to provide for a seven member board, and two nominees of Xerox as well as the Chief Executive Officer of the Surviving Corporation will be elected to the board as of the first board meeting thereafter. At each annual meeting of stockholders of Visioneer, or at any special meeting of stockholders at which board members are to be elected, the parties to the voting agreement will vote their shares so as to elect the following directors:

          (A) so long as XIS owns at least 20% of the Visioneer's outstanding voting stock: two Xerox designees, two individuals designated by the four members of the board who were not nominated by Xerox and who are not Visioneer's Chief Executive Officer, Visioneer's then current Chief Executive Officer, and two independent members with relevant industry experience who are designated by at least four out of the five directors who are not considered to be independent directors; or

          (B) so long as XIS owns at least 10% of Visioneer's outstanding voting stock: one Xerox designee, two individuals designated by the five members of the board who were not nominated by Xerox and who are not Visioneer's Chief Executive Officer, Visioneer's then current Chief Executive Officer, and three

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

     independent members with relevant industry experience who are designated by at least three out of the four directors who are not considered to be independent directors.

     The voting agreement will terminate upon the earliest to occur of: (1) the sale of all or substantially all of Visioneer's property or business or its merger into or consolidation with any other corporation or if Visioneer effects any other transaction(s) in which more than 50% of its voting power is disposed of; (2) such time as XIS owns less than 10% of Visioneer's outstanding voting stock; or (3) such time as the non-Xerox parties to the voting agreement own, in the aggregate, less than 7% of the Visioneer's outstanding voting stock, provided, however, that if such time occurs prior to the second anniversary of the effective time of the merger and XIS holds at such time shares of Visioneer's Series B preferred stock, the voting agreement will not terminate until the earlier of (x) the second anniversary of the effective time and (y) the date on which XIS (together with its affiliates) no longer hold any shares of Visioneer's preferred stock.

  Stockholders' Voting Agreement

     The following summary describes the material provisions of a Stockholders' Voting Agreement between ScanSoft and the Investors. A copy of the Stockholders Voting Agreement is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Stockholders Voting Agreement.

     Voting Arrangements. Pursuant to the Stockholders Voting Agreement, the Investors, severally and jointly, have agreed that at any meeting of the Visioneer stockholders called to vote upon the merger agreement and the merger or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the merger agreement and the merger is sought, each Investor shall vote the number of shares of Visioneer common stock it owns (A) in favor of the merger and the adoption by Visioneer of the merger agreement and (B) against (1) any merger agreement or merger (other than the merger agreement and the merger), consolidation, combination, sale of substantial assets (other than the sale of the hardware business), reorganization, recapitalization, dissolution, liquidation or winding up of or involving Visioneer; or (2) any amendment of Visioneer's certificate of incorporation or bylaws or other proposal or transaction involving Visioneer, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, delay or nullify the merger, the merger agreement or any of the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class of capital stock of Visioneer. The Investors further agreed not to take any action inconsistent with the foregoing.

     Transfer Restriction. Under the Stockholders Voting Agreement, the Investors have agreed not to: (1) transfer, sell, pledge, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the transfer of, any of their shares of Visioneer common stock to any person, other than pursuant to the terms of the merger, unless the transferee agrees to be bound by the terms of the agreement; or (2) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, which restrictions terminate on the earlier of (A) the effective time of the merger or (B) either the termination of the merger agreement or six months thereafter, depending on the basis for termination of the merger agreement.

     No Solicitation. During the term of the Stockholders Voting Agreement, the Investors shall not, nor shall they permit any of their affiliates or any director, officer, employee, investment banker, attorney or other adviser or representative of any of the foregoing to: (1) directly or indirectly, solicit, initiate or knowingly encourage the submission of, any Takeover Proposal; or (2) directly or indirectly, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

     Grant of Irrevocable Proxy. Under the Stockholders Voting Agreement, the Investors revoked all previous proxies (if any) with respect to their shares of Visioneer common stock. Further, the Investors agreed that if they fail to comply with the voting arrangements discussed above, such failure shall result, without any further action by an Investor, in the irrevocable appointment of ScanSoft, and any person or persons who may be designated by ScanSoft as permitted under applicable law, and each of such person(s) individually, as the

Investor's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Investor, to vote the Investor's shares of Visioneer common stock, or grant a consent or approval in respect of such shares, in favor of or against, as the case may be, the merger and any alternate Takeover Proposals, and to execute and deliver an appropriate instrument irrevocably granting such proxy. The proxy terminates upon any termination of the Stockholders Voting Agreement in accordance with its terms.

     Termination. The Stockholders Voting Agreement will terminate as follows:

     - if the transactions contemplated by the merger agreement are not consummated, and the merger agreement is terminated because Visioneer's stockholders did not approve the merger agreement or Visioneer's board of directors failed to recommend the approval of the merger agreement (or withdrew or modified its recommendation), upon the six month anniversary of the date of termination of the merger agreement;

     - if the transactions contemplated by the merger agreement are not consummated, and the merger agreement is terminated for any reason other than as set forth above, as of the date of termination of the merger agreement; and

     - if the transactions contemplated by the merger agreement are consummated, upon the effective time of the merger.

     Notwithstanding the above, if Visioneer receives and publicly announces any Takeover Proposal prior to the date of termination of the merger agreement and the transactions contemplated by the merger agreement are not consummated (regardless of the reason for the termination of the merger agreement), the Stockholders Voting Agreement will terminate upon the later of (A) the six-month anniversary of the date of termination of the merger agreement or (B) one month following the date of the stockholder vote or consent taken in connection with any such alternative Takeover Proposal.

  Registration Rights Agreement

     Visioneer and XIS will execute the Registration Rights Agreement, pursuant to which XIS may demand registration under the Securities Act of some or all of the shares of common stock to be owned by XIS upon consummation of the merger, conversion of the Series B preferred stock owned by XIS or pursuant to the exercise of the warrant. Each such registration will be at Visioneer's expense. Visioneer may postpone such a demand under certain circumstances. In addition, XIS may request Visioneer to include shares of common stock held by XIS in any registration proposed by Visioneer of such common stock under the Securities Act.

  Warrant

     At the effective time of the merger, Visioneer will issue to XIS a ten-year warrant that allows XIS to acquire a number of shares of common stock equal to the number of options (whether vested or unvested) that remain unexercised at the termination of any ScanSoft option assumed by the Surviving Corporation in the merger. The exercise price for each warrant share will be the same as the exercise price of each assumed ScanSoft option, as adjusted by the exchange ratio in the merger. If all of the assumed ScanSoft options terminate without being exercised, XIS would be entitled to purchase approximately 1,836,000 shares of Surviving Corporation common stock. The warrant will be exercisable at any time; however, XIS may not exercise the warrant prior to two years from the date of its initial issuance unless, immediately after such exercise, XIS owns directly or indirectly a number of outstanding shares of Surviving Corporation common stock that represents less than 45% of the total number of shares of Surviving Corporation common stock outstanding immediately after such exercise.

  Board of Directors and Officers of Surviving Corporation Following the Merger

     The merger agreement provides that the officers of ScanSoft immediately prior to the effective time will be officers of the Surviving Corporation following the merger until the earlier of their resignation or removal and until their respective successors are duly elected and qualified, as the case may be.

     The merger agreement also provides that the directors of Visioneer immediately prior to the effective time will be the directors of the Surviving Corporation following the merger. As of the effective time, Visioneer's board of directors shall be increased to include seven members. The following table sets forth as of December 31, 1998, the name, age and position of each person who is expected to serve as a director of the Surviving Corporation after the effective time. Paul A. Ricci will serve as Chairman of the Surviving Corporation's board of directors. In addition, one additional director will be appointed to the board. Such candidate has not been identified at this time. After the effective time, the board of directors will be subject to change from time to time.

               NAME                 AGE             CURRENT POSITION
               ----                 ---             ----------------
William J. Harding, Ph.D..........  50     Director of Visioneer
David F. Marquardt................  49     Director of Visioneer
Mark B. Myers.....................  59     Senior Vice President of Corporate
                                           Research and Technology of Xerox
Paul A. Ricci.....................  42     Vice President, Corporate Business
                                           Development of Xerox
J. Larry Smart....................  51     President, Chief Executive Officer
                                           and Director of Visioneer
Michael K. Tivnan.................  46     President of ScanSoft

     Dr. Harding has served as a director of Visioneer since May 1995. Since 1994, Dr. Harding has been a general partner of Morgan Stanley Venture Partners II, L.P., which manages the Morgan Stanley Venture Capital Funds. During 1994, Dr. Harding was a private investor. From 1985 through 1993, Dr. Harding was a general partner of J.H. Whitney & Co., a venture capital firm.

     Mr. Marquardt has served as a director of Visioneer since November 1992. Since August 1980, Mr. Marquardt has been a general partner of Technology Venture Investors, a venture capital firm. Mr. Marquardt currently serves as a director of Auspex Systems, Inc., a provider of network server hardware and software.

     Dr. Myers is Senior Vice President, Xerox Research and Technology, responsible for worldwide research and technology. Since joining Xerox in 1964, Dr. Myers has held several research and engineering positions. He was named Vice President and Manager of the Webster Research Center in 1984. He was elected Corporate Vice President in May 1989 and was named to his current position in February 1992. Dr. Myers earned an A.B. degree from Earlham College, Richmond, Indiana in 1960, and a Ph.D. in material sciences from Pennsylvania State University in 1964.

     Mr. Ricci joined Xerox in 1992 and is currently the Vice President, Corporate Business Development, a position he has held since January 1998. Prior to assuming his current position, Mr. Ricci has held several positions within Xerox, including serving as President, Software Solutions, in Xerox's Document Services Group, and as President of the Desktop Document Systems Division. Mr. Ricci has served as Chairman of the Board of Directors of ScanSoft since June 1997 and has served as the sole director of ScanSoft since September 1996. From September 1996 until February 1998, Mr. Ricci served as President of ScanSoft.

     Mr. Smart has served as President and Chief Executive Officer of Visioneer since April 1997. Mr. Smart served as Chairman of the board of directors from February 1997 until assuming the position of President and Chief Executive Officer. From April 1996 to March 1997, Mr. Smart was Chairman, President and Chief Executive Officer of StreamLogic Corporation, a network storage company. From July 1995 to March 1996, Mr. Smart was President and CEO of Micropolis Corporation, a disk drive design and manufacturing company. From March 1994 to February 1995, Mr. Smart was President and Chief Executive Officer of Maxtor Corporation, a disk drive development and manufacturing company. Mr. Smart currently serves as Chairman of the Board of Southwall Technologies Inc., a thin film technology company, and is a director of Savoir Technology Group, Inc., a distributor of electronic components and systems, and Midisoft Corp., a developer of music and sound software for personal computers.

     Mr. Smart has advised Visioneer's board of directors of his intention to step down as President and Chief Executive Officer on the earlier of the effective time, any day prior to the closing of the merger on which the merger agreement has been terminated by either Visioneer or ScanSoft, or March 31, 1999. See "Risk Factors." Additional information about Mr. Smart is contained in Visioneer's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

     Mr. Tivnan has served as the President of ScanSoft, Inc. since February, 1998. From November, 1993 until February, 1998, Mr. Tivnan served as General Manager and Vice President of ScanSoft. From January 1991 until November, 1993, Mr. Tivnan served as Chief Financial Officer of ScanSoft. Prior positions in Mr. Tivnan's career include Executive Vice President and Chief Financial Officer for Project Software and Development, Inc.; Vice President of Finance for Genigraphics Corporation; and several leadership roles within the finance organization at General Electric Company in Military Electronics and Semiconductors operations groups.

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
               OF PRINCIPAL VISIONEER STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Visioneer's common stock as of December 31, 1998 as to: (1) each person (or group of affiliated persons) who is known by Visioneer to own beneficially more than 5% of Visioneer's common stock; (2) each of Visioneer's directors; (3) each of the Visioneer's executive officers; and (4) all directors and executive officers as a group. The number of shares outstanding as of December 31, 1998 was
               .

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                  NAME OF BENEFICIAL OWNER                     NUMBER      PERCENT
                  ------------------------                    ---------    -------
Technology Venture Investors -- IV, L.P.(2).................  2,214,649     11.16%
  2480 Sand Hill Road
  Menlo Park, CA 94025
Morgan Stanley Venture Capital Fund II, L.P.(3).............  1,775,000      8.94%
  3000 Sand Hill Road
  Building 4, Suite 250
  Menlo Park, CA 94025
Parvest U.S. Partners II, C.V.(4)...........................  1,717,661      8.65%
  Partech International, Inc.
  50 California Street, Suite 3200
  San Francisco, CA 94111
William J. Harding, Ph.D.(3)................................  1,775,000      8.94%
David F. Marquardt(2).......................................  2,214,649     11.16%
Vincent Worms(4)............................................  1,717,661      8.65%
J. Larry Smart(5)...........................................    676,786      3.30%
Rudolph E. Burger(5)........................................     86,825         *
Murray Dennis(5)............................................    152,632         *
Michael T. Burt(5)..........................................     86,808         *
Jay Hanson..................................................    137,447         *
Richard Brenner.............................................          0         0
All directors and executive officers as a group (9
  persons)(2)(3)(4)(5)......................................  6,847,808     32.60%

---------------
 *  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2) Includes 2,186,199 shares owned by Technology Venture Investors IV, L.P., and 25,000 shares issuable upon exercise of outstanding options exercisable within 60 days of November 30, 1998 held by David F. Marquardt, a director of Visioneer. Mr. Marquardt is a general partner of TVI Management -- IV, L.P., which is the sole general partner of Technology Venture Investors IV, L.P., and, as such, Mr. Marquardt may be deemed to share voting and investment power with respect to such shares. Mr. Marquardt disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes 3,450 shares held directly by Mr. Marquardt.

(3) Includes 1,159,959 shares owned by Morgan Stanley Venture Capital Fund II, L.P., 301,052 shares owned by Morgan Stanley Venture Investors, L.P. and 288,989 shares owned by Morgan Stanley Venture Capital Fund II, C.V., and 25,000 shares issuable upon exercise of outstanding options exercisable within 60 days of November 30, 1998 held by William J. Harding, a director of Visioneer. Dr. Harding is a general partner of Morgan Stanley Venture Partners II L.P., the general partner of Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Investors, L.P. and Morgan Stanley Venture Capital Fund II, C.V. and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Harding disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest in such shares.

(4) Includes 869,722 shares owned by Parvest U.S. Partners II, C.V., 361,945 shares owned by Paribas U.S. Partners, V.O.F. and 405,494 shares held by certain entities that may be deemed affiliated with Parvest U.S. Partners II, C.V. and Paribas U.S. Partners, V.O.F. and 25,000 shares issuable upon exercise of outstanding options exercisable within 60 days of November 30, 1998 held by Vincent Worms, a director of Visioneer. Mr. Worms is a general partner of Parvest U.S. Partners II, C.V. and is a general partner of the investment general partner of Paribas U.S. Partners, V.O.F. and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Worms disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest in such shares. Also includes 55,500 shares held directly by Mr. Worms.

(5) Includes 671,786 shares issuable upon exercise of outstanding options held by Mr. Smart, 86,825 shares issuable upon the exercise of outstanding options held by Dr. Burger, 152,632 shares issuable upon exercise of outstanding options held by Mr. Dennis, 86,808 shares issuable upon exercise of outstanding options held by Mr. Burt, and 81,157 shares issuable upon exercise of outstanding options held by Mr. Hanson, all of which are currently exercisable or are expected to become exercisable within 60 days of December 31, 1998, including options for which vesting will be accelerated in connection with the consummation of the merger. See "Interests of Certain Persons in the Merger and Related Matters -- Agreements with Visioneer's Executive Officers." Dr. Burger terminated his employment with Visioneer in December 1998.

               INFORMATION REGARDING SOLE STOCKHOLDER OF SCANSOFT

     As of the date of this proxy statement/prospectus, Xerox Imaging Systems, a wholly owned subsidiary of Xerox, owns all of the outstanding capital stock of ScanSoft.

RELATIONSHIP WITH XEROX

     ScanSoft was originally established as a business unit of Xerox Imaging Systems, Inc. in 1993 and became a wholly owned subsidiary of XIS in 1996. Subject to the adjustments described under "The Merger -- Merger
Consideration -- Book Value Adjustment" and assuming no transfers of outstanding ScanSoft shares or exercises of vested ScanSoft options, XIS will own 45% of the Surviving Corporation common stock and all of the Series B preferred stock outstanding immediately after the merger. In addition, XIS will hold a warrant to purchase approximately 1,836,000 shares of Surviving Corporation common stock (representing any shares forfeited by ScanSoft optionholders). This will represent approximately 53.8% of the total equity capital of the Surviving Corporation on a fully diluted basis immediately after the merger, subject to the book value adjustment. Immediately following consummation of the merger, XIS will be the largest stockholder of the Surviving Corporation and will likely have a strong influence over the business and affairs of the Surviving Corporation.

     For as long as XIS continues to be a significant stockholder of the Surviving Corporation, XIS will be able, among other things, to strongly influence the outcome of any corporate action requiring approval of holders of a majority of the common stock, including the election of the Board of Directors of the Surviving Corporation. In addition, through its representation on the Board of Directors and ownership of common stock, XIS will be able to strongly influence certain decisions, including decisions with respect to the Surviving Corporation's dividend policy, the Surviving Corporation's access to capital (including borrowing from third party lenders and the issuance of additional equity securities), merger or other business combinations involving the Surviving Corporation, the acquisition or disposition of assets by the Surviving Corporation and any change in control of the Surviving Corporation.

     XIS has advised the Surviving Corporation that its current intent is to hold all of its shares of common stock to be acquired in the merger. However, there can be no assurance concerning the periods of time during which time XIS will maintain its ownership of common stock.

     The Surviving Corporation's relationship with XIS will also be governed by the voting agreement and a registration rights agreement, each of which were described previously, and a license agreement, the material terms of which are summarized below. The descriptions of agreements set forth below are intended to be summaries and, while material terms of the agreements are set forth herein, the descriptions are qualified by reference to the relevant agreements filed as exhibits to the Registration Statement of which this proxy statement/prospectus forms a part.

LICENSE AGREEMENT

     In connection with the merger agreement, Xerox and ScanSoft entered into a License Agreement dated December 2, 1998, under which Xerox granted to ScanSoft limited licenses to certain patents and know-how for use in the client or client-server digital imaging software products that provide at least two of the following: capture, editing, optical character recognition, communication or management of digital images. In addition, Xerox assigned certain patents and trademarks to ScanSoft, subject to a broad license granted back to Xerox. Xerox also agreed to enter into negotiations with ScanSoft with respect to future technology for use in the licensed field. Further, ScanSoft agreed to negotiate an agreement with Xerox, at Xerox's request, providing Xerox with most favored customer terms and conditions for the purchase or other acquisition of ScanSoft products. The parties also agreed to enter into a trademark license under which Xerox would license ScanSoft certain trademarks. The license agreement is effective for the life of the licensed patents, unless terminated earlier by Xerox for ScanSoft's breach, bankruptcy event or cessation of an active business. The license agreement terminates immediately upon the termination of the merger agreement.

OTHER TRANSACTIONS WITH XEROX

     ScanSoft currently subleases facilities from Xerox in Palo Alto, California. In fiscal 1998, ScanSoft made lease payments of approximately $61,000 to Xerox for the facilities.

                              REGULATORY APPROVALS

     The merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. Certain aspects of the merger will require notification to, and filings with, certain securities and other authorities in certain states, including jurisdictions where Visioneer currently operates.

ANTITRUST

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, the merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. At any time before or after consummation of the merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Visioneer. At any time before or after the effective time, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Visioneer. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Based on information available to them, Visioneer and ScanSoft believe that the merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the merger on antitrust grounds will not be made or that, if such a challenge were made, Visioneer and ScanSoft would prevail or would not be required to accept certain adverse conditions in order to consummate the merger.

OTHER

     The obligations of Visioneer and ScanSoft under the merger agreement are also subject to the filing of all notices, reports and other requisite filings and the receipt of all consents, registrations, approvals, permits and authorizations required to be obtained prior to the effective time by Visioneer or ScanSoft, or any of their respective subsidiaries, from any governmental entity in connection with the execution and delivery of the merger agreement and the consummation of the merger and the other transactions contemplated thereby upon terms and conditions that are not reasonably likely to have a material adverse effect on Visioneer or ScanSoft.

                         STOCKHOLDERS' APPRAISAL RIGHTS

     HOLDERS OF SHARES OF COMMON STOCK WHO DO NOT VOTE IN FAVOR OF OR CONSENT TO THE MERGER AND WHO HAVE PROPERLY COMPLIED WITH THE REQUIREMENTS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW WILL BE ENTITLED TO APPRAISAL RIGHTS UNDER SECTION 262. SECTION 262 IS REPRINTED IN ITS ENTIRETY AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION IS A SUMMARY OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX D. THIS DISCUSSION AND ANNEX D SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS, IF AVAILABLE, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS, IF AVAILABLE.

     A stockholder of Visioneer who makes the demand described below with respect to its shares, who continuously is the record holder of such shares through the effective time, who otherwise complies with the statutory requirements of section 262 and who neither votes in favor of the merger agreement nor consents thereto in writing may be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of its shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Except as set forth herein, stockholders of Visioneer will not be entitled to appraisal rights in connection with the merger.

     Under section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the special meeting, not less than 20 days prior to the meeting, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of section 262. This proxy statement/prospectus will constitute such notice to the stockholders of Visioneer.

     STOCKHOLDERS OF VISIONEER WHO DESIRE TO EXERCISE THEIR APPRAISAL RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT OR THE MERGER AND MUST DELIVER A SEPARATE WRITTEN DEMAND FOR APPRAISAL TO VISIONEER PRIOR TO THE VOTE BY THE STOCKHOLDERS OF VISIONEER ON THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. A stockholder of Visioneer who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the proxy enclosed herewith that its shares of common stock be voted against the proposal or that an abstention be registered with respect to its shares of common stock in connection with the proposal will effectively have thereby waived its appraisal rights as to those shares of common stock because, in the absence of express contrary instructions, such shares of common stock will be voted in favor of the proposal. See "Special Meeting -- Voting and Revocation of Proxies." Accordingly, a stockholder of Visioneer who desires to perfect appraisal rights with respect to any of its shares of common stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy and from voting in person in favor of the proposal to approve the merger agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the stockholder of Visioneer of record and must reasonably inform Visioneer of the identity of the stockholder of Visioneer of record and that such record stockholder of Visioneer intends thereby to demand appraisal of the common stock. A person having a beneficial interest in shares of common stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record owner, such as a broker, fiduciary or other nominee, who holds shares of common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of common stock outstanding in the name of such record owner.

     A stockholder of Visioneer who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: Visioneer, Inc., 34800 Campus Drive, Fremont, California 94555, Attention: President and Chief Executive Officer.

     The written demand for appraisal should specify the name and mailing address of the stockholder of Visioneer, the number of shares of common stock owned, and that the stockholder of Visioneer is thereby demanding appraisal of its shares. A PROXY OR VOTE AGAINST THE MERGER AGREEMENT WILL NOT BY ITSELF CONSTITUTE SUCH A DEMAND. Within ten days after the effective time, the Surviving Corporation must provide notice of the effective time to all stockholders of Visioneer who have complied with section 262.

     Within 120 days after the effective time, either the Surviving Corporation or any stockholder of Visioneer who has complied with the required conditions of section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder of Visioneer, demanding a determination of the fair value of the shares of all stockholders of Visioneer entitled to appraisal rights. There is no present intent on the part of Visioneer to file an appraisal petition and stockholders of Visioneer seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders of Visioneer who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in section 262. If appraisal rights are available, within 120 days after the effective time, any stockholder of Visioneer who has theretofore complied with the applicable provisions of section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of common stock not voting in favor of the merger agreement and with respect to which demands for appraisal were received by Visioneer and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

     If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which stockholders of Visioneer, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders of Visioneer who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder of Visioneer fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder of Visioneer. Where proceedings are not dismissed, the Delaware Court will appraise the shares of common stock owned by such stockholders of Visioneer, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Stockholders of Visioneer considering seeking appraisal should recognize that the fair value of their shares determined under section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a stockholder of Visioneer entitled to appraisal rights, the Delaware Court may order that all or a portion of the expenses incurred by any stockholder of Visioneer entitled to appraisal rights in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of common stock entitled to appraisal.

     Any stockholder of Visioneer who has duly demanded appraisal in compliance with section 262 will not, after the effective time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of Visioneer of record at a date prior to the effective time.

     At any time within 60 days after the effective time, any stockholder of Visioneer will have the right to withdraw such demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder of Visioneer may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time, stockholders' rights to appraisal will cease, and stockholders of Visioneer will be entitled to receive the merger consideration. Inasmuch as the Surviving Corporation has no obligation to file such a petition, and Visioneer has no present intention to do so, any stockholder of Visioneer who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder of Visioneer may withdraw such demand for appraisal by delivering to the Surviving Corporation a written withdrawal of its demand for appraisal and acceptance of the merger consideration, except that any such attempt to withdraw made more than 60 days after the effective time will require written approval of the Surviving Corporation and that no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder of Visioneer without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just. Any stockholder of Visioneer who withdraws such demand for appraisal or who fails to perfect such demand after the effective time will be entitled to the merger consideration in accordance with the merger agreement for each share of common stock owned by such stockholder.

                                 LEGAL MATTERS

     The validity of the Visioneer common stock issuable pursuant to the merger and certain other legal matters relating thereto will be passed upon for Visioneer by Venture Law Group, A Professional Corporation, Menlo Park, California. Pillsbury Madison & Sutro LLP, Palo Alto, California, is acting as counsel for Xerox and ScanSoft in connection with certain legal matters relating to the merger and the transactions contemplated thereby. As of the date of this proxy statement/prospectus, certain attorneys of Venture Law Group and affiliated partnerships beneficially own an aggregate of 15,968 shares of Visioneer common stock.

                                    EXPERTS

     The financial statements of Visioneer incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of ScanSoft, Inc. and subsidiaries as of December 31, 1997, and September 30, 1998 and for each of the years in the two-year period ended December 31, 1997 and for the nine-month period ended September 30, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     As specified in Visioneer's Proxy Statement dated April 21, 1998 for its 1998 Annual Meeting of Stockholders, proposals of stockholders intended to be included in the proxy statement for Visioneer's 1999 Annual Meeting of Stockholders must be received by Visioneer no later than March 31, 1999. Proposals of stockholders or a nomination for a director made by a stockholder that are not intended to be included in Visioneer's proxy statement for the 1999 Annual Meeting must be submitted by not less than twenty (20) days nor more than sixty (60) days prior to the date of the 1999 Annual Meeting.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Visioneer's Annual Report on Form 10-K for the year ended December 28, 1997 (File No. 0-27038), and its Quarterly Report on Form 10-Q for the quarter ended September 28, 1998 (File No. 0-27038) are incorporated by reference herein. Certain information about the business of Visioneer, certain financial information, and management's discussion of this financial information, are incorporated by reference from this Form 10-K and Form 10-Q. The Form 10-K and the Form 10-Q are being mailed to stockholders concurrently with this proxy statement.

   INDEX TO SCANSOFT, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Consolidated Balance Sheets as of December 31, 1997 and
  September 30, 1998........................................  F-3
Consolidated Statements of Operations for the years ended
  December 31, 1996, 1997 and the nine months ended
  September 30, 1998........................................  F-4
Consolidated Statements of Changes in Stockholder's Equity
  for the years ended December 31, 1996, 1997 and the nine
  months ended September 30, 1998...........................  F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1997 and the nine months ended
  September 30, 1998........................................  F-6
Notes to Consolidated Financial Statements..................  F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
ScanSoft, Inc. and Subsidiaries (a Wholly Owned Subsidiary of Xerox
Corporation):

     We have audited the accompanying consolidated balance sheets of ScanSoft, Inc. and subsidiaries (a wholly owned subsidiary of Xerox Corporation) as of December 31, 1997 and September 30, 1998, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for each of the years in the two-year period ended December 31, 1997 and for the nine months ended September 30, 1998. These consolidated financial statements are the responsibility of ScanSoft's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ScanSoft, Inc. and subsidiaries (a wholly owned subsidiary of Xerox Corporation) as of December 31, 1997 and September 30, 1998, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1997 and for the nine months ended September 30, 1998, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
November 30, 1998, except for
note 11, which is as of
December 2, 1998

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE DATA)

                                     ASSETS

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
Current assets:
  Cash and cash equivalents.................................     $  461          $  986
  Accounts receivable, less allowance for doubtful accounts
     and returns of $772 at December 31, 1997 and $1,336 at
     September 30, 1998.....................................      5,125           2,797
  Inventories...............................................        429             592
  Prepaid expenses and other current assets.................        258             569
                                                                 ------          ------
          Total current assets..............................      6,273           4,944
Property and equipment, net.................................      1,286           1,078
Capitalized software costs, net.............................        463             405
Other assets................................................         30              30
                                                                 ------          ------
                                                                 $8,052          $6,457
                                                                 ======          ======

                           LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................        137             399
  Accrued compensation and benefits.........................        765             583
  Accrued expenses..........................................      1,462           1,272
  Deferred revenue..........................................      1,316             915
                                                                 ------          ------
          Total current liabilities.........................      3,680           3,169
                                                                 ------          ------
Stockholder's equity:
  Series A Convertible Preferred Stock, $.001 par value; 0
     and 23,000,000 authorized at December 31, 1997 and
     September 30, 1998, respectively; 0 and 16,000,000
     shares issued and outstanding at December 31, 1997 and
     September 30, 1998 (liquidation preference of
     $24,000)...............................................         --              16
  Common stock, $.001 par value; 27,000,000 shares
     authorized at December 31, 1997 and September 30, 1998;
     1,000 shares issued and outstanding at December 31,
     1997 and September 30, 1998............................         --              --
  Net parent equity.........................................      4,445           3,233
  Cumulative translation adjustment.........................        (73)             39
                                                                 ------          ------
          Total stockholder's equity........................      4,372           3,288
                                                                 ------          ------
                                                                 $8,052          $6,457
                                                                 ======          ======

          See accompanying notes to consolidated financial statements.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 YEAR ENDED         NINE MONTHS
                                                                DECEMBER 31,           ENDED
                                                             ------------------    SEPTEMBER 30,
                                                              1996       1997          1998
                                                             -------    -------    -------------
Net revenues:
  Third-party..............................................  $12,041    $16,290       $15,168
  Xerox....................................................       --      1,500           280
                                                             -------    -------       -------
                                                              12,041     17,790        15,448
Cost of revenues...........................................    3,466      4,430         4,466
                                                             -------    -------       -------
  Gross profit.............................................    8,575     13,360        10,982
Operating expenses:
  Sales and marketing......................................    6,843      8,766         6,383
  Research and development.................................    4,028      5,129         4,499
  General and administrative...............................    1,488      1,342         1,919
                                                             -------    -------       -------
          Total operating expenses.........................   12,359     15,237        12,801
                                                             -------    -------       -------
          Loss from operations.............................   (3,784)    (1,877)       (1,819)
Other income (expense), net................................       50         48            (3)
                                                             -------    -------       -------
          Net loss.........................................  $(3,734)   $(1,829)      $(1,822)
                                                             =======    =======       =======
Basic and diluted loss per share...........................  $(3,734)   $(1,829)      $(1,822)
                                                             =======    =======       =======
Weighted-average number of shares used in per-share
  computations -- basic and diluted........................    1,000      1,000         1,000
                                                             =======    =======       =======

          See accompanying notes to consolidated financial statements.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                                           ACCUMULATED
                                            SERIES A              NET     COMPREHENSIVE       OTHER
                                            PREFERRED   COMMON   PARENT      INCOME       COMPREHENSIVE
                                              STOCK     STOCK    EQUITY      (LOSS)          INCOME       TOTAL
                                            ---------   ------   ------   -------------   -------------   ------
Balance, December 31, 1995................     $--       $--     $  363      $    --          $ --        $  363
Net transactions with parent..............      --        --      5,266           --            --         5,266
Comprehensive income (loss):
  Net loss................................      --        --     (3,734)      (3,734)           --        (3,734)
  Other comprehensive income -- cumulative
    translation adjustment................      --        --         --          133           133           133
                                                                             -------
  Comprehensive loss......................      --        --         --       (3,601)           --
                                               ---       ---     ------      =======          ----        ------
Balance, December 31, 1996................      --        --      1,895                        133         2,028
  Net transactions with parent............      --        --      4,379           --            --         4,379
  Comprehensive income:
    Net loss..............................      --        --     (1,829)      (1,829)           --        (1,829)
  Other comprehensive income -- cumulative
    translation adjustment................      --        --         --         (206)         (206)         (206)
                                                                             -------
  Comprehensive loss......................      --        --         --       (2,035)           --            --
                                               ---       ---     ------      =======          ----        ------
Balance, December 31, 1997................      --        --      4,445                        (73)        4,372
  Net transactions with parent............      --        --        610           --            --           610
  Issuance of preferred stock.............      16        --         --           --            --            16
  Comprehensive income (loss):
    Net loss..............................      --        --     (1,822)      (1,822)           --         1,822
  Other comprehensive income -- cumulative
    translation adjustment................      --        --         --          112           112           112
                                                                             -------
    Comprehensive loss....................      --        --         --       (1,710)           --            --
                                               ---       ---     ------      =======          ----        ------
Balance, September 30, 1998...............     $16       $--     $3,233                       $ 39        $3,288
                                               ===       ===     ======                       ====        ======

          See accompanying notes to consolidated financial statements.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED         NINE MONTHS
                                                                DECEMBER 31,           ENDED
                                                             ------------------    SEPTEMBER 30,
                                                              1996       1997          1998
                                                             -------    -------    -------------
Cash flows from operating activities:
  Net loss.................................................  $(3,734)   $(1,829)      $(1,822)
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
       Depreciation and amortization.......................      857        886           967
     Changes in operating assets and liabilities:
       Accounts receivable.................................   (1,183)    (2,568)        2,328
       Inventories.........................................     (147)       (57)         (163)
       Prepaid expenses and other assets...................     (266)        73          (311)
       Accounts payable and accrued expenses...............      379        392            72
       Accrued compensation and benefits...................      466         10          (182)
       Deferred revenue....................................      865       (483)         (402)
                                                             -------    -------       -------
          Net cash (used in) provided by operating
            activities.....................................   (2,763)    (3,576)          487
                                                             -------    -------       -------
Cash flows from investing activities:
  Purchase of property and equipment.......................     (598)    (1,002)         (279)
  Capitalized software development costs...................     (512)      (424)         (422)
                                                             -------    -------       -------
     Net cash used in investing activities.................   (1,110)    (1,426)         (701)
                                                             -------    -------       -------
Cash flows from financing activities:
  Net transactions with parent company.....................    5,196      4,067           851
                                                             -------    -------       -------
     Net cash provided by financing activities.............    5,196      4,067           851
                                                             -------    -------       -------
Effect of exchange rates on cash and cash equivalents......     (133)       206          (112)
Net increase (decrease) in cash and cash equivalents.......    1,190       (729)          525
Cash and cash equivalents, beginning of period.............       --      1,190           461
                                                             -------    -------       -------
Cash and cash equivalents, end of period...................  $ 1,190    $   461       $   986
                                                             =======    =======       =======

          See accompanying notes to consolidated financial statements.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

(1) THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) THE COMPANY

     ScanSoft, Inc. and subsidiaries (the "Company") develops, markets, distributes and supports systems and software that capture, communicate and print documents at the desktop. These systems and software products incorporate advanced technologies to improve document quality and communication, and are marketed through retail channels, direct channels and strategic original equipment manufacturer ("OEM") partnerships.

     The Company was originally part of the Imaging Systems division of the Xerox Corporation ("Xerox" or "Parent"), and remains a wholly owned subsidiary of Xerox.

     On September 16, 1996, ScanSoft was incorporated in the State of Delaware, and all amounts due to Xerox were forgiven and recorded as net parent equity.

     On July 1, 1998, ScanSoft formed a wholly owned subsidiary for the purpose of acquiring XIS UK Limited, a wholly owned sales subsidiary of Xerox Corporation. Consideration paid on this date in excess of the historical carrying value of the net assets of XIS UK Limited of approximately $750 has been recorded as a reduction of equity in net transactions with parent as the transaction occurred between companies under common control. The consolidated financial statements include the operations of XIS UK Limited for all periods presented.

(b) BASIS OF PRESENTATION AND RELATIONSHIP WITH XEROX CORPORATION

     The Company is a wholly owned subsidiary of Xerox. The accompanying consolidated financial statements, which have been prepared as if ScanSoft had operated as a separate stand-alone entity for all periods presented, include only revenue and expenses attributable to ScanSoft's operations.

     Cash and cash equivalents in the accompanying December 31, 1997 and September 30, 1998 consolidated balance sheets represent balances of ScanSoft's foreign entities. All domestic cash receipts and disbursements and worldwide intercompany charges related to ScanSoft's operations are charged or credited to the Net Parent Equity account.

     The consolidated financial statements include certain allocations from Xerox for certain research and development costs and general and administrative expenses such as legal services. Management believes that the allocation method used to allocate the costs and expenses is reasonable; however, such allocated amounts may or may not necessarily be indicative of what actual expenses would have been had ScanSoft operated independently of Xerox.

(c) USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

(d) PRINCIPLES OF CONSOLIDATION

     The accompanying financial statements include the accounts of ScanSoft and its wholly owned subsidiaries after elimination of significant intercompany balances and transactions.

(e) FOREIGN CURRENCY TRANSLATION

     The financial statements of ScanSoft's foreign subsidiaries, where the local currency is the functional currency, are translated using the exchange rate in effect at the end of the period for assets and liabilities and average exchange rates during the year for assets and liabilities, and average exchange rates during the period for results of operations. The resulting currency translation adjustments are recorded as adjustments of stockholder's equity.

(f) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash on deposit with banks and other instruments with original maturities of 90 days or less.

(g) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of ScanSoft's cash and cash equivalents, accounts receivable, and accounts payable approximates their respective carrying amounts, due to their short-term nature.

(h) CONCENTRATION OF CREDIT RISK

     Financial assets that potentially subject ScanSoft to significant concentrations of credit risk consist principally of cash, cash equivalents, and trade accounts receivable. The Company's cash and cash equivalents are held with a commercial bank. The Company markets and sells its product throughout the world and performs ongoing credit evaluations of its customers. The Company generally does not require collateral on accounts receivable, as many of its customers are large, well-established companies. The Company maintains reserves for potential credit losses but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

(i) INVENTORIES

     Inventories, which consist principally of costs of product disks and packaging, are stated at the lower of first-in, first-out cost or market.

(j) PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives of the respective assets, generally three to ten years, on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or the useful lives of the respective assets.

     In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, ScanSoft evaluates long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount.

(k) SOFTWARE DEVELOPMENT COSTS

     In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, ScanSoft capitalizes software development costs incurred subsequent to determining a product's technological feasibility. Such costs are amortized on a straight-line basis over the estimated useful life of the product, generally one to two years. Accumulated amortization of capitalized software costs was $1,078 and $1,558 at December 31, 1997 and September 30, 1998, respectively. Amortization of capitalized software development costs is included in cost of revenues and amounted to $317, $311, and $480 for the year ended December 31, 1996 and 1997 and the nine months ended September 30, 1998, respectively.

(l) REVENUE RECOGNITION

     Prior to January 1, 1998, revenue from product sales to customers was generally recognized when the product was shipped, provided that no significant obligations remained and collectibility was considered probable, in accordance with SOP 91-1, Software Revenue Recognition. Effective January 1, 1998, ScanSoft adopted the provisions of SOP 97-2, Software Revenue Recognition. For transactions subsequent to January 1, 1998, revenue from product sales to customers is generally recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) ScanSoft's fee is fixed or determinable, and (iv) collectibility is probable. There was no material change to ScanSoft's accounting for revenue as a result of the adoption of SOP 97-2.

     Revenues from sales to distributors and authorized resellers are subject to agreements allowing price protection and certain rights of return. Accordingly, reserves for estimated future returns, exchanges and credits for price protections are provided for upon revenue recognition. The Company has limited control over the extent to which products sold to distributors and resellers are sold through to end users. Accordingly, a portion of ScanSoft's sales may from time to time result in increased inventory at its distributors and resellers, which may result in returns or price protection allowances. The Company provides related reserves which are based on ScanSoft's estimates of inventory held by its distributors and resellers and the expected sell through of its products by its distributors and resellers. Actual results could differ from these estimates.

     Certain prepaid product license fees paid by OEMs are deferred and recognized ratably over the license and maintenance period, typically twelve months.

(m) STOCK-BASED COMPENSATION

     The Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which gives companies the option to adopt the fair value method for expense recognition of employee stock options and other stock-based awards or to continue to account for such items using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") with pro forma disclosures of net income or loss as if the fair value method had been applied. The Company has elected to continue to apply APB 25 and related interpretations for stock options and other stock-based awards and has disclosed pro forma net loss and net loss per share as if the fair value method had been applied.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

(n) INCOME TAXES

     As a wholly owned subsidiary of Xerox, ScanSoft's operations are included in the U.S. federal consolidated tax return of Xerox. The provision for income taxes includes ScanSoft's allocated share of Xerox's consolidated income tax provision and is calculated on a separate company basis pursuant to the requirements of SFAS No. 109, Accounting for Income Taxes. The terms of the cost sharing agreement with Xerox require ScanSoft to pay for any liability that it might have incurred on a separate basis. However, ScanSoft will not be reimbursed for any losses which reduce the consolidated tax liability.

(o) EARNINGS PER SHARE

     The Company applies the provisions of SFAS No. 128, Earnings Per Share. Basic EPS excludes dilution and is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is computed similarly to fully diluted EPS pursuant to Accounting Principles Board Opinion ("APB") No. 15.

     Diluted loss per share has not been presented separately as the outstanding stock options are anti-dilutive for each of the periods presented.

(p) RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective for ScanSoft as of January 1, 1998. SFAS No. 131 establishes annual and interim reporting standards relating to the disclosure of an enterprise's business segments, products, services, geographic areas, and major customers. The Company operates in one segment.

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which will be effective for ScanSoft beginning with its year ending December 31, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not expect this statement to have a material impact on its consolidated financial position or results from operations.

     In March 1998, the AICPA issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This SOP applies to software that is acquired or developed solely for an entity's internal use and requires the capitalization of qualifying costs in software application development activities, which include design, coding, installation hardware, and testing. Qualifying capitalizable computer software costs includes the external direct costs of materials and services and the payroll related costs of employees who are directly involved with the internal project. All other costs related to the project are expensed as incurred.

     SOP 98-1 will be effective for internal use computer software costs incurred in future years commencing with 1999. The Company does not believe that the adoption of SOP 98-1 will have a material effect on ScanSoft's consolidated financial position or results of operations.

(q) ADVERTISING COSTS

     The Company generally expenses advertising costs as incurred, except for certain costs associated with direct-response advertising, which are deferred and charged to expense over periods which generally do not exceed 90 days. Advertising expenses, including amounts reimbursed by ScanSoft for certain advertising

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

expenses incurred by customers, totaled approximately $1,566, $1,565 and $1,934 for the year ended December 31, 1996 and 1997 and the nine months ended September 30, 1998, respectively.

(2) PROPERTY AND EQUIPMENT

     Property, plant and equipment, consisted of the following:

                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         1997            1998
                                                     ------------    -------------
Furniture and fixtures.............................    $   518          $   314
Computer hardware and software.....................      3,417            2,380
Leasehold improvements.............................        239              249
                                                       -------          -------
                                                         4,174            2,943
Less accumulated depreciation and amortization.....     (2,888)          (1,865)
                                                       -------          -------
                                                       $ 1,286          $ 1,078
                                                       =======          =======

(3) ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         1997            1998
                                                     ------------    -------------
Sales and marketing incentives.....................     $  948          $  515
Royalties..........................................        172             101
Other..............................................        342             656
                                                        ------          ------
                                                        $1,462          $1,272
                                                        ======          ======

(4) COMMITMENTS AND CONTINGENCIES

     The Company leases its facilities and warehouse space under various noncancelable operating leases that expire in July 2002. As of December 31, 1998, future minimum lease payments under operating leases were as follows:

1999................................................  $  306
2000................................................     302
2001................................................     302
2002................................................     138
                                                      ------
                                                      $1,048
                                                      ======

     Rent expense was approximately $383, $335 and $251 for the year ended December 31, 1996 and 1997 and the nine months ended September 30, 1998, respectively.

     Certain claims arise against ScanSoft in the normal course of business. The Company believes that the ultimate resolution of these matters will not have a material adverse effect on its consolidated financial position or results from operations.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

(5) STOCK COMPENSATION PLAN

     Effective June 1, 1998, ScanSoft implemented an employee stock option plan which provides for the issuance of up to 4,000,000 incentive and nonqualified stock options. Options granted under the Plan vest annually over a four-year period and expire not more than ten years from the date of grant. Options which are canceled become available for future grants. At September 30, 1998, 1,558,100 of authorized but unissued common shares were reserved and available for granting additional options. The weighted-average contractual remaining life of stock options outstanding at September 30, 1998 is 9.7 years.

  Stock Option Plan

     Activity in ScanSoft's stock option plan as of September 30, 1998 is as follows:

                                                                             WEIGHTED-
                                                                              AVERAGE
                                                               SHARES      EXERCISE PRICE
                                                              ---------    --------------
Outstanding at December 31, 1997............................         --        $  --
  Granted...................................................  2,630,900         0.39
  Exercised.................................................         --
  Forfeited.................................................   (189,000)        0.39
                                                              ---------
Outstanding at September 30, 1998...........................  2,441,900         0.39
                                                              =========
Exercisable at September 30, 1998...........................    405,000         0.39
                                                              =========

     The Company applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation costs have been recognized for its fixed stock option plan. Had compensation cost for such plan been determined consistent with SFAS No. 123, ScanSoft's reported net loss and loss per share would not have differed materially from the pro forma amounts.

     The weighted-average grant-date fair value of $.09 for each option is estimated using the Black-Scholes option-pricing model, with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 0%; risk free interest rate of 5.5% and an expected life of four years.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

(6) INCOME TAXES

     At December 31, 1997 and September 30, 1998, the tax effects of temporary differences that give rise to deferred income tax assets and liabilities are comprised of the following:

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
Deferred tax assets:
  Revenue recognized for tax and deferred for book purposes,
     principally deferred revenues..........................     $ 527            $ 366
  Accounts receivable, principally due to allowances for
     doubtful accounts and sales returns....................       258              446
  Inventories...............................................        16               25
  Compensated absences......................................        14               57
  Property and equipment, principally due to differences in
     depreciation...........................................       174              182
                                                                 -----            -----
          Total gross deferred tax assets...................       989            1,076
  Less valuation allowance..................................      (804)            (914)
                                                                 -----            -----
          Net deferred tax assets...........................       185              162
  Deferred tax liabilities:
     Software development costs, principally due to
      capitalization and amortization.......................       185              162
                                                                 -----            -----
          Total gross deferred tax liabilities..............       185              162
                                                                 -----            -----
          Net deferred taxes................................     $  --            $  --
                                                                 =====            =====

     In assessing the realizability of deferred tax assets, ScanSoft considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets; accordingly, valuation allowances of $804 and $914 have been established at December 31, 1997 and September 30, 1998, respectively.

(7) STOCKHOLDER'S EQUITY

     The Company was initially incorporated with 1,000 shares of $1.00 par value common stock on September 16, 1996. In 1998, ScanSoft's certificate of incorporation was amended and restated to: (1) increase the number of shares ScanSoft it is authorized to issue up to 50,000,000 shares, divided into 27,000,000 shares of common stock, par value $.001 per share, and 23,000,000 shares of Preferred Stock, par value $.001 per share; and (2) designate a new Series A Preferred Stock.

     In 1998, ScanSoft issued 16,000,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"), $.001 par value. The Series A Preferred Stock is voting. Holders of Series A Preferred Stock are entitled to dividends, when and if declared, at the rate of $.12 per share per annum and the dividends are noncumulative. The Series A Preferred Stock is convertible into common stock at any time by the holder at an initial conversion rate of one to one. The Series A Preferred Stock automatically converts to common stock upon the occurrence of a qualifying initial public offering, as defined, or upon the date that such conversion is approved by a majority of the shares of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference equal to $1.50 per share plus all declared but unpaid dividends, and Preferred Shareholders will participate equally in liquidation with the common shareholders thereafter.

                        SCANSOFT, INC. AND SUBSIDIARIES
                (A WHOLLY OWNED SUBSIDIARY OF XEROX CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

(8) EMPLOYEE BENEFIT PLAN

     The Company provides a 401(k) employee retirement plan under which eligible employees may contribute up to 15% of their annual compensation, subject to limitations. The plan requires ScanSoft to match employee contributions up to a maximum of 4% of the employee's pretax compensation, subject to limitations. Employees vest 100% on the first day of the fiscal quarter following their date of hire. Employer contributions to the plan were $280, $296, and $303 for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1998, respectively.

(9) MAJOR CUSTOMERS

     Net revenues from two major customers that comprise 10% or more of total net revenues are as follows:

                                                YEAR ENDED
                                               DECEMBER 31,    NINE MONTHS ENDED
                                               ------------      SEPTEMBER 30,
                                               1996    1997           1998
                                               ----    ----    ------------------
Ingram Micro.................................   31%     35%            43%
Tech Data....................................   13%     11%            13%

     Accounts receivable from these customers comprising 10% or more of accounts receivable at December 31, 1997 and September 30, 1998 are as follows:

                                                DECEMBER 31,      SEPTEMBER 30,
                                                    1997              1998
                                                ------------    -----------------
Ingram Micro..................................       52%               40%
Tech Data.....................................       13%               15%

(10) TRANSACTIONS WITH XEROX

     The Company entered into a licensing agreement with Xerox under an OEM arrangement during 1997 under which ScanSoft recognized $1,500 in revenue in 1997 and $115 in 1998. The Company believes that the terms of this agreement were substantially the same as those extended to other third parties.

     Net transactions with parent are comprised of the following for the year ended December 31, 1996 and 1997 and the nine months ended September 30, 1998:

                                              YEAR ENDED
                                             DECEMBER 31,      NINE MONTHS ENDED
                                           ----------------      SEPTEMBER 30,
                                            1996      1997           1998
                                           ------    ------    -----------------
Net working capital......................  $5,266    $4,379         $1,360
Dividend to Xerox affiliates.............      --        --           (750)
                                           ------    ------         ------
                                           $5,266    $4,379         $  610
                                           ======    ======         ======

(11) SUBSEQUENT EVENT

     On December 2, 1998, ScanSoft entered into an agreement to be acquired by Visioneer, Inc. ("Visioneer"), a Fremont, California-based imaging hardware and software products company, for approximately 6.9 million shares of common stock and approximately 3.8 million shares of non-voting convertible preferred stock. In addition, Visioneer will assume all outstanding options to acquire shares of ScanSoft common stock. In addition, approximately 5.1 million Visioneer shares will be exchanged for cash in the merger at $2.06 per share, using cash to be provided by Xerox or an affiliate, and those shares will then be owned by Xerox or an affiliate.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                                 SCANSOFT, INC.

                                      AND

                                VISIONEER, INC.

                          DATED AS OF DECEMBER 2, 1998

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I       THE MERGER..................................................   A-1
  SECTION 1.1   The Merger..................................................   A-1
  SECTION 1.2   Closing.....................................................   A-1
  SECTION 1.3   Effective Time..............................................   A-1
  SECTION 1.4   Effects of the Merger.......................................   A-1
  SECTION 1.5   Certificate of Incorporation and Bylaws; Officers and
                Directors...................................................   A-2
  SECTION 1.6   Plan of Reorganization......................................   A-2
ARTICLE II      EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT
                CORPORATIONS; SURRENDER OF CERTIFICATES.....................   A-2
  SECTION 2.1   Effect on Stock.............................................   A-2
  SECTION 2.2   Assumption of ScanSoft Options..............................   A-6
  SECTION 2.3   Surrender of Certificates...................................   A-7
  SECTION 2.4   Adjustments to Prevent Dilution.............................   A-9
ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-9
  SECTION 3.1   Due Organization; Subsidiaries; Etc.........................   A-9
  SECTION 3.2   Certificate of Incorporation and Bylaws.....................  A-10
  SECTION 3.3   Capital Structure...........................................  A-10
  SECTION 3.4   SEC Filings; Financial Statements...........................  A-10
  SECTION 3.5   Absence of Changes..........................................  A-11
  SECTION 3.6   Leasehold; Equipment........................................  A-13
  SECTION 3.7   Title to Assets.............................................  A-13
  SECTION 3.8   Receivables; Significant Customers of the Business..........  A-13
  SECTION 3.9   Proprietary Assets..........................................  A-13
  SECTION 3.10  Contracts...................................................  A-15
  SECTION 3.11  Liabilities.................................................  A-17
  SECTION 3.12  Compliance with Legal Requirements..........................  A-17
  SECTION 3.13  Certain Business Practices..................................  A-17
  SECTION 3.14  Governmental Authorizations.................................  A-17
  SECTION 3.15  Tax Matters.................................................  A-17
  SECTION 3.16  Employee and Labor Matters; Benefit Plans...................  A-19
  SECTION 3.17  Environmental Matters.......................................  A-21
  SECTION 3.18  Insurance...................................................  A-21
  SECTION 3.19  Transactions with Affiliates................................  A-21
  SECTION 3.20  Legal Proceedings; Orders...................................  A-21
  SECTION 3.21  Authority...................................................  A-22
  SECTION 3.22  Management Incentive Payments...............................  A-22
  SECTION 3.23  Required Vote of Stockholders...............................  A-22
  SECTION 3.24  Non-Contravention; Consents.................................  A-22
  SECTION 3.25  Sale of Hardware Business...................................  A-23
  SECTION 3.26  Brokers.....................................................  A-23
  SECTION 3.27  [Reserved]..................................................  A-23
  SECTION 3.28  State Takeover Statutes; Charter Provisions.................  A-23
  SECTION 3.29  Accuracy of Information.....................................  A-23
  SECTION 3.30  Proxy Statement/Registration Statement......................  A-24
  SECTION 3.31  Third Party Standstill Agreements...........................  A-24
  SECTION 3.32  Irrevocable Proxy/Voting Agreement..........................  A-24
  SECTION 3.33  Board Approval..............................................  A-24

                                                                              PAGE
                                                                              ----
  SECTION 3.34  Shareholder Rights Agreement................................  A-24
  SECTION 3.35  Blue Sky Laws...............................................  A-25
  SECTION 3.36  Sufficiency of Assets.......................................  A-25
  SECTION 3.37  Software Inventory..........................................  A-25
ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF SCANSOFT, INC. ...........  A-25
  SECTION 4.1   Due Organization; Subsidiaries; Etc.........................  A-25
  SECTION 4.2   Certificate of Incorporation and Bylaws.....................  A-25
  SECTION 4.3   Capital Structure...........................................  A-25
  SECTION 4.4   Financial Statements........................................  A-26
  SECTION 4.5   Absence of Changes..........................................  A-26
  SECTION 4.6   Leasehold; Equipment........................................  A-27
  SECTION 4.7   Title to Assets.............................................  A-27
  SECTION 4.8   Receivables; Significant Customers of the Business..........  A-28
  SECTION 4.9   Proprietary Assets..........................................  A-28
  SECTION 4.10  Contracts...................................................  A-29
  SECTION 4.11  Liabilities.................................................  A-31
  SECTION 4.12  Compliance with Legal Requirements..........................  A-31
  SECTION 4.13  Certain Business Practices..................................  A-31
  SECTION 4.14  Governmental Authorizations.................................  A-31
  SECTION 4.15  Tax Matters.................................................  A-32
  SECTION 4.16  Employee and Labor Matters; Benefit Plans...................  A-33
  SECTION 4.17  Environmental Matters.......................................  A-34
  SECTION 4.18  Insurance...................................................  A-35
  SECTION 4.19  Legal Proceedings; Orders...................................  A-35
  SECTION 4.20  Authority...................................................  A-35
  SECTION 4.21  Non-Contravention; Consents.................................  A-35
  SECTION 4.22  Brokers.....................................................  A-36
  SECTION 4.23  Accuracy of Information.....................................  A-36
  SECTION 4.24  Proxy Statement/Registration Statement......................  A-37
  SECTION 4.25  Third Party Standstill Agreements...........................  A-37
  SECTION 4.26  Sufficiency of Assets.......................................  A-37
  SECTION 4.27  Board Approval..............................................  A-37
ARTICLE V       CONDUCT PRIOR TO THE EFFECTIVE TIME.........................  A-37
  SECTION 5.1   Conduct of Business of ScanSoft and the Company.............  A-37
  SECTION 5.2   Conduct of Business of the Company..........................  A-38
  SECTION 5.3   Conduct of Business of ScanSoft.............................  A-39
  SECTION 5.4   No Solicitation.............................................  A-40
  SECTION 5.5   Third Party Standstill Agreements and Rights Agreement......  A-41
ARTICLE VI      ADDITIONAL AGREEMENTS.......................................  A-41
  SECTION 6.1   Reasonable Efforts and Further Assurances...................  A-41
  SECTION 6.2   Consents; Cooperation.......................................  A-41
  SECTION 6.3   Taxes.......................................................  A-42
  SECTION 6.4   Access to Information.......................................  A-43
  SECTION 6.5   Confidentiality.............................................  A-43
  SECTION 6.6   Public Disclosure...........................................  A-43
  SECTION 6.7   FIRPTA......................................................  A-43
  SECTION 6.8   Blue Sky Laws...............................................  A-44
  SECTION 6.9   Stockholder Approval........................................  A-44

                                                                              PAGE
                                                                              ----
  SECTION 6.10  Maintenance of Indemnification Obligations..................  A-44
  SECTION 6.11  Listing of Additional Shares................................  A-45
  SECTION 6.12  Voting Agreement............................................  A-45
  SECTION 6.13  [Reserved]..................................................  A-45
  SECTION 6.14  Fees and Expenses...........................................  A-45
  SECTION 6.15  State Takeover Laws.........................................  A-45
  SECTION 6.16  Notification of Certain Matters.............................  A-46
  SECTION 6.17  Cash Merger Consideration...................................  A-46
  SECTION 6.18  Tax Agreement...............................................  A-46
ARTICLE VII     CONDITIONS PRECEDENT........................................  A-46
  SECTION 7.1   Conditions to Obligations of Each Party to Effect the
                Merger......................................................  A-46
  SECTION 7.2   Additional Conditions to Obligations of ScanSoft............  A-46
  SECTION 7.3   Additional Conditions to the Obligations of the Company.....  A-48
ARTICLE VIII    TERMINATION AND AMENDMENT...................................  A-49
  SECTION 8.1   Termination.................................................  A-49
  SECTION 8.2   Effect of Termination.......................................  A-50
  SECTION 8.3   Amendment...................................................  A-50
  SECTION 8.4   Extension; Waiver...........................................  A-50
ARTICLE IX      GENERAL PROVISIONS..........................................  A-50
  SECTION 9.1   Non-Survival of Representations and Warranties and
                Agreements..................................................  A-50
  SECTION 9.2   Notices.....................................................  A-51
  SECTION 9.3   Interpretation..............................................  A-51
  SECTION 9.4   Counterparts................................................  A-51
  SECTION 9.5   Entire Agreement; No Third-Party Beneficiaries..............  A-51
  SECTION 9.6   Governing Law...............................................  A-52
  SECTION 9.7   Assignment..................................................  A-52
  SECTION 9.8   Severability................................................  A-52
  SECTION 9.9   Enforcement of This Agreement...............................  A-52
ANNEX A         Glossary of Defined Terms...................................  A-53
ANNEX B         Protective Provisions.......................................  A-57

EXHIBIT A -- Irrevocable Proxy/Voting Agreement.............................AA-1
EXHIBIT B -- Preferred Stock Rights, Preferences and Privileges.............AB-1
EXHIBIT C -- Warrant........................................................AC-1
EXHIBIT D -- Affiliates.....................................................AD-1
EXHIBIT E -- Voting Agreement...............................................AE-1
EXHIBIT F -- Registration Rights Agreement..................................AF-1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 2, 1998 (this "Agreement"), entered into between ScanSoft, Inc., a Delaware corporation ("ScanSoft"), and Visioneer, Inc., a Delaware corporation (the "Company"). Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in Annex A hereto.

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company has determined that the merger of ScanSoft with and into the Company, upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of the stockholders of the Company, and such Board of Directors and the Board of Directors of ScanSoft have approved such merger (the "Merger"); and

     WHEREAS, the Merger and this Agreement require the affirmative vote of the holders of a majority of the shares of Common Stock, par value $.001 per share, of the Company (individually a "Share" and collectively the "Shares"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) for the approval thereof (the "Company Stockholder Approval"); and

     WHEREAS, it is intended that the Merger be treated as a tax-free reorganization pursuant to the provisions of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"):

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), ScanSoft shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of ScanSoft shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of ScanSoft and the Company in accordance with the DGCL.

     SECTION 1.2 Closing. Upon the terms and subject to the conditions of this Agreement, the closing (the "Closing") of the Merger will take place at 10:00 a.m. on a date to be specified by ScanSoft, which shall be no later than the sixth business day after satisfaction or waiver of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at Closing), at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date").

     SECTION 1.3 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is duly filed with the Secretary of State of the State of Delaware, or at such other time as ScanSoft and the Company shall have agreed upon and specified in the Certificate of Merger. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable on or after the Closing, provided that this Agreement shall not have been terminated as provided in Section 8.1.

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

     SECTION 1.5  Certificate of Incorporation and Bylaws; Officers and
Directors.

     (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time so that Article I of such Certificate of Incorporation is amended to read in its entirety as follows:

                                   "ARTICLE I

                The name of this corporation is ScanSoft, Inc."

and to provide for the provisions set forth in Annex B hereto.

     As so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein, by the Certificate of Incorporation of the Surviving Corporation or by applicable law.

     (c) The directors of the Surviving Corporation shall be determined in accordance with the provisions of Section 6.12, until the next annual meeting of stockholders (or the earlier of their resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.

     (d) The officers of ScanSoft immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal and until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.6 Plan of Reorganization. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the Income Tax Regulations promulgated under the Code.

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE STOCK OF THE
              CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES

     SECTION 2.1 Effect on Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of ScanSoft or the Company:

     (a) Conversion of Shares. Except as otherwise provided herein and subject to Section 2.1(d), each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be retired pursuant to Section 2.1(b) ("Excluded Shares") and any Dissenting Shares (as defined in Section 2.1(i)), shall be converted into the following (the "Merger Consideration"):

          (i) for each Share with respect to which an election to receive cash pursuant to Section 2.1(c) has been effectively made, and not revoked or lost (collectively, the "Electing Shares"), subject to Section 2.1(d)(ii), the right to receive in cash following the Merger an amount equal to $2.06 (the "Cash Merger Consideration"); and

          (ii) for each Share (other than Electing Shares), the right to receive one fully paid and non-assessable share of Surviving Corporation Common Stock (a "Non-Cash Election Share" and, together with the Cash Merger Consideration, the "Merger Consideration"), subject to Section 2.1(d)(iii).

     (b) Treasury Stock. Each Share issued and held in the Company's treasury or owned by the Company shall be retired and no consideration shall be delivered in exchange therefor.

     (c) Cash Elections. Each person who, on or prior to the Election Date referred to herein, is a record holder of Shares will be entitled, with respect to all or any portion of such holder's Shares, subject to Section 2.1(d), to make an unconditional election (a "Cash Election") on or prior to such Election Date to receive the Cash Merger Consideration on the basis hereinafter set forth.

     (d) Proration.

          (i) Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of Section 2.4), the aggregate number of Shares that shall be converted into the right to receive the Cash Merger Consideration at the Effective Time shall be the sum of the Additional Share Number (as defined in Section 2.1(g)) and 5,097,000 (such sum, the "Cash Election Number").

          (ii) If the aggregate number of Electing Shares exceeds the Cash Election Number, then a portion of the Electing Shares covered by each Cash Election shall be converted into the right to receive Non-Cash Election Shares in accordance with the terms of Section 2.1(a) in the following manner:

             (A) A proration factor (the "Cash Proration Factor") shall be determined by dividing the Cash Election Number by the total number of Electing Shares.

             (B) The number of Electing Shares covered by each holder's Cash Election to be converted into the right to receive the Cash Merger Consideration shall be determined by multiplying the Cash Proration Factor set forth in Section 2.1(d)(ii)(A) above by the total number of Electing Shares covered by such Cash Election.

             (C) All Electing Shares, other than that number of shares converted into the right to receive the Cash Merger Consideration in accordance with Section 2.1(d)(ii)(B), shall be converted into the right to receive Non-Cash Election Shares (on a consistent basis among holders who made the election referred to in Section 2.1(a)(i), pro rata to the number of Shares as to which they made such election) as if such Shares were not Electing Shares in accordance with the terms of Section 2.1(a)(ii).

          (iii) If the number of Electing Shares is less than the Cash Election Number, then:

             (A) all Electing Shares shall be converted into the right to receive the Cash Merger Consideration in accordance with the terms of
        Section 2.1(a)(i);

             (B) additional Shares other than Electing Shares, Excluded Shares and Dissenting Shares shall be converted into the right to receive the Cash Merger Consideration in accordance with the terms of 2.1(a)(i) in the following manner:

                (1) a proration factor (the "Cash Proration Factor") shall be determined by dividing (x) the difference between the Cash Election Number and the number of Electing Shares, by (y) the total number of Shares other than Electing Shares, Excluded Shares and Dissenting Shares; and

                (2) the number of Shares in addition to Electing Shares to be converted into the right to receive the Cash Merger Consideration shall be determined by multiplying the Cash Proration Factor set forth in Section 2.1(d)(iii)(B)(1) above by the total number of Shares other than Electing Shares, Excluded Shares and Dissenting Shares; and

             (C) subject to Sections 2.1(e) and (g), Shares subject to clause
        (B) of this paragraph 2.1(d)(iii) shall be converted into the right to receive the Cash Merger Consideration in accordance with Section 2.1(a)(i) (on a consistent basis among holders who held Shares as to which they did not make the election referred to in Section 2.1(a)(i), pro rata to the number of Shares as to which they did not make such election).

     (e) Cancellation of Shares. As of the Effective Time, all Shares (other than Dissenting Shares, Non-Cash Election Shares and Excluded Shares) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Non-Cash Election Shares and Excluded Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to receive Cash Merger Consideration upon surrender of such certificate in accordance with Section 2.3.

     The Company Stock Options and the warrants to purchase shares of Common Stock of the Company set forth in Item 3.3 of the Company Disclosure Schedule (the "Company Warrants") shall remain outstanding as rights to purchase shares of Surviving Corporation Common Stock and shall continue in effect on the same terms and conditions as were in effect prior to the Effective Time.

     (f) Capital Stock of ScanSoft. All of the Series A Preferred Stock of ScanSoft ("ScanSoft Preferred Stock") and Common Stock of ScanSoft ("ScanSoft Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become the number of newly issued shares of Surviving Corporation Common Stock and Series B Convertible Preferred Stock of the Surviving Corporation ("Surviving Corporation Preferred Stock"), having the rights, privileges and preferences set forth on Exhibit B as follows:

          (i) each share of ScanSoft Common Stock shall be converted into the number of shares of Surviving Corporation Common Stock equal to the Exchange Ratio (as defined in Section 2.1(g)); and

          (ii) the issued and outstanding shares of ScanSoft Preferred Stock shall be converted into (A) that number of shares of Surviving Corporation Common Stock equal to the sum of the Targeted Number (as defined in Section 2.1(g)) and 5,097,000 (it being understood and agreed that a negative value for the Targeted Number will reduce the number of shares of Surviving Corporation Common Stock deliverable under this subclause (A) to below 5,097,000), (B) the Excess Number plus the True-Up Number (each as defined in Section 2.1(g)) of shares of Surviving Corporation Preferred Stock and
     (C) a Warrant to purchase newly issued shares of Surviving Corporation Common Stock in the form attached hereto as Exhibit C.

     (g) Certain Definitions. For purposes of this Agreement, the following definitions shall apply.

     "ScanSoft Net Book Value" shall mean the net book value of ScanSoft as of the Closing Date, determined in accordance with Section 2.1(h).

     "Company Net Book Value" shall mean the net book value of the Company as of the Closing Date, determined in accordance with Section 2.1(h).

     "Fully Diluted ScanSoft Shares" shall mean the sum of (i) the number of shares of ScanSoft Common Stock outstanding immediately prior to the Merger,
(ii) the number of shares of ScanSoft Preferred Stock outstanding immediately prior to the Merger and (iii) the number of shares of ScanSoft Common Stock issuable immediately prior to the Merger upon exercise of the ScanSoft Stock Options (as hereinafter defined), determined as if all such options were fully vested.

     "Fully Diluted Company Shares" shall mean the sum of (i) the number of Shares outstanding immediately prior to the Merger and (ii) the number of Shares issuable immediately prior to the Merger upon exercise of Company Stock Options not canceled as of the Merger (as hereinafter defined), determined as if all such options were fully vested.

     "Excess Company Net Book Value" shall mean the result of the expression

              V(S)              FD(C) - 5,097,000
  V(C) - (    --   )     (     -------------------  )
               2               .538FD(C) - 5,097,000

where

     V(C)  = Company Net Book Value
     V(S)  = ScanSoft Net Book Value
     FD(C) = Fully Diluted Company Shares

     "Additional Share Number" shall mean the Excess Company Net Book Value divided by $2.06; provided that if the Excess Company Net Book Value is no greater than zero, "Additional Share Number" shall mean zero.

     "Exchange Ratio" shall mean the result of the expression

                         .538(FD(C) - A(C)) - 5,097,000
                      ------------------------------------
                                   .462FD(S)

where

FD(C)  =   Fully Diluted Company Shares
FD(S)  =   Fully Diluted ScanSoft Shares
A(C)   =   Additional Share Number

     "Targeted Number" shall mean the result, whether positive or negative, of the expression

                 .45(C(V) + rC(S) - A(C)) - rC(SP) - 5,097,000
                 ---------------------------------------------
                                      .55

where

C(V)   =   Pre-Merger outstanding Company Shares
C(S)   =   Pre-Merger outstanding shares of ScanSoft Common Stock
C(SP)  =   Pre-Merger outstanding shares of ScanSoft Common Stock held by the ScanSoft Preferred Stockholder
A(C)   =   Additional Share Number
r      =   Exchange Ratio

     "Excess Number" shall mean the difference, if positive, between (i) the product of the Exchange Ratio and the number of shares of ScanSoft Preferred Stock outstanding immediately prior to the Merger and (ii) the Targeted Number (it being understood and agreed that the Excess Number will exceed the amount specified in clause (i) if the Targeted Number is less than zero).

     "True-Up Number" shall mean zero unless the Excess Company Net Book Value is less than zero, in which case "True-Up Number" shall mean the result of the expression

                             -E(C)(FD(C) + rFD(S))
                         ------------------------------
                          2.06(FD(C) + rFD(S)) + E(C)

where

E(C)   =   Excess Company Net Book Value
FD(C)  =   Fully Diluted Company Shares
FD(S)  =   Fully Diluted ScanSoft Shares
r      =   Exchange Ratio

     (h) Determination of Net Book Value. Each of the Company and ScanSoft shall promptly prepare a balance sheet as of the month-end (X) immediately preceding the Closing Date (the "Prior Month") if the Closing Date is later than the 15th day in the month in which the Closing occurs or (Y) of the month immediately preceding the Prior Month if the Closing Date is on or prior to the 15th day in the month in which the Closing occurs, in accordance with GAAP (with respect to the Company) and consistent with the method of preparation of the Company Unaudited Interim Balance Sheet (as defined in Section 3.4(b)) and the ScanSoft Unaudited Interim Balance Sheet (as provided for in Section 4.4) (each, a "Closing Balance Sheet"); provided, however, that any and all accounting, legal and financial advisors, finders or brokers or similar fees (including, but not limited to fees paid to The Brenner Group LLC and Broadview International
LLC) disclosed in Sections 3.11 and 3.26 of the Company Disclosure Schedule and all Management Incentive Payments disclosed in Section 3.22 of the Company Disclosure Schedule relating to the transactions contemplated by this Agreement and the Asset Purchase Agreement shall be accrued if unpaid in the Company Closing Balance Sheet; provided, however, that to the extent any such fee or expense is required to be capitalized as an asset, the Company Closing Balance Sheet shall be adjusted to exclude such asset. All such fees of ScanSoft relating to the transactions contemplated by this Agreement as disclosed in

Sections 4.11 and 4.22 of the ScanSoft Disclosure Schedule shall be reflected in the ScanSoft Closing Balance Sheet as paid or accrued. In addition, in the event the transactions contemplated by the Asset Purchase Agreement shall have not occurred as of the date of the Company Balance Sheet, such Balance Sheet shall give pro forma effect to the closing contemplated by the Asset Purchase Agreement. Each Closing Balance Sheet shall be completed and delivered to the other party within ten (10) days prior to the Closing Date. The Company and ScanSoft shall each prepare a computation of their respective book value as of the date of the Closing Balance Sheet and shall submit such computation to the other party in writing at the same time as copies of the Closing Balance Sheets are delivered. If within five (5) days following delivery of the Closing Balance Sheets, neither party has given notice of its objection to the Closing Balance Sheet to the other party (such notice must contain a statement of the basis of such party's objection), then the Closing Balance Sheets will be used in computing the net book value. If either party gives such notice of objection, then the issues in dispute will be submitted to an independent auditor to be agreed upon between the Company and ScanSoft (the "Auditor") for resolution. If issues in dispute are submitted to the Auditor for resolution, (i) each party will furnish to the Auditor such workpapers and other documents and information relating to the disputed issues as the Auditor may request and are available to that party, and will be afforded the opportunity to present to the Auditor any material relating to the determination and to discuss the determination with the Auditor, and (ii) the determination by the Auditor, as set forth in a notice delivered to both parties by the Auditor, will be binding and conclusive on the parties. Each party will bear fifty percent (50%) of the fees of the Auditor for the resolution of any disputes.

     (i) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares pursuant to section 262 of the DGCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights ("Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares in accordance with section 262 of the DGCL, except that if, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be canceled as of the Effective Time and such Dissenting Stockholders shall be deemed to have elected the right to receive the Merger Consideration as provided in Section 2.1(a). The Company shall give ScanSoft (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of ScanSoft, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     (j) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional share of Surviving Corporation Common Stock shall be issued in the Merger. All fractional shares of Surviving Corporation Common Stock that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying such fraction by the Cash Merger Consideration.

     SECTION 2.2  Assumption of ScanSoft Options.

     (a) At the Effective Time, each outstanding option to purchase common stock of ScanSoft issued by ScanSoft pursuant to the ScanSoft 1998 Stock Option Plan (each, a "ScanSoft Option"), whether vested or unvested, shall be assumed by the Company and constitute an option to acquire, on the same terms and conditions (including, without limitation, vesting provisions) as were applicable under such ScanSoft Option prior to the Effective Time, that number of whole shares of Common Stock of the Surviving Corporation equal to the product of the number of shares of ScanSoft Common Stock subject to such ScanSoft Option multiplied by the Exchange Ratio (rounded down to the nearest whole number), and shall have an exercise price per share of Common Stock of the Surviving Corporation equal to the quotient obtained by dividing the exercise price per share of the ScanSoft Common Stock subject to such ScanSoft Option by the Exchange Ratio (rounded up to the nearest whole cent). All such calculations shall ignore whether or not such ScanSoft

Option is exercisable as of the Effective Time. At and after the Effective Time, the Company will honor all obligations with respect to such ScanSoft Options under the terms of such ScanSoft Options and the ScanSoft Option Plans as in effect on the date hereof.

     (b) As soon as practicable after the Effective Time (but in any event within thirty (30) business days) the Company shall deliver to each holder of an outstanding ScanSoft Option an appropriate notice setting forth such holder's rights pursuant thereto, and such ScanSoft Option shall otherwise continue in effect on the same terms and conditions as were in effect prior to the Effective Time.

     SECTION 2.3  Surrender of Certificates.

     (a) Exchange Agent. Prior to the record date for the Stockholder Meeting (as defined in Section 6.1), ScanSoft shall designate a bank or trust company who shall be reasonably satisfactory to the Company to act as paying agent in the Merger (the "Exchange Agent"), and prior to the Effective Time, ScanSoft shall cause to be deposited with the Exchange Agent $10,500,000 and the Company shall deposit with the Exchange Agent an amount necessary for the payment of the Excess Company Net Book Value as provided in Section 2.1 following surrender of Certificates (as defined below) representing Shares as part of the Merger. Funds made available to the Exchange Agent shall be invested by the Exchange Agent as directed by the person depositing such funds (the "Depositor"), provided that such investments shall only be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks whose commercial paper is rated A-1 or P-1 (it being understood that any and all interest or income earned on funds made available to the Exchange Agent pursuant to this Agreement shall be turned over to the Depositor).

     (b) Exchange Procedure. The Company shall prepare and mail a form of election, which form shall be subject to the reasonable approval of ScanSoft (the "Form of Election"), with the Proxy Statement (as defined in Section 3.8) to the record holders of Shares (other than to holders of Excluded Shares) as of the record date for the Stockholder Meeting (as defined in Section 6.1), which Form of Election shall be used by each record holder of Shares to indicate the form of Merger Consideration such holder elects to receive for any or all Shares held by such holder. The Company will make the Form of Election and the Proxy Statement available to all persons who become holders of Shares during the period between the record date for the Stockholder Meeting and the Election Date referred to below. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to each certificate or certificates representing outstanding Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Exchange Agent, shall be in a form and have such other provisions as ScanSoft may reasonably specify and shall contain instructions for use in effecting the surrender of Certificates in exchange for Merger Consideration. Promptly following the Effective Time, assuming surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by ScanSoft, together with such Form of Election, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Cash Merger Consideration is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Cash Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate (other than Certificates representing Dissenting Shares or Excluded Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Non-Cash Electing Shares or the Cash Merger Consideration, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1. No interest will be paid or will accrue on the Cash Merger Consideration payable upon the surrender of any Certificate. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a

Certificate such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of payment under the Code (as hereinafter defined) or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Exchange Agent.

     Any such holder's election with respect to the Merger Consideration shall have been properly made only if the Exchange Agent (as defined in Section 2.3(a)) shall have received at its designated office by 5:00 p.m., New York City time on the date of the Stockholder Meeting, a Form of Election properly completed and signed and accompanied by certificates for the Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a participant in the Security Transfer Agent's Medallion Program, provided such certificates are in fact delivered to the Exchange Agent within three (3) Nasdaq Stock Market trading days after the date of execution of such guarantee of delivery).

     Any Form of Election may be changed by the holder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date (unless ScanSoft and the Company determine not less than two (2) business days prior to the Election Date that the Effective Time is not likely to occur within five (5) business days following the date of the Stockholder Meeting, in which case the Form of Election will remain revisable until a subsequent date which shall be a date prior to the Effective Time determined by ScanSoft and the Company). In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by ScanSoft and the Company that the Merger has been abandoned. If a Form of Election is revoked in accordance with the preceding sentence, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the Shares to which such Form of Election relates shall be promptly returned to the holder submitting the same to the Exchange Agent.

     The determination of the Exchange Agent shall be binding as to whether or not elections have been properly made, changed or revoked pursuant to this
Section 2.1 with respect to Shares and when elections, changes or revocations were received by it. If the Exchange Agent determines that any election to receive Cash Merger Consideration in exchange for Electing Shares was not properly made with respect to Shares, such Shares shall be treated by the Exchange Agent as Non-Cash Election Shares at the Effective Time. The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.1(d), and any such computation shall be conclusive and binding on the holders of Shares. The Exchange Agent may, with the mutual agreement of ScanSoft and the Company, make such rules as are consistent with this Section 2.1 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

     (c) No Further Ownership Rights in Shares Exchanged for Cash. All Cash Merger Consideration paid upon the Closing in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Cash Election Shares, prorated in accordance with Section 2.1(d) above, theretofore represented by such Certificates.

     (d) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) Distributions With Respect to Unexchanged Shares. No cash payment in lieu of fractional shares shall be paid to any holder of any unsurrendered Certificate until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole Non-Cash Election Shares issued in connection therewith, without interest, at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable in lieu of a fractional Non-Cash Election Share to which such holder is entitled pursuant to Section 2.1(j).

     (f) Termination of Payment Fund. Any portion of the funds made available to the Exchange Agent which remains undistributed to the holders of Shares for nine (9) months after the Effective Time shall be delivered to the Depositor, upon demand, and any holders of Shares who have not theretofore complied with this Article II and the instructions set forth in the Form of Election shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for cash (without interest), if any, Non-Cash Election Shares, if any, or any cash in lieu of fractional Non-Cash Election Shares to which such holders may be entitled.

     (g) No Liability. None of ScanSoft, the Company, the Exchange Agent or any other person shall be liable to any person in respect of any Non-Cash Election Shares (or dividends or distribution with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such person is entitled pursuant to this Agreement.

     (i) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "Affiliate" (as determined pursuant to Section 3.19) of the Company shall not be exchanged until the Company has received a written agreement from such person as provided in Section 3.19 hereof.

     (j) Exchange of Stock Certificates. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Non-Cash Election Shares new certificates representing such Non-Cash Election Shares. Although certificates representing Non-Cash Election Shares which are not so exchanged will be deemed for all purposes to represent validly issued and outstanding shares of Surviving Corporation Common Stock, such certificates will not be transferable on the books of the Company. Any holder of a certificate which represents some Shares entitled to receive the Cash Merger Consideration and some Non-Cash Election Shares shall receive in exchange therefor the Cash Merger Consideration for the Electing Shares pursuant to Section 2.3(b) (subject to the adjustments set forth in Section 2.1) and a new certificate for the Non-Cash Election Shares pursuant to this Section 2.3(j).

     SECTION 2.4 Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Shares issued and outstanding as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, or other similar transaction, the Cash Merger Consideration, Cash Election Number and Exchange Ratio shall be equitably adjusted to eliminate the effects of such event.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Company Disclosure Schedule attached hereto and delivered to ScanSoft by the Company, the Company represents and warrants to ScanSoft as of the date of this Agreement as follows:

     SECTION 3.1  Due Organization; Subsidiaries; Etc.

     (a) The Company has no Subsidiaries and the Company does not own any capital stock of, or any equity interest of any nature in, any other Entity. The Company has not agreed nor is it obligated to make, nor is it bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not at any time been a general partner of any general partnership, limited partnership or other Entity.

     (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.

     (c) The Company has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Item 3.1(c) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Item 3.1(c) of the Company Disclosure Schedule.

     SECTION 3.2 Certificate of Incorporation and Bylaws. The Company has delivered to ScanSoft accurate and complete copies of its certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent governing instruments.

     SECTION 3.3 Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Company Preferred Stock"). As of the close of business on November 10, 1998, (a) 19,818,300 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (b) no shares of Common Stock were held by the Company in its treasury and (c) no shares of Company Preferred Stock were issued and outstanding. As of the date of this Agreement, except for outstanding stock options covering not in excess of 2,637,209 shares of Common Stock under the Company's 1993 Incentive Stock Option Plan, 1995 Director Stock Option Plan and 1997 Employee Stock Option Plan (collectively, the "Company Stock Options") with an average exercise price of $2.0746, up to 700,000 shares of Common Stock subject to subscription or reserved for issuance under the Company's 1993 Restricted Stock Purchase Plan and 1995 Employee Stock Purchase Plan and rights to purchase Company Preferred Stock issuable pursuant to the Rights Agreement (as defined in Section 3.34), and 126,500 shares of Common Stock issuable upon exercise of the Company Warrants, there are no options, warrants, calls, subscriptions, convertible securities or other rights or agreements to which the Company is a party or by which any of them is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, or any securities convertible into or exchangeable for shares of capital stock, of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right or agreement, and there are no other obligations of any kind which would require any person to sell, pledge, transfer or register any shares of capital stock of the Company. Item 3.3 of the Company Disclosure Schedule sets forth a true and complete list of the holders of the Company Stock Options as of November 20, 1998.

     Except as set forth in the Company SEC Documents (as defined in Section 3.4) or the preceding paragraph, as of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

     SECTION 3.4  SEC Filings; Financial Statements.

     (a) The Company has delivered or made available to ScanSoft accurate and complete copies of all publicly available registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC and will deliver to ScanSoft accurate and complete copies of all such publicly available registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Closing Date (collectively, the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing): (i) each of the Company SEC Documents filed with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations under either of them (as the case may be) as of the date of such filing and any the Company SEC Documents filed after the date hereof will so comply; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The financial statements (including any related notes) contained in the Company SEC Documents filed with the SEC (the "Company Financial Statements"):
(i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and other information required for complete financial statements), and (iii) fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations of the Company for the periods covered thereby. All adjustments (consisting of recurring accruals) considered necessary for a fair presentation of the financial statements have been included. The audited consolidated balance sheet of the Company included in the Company's Annual Report on Form 10-K for the year ended December 28, 1997 is sometimes referred to herein as the "1997 Balance Sheet" and the unaudited consolidated balance sheet of the Company as of September 27, 1998 is sometimes referred to herein as the "the Company Unaudited Interim Balance Sheet." All financial statements (including any related notes) contained in the Company SEC Documents filed after the date hereof shall meet the conditions set forth in
(i), (ii) and (iii) of this Section 3.4(b).

     (c) The Company Unaudited Interim Balance Sheet and the statement of operations of the Company for the quarter ended September 27, 1998 and delivered to ScanSoft were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except that the such financial statements may not contain footnotes and other information required for complete financial statements), and fairly present the financial position of the Business as of the respective dates thereof and the results of operations of the Business for the periods covered thereby.

     (d) Beginning January 1, 1998, the Company recognized revenues in accordance with GAAP and Statement of Position 97-2 entitled "Software Revenue Recognition," (SOP 97-2) dated October 27, 1997, issued by the American Institute of Certified Public Accountants. The Company recognizes revenue when all of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the Company's fee is fixed or determinable; and (iv) collectibility is probable. Prior to January 1, 1998, the Company recognized revenue in accordance with Statement of Position 91-1 entitled "Software Revenue Recognition." If the Company had used SOP 97-2 in prior years, the Company's revenue would not be materially different than that reported.

     SECTION 3.5 Absence of Changes. Since the date of the Company Unaudited Interim Balance Sheet:

          (a) there has not been any Material Adverse Change in the business, condition, assets, Liabilities, operations, financial performance or prospects of the Company, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on the Company;

          (c) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, other than the Merger Agreement and the Asset Purchase Agreement;

          (d) the Company has not (i) received any Takeover Proposal, or (ii) solicited, initiated, encouraged or induced, or provided any nonpublic information to or entered into any discussions with any Person for the purpose of soliciting, initiating, encouraging or inducing, the making or submission of any Takeover Proposal except as contemplated by this Agreement and the Asset Purchase Agreement;

          (e) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other entity:

          (f) the Company has not made any capital expenditures which exceed $25,000 with respect to any single matter, or $50,000 in the aggregate;

          (g) except in the ordinary course of business and consistent with past practices and except for the Asset Purchase Agreement, the Company has not
     (i) entered into or become bound by any Company Material Contract (as defined in Section 3.10), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Company Material Contract;

          (h) except as contemplated by the Asset Purchase Agreement, the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material asset to any other Person, or (iii) waived or relinquished any material right relating to the Company, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (i) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to any single matter, or in excess of $50,000 in the aggregate;

          (j) the Company has not made any pledge or otherwise permitted any material asset to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices and except as set forth in the Asset Purchase Agreement;

          (k) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (l) the Company has not (i) established or adopted any Plan, (ii) caused or permitted any Plan to be amended in any material respect, (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iv) made any material change to the Company's severance or termination plans, agreements or arrangements with any of its employees, except as part of a standard employment package to any person promoted or hired (but not including the five most senior officers), or as was required under employment, severance or termination agreements in effect as of the date of the Company Unaudited Interim Balance Sheet, or (v) except for employment agreements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, entered into any employment, consulting, severance, termination or indemnification agreement with any such employee or executive officer;

          (m) the Company has not made any revaluation of any of its material assets;

          (n) the Company has not made any material change in any of its accounting methods, principles or practices;

          (o) the Company has not made any material election with respect to Taxes;

          (p) the Company has not commenced or settled any Legal Proceeding;

          (q) the Company has not entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

          (r) the Company has not agreed or committed to take any of the actions referred to in clauses (c) through (p) above; and

          (s) the Company has not taken any other action that occurred prior to the date hereof that, if it occurred after the date of this Agreement and prior to the Effective Time, would be prohibited by paragraphs (c), (f),
     (g) or (p) of Section 5.2 of this Agreement.

     SECTION 3.6 Leasehold; Equipment. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Item 3.6 of the Company Disclosure Schedule (which Item 3.6 indicates that such leaseholds are included as part of the Purchased Assets). All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Item 3.6 of the Company Disclosure Schedule accurately identifies all material equipment leased by the Company and indicates whether such equipment constitutes Software Assets. All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted).

     SECTION 3.7 Title to Assets. The Company owns, and has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed. All of said assets are owned or leased by the Company free and clear of any encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. Item 3.7 sets forth a list of all material tangible personal property and assets of the Company and which of such assets constitute Software Assets.

     SECTION 3.8  Receivables; Significant Customers of the Business.

     (a) Item 3.8(a) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable of the Company as of the date of the Company Unaudited Interim Balance Sheet. All such accounts receivable are current, and the Company believes that there is reasonable basis that such accounts receivable will be collected (net of the allowance of doubtful accounts set forth on the Company Unaudited Interim Balance Sheet, which allowance the Company believes is reasonable).

     (b) Item 3.8(b) of the Company Disclosure Schedule contains an accurate and complete list as of date of this Agreement of all outstanding loans and advances made by the Company to any employee, director, consultant or independent contractor of the Company, other than routine travel or relocation advances made to employees in the ordinary course of business. There are no such loans and advances existing as of the Closing Date.

     (c) Item 3.8(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all Significant Customers of the Company's Software Business and Hardware Business, respectively. For purposes of this Agreement, "Significant Customers" are the thirty customers of the Company (including without limitation original equipment manufacturers and royalty-paying customers) that have effected the most purchases from the Company, in dollar terms, and accounted for the most revenues for the Company, in dollar terms, during the eight fiscal quarter period ended September 27, 1998. None of the Company's Significant Customers has canceled or returned or, to the Company's knowledge, is currently attempting or threatening to cancel or return, any purchases from, orders to or services provided by the Company. The Company has not received any material customer complaints concerning its products and/or services.

     SECTION 3.9  Proprietary Assets.

     (a) Item 3.9(a) of the Company Disclosure Schedule sets forth a list of all patents and patent applications, trademarks (whether or not registered), trademark applications, trade names, fictitious business names, service marks (whether or not registered), service mark applications, copyrights (whether or not registered), copyright applications, maskworks, maskwork applications, computer software, computer programs (in source and executable form) and proprietary products of the Company and which of such Proprietary Assets are Purchased Assets. Item 3.9(a) of the Company Disclosure Schedule indicates each Proprietary Asset of the Company registered with any Governmental Body or for which an application has been filed with any Governmental Body and the names of the jurisdictions covered by the applicable registration or application. For purposes of this Section 3.9, all Proprietary Assets of the Company that are not Purchased Assets being sold to Primax pursuant to the Asset Agreement shall hereinafter also be referred to as "Software Proprietary Assets." The Company owns no Proprietary Assets registered with any Governmental Body or for which an application has been filed with any Governmental Body other than the Proprietary Assets set forth in Item 3.9(a) of the Company Disclosure Schedule. Item 3.9(a) of the Company Disclosure
Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $25,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has good and marketable title to all of the Proprietary Assets identified in Item 3.9(a) of the Company Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a right to use all of the Software Proprietary Assets. To the Company's knowledge, the Company is not obligated to make any payment after the date of this Agreement to any Person for the use of any Proprietary Asset. To the Company's knowledge, the Company has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

     (b) The Company has taken all reasonable and appropriate steps to protect and preserve all Trade Secrets. The use, possession or disclosure by the Company of any Software Proprietary Assets used in its business but which are not owned by the Company has been in compliance with the terms and conditions of a valid and enforceable agreement between the Company and the owner of such Software Proprietary Assets, or such use, possession or disclosure is otherwise lawful under the circumstances. To the Company's knowledge, there has been no unauthorized disclosures of any Trade Secrets, no unauthorized disclosures of any Proprietary Assets of any third party by the Company or any of its respective employees or consultants, and there has been no breach of any confidentiality or nondisclosure agreements to which the Company is a party.

     (c) To the Company's knowledge, none of the Company's Software Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person and the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Software Proprietary Asset of the Company.

     (d) There has not been any claim by any customer or other Person alleging that any Software Proprietary Asset of the Company (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company. The Company has established adequate reserves on the Company Unaudited Interim Balance Sheet to cover all costs that the Company reasonably anticipates to be associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Proprietary Assets.

     (e) The Company's Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted and the Software Proprietary Assets constitute all software proprietary assets that are necessary to continue the Software Business following consummation of transactions contemplated by the Asset Purchase Agreement. The Company has not licensed any of the Proprietary Assets to any Person on an exclusive basis, and the Company has not entered into any covenant not to compete or Company Material Contract limiting its ability to exploit fully any of its Proprietary Assets (including without limitation "most favorable pricing" clauses in any Contracts) or to transact business in any market or geographical area or with any Person.

     (f) All current and former employees have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of confidential information and invention assignment agreement previously delivered to ScanSoft. All current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of consultant confidential information and invention assignment agreement previously delivered to ScanSoft.

     SECTION 3.10  Contracts.

     (a) Item 3.10 of the Company Disclosure Schedule identifies each Contract of the Company that constitutes a "Company Material Contract" and indicates whether or not each such Contract is a Software Asset. For purposes of this Agreement, each of the following shall be deemed to constitute a "Company Material Contract":

          (i) (A) any Contract or outstanding offer relating to the employment of, or the performance of services by, any employee, (B) any Contract pursuant to which the Company is required to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee or director of the Company (if any such payment is disclosed on Item 3.10 of the Company Disclosure Schedule, such reference also states whether or not such payment is an Assumed Liability for purposes of the Asset Purchase Agreement) and (C) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which may be increased, or the vesting of benefits of which may be accelerated;

          (ii) any Contract (A) relating to the acquisition, transfer, development, sharing, license (to or by the Company), use or other exploitation of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Company under any third party software license generally available to the public); or (B) with respect to the distribution or marketing of any products of the Company, in each case the absence of which would have a Material Adverse Effect on the Company;

          (iii) any Contract which provides for indemnification of any officer, director, employee or agent of the Company;

          (iv) any Contract imposing any material restriction on the right or ability of the Company (A) to compete in any market or geographic area with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

          (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities (other than the issuance of the Company Common Stock upon the valid exercise of the Company Options, Employee Stock Purchase Plan Rights or the Company Warrants outstanding as of the date of this Agreement), (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

          (vi) any Contract requiring that the Company give any notice or provide any information to any Person prior to accepting any Takeover Proposal;

          (vii) any Contract that (A) contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 per month and (B) has a term of more than ninety (90) days and that may not be terminated by the Company within ninety (90) days after the delivery of a termination notice by the Company;

          (viii) any Contract that contemplates or involves payment or delivery of cash or other consideration by the Company in an amount or having a value in excess of $75,000 in the aggregate;

          (ix) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (x) any joint marketing or development Contract currently in force under which the Company has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any Company Material Contract pursuant to which the Company has continuing material obligations to jointly develop any Proprietary Asset that will not be owned, in whole or in part, by the Company and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (xi) any Contract currently in force to disclose or deliver to any Person, or permit the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Proprietary Asset that is material to the Company taken as a whole;

          (xii) any Contract (not otherwise identified in clauses (i) through (xi) of this sentence) that is or would be material to any of the Company, to the business, condition, capitalization or operations of the Company or to any of the transactions contemplated by this Agreement;

          (xiii) any other Contract, if a breach of such Contract could reasonably be expected as of the date of this Agreement to have a Material Adverse Effect on the Company; and

          (xiv) any indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $50,000, letters of credit or other agreements or instruments of the Company or commitments for the borrowing or the lending of amounts in excess of $50,000 by the Company or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company.

     (b) Each Company Material Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the Company's knowledge, no Person has violated or breached, or committed any default under, any Company Material Contract.

     (c) (i) The Company has not violated or breached, or committed any default under, any Company Material Contract, and, to the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract that could reasonably be expected as of the date of this Agreement to have a Material Adverse Effect on the Company; (ii) to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Company Material Contract, or (E) give any Person the right to cancel, terminate or modify any Company Material Contract that will have a Material Adverse Effect on the Company; (iii) neither the Company nor any of its Representatives has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Material Contract that will have a Material Adverse Effect on the Company; and (iv) the Company has obtained all necessary export licenses related to the export of its products and is not, and has not been, in violation of such export licenses.

     (d) There is no Company Material Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other Company Material Contract between the Company and any contractor or subcontractor to any Governmental Body).

     (e) No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to renegotiate, any amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract, except for Company Material Contracts, which are being renegotiated or provide for renegotiation pursuant to their terms in the ordinary course of the Company's business.

     SECTION 3.11 Liabilities. The Company has no material liabilities individually or in the aggregate except for (a) liabilities incurred in the ordinary course of business consistent with past practice, (b) transaction expenses payable to its accountants, legal and financial advisors incurred in connection with this Agreement and the Asset Purchase Agreement and (c) liabilities set forth in the "liabilities" column of the Company's Unaudited Interim Balance Sheet. The transaction expenses contemplated by Section 3.11(b) are estimated to be $1,500,000.

     SECTION 3.12 Compliance with Legal Requirements. The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     SECTION 3.13 Certain Business Practices. Neither the Company nor any director, officer, agent or employee of the Company has, on behalf of the Company, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

     SECTION 3.14 Governmental Authorizations. The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted. All Governmental Authorizations held by the Company are valid and in full force and effect. The Company is, and at all times has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     SECTION 3.15  Tax Matters.

     (a) The Company has filed all federal and state income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. The Company and has paid all taxes shown as due on such returns and all material taxes (as defined below) for which no return was required to be filed, and the most recent financial statements contained in the Company SEC Documents and the Company Unaudited Interim Balance Sheet reflect an adequate reserve for all material amounts of taxes payable by the Company for all taxable periods and portions thereof through the date thereof.

     (b) The Company shall be responsible for the timely filing (taking into account any extensions received from the relevant tax authorities) of all tax returns required by law to be filed by the Company on or prior to the Effective Time, as well as all non-income tax returns required by law to be filed by the Company after the Effective Time to the extent that such returns include any period prior to the Effective Time, (i) such tax returns shall be true, correct and complete in all material respects and accurately set forth in all material respects all Items to the extent required to be reflected or included in such tax returns by applicable federal, state, local or foreign tax laws, regulations or rules and (ii) all taxes indicated as due and payable on such tax returns shall be paid by the Company as and when required by law.

     (c) The Company has, or by the Effective Time shall have, paid in full or set up reserves in accordance with United States generally accepted accounting principles, any and all material taxes in respect of the income, business, property or operations of the Company (including, without limitation, all material taxes that the Company is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties) or for which the Company may otherwise be liable for any period or portion thereof ending prior to or on the Effective Time.

     (d) Set forth in Item 3.15 of the Company Disclosure Schedule is a complete list of income and other tax returns filed by the Company pursuant to the laws or regulations of any federal, state, local or foreign tax authority that have been examined or audited by the IRS or other appropriate authority during the preceding three (3) years, and a list of all adjustments resulting from each such examination or audit. Except as set forth in Item 3.15, all deficiencies proposed as a result of such examinations or audits have been paid or finally settled and no issue has been raised in any such examination or audit that, by application of similar principles, reasonably can be expected to result in the assertion of a material deficiency for any other year not so examined or audited. No action, suit, investigation, audit, claim or assessment is pending or to the Company's knowledge (after performing due diligence) proposed or threatened in writing with respect to a material amount of taxes of the Company. There are no reasonable grounds for any tax liability beyond amounts accrued with respect to years that have not been examined or audited, except to the extent that such tax liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (e) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material amount of taxes.

     (f) No material liens for taxes exist with respect to any assets or properties of the Company, except for statutory liens for taxes not yet due.

     (g) The Company is not a party to nor is bound by any income tax allocation or sharing agreement with respect to a material amount of taxes, and the Company has never been a member of an "affiliated group" within the meaning of section 1504 of the Code.

     (h) All material amounts of taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued.

     (i) No claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction, except to the extent that being so subject would not reasonably be expected to have a Material Adverse Effect on the Company.

     (j) The Company is not a United States Real Property Holding Corporations (a "USRPHC") within the meaning of section 897 of the Code and were not USRPHC on any "determination date" (as defined in sec.1.897-2(c) of the United States Treasury Regulations promulgated under the Code (the "Treasury Regulations")) that occurred in the five (5) year period preceding the Closing Date.

     (k) The Company has not executed any closing agreements pursuant to section 7121 of the Code or any predecessor provision thereof, or any similar provision of state or local law.

     (l) The Company has not filed any consents pursuant to section 341(f) of the Code or agreed to have section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in section 341(f)(4) of the Code) owned by the Company.

     (m) None of the assets owned by the Company is property that is required to be treated as owned by any other person pursuant to section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, directly or indirectly secures any indebtedness, the interest on which is tax-exempt under section 103 of the Code or is "tax-exempt use property" within the meaning of section 168(h) of the Code, except to the extent that such treatment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (n) The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code section 6662, except to the extent that such treatment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (o) The Company has not agreed to make any adjustments pursuant to section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party and the Company has no knowledge that the IRS has proposed any such adjustment or change in accounting method, nor has any application pending with any governmental or regulatory authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company. The Company is not required to make any adjustments pursuant to the section 481(a) or 263A of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party, except to the extent that any such adjustment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (p) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to section 280G of the Code (as determined without regard to section 280G(b)(4)).

     (q) The Company has not participated in (and prior to the Closing Date the Company will not participate in) an international boycott within the meaning of section 999 of the Code.

     (r) As used in this Agreement, (i) "tax" and "taxes" shall include any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, real and personal property, production, sales, use, transfer, stamp, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, or addition to tax imposed by any governmental entity and
(ii) "tax return" shall include any return, report or similar statement required to be filed with respect to any tax including, without limitation, any information return, claim for refund, amended return or declaration of estimated tax.

     SECTION 3.16  Employee and Labor Matters; Benefit Plans.

     (a) Item 3.16(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

     (b) The Company does not maintain, sponsor or contribute to, and the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in section 3(2) of the Employee Retirement Income Security Act of 1973, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of its employees or former employees (a "Pension Plan"). None of the Plans identified in Item 3.16(a) of the Company Disclosure Schedule is subject to Title IV of ERISA or section 412 of the Code.

     (c) The Company does not maintain, sponsor or contribute to any: (i) employee welfare benefit plan (as defined in section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of any of its employees or former employees (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in Item 3.16(a) of the Company Disclosure Schedule is a multi-employer plan (within the meaning of section 3(37) of ERISA).

     (d) With respect to each Plan, the Company has made available to ScanSoft:
(i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two (2) years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan; (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance Contracts, minimum premium Contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under section 401(a) of the Code).

     (e) The Company is not nor has it ever been required to be treated as a single employer with any other Person under section 4001(b)(1) of ERISA or section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either section 4207 or 4208 of ERISA).

     (f) The Company does not have any plan or commitment to create any Welfare Plan or any additional Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would affect any of its employees.

     (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of the Company (or the employees' beneficiaries)).

     (h) With respect to any Plan constituting a group health plan within the meaning of section 4980B(g)(2) of the Code, to the Company's knowledge, the provisions of section 4980B of the Code ("COBRA") have been complied with in all material respects. Item 3.16(h) of the Company Disclosure Schedule describes all obligations of the Company as of the date of this Agreement under any of the provisions of COBRA.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (j) To the Company's knowledge, each of the Plans intended to be qualified under section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or has remaining a period of time in which to file an application for such determination, and the Company is not aware of any reason why any such determination letter should be revoked or not issued.

     (k) Neither the execution, delivery or performance of this Agreement or the Merger Agreement, nor the consummation of the Merger thereunder or the transaction contemplated by this Agreement, or any of the other transactions contemplated by this Agreement or the Merger Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee, consultant, or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits. If any such payment is disclosed in Item 3.16(k) of the Company Disclosure Schedule, such reference also states whether or not such payment is an Assumed Liability for purposes of the Asset Purchase Agreement.

     (l) Item 3.16(l) of the Company Disclosure Schedule contains a list of all employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their base salaries, their targeted annual bonus amounts, their dates of employment and their positions. The Company is not a party to any collective bargaining Contract or other Contract with a labor union involving any of its employees. All of the Company's employees are "at will" employees under applicable law.

     (m) Item 3.16(m) of the Company Disclosure Schedule identifies each employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (n) To the Company's knowledge, each Plan complies in all material respects with all applicable Legal Requirements. To the Company's knowledge, the Company is in compliance in all material respects with all Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (o) The Company has good labor relations, and it has no knowledge of any facts indicating that (i) the consummation of the Merger pursuant to this Agreement or the transactions contemplated by the Asset Purchase Agreement or any other agreement will have a Material Adverse Effect on the labor relations of the Company, or (ii) except as contemplated in this Agreement or the Asset Purchase Agreement, any employee intends to terminate his or her employment with the Company prior to the Closing.

     SECTION 3.17 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that it is not in compliance with any Environmental Law, and, to the Company's knowledge, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the Company's knowledge, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature.

     SECTION 3.18 Insurance. The Company has delivered to ScanSoft a schedule of insurance relating to the business, assets or operations of the Company. The schedule of insurance lists the policies, limits of liability, name of insurer(s) and broker(s), and expiration dates of each policy. Each such insurance policy is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of the Company; and, to the Company's knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

     SECTION 3.19 Transactions with Affiliates. Except as set forth in the Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 303 of Regulation S-K promulgated by the SEC.
Item 3.19 of the Company Disclosure Schedule identifies each Person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities
Act) of the Company as of the date of this Agreement.

     SECTION 3.20  Legal Proceedings; Orders.

     (a) There are no pending Legal Proceedings (including, to the Company's knowledge, any investigation), and no Person has overtly threatened to commence any Legal Proceeding, except as set forth in Item 3.20(a) of the Company Disclosure Schedule (which Item 3.20(a) indicates whether or not such Legal Proceedings are Purchased Assets or Assumed Liabilities): (i) that involves the Company or any of the assets owned or used by the Company, including, without limitation, any Proprietary Asset of the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement or the Asset Purchase Agreement. To the Company's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. To the Company's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, cause or provide a basis for a director, officer or other Representative of the Company to seek indemnification from, or commence a Legal Proceeding against or involving the Company.

     (b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Company's knowledge, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

     SECTION 3.21 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and, subject to approval by the stockholders of the Company of the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate action on the part of the Company is necessary to authorize or execute this Agreement or to consummate the transactions so contemplated, subject to approval by the stockholders of the Company of this Agreement and the Merger (if required). This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by ScanSoft) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

     SECTION 3.22 Management Incentive Payments. Neither the execution and delivery of this Agreement or the Asset Purchase Agreement nor the consummation of the transactions contemplated by this Agreement or the Asset Purchase Agreement will result in or cause any employee or former employee of the Company to be entitled to any: (a) increase in the amount or value of any compensation, payment or benefit, (b) early vesting or acceleration of delivery or payment of any compensation, payment or benefit, or (c) payment of any amount as severance.

     SECTION 3.23 Required Vote of Stockholders. The affirmative vote of the holders of not less than a majority of the outstanding Shares is required to adopt the plan of merger contained in this Agreement and approve the Merger. No other vote of the stockholders of the Company is required by law, the Certificate of Incorporation or Bylaws of the Company as currently in effect or otherwise to adopt the plan of merger contained in this Agreement and approve the Merger.

     SECTION 3.24 Non-Contravention; Consents. Neither (i) the execution, delivery or performance of this Agreement, the Asset Purchase Agreement or any of the other agreements referred to in this Agreement or the Asset Purchase Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement or the Asset Purchase Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Company, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of the Company;

          (b) to the Company's knowledge, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or the Asset Purchase Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject, except as provided under U.S. antitrust laws, including the HSR Act, Sherman and Clayton Acts;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract,
     (iii) accelerate the maturity or performance of any Company Material Contract, or (iv) cancel, terminate or modify any term of any Company Material Contract; or

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

     Except as may be required by the Exchange Act, the DGCL, the HSR Act and the rules of the NASD, the Company was not, is not, nor or will it be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of any of the transactions contemplated by this Agreement.

     SECTION 3.25 Sale of Hardware Business. The Company is in the business of designing, manufacturing, marketing and selling desktop and flatbed scanners (the "Hardware Business") and in the business of designing, manufacturing, marketing and selling software (the "Software Business") and the Company is not engaged in any other business. The Asset Purchase Agreement discloses all material liabilities relating to the Hardware Business, which liabilities will be assumed by Primax (whether actual, contingent or otherwise). The Asset Purchase Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by Primax, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No stockholder approval by the Company's stockholders is required in connection with the Asset Purchase Agreement and the transactions contemplated thereby. The Company and, to the Company's knowledge, Primax, is in full compliance with the terms of the Asset Purchase Agreement and neither the Company nor, to the Company's knowledge, Primax intends to terminate the Asset Purchase Agreement.

     SECTION 3.26 Brokers. No broker, investment banker, financial advisor or other person, other than Broadview International LLC ("Broadview") and The Brenner Group L.L.C., the fees and expenses of which will be paid by the Company (and are reflected in an agreement between Broadview and the Company and The Brenner Group L.L.C. and the Company, complete copies of which has been furnished to ScanSoft), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The fees and expenses of Broadview and The Brenner Group L.L.C. are estimated to be $850,000.

     Other than the foregoing agreements, the Company is not aware of any claim for payment by the Company of any broker's, finder's, financial advisor's or other similar fee or commission in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.27  [Reserved].

     SECTION 3.28 State Takeover Statutes; Charter Provisions. The approval by the Board of Directors of the Company of the Merger, this Agreement and the transactions contemplated by this Agreement (including the execution of the Irrevocable Proxy/Voting Agreement) prior to the execution by the Company's representatives of such documents rendered inapplicable to the Merger, this Agreement and the Irrevocable Proxy/Voting Agreement the provisions of section 203 of the DGCL and the provisions of any California takeover laws.

     SECTION 3.29  Accuracy of Information.

     (a) The financial forecasts for fiscal 1998 and 1999 previously furnished to ScanSoft, as updated through the date hereof, have been prepared in good faith, represent the reasonable judgment of the Company's management and are based on assumptions which the Company believes as of the date hereof are reasonable. No representation is made, however, as to whether the assumptions on which the projections are based are true and correct or that events will not occur which would make such assumptions incorrect. This Agreement (including the Company Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) The Company has provided ScanSoft and ScanSoft's Representatives with reasonable access to the Company's Representatives, Personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and provided ScanSoft and ScanSoft's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as ScanSoft has requested.

     SECTION 3.30 Proxy Statement/Registration Statement. None of the information (including financial data) supplied or to be supplied by the Company specifically for inclusion therein or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the Merger (including the Proxy Statement constituting a part thereof) (the "Registration Statement") will, at the time the Registration Statement becomes effective and (b) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company in connection with any of the foregoing with respect to statements made based on information supplied in writing by ScanSoft or any of its representatives specifically for inclusion therein. Each of the Registration Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as appropriate, and the rules and regulations thereunder in effect at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing to stockholders, except that no representation or warranty is made by the Company in connection with any of the foregoing with respect to statements made based on information supplied in writing by ScanSoft or any of its representatives specifically for inclusion therein.

     SECTION 3.31 Third Party Standstill Agreements. The Company is not, and the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not, conflict with or result in any violation or breach of any agreement, including, but not limited to, any standstill, exclusivity or confidentiality agreement, to which the Company is a party, with respect to the acquisition, sale or other disposition of the Company or the Company's Software Business.

     SECTION 3.32 Irrevocable Proxy/Voting Agreement. All of the persons and/or entities deemed Affiliates of the Company listed on Exhibit D, who hold in the aggregate approximately thirty-three percent (33%) of the outstanding Shares, have agreed in writing to vote for approval of the Merger pursuant to Irrevocable Proxy/Voting Agreements attached hereto as Exhibit A. The Company shall use its reasonable efforts to obtain such a written agreement from any other person as soon as practicable after the date on which such person attains such status as an Affiliate of the Company.

     SECTION 3.33 Board Approval. The Board of Directors of the Company has unanimously (a) approved this Agreement and the Merger, (b) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders and (c) agreed to recommend to the stockholders of the Company in the Proxy Statement that the stockholders of the Company approve this Agreement and the Merger.

     SECTION 3.34 Shareholder Rights Agreement. The Preferred Shares Rights Agreement between the Company and U.S. Stock Transfer Corporation, Rights Agent, dated as of October 23, 1996 (the "Rights Agreement"), has been amended, and will remain amended (and no replacement plan will be adopted), so as to provide that none of ScanSoft or its affiliates will become an "Acquiring Person" and that no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement and the Shareholder Rights Agreement has not otherwise been amended.

     SECTION 3.35 Blue Sky Laws. The Company has complied with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Company's Common Stock in connection with the Merger.

     SECTION 3.36 Sufficiency of Assets. The Company's assets, including, without limitation, the Software Proprietary Assets, constitute all of the assets necessary to enable the Company to conduct the Software Business in the manner in which the Software Business has been and is being conducted.

     SECTION 3.37 Software Inventory. The Company's software inventory consists of a quantity and quality usable and salable in the ordinary course of business (excluding any changes in the business resulting from the Merger) and the present quantities of inventory are reasonable in the present circumstances of the Software Business as currently conducted and as proposed to be conducted (excluding any changes in the business resulting from the Merger).

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF SCANSOFT, INC.

     Except as set forth in the ScanSoft Disclosure Schedule attached hereto and delivered to the Company by ScanSoft, ScanSoft represents and warrants to the Company as of the date of this Agreement as follows:

     SECTION 4.1  Due Organization; Subsidiaries; Etc.

     (a) ScanSoft has no Subsidiaries and ScanSoft does not own any capital stock of, or any equity interest of any nature in, any other Entity. ScanSoft has not agreed nor is it obligated to make, nor is it bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. ScanSoft has not at any time been a general partner of any general partnership, limited partnership or other Entity.

     (b) ScanSoft is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.

     (c) ScanSoft has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Item 4.1(c) of the ScanSoft Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on ScanSoft. ScanSoft is in good standing as a foreign corporation in each of the jurisdictions identified in Item 4.1(c) of the ScanSoft Disclosure Schedule.

     SECTION 4.2 Certificate of Incorporation and Bylaws. ScanSoft has delivered to the Company accurate and complete copies of its certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto. ScanSoft is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent governing instruments.

     SECTION 4.3 Capital Structure. The authorized capital stock of ScanSoft consists of 27,000,000 shares of Common Stock, par value $.001 per share and 23,000,000 shares of Preferred Stock, par value $.001 per share (the "ScanSoft Preferred Stock"), of which 16,000,000 shares have been designated as Series A Preferred Stock. As of the close of business on November 20, 1998, (a) 1,000 shares of Common Stock were issued and outstanding, which shares were validly issued, fully paid and nonassessable and free of preemptive rights, (b) no shares of Common Stock were held by ScanSoft in its treasury and (c) 16,000,000 shares of Series A Preferred Stock were issued and outstanding. As of the date of this Agreement, except for outstanding stock options covering not in excess of 2,742,900 shares of Common Stock under ScanSoft's 1998 Stock Option Plan (the "ScanSoft Stock Options") with an average exercise price of $0.39, and up to 1,257,100 shares of Common Stock reserved for issuance under ScanSoft's 1998 Stock Option Plan, there are no options, warrants, calls, subscriptions, convertible securities or other rights or agreements to which

ScanSoft is a party or by which any of them is bound obligating ScanSoft to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, or any securities convertible into or exchangeable for shares of capital stock, of ScanSoft or obligating ScanSoft to grant, extend or enter into any such option, warrant, call, subscription or other right or agreement, and there are no other obligations of any kind which would require any person to sell, pledge, transfer or register any shares of capital stock of ScanSoft. Item
4.3 of the ScanSoft Disclosure Schedule sets forth a true and complete list of the holders of ScanSoft Stock Options as of November 20, 1998.

     As of the date of this Agreement, there are no outstanding contractual obligations of ScanSoft to repurchase, redeem or otherwise acquire any Shares of capital stock of ScanSoft.

     SECTION 4.4 Financial Statements. The ScanSoft Unaudited Interim Balance Sheet and the unaudited statement of operations of ScanSoft for the years ended December 31, 1996 and 1997 and for each of the three quarters ended September 30, 1998 and delivered to the Company fairly present the financial position of ScanSoft as of the respective dates thereof and the results of operations of ScanSoft for the periods covered thereby. ScanSoft recognizes revenue in accordance with Statement of Position 91-1 entitled "Software Revenue Recognition."

     SECTION 4.5 Absence of Changes. Since the date of ScanSoft Unaudited Interim Balance Sheet:

          (a) there has not been any Material Adverse Change in the business, condition, assets, Liabilities, operations, financial performance or prospects of ScanSoft, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on ScanSoft;

          (b) there has not been any material loss, damage or destruction (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on ScanSoft;

          (c) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of ScanSoft, and ScanSoft has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, other than the Merger Agreement;

          (d) ScanSoft has not (i) received any Takeover Proposal, or (ii) solicited, initiated, encouraged or induced, or provided any nonpublic information to or entered into any discussions with any Person for the purpose of soliciting, initiating, encouraging or inducing, the making or submission of any Takeover Proposal except as contemplated by this Agreement;

          (e) ScanSoft has not formed any subsidiary or acquired any equity interest or other interest in any other entity:

          (f) ScanSoft has not made any capital expenditures which exceed $25,000 with respect to any single matter, or $50,000 in the aggregate;

          (g) except in the ordinary course of business and consistent with past practices, ScanSoft has not (i) entered into or become bound by any ScanSoft Material Contract (as defined in Section 4.10), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any ScanSoft Material Contract;

          (h) ScanSoft has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material asset to any other Person, or (iii) waived or relinquished any material right relating to ScanSoft, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (i) ScanSoft has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to any single matter, or in excess of $50,000 in the aggregate;

          (j) ScanSoft has not made any pledge or otherwise permitted any material asset to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

          (k) ScanSoft has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (l) ScanSoft has not (i) established or adopted any Plan (as defined in Section 3.16(a)), (ii) caused or permitted any Plan to be amended in any material respect, (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iv) made any material change to ScanSoft's severance or termination plans, agreements or arrangements with any of its employees, except as part of a standard employment package to any person promoted or hired (but not including the five most senior officers), or as was required under employment, severance or termination agreements in effect as of the date of the ScanSoft Unaudited Interim Balance Sheet, or (v) except for employment agreements in the ordinary course of business consistent with past practice with employees other than any executive officer of ScanSoft, any entry by ScanSoft into any employment, consulting, severance, termination or indemnification agreement with any such employee or executive officer;

          (m) ScanSoft has not made any revaluation of any of its material assets;

          (n) ScanSoft has not made any material change in any of its accounting methods, principles or practices;

          (o) ScanSoft has not made any material election with respect to Taxes;

          (p) ScanSoft has not commenced or settled any Legal Proceeding;

          (q) ScanSoft has not entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on ScanSoft;

          (r) ScanSoft has not agreed or committed to take any of the actions referred to in clauses (c) through (p) above; and

          (s) ScanSoft has not taken any other action that occurred prior to the date hereof that, if it occurred after the date of this Agreement and prior to the Closing Date, would be prohibited by paragraph (c), (f), (g) or (p) of Section 5.3 of this Agreement.

     SECTION 4.6 Leasehold; Equipment. ScanSoft does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Item 4.6 of the ScanSoft Disclosure Schedule. All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Item 4.6 of the ScanSoft Disclosure Schedule accurately identifies all material items of equipment leased by ScanSoft. All material items of equipment and other tangible assets owned by or leased to ScanSoft are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted).

     SECTION 4.7 Title to Assets. ScanSoft owns, and has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed. All of said assets are owned or leased by ScanSoft free and clear of any encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of ScanSoft. Item 4.7 of the ScanSoft Disclosure Schedule sets forth a list of all material tangible personal property and assets of ScanSoft.

     SECTION 4.8  Receivables; Significant Customers of the Business.

     (a) Item 4.8(a) of the ScanSoft Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable of ScanSoft as of the date of the ScanSoft Unaudited Interim Balance Sheet. All such accounts receivable are current, and ScanSoft believes that there is reasonable basis that such accounts receivable will be collected (net of the allowance of doubtful accounts set forth on the ScanSoft Unaudited Interim Balance Sheet, which allowance ScanSoft believes is reasonable).

     (b) Item 4.8(b) of the ScanSoft Disclosure Schedule contains an accurate and complete list as of date of this Agreement of all outstanding loans and advances made by ScanSoft to any employee, director, consultant or independent contractor of ScanSoft, other than routine travel or relocation advances made to employees in the ordinary course of business.

     (c) Item 4.8(c) of the ScanSoft Disclosure Schedule sets forth a complete and accurate list of all Significant Customers of ScanSoft. For purposes of this Agreement, "Significant Customers" are the twenty-seven customers of ScanSoft (including without limitation original equipment manufacturers and royalty-paying customers) that have effected the most purchases from ScanSoft, in dollar terms, and accounted for the most revenues for ScanSoft, in dollar terms, during the eight fiscal quarter period ended September 30, 1998. None of ScanSoft's Significant Customers has canceled or returned or, to ScanSoft's knowledge, is currently attempting or threatening to cancel or return, any purchases from, orders to or services provided by ScanSoft. ScanSoft has not received any material customer complaints concerning its products and/or services.

     SECTION 4.9  Proprietary Assets.

     (a) Item 4.9(a) of the ScanSoft Disclosure Schedule sets forth a list of all patents and patent applications, trademarks (whether or not registered), trademark applications, trade names, fictitious business names, service marks (whether or not registered), service mark applications, copyrights (whether or not registered), copyright applications, maskworks, maskwork applications, computer software, software included in computer programs and proprietary products of ScanSoft. Item 4.9(a) of the ScanSoft Disclosure Schedule indicates each Proprietary Asset of ScanSoft registered with any Governmental Body or for which an application has been filed with any Governmental Body and the names of the jurisdictions covered by the applicable registration or application. ScanSoft owns no Proprietary Assets registered with any Governmental Body or for which an application has been filed with any Governmental Body other than the Proprietary Assets set forth in Item 4.9(a) of the ScanSoft Disclosure Schedule.
Item 4.9(a) of the ScanSoft Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to ScanSoft by any Person (except for any Proprietary Asset that is licensed to ScanSoft under any third party software license generally available to the public at a cost of less than $25,000), and identifies the license agreement under which such Proprietary Asset is being licensed to ScanSoft. ScanSoft has good and marketable title to all of the Proprietary Assets identified in Items 4.9(a) of the ScanSoft Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a right to use all of such Proprietary Assets. To ScanSoft's knowledge, ScanSoft is not obligated to make any payment after the date of this Agreement to any Person for the use of any Proprietary Asset. To ScanSoft's knowledge, ScanSoft has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

     (b) ScanSoft has taken all reasonable and appropriate steps to protect and preserve all ScanSoft Proprietary Assets that are Trade Secrets. The use, possession or disclosure by ScanSoft of any Proprietary Assets used in its business but which are not owned by ScanSoft has been in compliance with the terms and conditions of a valid and enforceable agreement between ScanSoft and the owner of such Proprietary Assets, or such use, possession or disclosure is otherwise lawful under the circumstances. To ScanSoft's knowledge, there has been no unauthorized disclosures of any Trade Secrets, no unauthorized disclosures of any Proprietary Assets of any third party by ScanSoft or any of its respective employees or consultants, and there has been no breach of any confidentiality or nondisclosure agreements to which ScanSoft is a party.

     (c) To ScanSoft's knowledge, none of ScanSoft's Proprietary Assets infringes or conflicts with any proprietary asset owned or used by any other Person and ScanSoft is not infringing, misappropriating or

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

making any unlawful use of, and ScanSoft has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To ScanSoft's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of ScanSoft.

     (d) There has not been any claim by any customer or other Person alleging that any Proprietary Asset of ScanSoft (including each version thereof that has ever been licensed or otherwise made available by ScanSoft to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of ScanSoft. ScanSoft has established adequate reserves on the ScanSoft Unaudited Interim Balance Sheet to cover all costs that ScanSoft reasonably anticipates to be associated with any obligations that ScanSoft may have with respect to the correction or repair of programming errors or other defects in the Proprietary Assets.

     (e) ScanSoft's Proprietary Assets constitute all the Proprietary Assets necessary to enable ScanSoft to conduct its business in the manner in which such business has been and is being conducted. ScanSoft has not licensed any of the Proprietary Assets to any Person on an exclusive basis, and ScanSoft has not entered into any covenant not to compete or Material Contract limiting its ability to exploit fully any of its Proprietary Assets (including without limitation "most favorable pricing" clauses in any Contracts) or to transact business in any market or geographical area or with any Person.

     (f) All current and former employees have executed and delivered to ScanSoft an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of confidential information and invention assignment agreement previously delivered to the Company. All current and former consultants and independent contractors to ScanSoft have executed and delivered to ScanSoft an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of consultant confidential information and invention assignment agreement previously delivered to the Company.

     SECTION 4.10  Contracts.

     (a) Item 4.10 of the ScanSoft Disclosure Schedule identifies each Contract of ScanSoft that constitutes a "ScanSoft Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "ScanSoft Material Contract":

          (i) (A) any Contract or outstanding offer relating to the employment of, or the performance of services by, any employee, (B) any Contract pursuant to which ScanSoft is required to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee or director of ScanSoft, and (C) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which may be increased, or the vesting of benefits of which may be accelerated;

          (ii) any Contract (A) relating to the acquisition, transfer, development, sharing, license (to or by ScanSoft), use or other exploitation of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to ScanSoft under any third party software license generally available to the public); or (B) with respect to the distribution or marketing of any products of ScanSoft, in each case the absence of which would have a Material Adverse Effect on ScanSoft;

          (iii) any Contract which provides for indemnification of any officer, director, employee or agent of ScanSoft;

          (iv) any Contract imposing any material restriction on the right or ability of ScanSoft (A) to compete in any market or geographic area with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services

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

     for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

          (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities (other than the issuance of ScanSoft Common Stock upon the valid exercise of ScanSoft Stock Options, outstanding as of the date of this Agreement), (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing ScanSoft with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

          (vi) any Contract requiring that ScanSoft give any notice or provide any information to any Person prior to accepting any Takeover Proposal;

          (vii) any Contract that (A) contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 per month and (B) has a term of more than ninety (90) days and that may not be terminated by ScanSoft within ninety (90) days after the delivery of a termination notice by ScanSoft;

          (viii) any Contract that contemplates or involves payment or delivery of cash or other consideration by ScanSoft in an amount or having a value in excess of $75,000 in the aggregate;

          (ix) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (x) any joint marketing or development Contract currently in force under which ScanSoft has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any ScanSoft Material Contract pursuant to which ScanSoft has continuing material obligations to jointly develop any Proprietary Asset that will not be owned, in whole or in part, by ScanSoft and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (xi) any Contract currently in force to disclose or deliver to any Person, or permit the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Proprietary Asset that is material to ScanSoft taken as a whole;

          (xii) any Contract (not otherwise identified in clauses (i) through (xi) of this sentence) that is or would be material to any of ScanSoft, to the business, condition, capitalization or operations of ScanSoft or to any of the transactions contemplated by this Agreement;

          (xiii) any other Contract, if a breach of such Contract could reasonably be expected as of the date of this Agreement to have a Material Adverse Effect on ScanSoft; and

          (xiv) any indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $50,000, letters of credit or other agreements or instruments of ScanSoft or commitments for the borrowing or the lending of amounts in excess of $50,000 by ScanSoft or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of ScanSoft.

     (b) Each ScanSoft Material Contract is valid and in full force and effect, and is enforceable by ScanSoft in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To ScanSoft's knowledge, no Person has violated or breached, or committed any default under, any ScanSoft Material Contract.

     (c) (i) ScanSoft has not violated or breached, or committed any default under, any ScanSoft Material Contract, and, to ScanSoft's knowledge, no other Person has violated or breached, or committed any default under, any ScanSoft Material Contract that could reasonably be expected as of the date of this Agreement to have a Material Adverse Effect on ScanSoft; (ii) to ScanSoft's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any ScanSoft Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any ScanSoft Material Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any ScanSoft Material Contract, (D) give any Person the right to accelerate the maturity or performance of any ScanSoft Material Contract, or (E) give any Person the right to cancel, terminate or modify any ScanSoft Material Contract that will have a Material Adverse Effect on ScanSoft; (iii) neither ScanSoft nor any of its Representatives has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any ScanSoft Material Contract that will have a Material Adverse Effect on ScanSoft; and (iv) ScanSoft has obtained all necessary export licenses related to the export of its products and is not, and has not been, in violation of such export licenses.

     (d) There is no ScanSoft Material Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other ScanSoft Material Contract between ScanSoft and any contractor or subcontractor to any Governmental Body).

     (e) No Person is renegotiating, or has a right pursuant to the terms of any ScanSoft Material Contract to renegotiate, any amount paid or payable to ScanSoft under any ScanSoft Material Contract or any other material term or provision of any ScanSoft Material Contract, except for ScanSoft Material Contracts, which are being renegotiated or provide for renegotiation pursuant to their terms in the ordinary course of ScanSoft's business.

     SECTION 4.11 Liabilities. ScanSoft has no material liabilities individually or in the aggregate except for (a) liabilities incurred in the ordinary course of business consistent with past practice, (b) transaction expenses payable to its accountants, legal and financial advisors incurred in connection with this Agreement and (c) liabilities set forth in the "liabilities" column of the ScanSoft Unaudited Interim Balance Sheet.

     SECTION 4.12 Compliance with Legal Requirements. ScanSoft is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on ScanSoft. ScanSoft has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     SECTION 4.13 Certain Business Practices. Neither ScanSoft nor any director, officer, agent or employee of ScanSoft has, on behalf of ScanSoft, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

     SECTION 4.14 Governmental Authorizations. ScanSoft holds all Governmental Authorizations necessary to enable ScanSoft to conduct its business in the manner in which such business is currently being conducted. All Governmental Authorizations held by ScanSoft are valid and in full force and effect. ScanSoft is, and at all times has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. ScanSoft has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

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     SECTION 4.15  Tax Matters.

     (a) All federal and state income tax returns and all other material tax returns and reports required to be filed by ScanSoft have been filed. All such returns are complete and correct in all material respects. All taxes shown as due on such returns have been paid and all material taxes (as defined below) for which no return was required to be filed.

     (b) ScanSoft shall be responsible for the timely filing (taking into account any extensions received from the relevant tax authorities) of all tax returns required by law to be filed by ScanSoft on or prior to the Effective Time, (i) such tax returns shall be true, correct and complete in all material respects and accurately set forth in all material respects all Items to the extent required to be reflected or included in such tax returns by applicable federal, state, local or foreign tax laws, regulations or rules and (ii) all taxes indicated as due and payable on such tax returns shall be paid by ScanSoft as and when required by law.

     (c) ScanSoft has, or by the Effective Time shall have, paid in full or set up reserves in accordance with United States generally accepted accounting principles, any and all material taxes in respect of the income, business, property or operations of ScanSoft (including, without limitation, all material taxes that ScanSoft is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties) or for which ScanSoft may otherwise be liable for any period or portion thereof ending prior to or on the Effective Time.

     (d) Set forth in Item 4.15 of the ScanSoft Disclosure Schedule is a complete list of income and other tax returns filed by ScanSoft pursuant to the laws or regulations of any federal, state, local or foreign tax authority that have been examined or audited by the IRS or other appropriate authority during the preceding three (3) years, and a list of all adjustments resulting from each such examination or audit. All deficiencies proposed as a result of such examinations or audits have been paid or finally settled and no issue has been raised in any such examination or audit that, by application of similar principles, reasonably can be expected to result in the assertion of a material deficiency for any other year not so examined or audited. No action, suit, investigation, audit, claim or assessment is to ScanSoft's knowledge (after performing due diligence) pending or proposed or threatened in writing with respect to a material amount of taxes of ScanSoft. There are no reasonable grounds for any tax liability beyond amounts accrued with respect to years that have not been examined or audited, except to the extent that such tax liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ScanSoft.

     (e) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material amount of taxes.

     (f) No material liens for taxes exist with respect to any assets or properties of ScanSoft, except for statutory liens for taxes not yet due.

     (g) All material amounts of taxes which ScanSoft is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued.

     (h) No claim has ever been made by an authority in a jurisdiction where ScanSoft does not file tax returns that it is or may be subject to taxation by that jurisdiction, except to the extent that being so subject would not reasonably be expected to have a Material Adverse Effect on ScanSoft.

     (i) ScanSoft is not a USRPHC (as defined in 3.15(j)) within the meaning of section 897 of the Code and were not USRPHC on any "determination date" (as defined in sec. 1.897-2(c) of the Treasury Regulations) that occurred in the five (5) year period preceding the Closing Date.

     (j) ScanSoft has not executed any closing agreements pursuant to section 7121 of the Code or any predecessor provision thereof, or any similar provision of state or local law.

     (k) ScanSoft has not filed any consents pursuant to section 341(f) of the Code or agreed to have section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in section 341(f)(4) of the Code) owned by ScanSoft.

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     (l) None of the assets owned by ScanSoft is property that is required to be treated as owned by any other person pursuant to section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986 directly or indirectly secures any indebtedness, the interest on which is tax-exempt under section 103 of the Code or is "tax-exempt use property" within the meaning of section 168(h) of the Code, except to the extent that such treatment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ScanSoft.

     (m) ScanSoft has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code section 6662, except to the extent that such treatment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ScanSoft.

     (n) ScanSoft has not agreed to make any adjustments pursuant to section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party and ScanSoft has no knowledge that the IRS has proposed any such adjustment or change in accounting method, nor has any application pending with any governmental or regulatory authority requesting permission for any changes in accounting methods that relate to the business or assets of ScanSoft. ScanSoft is not required to make any adjustments pursuant to the section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party, except to the extent that any such adjustment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ScanSoft.

     (o) ScanSoft has not filed an election under Rev. Proc. 91-11, 1991-1 C.B. 470, as modified by Rev. Proc. 91-39, 1991-2 C.B. 694, Treas. Reg. sec. 1.1502-20(g) or Rev. Proc. 95-39, 1995-2 C.B. 399.

     SECTION 4.16  Employee and Labor Matters; Benefit Plans.

     (a) Item 4.16(a) of the ScanSoft Disclosure Schedule identifies each Plan (as defined in Section 3.16(a)) sponsored, maintained, contributed to or required to be contributed to by ScanSoft for the benefit of any current or former employee of ScanSoft.

     (b) ScanSoft does not maintain, sponsor or contribute to, and ScanSoft has not at any time in the past maintained, sponsored or contributed to, any Pension Plan. None of the Plans identified in Item 4.16(a) of the ScanSoft Disclosure
Schedule is subject to Title IV of ERISA or section 412 of the Code.

     (c) ScanSoft does not maintain, sponsor or contribute to any: (i) Welfare Plan, or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in Item 4.16(a) of the ScanSoft Disclosure Schedule is a multi-employer plan (within the meaning of section 3(37) of ERISA).

     (d) With respect to each Plan, ScanSoft has made available to the Company:
(i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two (2) years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan; (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance Contracts, minimum premium Contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under section 401(a) of the Code).

     (e) ScanSoft is not nor has it ever been required to be treated as a single employer with any other Person under section 4001(b)(1) of ERISA or section 414(b), (c), (m) or (o) of the Code. ScanSoft has never been a member of an "affiliated service group" within the meaning of section 414(m) of the Code. ScanSoft has never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in section 4201 of ERISA

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

(without regard to subsequent reduction or waiver of such liability under either section 4207 or 4208 of ERISA).

     (f) ScanSoft does not have any plan or commitment to create any Welfare Plan or any additional Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would affect any of its employees.

     (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of ScanSoft after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the ScanSoft Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of ScanSoft (or the employees' beneficiaries)).

     (h) With respect to any Plan constituting a group health plan within the meaning of section 4980B(g)(2) of the Code, to ScanSoft's knowledge, the provisions of COBRA (as defined in Section 3.16(h)) have been complied with in all material respects. Item 4.16(h) of the ScanSoft Disclosure Schedule describes all obligations of ScanSoft as of the date of this Agreement under any of the provisions of COBRA.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (j) To ScanSoft's knowledge, each of the Plans intended to be qualified under section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or has remaining a period of time in which to file an application for such determination, and ScanSoft is not aware of any reason why any such determination letter should be revoked or not issued.

     (k) Neither the execution, delivery or performance of this Agreement or the Merger Agreement, nor the consummation of the Merger thereunder or the transaction contemplated by this Agreement, or any of the other transactions contemplated by this Agreement or the Merger Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee, consultant, or director of ScanSoft (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits. If any such payment is disclosed in Item 4.16(k) of the ScanSoft Disclosure Schedule.

     (l) Item 4.16(l) of the ScanSoft Disclosure Schedule contains a list of all employees of ScanSoft as of the date of this Agreement, and correctly reflects, in all material respects, their base salaries, their targeted annual bonus amounts, their dates of employment and their positions. ScanSoft is not a party to any collective bargaining Contract or other Contract with a labor union involving any of its employees. All of ScanSoft's employees are "at will" employees under applicable law.

     (m) Item 4.16(m) of the ScanSoft Disclosure Schedule identifies each employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (n) To ScanSoft's knowledge, each Plan complies in all material respects with all applicable Legal Requirements. To ScanSoft's knowledge, ScanSoft is in compliance in all material respects with all Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     SECTION 4.17 Environmental Matters. ScanSoft is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by ScanSoft of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. ScanSoft has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that it is not in compliance with any Environmental Law, and, to ScanSoft's knowledge, there are no circumstances that may prevent or interfere with the compliance by ScanSoft with any Environmental Law in the future. To
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

ScanSoft's knowledge, no current or prior owner of any property leased or controlled by ScanSoft has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or ScanSoft is not in compliance with any Environmental Law. All property that is leased to, controlled by or used by ScanSoft, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature.

     SECTION 4.18 Insurance. ScanSoft has delivered to the Company a schedule of insurance coverage relating to the business, assets or operations of ScanSoft. The schedule of insurance lists the coverage and limits of liability. Such coverage is in full force and effect. ScanSoft has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance coverage, (b) refusal of any coverage or rejection of any material claim under any insurance coverage, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending claim relating solely to ScanSoft (including any workers' compensation claim) under or based upon any insurance policy of ScanSoft; and, to ScanSoft's knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

     SECTION 4.19  Legal Proceedings; Orders.

     (a) There are no pending Legal Proceedings (including, to ScanSoft's knowledge, any investigation), and no Person has overtly threatened to commence any Legal Proceeding: (i) that involves ScanSoft or any of the assets owned or used by ScanSoft, including, without limitation, any Proprietary Asset of ScanSoft; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement. To ScanSoft's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. To ScanSoft's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, cause or provide a basis for a director, officer or other Representative of ScanSoft to seek indemnification from, or commence a Legal Proceeding against or involving ScanSoft.

     (b) There is no order, writ, injunction, judgment or decree to which ScanSoft, or any of the assets owned or used by ScanSoft, is subject. To ScanSoft's knowledge, no officer or other employee of ScanSoft is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of ScanSoft.

     SECTION 4.20 Authority. ScanSoft has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by ScanSoft and the consummation by ScanSoft of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ScanSoft, and no other corporate action on the part of ScanSoft is necessary to authorize or execute this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by ScanSoft and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes the valid and binding obligation of ScanSoft enforceable against ScanSoft in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

     SECTION 4.21 Non-Contravention; Consents. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of ScanSoft, or (ii) any resolution

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

     adopted by the sole stockholder, the board of directors or any committee of the board of directors of ScanSoft;

          (b) to ScanSoft's knowledge, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which ScanSoft, or any of the assets owned or used by ScanSoft, is subject, except as provided under U.S. antitrust laws, including the Hart-Scott-Rodino, Sherman and Clayton Acts;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by ScanSoft or that otherwise relates to the business of ScanSoft or to any of the assets owned or used by ScanSoft;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any ScanSoft Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any ScanSoft Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any ScanSoft Material Contract, (iii) accelerate the maturity or performance of any ScanSoft Material Contract, or (iv) cancel, terminate or modify any term of any ScanSoft Material Contract; or

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by ScanSoft (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of ScanSoft).

     Except as may be required by the DGCL, ScanSoft was not, is not, nor or will it be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of any of the transactions contemplated by this Agreement.

     SECTION 4.22 Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ScanSoft. Other than the foregoing, ScanSoft is not aware of any claim for payment by ScanSoft of any broker's, finder's, financial advisor's or other similar fee or commission in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated thereby.

     SECTION 4.23  Accuracy of Information.

     (a) The financial forecasts for fiscal 1998 and 1999 previously furnished to the Company, as updated through the date hereof, have been prepared in good faith, represent the reasonable judgment of ScanSoft's management and are based on assumptions which ScanSoft believes as of the date hereof are reasonable. No representation is made, however, as to whether the assumptions on which the projections are based are true and correct or that events will not occur which would make such assumptions incorrect. This Agreement (including the ScanSoft Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) ScanSoft has provided the Company and the Company's Representatives with reasonable access to ScanSoft's Representatives, Personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to ScanSoft; and provided the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to ScanSoft, and with such additional financial, operating and other data and information regarding ScanSoft, as the Company has requested.

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     SECTION 4.24  Proxy Statement/Registration Statement.  None of the
information (including financial data) supplied in writing or to be supplied in writing by ScanSoft specifically for inclusion therein or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act and (b) the Proxy Statement and any amendment or supplement thereto will, at the time the date of mailing to the Company's stockholders and at the time of the Company's Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranty is made by ScanSoft in connection with any of the foregoing with respect to statements made based on information supplied by the Company or any of its representatives.

     SECTION 4.25 Third Party Standstill Agreements. ScanSoft is not, and the execution and delivery of this Agreement and the consummation by ScanSoft of the transactions contemplated by this Agreement will not, conflict with or result in any violation or breach of any agreement, including, but not limited to, any standstill, exclusivity or confidentiality agreement, to which ScanSoft is a party, with respect to the acquisition, sale or other disposition of ScanSoft or its business.

     SECTION 4.26 Sufficiency of Assets. ScanSoft's assets, including, without limitation, its Proprietary Assets, constitute all of the assets necessary to enable ScanSoft to conduct its business in the manner in which it has been and is being conducted.

     SECTION 4.27 Board Approval. The Board of Directors of ScanSoft has approved this Agreement and the Merger and has determined that the Merger is in the best interests of the stockholder(s) of ScanSoft.

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     SECTION 5.1 Conduct of Business of ScanSoft and the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of ScanSoft and the Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) in the case of Taxes of ScanSoft, to the Company's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organization, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of ScanSoft and the Company agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither ScanSoft nor the Company shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

          (a) Charter Documents. Except as contemplated in Section 1.5, cause or permit any amendments to its certificate of incorporation or bylaws;

          (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; provided, however, that ScanSoft may, without the prior consent of the
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

     Company, sell outstanding or newly issued shares of its Common or Preferred Stock provided that the number of shares issued or sold does not exceed 10% of the total number of shares of capital stock of ScanSoft then outstanding;

          (c) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) and/or (b) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     SECTION 5.2 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, the Company shall not do, cause or permit any of the following, or allow, cause or permit any of its Affiliates to do, cause or permit any of the following, without the prior written consent of ScanSoft (which shall not be unreasonably withheld):

          (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of the Company Material Contracts, (including, but not limited to, the Rights Agreement) other than in the ordinary course of business consistent with past practice;

          (b) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (c) Dispositions. Except for the sale of the Hardware Business in accordance with the terms of the form of Asset Purchase Agreement delivered to ScanSoft, sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice;

          (d) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (e) Leases.  Enter into operating lease in excess of $25,000;

          (f) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

          (g) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of $25,000 individually or $200,000 in the aggregate;

          (h) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

          (i) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

          (j) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit, stock purchase or option plan, amend any outstanding option, reprice any outstanding option, or hire any new director level or officer level employee (except that it may hire a replacement for any current director level or officer level employee if it first provides ScanSoft advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees except pursuant to agreements outstanding on the date of this Agreement and disclosed in the Company's Disclosure Schedule;

          (k) Management Incentive Arrangement. Grant any incentive, severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to agreements outstanding on the date of this Agreement and disclosed in the Company's Disclosure Schedule, (B) grants which are made in the ordinary course of business in accordance with its standard past practice or (C) payments to employees in consideration for the cancellation of Company Options held by such employees prior to the Effective Time in such amounts and in such manner as set forth in the Company's Disclosure Schedule;

          (l) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with ScanSoft prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (m) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (n) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (o) Notices. The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

          (p) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through (o) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     SECTION 5.3 Conduct of Business of ScanSoft. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, ScanSoft shall not do, cause or permit any of the following, without the prior written consent of the Company (which shall not be unreasonably withheld):

          (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of the ScanSoft Material Contracts, other than in the ordinary course of business consistent with past practice;

          (b) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (c) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice;

          (d) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (e) Leases.  Enter into operating lease in excess of $25,000;

          (f) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the ScanSoft Financial Statements;

          (g) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of $50,000 individually or $200,000 in the aggregate;

          (h) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

          (i) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

          (j) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit, stock purchase or option plan, amend any outstanding option, reprice any outstanding option, or hire any new director level or officer level employee (except that it may hire a Chief Financial Officer and a replacement for any current director level or officer level employee if it first provides the Company advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees except pursuant to agreements outstanding on the date of this Agreement and disclosed in the ScanSoft Disclosure Schedule;

          (k) Management Incentive Arrangement. Grant any incentive, severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to agreements outstanding on the date of this Agreement and disclosed in the ScanSoft Disclosure Schedule or
     (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

          (l) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with the Company prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (m) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (n) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (o) Notices. ScanSoft shall give all notices and other information required to be given to the employees of ScanSoft, any collective bargaining unit representing any group of employees of ScanSoft, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

          (p) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.3(a) through (o) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     SECTION 5.4  No Solicitation.

     (a) Neither the Company, ScanSoft nor any Representative of the Company or ScanSoft will, directly or indirectly, solicit, initiate, entertain or encourage any Takeover Proposal, or participate in any discussions regarding, or furnish to any person any information with respect to, a Takeover Proposal; provided, however,
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

that prior to the receipt of the Company Stockholder Approval, the Company, together with its officers, directors and financial advisors, may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel, that it would be a breach of the Board's fiduciary duties to fail to do so, participate in discussions or negotiations with and afford access to the properties, books or records of the Company to any person, entity or group after such person, entity or group has delivered to the Company in writing an unsolicited Superior Proposal (which Superior Proposal has not been withdrawn). The Company shall cause each of its Representatives to promptly inform ScanSoft in writing of the terms of any third party inquires or proposals involving a Takeover Proposal received by the Company, identify the name of such third party and provide ScanSoft with a copy of any such Superior Proposal prior to taking any action permitted in the proviso of the preceding sentence.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ScanSoft, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement; provided that, the Board of Directors may, at any time prior to the receipt of the Company Stockholder Approval, (i) modify or withdraw such recommendation if the Board of Directors of the Company determines in good faith that an unsolicited Takeover Proposal is a Superior Proposal (as hereinafter defined) and, after consultation with outside counsel, that it would be a breach of its fiduciary responsibilities to not so modify or withdraw such recommendation, or (ii) approve or recommend, or propose publicly to approve or recommend, such Superior Proposal if the Board of Directors of the Company determines in good faith after consulting with outside counsel that it would be a breach of its fiduciary responsibilities to not approve or recommend such Superior Proposal.

     SECTION 5.5  Third Party Standstill Agreements and Rights
Agreement. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company is a party (other than any involving ScanSoft) or, except as set forth in Section 3.34, redeem, amend, modify or waive the Rights or any provision of the Rights Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Reasonable Efforts and Further Assurances. Each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled each party's obligations under this Agreement and the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     SECTION 6.2  Consents; Cooperation.

     (a) Each of the Company and ScanSoft shall use its commercially reasonable efforts to promptly (i) obtain from any Governmental Body any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or ScanSoft or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, including those required under the HSR Act, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

     (b) Each of the Company and ScanSoft shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and ScanSoft shall cooperate and use all commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement the Company and ScanSoft decide that litigation is not in their respective best interests. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Subject to the provisions of Section 8.1(a)(i) and notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither the Company nor ScanSoft shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond April 30, 1999. Each of the Company and ScanSoft shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

     (c) Notwithstanding anything to the contrary in Section 6.2(a) or (b), (i) the Company shall not be required to divest any of its business, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the Company or of the Company combined with the Surviving Corporation after the Effective Time or (ii) nor shall ScanSoft be required to divest any of its business, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on ScanSoft.

     (d) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Body or any other person
(i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of the Company to own or operate all or any portion of the businesses or assets of ScanSoft.

     (e) Each of the Company and ScanSoft shall give or cause to be given any required notices to third parties, and use its commercially reasonable efforts to obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the ScanSoft Disclosure Schedule or the Company Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on ScanSoft or the Company from occurring prior or after the Effective Time. In the event that the Company or ScanSoft shall fail to obtain any third party consent, waiver or approval described in this Section 6.2(e), it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Company and ScanSoft and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

     (f) Each of the Company and ScanSoft will take all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Body or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     SECTION 6.3  Taxes.

     (a) For the later of (i) seven (7) years following the effective date of the Merger or (ii) the full period of the statute of limitations, including any extensions, the Company grants to Xerox Corporation ("Xerox") and its representatives, as Xerox reasonably requests, access to the employees and records and documents of the Company, and the right to make copies of same, as may be necessary or useful in connection with
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

ScanSoft's continuing requirements for information concerning preparation of financial accounts or tax returns, in connection with any tax audit, legal proceedings, or otherwise. The Company and ScanSoft shall retain all books, records, returns, schedules, documents and all material papers or relevant items of information for periods prior to the effective date of the Merger relating to the federal, state, foreign or other income tax liability of the Company and ScanSoft for the later of (A) seven (7) years or (B) the full period of the applicable statute of limitations, including any extension thereof.

     (b) Xerox and the Company shall enter into a tax sharing agreement covering California franchise taxes which, among other things, shall acknowledge Xerox's status as "key corporation" of Xerox's unitary group for California franchise tax purposes and shall provide for computation of the Company's reimbursement of Xerox with respect to such taxes on a stand-alone, separate company return basis, provided that the terms of such agreement shall be mutually satisfactory to both parties.

     (c) ScanSoft shall be responsible for paying, shall promptly discharge when due any sales or use, transfer, excise or similar tax arising from, imposed on or attributable to the Merger transaction.

     SECTION 6.4  Access to Information.

     (a) ScanSoft shall afford the Company and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of ScanSoft's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of ScanSoft as the Company may reasonably request. ScanSoft agrees to provide to the Company and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. The Company shall afford ScanSoft and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (A) all of the Company's properties, books, contracts, commitments and records, and (B) all other information concerning the business, properties and personnel of the Company as ScanSoft may reasonably request. The Company agrees to provide to ScanSoft and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

     (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of the Company and ScanSoft shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

     (c) No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     SECTION 6.5 Confidentiality. The parties acknowledge that the Company and ScanSoft have previously executed a non-disclosure agreement (the
"Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 6.6 Public Disclosure. Unless otherwise permitted by this Agreement, the Company and ScanSoft shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

     SECTION 6.7 FIRPTA. ScanSoft shall, prior to the Closing Date, provide the Company with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which shall state that shares of capital stock of ScanSoft do not constitute "United States real property interests" under section 897(c) of the Code, for purposes of satisfying the Company's obligations under Treasury Regulation section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, ScanSoft shall have provided to the Company, as agent for ScanSoft, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation section 1.897-2(h)(2) along
with written authorization for the Company to deliver such notice form to the Internal Revenue Service on behalf of ScanSoft upon the Closing of the Merger.

     SECTION 6.8 Blue Sky Laws. The Company shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Surviving Corporation Common Stock in connection with the Merger. ScanSoft shall use its reasonable efforts to assist the Company as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Surviving Corporation Common Stock in connection with the Merger.

     SECTION 6.9  Stockholder Approval.

     (a) The Company will duly call and hold a meeting of its stockholders for the purpose of approving the Merger and the other transactions contemplated by the Agreement on the terms and conditions set forth in this Agreement and the Certificate of Merger, and in connection therewith will comply fully with the pertinent provisions of the applicable federal and state laws relating to the calling and holding of such meetings of stockholders for such purpose. It is contemplated that such stockholders meeting will take place on or before February 28, 1998 or as soon as practicable thereafter.

     (b) The Company shall, as soon as is reasonably practicable, prepare and file an information statement for use in connection with the solicitation of proxies from the stockholders of the Company with respect to approval of the Merger (the "Proxy Statement") with the SEC on a confidential basis. The Company shall prepare and file the Registration Statement with the SEC as soon as is reasonably practicable following clearance of the Proxy Statement by the SEC and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. The Company shall use all reasonable efforts to mail at the earliest practicable date to the Company's stockholders the Proxy Statement, which shall include all information required under applicable law to be furnished to the Company's stockholders in connection with the Merger and the transactions contemplated thereby.

     (c) Each party shall cooperate with the other party to the best of its ability in the preparation of the Registration Statement and Proxy Statement. In this regard, each party from time to time will furnish to the other party, and be responsible for, all information regarding such party required for the proper preparation of such Registration Statement and Proxy Statement and shall promptly furnish the other party with information with respect to any event as a result of which the Registration Statement and Proxy Statement, if such information were not disclosed therein, would include an untrue statement of a material fact relating to it or omit a material fact required to be included therein or necessary to make the statements therein relating to it not misleading; and will not at any time make any filing with the SEC that shall not have been previously submitted to the other party a reasonable time prior to the filing or as to which such other party shall reasonably object or which is not in compliance with the Securities Act and the rules and regulations thereunder. Neither party shall distribute or use such Proxy Statement other than for internal review unless the other party shall have consented in writing to the information set forth in such document relating to it and until such documents have been filed with the SEC. The Proxy Statement shall include the recommendation of the Board of Directors of both parties in favor of the Merger. The Company shall use its reasonable efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to effect the Merger.

     SECTION 6.10  Maintenance of Indemnification Obligations.

     (a) Subject to and following the Effective Time, the Surviving Corporation shall, and the Company and ScanSoft shall cause the Surviving Corporation to, indemnify and hold harmless the Company's Indemnified Parties (as defined below) to the extent provided in the Bylaws or Certificate of Incorporation of the Company and as provided in any indemnification agreements between the Company and the Company's Indemnified Parties, which agreements shall survive the Merger, in each case as in effect as of the date of this Agreement. The Surviving Corporation shall, and the Company and ScanSoft shall cause the Surviving Corporation to, keep in effect such provisions and agreements, which shall not be amended except as required by applicable law or to make changes permitted by Delaware Law that would enlarge the rights to indemnification available to the Company's Indemnified Parties and changes to provide for exculpation of director and officer liability to the fullest extent permitted by Delaware Law. For purposes of this Section 6.10, the "Company's Indemnified Parties" shall mean the individuals who were officers, directors, employees and agents of the Company on or prior to the Effective Time.

     (b) Subject to and following the Effective Time, the Surviving Corporation shall be jointly and severally obligated to pay the reasonable expenses, including reasonable attorney's fees, that may be incurred by any the Company's Indemnified Party in enforcing the rights provided in this Section 6.10 and shall make any advances of such expenses to the Company's Indemnified Party that would be available under the Bylaws or Certificate of Incorporation of the Company (in each case as in effect as of the date of this Agreement) with regard to the advancement of indemnifiable expenses, subject to the undertaking of such party to repay such advances in the event that it is ultimately determined that such party is not entitled to indemnification.

     (c) The provisions of this Section 6.10 shall be in addition to any other rights available to the Company and the Company's Indemnified Parties, including rights under indemnification agreements between the Company and the Company's Indemnified Parties, shall survive the Effective Time of the Merger, and are expressly intended for the benefit of the Company's Indemnified Parties.

     (d) Subject to and following the Effective Time, the Surviving Corporation shall, and the Company shall cause the Surviving Corporation to, use its reasonable efforts to maintain in effect for a period of six (6) years following the Effective Time directors' and officers' tail liability insurance covering the officers and directors of the Company who terminate or resign their positions after the date hereof but on or prior to the Effective Time and with at least the same coverage as under the Company's current directors' and officers' liability insurance; provided, however, that the Surviving Corporation shall not be required to pay aggregate premiums for such tail coverage in excess of $250,000.

     SECTION 6.11 Listing of Additional Shares. Prior to the Effective Time, the Company shall file with the Nasdaq National Market a Notification Form for the Listing of Additional Shares with respect to the shares of Surviving Corporation Common Stock to be issued in connection with the Merger.

     SECTION 6.12 Voting Agreement. Prior to the Effective Time, Xerox, the Company and the Affiliates of the Company listed on Exhibit D shall enter into a Voting Agreement in substantially the form of Exhibit E attached hereto. As of the Effective Time, the Board of Directors of the Company shall be increased to include seven (7) members.

     SECTION 6.13  [Reserved].

     SECTION 6.14  Fees and Expenses.

     (a) The Company shall pay to ScanSoft by wire transfer a termination fee in an amount equal to $1,700,000 if this Agreement is terminated pursuant to (X)
Section 8.1(c)(iii) or (Y) Section 8.1(b)(iii) if the Board of Directors of the Company or any Committee thereof has withdrawn or modified or proposed publicly to withdraw or modify the approval or recommendation by such Board of Directors or such Committee of the Merger or this Agreement.

     (b) Except as set forth above, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that all filing fees related to compliance with the HSR Act in connection with the transactions contemplated hereby shall be borne equally by ScanSoft and the Company.

     SECTION 6.15 State Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, the Company and its Board of Directors shall use reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     SECTION 6.16 Notification of Certain Matters. ScanSoft shall give prompt notice to the Company after ScanSoft has knowledge, and the Company shall give prompt notice to ScanSoft after the Company has knowledge, of: (i) the occurrence, or non-occurrence of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) the failure of the Company or ScanSoft to comply with in any material respect or satisfy in any material respect any covenant, condition or agreement of such entity to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.16 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.17 Cash Merger Consideration. ScanSoft shall deposit or shall cause to be deposited with the Exchange Agent on or prior to the Election Date an amount in cash equal to $10,500,000 and the Company shall cause to be deposited with the Exchange Agent on or prior to the Election Date an amount in cash equal to the Excess Company Net Book Value.

     SECTION 6.18 Tax Agreement. As of the Closing Date the Tax Agreement between ScanSoft and Xerox shall be canceled and any obligation or duty thereunder shall be canceled and/or forgiven.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted by the requisite vote of the stockholders of the Company.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other ruling, decree or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or the sale of the Hardware Business pursuant to the Asset Purchase Agreement shall be in effect, nor shall any Legal Proceeding be commenced which seeks to rescind the sale of the Hardware Business and which is reasonably likely to succeed on the merits nor shall any proceeding brought by Governmental Body, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

          (c) Governmental Approval. ScanSoft and the Company shall have timely obtained from each Governmental Body all approvals, waivers, permits, authorizations, consents and registrations, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including, without limitation, such approvals, waivers, permits, authorizations, consents and registrations, as may be required under HSR, under the Securities Act and under any state securities laws upon terms and conditions that are not reasonably likely to have a Material Adverse Effect on the Company. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     SECTION 7.2 Additional Conditions to Obligations of ScanSoft. The obligations of ScanSoft to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by ScanSoft:

          (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Company in this Agreement that is expressly qualified by a reference to materiality shall have been and shall be true and correct in all respects as so qualified, and each of the representations and warranties of the Company in this Agreement that is not so qualified shall have been and shall be true and correct in all material respects, (X) on the date of this Agreement and (Y) on and as of the Closing Date as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain accurate as of such date); provided, however, that, for purposes of this Section 7.2(a)(i)(Y), any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on the Company, and (ii) the Company shall have substantially performed and complied with the covenants, obligations and conditions contained in Sections 6.1, 6.2, 6.4, 6.6, 6.7, 6.9, 6.11, 6.12, 6.14, 6.15 and 6.16 of this Agreement required to be performed and complied with by it as of the Effective Time. ScanSoft shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

          (b) Certificates of the Company.

             (i) Compliance Certificate of the Company. ScanSoft shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in
        Section 7.2(a) above has been satisfied with respect to the Company.

             (ii) Certificate of Secretary of the Company. ScanSoft shall have been provided with a certificate executed by the Secretary or Assistant Secretary of the Company certifying:

                (A) Resolutions duly adopted by the Board of Directors and the stockholders of the Company authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                (B) The Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, including all amendments thereto; and

                (C) The incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

          (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any agreement to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or is not reasonably likely to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

          (d) Nasdaq National Market Listing. The Shares shall not have been delisted from the Nasdaq National Market. The Company shall have filed with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Surviving Corporation Common Stock to be issued in connection with the Merger, and Nasdaq shall have acknowledged receipt thereof.

          (e) Environmental Assessment. The results of any environmental assessment of the Company requested by ScanSoft shall not reveal any issues which would have, or would be reasonably likely to have, a Material Adverse Effect on the Company or the Surviving Corporation.

          (f) Sale of Hardware Business. The sale of the Hardware Business shall have been consummated in accordance with the terms of the form of Asset Purchase Agreement provided to ScanSoft or pursuant to an asset purchase agreement between the Company and a third-party other than Primax ("Substitute Acquiror") provided that the Substitute Acquiror has assumed substantially all of the liabilities that Primax would have assumed pursuant to the terms of the Asset Purchase Agreement.

          (g) Voting Agreement. The Voting Agreement shall have been duly executed by the Affiliates of the Company listed on Exhibit D and delivered to ScanSoft.

          (h) Line of Credit. The Company shall have paid off all outstanding balances under that certain Loan and Security Agreement dated June 26, 1997 between the Company and Silicon Valley Bank.

          (i) Registration Rights Agreement. The Company shall have executed and delivered to ScanSoft the Registration Rights Agreement in the form of Exhibit F hereto.

          (j) Services Agreement. The Company shall have executed and delivered the Services Agreement referenced in Section 6.15 of the Asset Purchase Agreement.

     SECTION 7.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company:

          (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of ScanSoft in this Agreement that is expressly qualified by a reference to materiality shall have been and shall be true and correct in all respects as so qualified, and each of the representations and warranties of ScanSoft in this Agreement that is not so qualified shall have been and shall be true and correct in all material respects, (X) on the Closing Date and (Y) on and as of the Closing Date as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain accurate as of such date); provided, however, that, for the purposes of this Section 7.3(a)(i)(Y), any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on ScanSoft, and (ii) ScanSoft shall have substantially performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with the covenants, obligations and conditions contained in Sections 6.1, 6.2, 6.4, 6.6, 6.7, 6.9, 6.11, 6.12, 6.14, 6.15 and 6.16 of this Agreement required to be performed or complied with by it as of the Effective Time. The Company shall have received a certificate signed on behalf of ScanSoft by the President of ScanSoft to such effect.

          (b) Certificates of ScanSoft.

             (i) Compliance Certificate of ScanSoft. The Company shall have been provided with a certificate executed on behalf of ScanSoft by its President to the effect that, as of the Effective Time, each of the conditions set forth in Section 7.3(a) above has been satisfied.

             (ii) Certificate of Secretary or Assistant Secretary of
        ScanSoft. The Company shall have been provided with a certificate executed by the Secretary or Assistant Secretary of ScanSoft certifying:

                (A) Resolutions duly adopted by the Board of Directors and the sole stockholder of ScanSoft authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                (B) The certificate of incorporation and bylaws of ScanSoft, as in effect immediately prior to the Effective Time, including all amendments thereto; and

                (C) The incumbency of the officers of ScanSoft executing this Agreement and all agreements and documents contemplated hereby.

          (c) FIRPTA Certificate. ScanSoft shall, prior to the Closing Date, provide the Company with a properly executed FIRPTA Notification Letter and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation section 1.897-2(h)(2) along with written authorization for the Company to deliver such notice form to the Internal Revenue Service on behalf of ScanSoft upon the Closing of the Merger, as set forth in Section 5.6 above.

          (d) Consents Under Agreements. ScanSoft shall have obtained the consent or approval of each person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any agreement to which ScanSoft or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or is not reasonably likely to materially adversely affect the ability of ScanSoft to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after Company Stockholder Approval, by written notice from the terminating party to the non-terminating party:

          (a) by the mutual written consent of the Company and ScanSoft

          (b) by either ScanSoft or the Company:

             (i) Notwithstanding the provisions of Section 6.2(b), if the Merger shall not have been consummated by April 30, 1999, unless extended by the mutual written consent of ScanSoft and the Company; provided that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by April 30, 1999;

             (ii) if any court or Governmental Body of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(a)(ii) shall not be available to any party who has not used its reasonable efforts to cause such order to be lifted;

             (iii) the approval of the Company's stockholders required by
        Section 7.1(a) shall not have been obtained at the Stockholder Meeting or any adjournment thereof;

          (c) by ScanSoft if:

             (i) (A) any of the representations or warranties of the Company set forth in this Agreement that is expressly qualified by a reference to materiality shall not have been or shall not be true and correct in all respects as so qualified or any such representations or warranties that are not so qualified shall not have been or shall not be true and correct in any material respect (X) on the date of this Agreement and
        (Y) on the Closing Date (provided, however, that, for purposes of this Section 8.1(c)(i)(A)(Y) any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on the Company), or (B) the Company shall have failed to substantially perform any obligation or comply with any agreement or covenant of the Company to be performed or complied with by it under Sections 6.1, 6.2, 6.4, 6.6, 6.7, 6.9, 6.11, 6.12, 6.14, 6.15 and 6.16 of this Agreement and, in the case of (A) such untruth or incorrectness cannot be or has not been cured within twenty (20) days after the giving of written notice to the Company, and, in the case of (B) such failure cannot be or has not been cured within twenty (20) days after the giving of written notice to the Company;

             (ii) the Company shall have failed to satisfy any condition set forth in Sections 7.1 or 7.2 and ScanSoft shall not have waived such condition;

             (iii) the Board of Directors of the Company or any committee thereof shall have failed to recommend, withdrawn, modified or publicly announced in a manner adverse to ScanSoft its approval or recommendation of the Merger or this Agreement;

          (d) by the Company, if:

             (i) (A) any of the representations or warranties of ScanSoft set forth in this Agreement that is expressly qualified by a reference to materiality shall not have been or shall not be true and correct in all respects as so qualified or any such representations or warranties that are not so qualified shall not have been or shall not be true and correct in any material respect (X) on the date of this Agreement and
        (Y) on the Closing Date (provided, however, that, for purposes of this Section 8.1(d)(i)(A)(Y), any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on ScanSoft), or (B) ScanSoft shall have failed to substantially perform any obligation or comply with any agreement or covenant of ScanSoft to be performed or complied with by it under Sections 6.1, 6.2, 6.4, 6.6, 6.7, 6.9, 6.11, 6.12, 6.14, 6.15 and 6.16 of this Agreement and, in the case of (A) such untruth or incorrectness cannot be or has not been cured within twenty (20) days after the giving of written notice to ScanSoft, and, in the case of (B) such failure cannot be or has not been cured within twenty (20) days after the giving of written notice to ScanSoft;

             (ii) ScanSoft shall have failed to satisfy any condition set forth in Section 7.1 or 7.3 and the Company shall not have waived such condition.

     SECTION 8.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or ScanSoft as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of ScanSoft, or the Company or their respective officers or directors, except with respect to Section 6.5, Section 6.14, this Section 8.2 and Article IX; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

     SECTION 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors at any time before or after obtaining Company Stockholder Approval, but after Company Stockholder Approval no amendment shall be made which by law requires further approval by the stockholders of the Company without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 Non-Survival of Representations and Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that the agreements set forth in Article II, Sections 6.3, 6.5 and
6.10 and Article IX shall survive the Effective Time.

     SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to ScanSoft, to:

           ScanSoft, Inc.
           9 Centennial Drive
           Peabody, MA 01960
           Attn: Paul A. Ricci
                Michael Tivnan

        with a copy to:

           Xerox Corporation
           800 Long Ridge Road
           Stamford, CT 06904-1600
           Attn: Roy Larson, Esq.

        and to:

           Pillsbury Madison & Sutro LLP
           2550 Hanover Street
           Palo Alto, CA 94304
           Attn: Katharine A. Martin, Esq.

        (b) if to the Company, to:

           Visioneer, Inc.
           34800 Campus Drive
           Fremont, CA 94555
           Attn: J. Larry Smart

        with a copy to:

           The Venture Law Group
           2800 Sand Hill Road
           Menlo Park, CA 94025
           Attn: Joshua Green, Esq.

     SECTION 9.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in Annex A hereto.

     SECTION 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.5 Entire Agreement; No Third-Party Beneficiaries. Except for the Confidentiality Agreement referred to in Section 6.5, the Company Disclosure Schedule and the ScanSoft Disclosure Schedule, this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that it is expressly agreed that the transactions contemplated by this Agreement do not violate any provision of the Confidentiality Agreement. This Agreement, except for the provisions of Section 6.10, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that ScanSoft may assign, in its sole discretion, any of or all of its rights, interests and obligations under this Agreement to ScanSoft (in the case of ScanSoft) or to any affiliate of ScanSoft, but no such assignment shall relieve ScanSoft of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.9 Enforcement of This Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

     IN WITNESS WHEREOF, ScanSoft and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          SCANSOFT, INC.

                                          By        /s/ PAUL A. RICCI
                                            ------------------------------------
                                                       Paul A. Ricci
                                                      Chairman of the
                                                     Board of Directors

                                          VISIONEER, INC.

                                          By       /s/ J. LARRY SMART
                                            ------------------------------------
                                                       J. Larry Smart
                                                       President and
                                                  Chief Executive Officer

                                    ANNEX A

                           GLOSSARY OF DEFINED TERMS

     "Antitrust Laws" shall include the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     "Asset Purchase Agreement" shall mean the Asset Purchase Agreement by and among the Company, Primax V Acquisition Corp., a California corporation and Primax Electronics Ltd., a corporation organized under the laws of Taiwan (collectively, "Primax"), in the form delivered to ScanSoft and pursuant to which the Company has agreed to sell substantially all of the Company's assets relating to the Hardware Business and certain additional specified assets.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     "Company Disclosure Schedule" shall mean the disclosure schedule delivered to ScanSoft by the Company.

     "Company Financial Statements" as defined in Section 3.4.

     "Company Material Contract" as defined in Section 3.10.

     "Company Preferred Stock" as defined in Section 3.3.

     "Company Stock Options" as defined in Section 3.3.

     "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     "Entity" shall mean any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity).

     "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court of other tribunal).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Include," "includes" or "including" shall be deemed to be followed by the words "without limitation."

     "IRS" shall mean the United States Internal Revenue Service.

     "Knowledge" shall mean the actual knowledge of any officer of the Company, in the case of the Company, or any officer of ScanSoft, in the case of ScanSoft.

     "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability) relating to any business or activity of Seller, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or ScanSoft, as the case may be, any change or effect that is materially adverse to the business, financial condition, assets, properties, operations or results of operations of such entity which will prevent (or would reasonably be expected to prevent) the fundamental and basic operation of such business after giving effect to the Merger contemplated by this Agreement; provided, however, that any of the following shall not constitute a "Material Adverse Change" or "Material Adverse Effect" on or with respect to such entity: (a) any adverse change, event or effect that is demonstrated to be directly caused by conditions affecting the United States economy generally or the economy of any nation or region in which such entity or any of its Subsidiaries conducts business that is material to the business of such entity and its Subsidiaries, taken as a whole, which does not have a disproportionate effect on the Company or ScanSoft, as the case may be, (b) any adverse change, event or effect that is demonstrated to be directly caused by conditions generally affecting the personal imaging software industry which does not have a disproportionate effect on the Company or ScanSoft, as the case may be. Notwithstanding anything herein to the contrary, the parties expressly agree any of the following shall constitute a "Material Adverse Change" or "Material Adverse Effect" with respect to the Company: (W) the Company's revenues are less than $2,316,000 in any complete fiscal quarter ending on a date after the date of this Agreement and prior to the Closing Date (including, without limitation, the fourth quarter of fiscal 1998) and preceding the fiscal quarter in which the Closing Date occurs; (X) any Legal Proceeding which would be reasonably likely to result in expenses, damages and/or other liability to Surviving Corporation in excess of one and one-half times the amount of the coverage provided under the Company's current directors and officers liability insurance as determined by an independent arbiter to be mutually agreed upon by the Company and ScanSoft; (Y) the completion of any environmental assessment of the Company which concludes that it would be reasonably likely that the Surviving Corporation would incur expenses, damages, remediation costs and/or other liability in excess of $3,500,000, exclusive of any insurance coverage; or (Z) the Company Net Book Value is $4,500,000 or less.

     "Materials of Environmental Concern" shall include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     "Order" includes any decree, judgment, injunction or other order, whether temporary, preliminary or permanent.

     "Person" shall mean any individual, Entity or Governmental Body.

     "Plan" shall mean any salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement.

     "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program (in source and executable form), algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset in any jurisdiction in the world; or (b) right to use or exploit any of the foregoing in any jurisdiction in the world.

     "Purchased Assets" shall mean the assets expected to be purchased by Primax pursuant to the Asset Purchase Agreement.

     "Representative" shall mean any director, employee, stockholder, or agent.

     "ScanSoft Disclosure Schedule" shall mean the disclosure schedule delivered to the Company by ScanSoft.

     "ScanSoft Material Contract" as defined in Section 4.9.

     "ScanSoft Preferred Stock" as defined in Section 4.3.

     "ScanSoft Stock Options" as defined in Section 4.3.

     "SEC Documents" shall mean all publicly available registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC.

     "Significant Customers" as defined in Sections 3.8 and 4.7 as applicable.

     "Software Assets" shall mean all of the Company's rights, title and interest in and to all of the assets, properties and business owned, held or used by the Company relating solely to the Software Business.

     "Subsidiary" of any person shall mean another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

     "Superior Proposal" means any unsolicited written proposal determined by the Board of Directors of the Company in good faith, after consultation with outside legal counsel, to be a bona fide proposal and made by a third party to acquire, directly or indirectly, for consideration consisting of cash, property and/or securities, more than fifty percent (50%) of the combined voting power of the shares of Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger, after consultation with outside counsel and receipt of a written opinion of a financial advisor of nationally recognized reputation that the terms of such written proposal are more favorable from a financial point of view than the Merger.

     "Takeover Proposal" shall mean any proposals or offers from any third party relating to an acquisition of a company or any acquisition of a material portion of the assets or stock of a company, whether through a merger, consolidation, stock purchase, purchase of all or substantially all of its assets, or acquisition of all or substantially all of its stock or other similar transaction.

     "Tax Return" shall include any return, report or similar statement required to be filed with respect to any tax including, without limitation, any information return, claim for refund, amended return or declaration of estimated tax.

     "Trade Secrets" shall mean Proprietary Assets that are not otherwise protected by patents, copyright or maskwork registrations and that are not publicly known.

                                    ANNEX B

     Protective Provisions. The Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Common Stock, voting together as a separate class:

          (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, provided that this provision shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation;

          (b) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Preferred Stock with respect to voting, dividends, conversion or upon liquidation;

          (c) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to adversely affect them;

          (d) increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock;

          (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock or Preferred Stock, provided however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

          (f) declare or pay any dividends on its Common or Preferred Stock; or

          (g) amend the Corporation's Bylaws.

                                                                       EXHIBIT A

                       IRREVOCABLE PROXY/VOTING AGREEMENT

     THIS IRREVOCABLE PROXY/VOTING AGREEMENT (this "Agreement") dated as of
December   , 1998, among SCANSOFT, INC., a Delaware corporation ("ScanSoft"), on the one hand, and certain stockholders of VISIONEER, INC., a Delaware corporation ("Visioneer"), listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders"), on the other hand,

                                  WITNESSETH:

     WHEREAS, ScanSoft and Visioneer propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing that ScanSoft shall merge with and into Visioneer (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, each Stockholder owns beneficially or of record the number of shares of Visioneer Common Stock, par value $0.001 per share, of Visioneer (the "Visioneer Common Stock") set forth opposite its name on Schedule A attached hereto (the "Subject Shares");

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, ScanSoft has required that each Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce ScanSoft to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to ScanSoft as of the date hereof in respect of itself as follows:

             (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets the effect of which, in any case, would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof.

             (b) The Subject Shares. The Stockholder is the record and beneficial owner of and has the sole right to vote the Subject Shares set forth opposite such Stockholder's name on Schedule A attached hereto. None of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction, except as contemplated by this Agreement.

          2. Covenants of Each Stockholder. Until the termination of this Agreement in accordance with Section 6, each Stockholder, severally and not jointly, agrees as follows:

             (a) Vote for the Merger. At any meeting of stockholders of Visioneer called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted), or execute a written consent in respect of, the Subject Shares in favor of the Merger, the adoption by Visioneer of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. Each Stockholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision) to which it may otherwise be entitled as a result of the Merger or the other transactions contemplated by the Merger Agreement.

             (b) Vote Against Alternative Proposals. At any meeting of stockholders of Visioneer or at any adjournment thereof or in any other circumstances upon which the stockholders' vote, consent or other approval is sought, the Stockholders shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares against
        (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets (other than the Asset Purchase Agreement), reorganization, recapitalization, dissolution, liquidation or winding up of or involving Visioneer or (ii) any amendment of Visioneer's certificate of incorporation or by-laws or other proposal or transaction involving Visioneer or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, delay or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Visioneer. Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

             (c) No Transfer of Subject Shares.  Each Stockholder agrees not to
        (i) convert, transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares to any person other than pursuant to the terms of the Merger or (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise. Notwithstanding the foregoing, each Stockholder may Transfer Subject Shares if the proposed transferee agrees to be bound by all of the terms of this Agreement and delivers a written instrument to ScanSoft evidencing such agreement prior to the date of the proposed Transfer.

             (d) No Solicitation. During the terms of this Agreement, each Stockholder shall not, nor shall they permit any of their Affiliates or any director, officer, employee, investment banker, attorney or other advisor or representative of any of the foregoing to, (i) directly or indirectly, solicit, initiate or knowingly encourage the submission of, any Takeover Proposal (as defined in the Merger Agreement) related to or involving Visioneer or (ii) except as set forth in Section 8 of this Agreement, directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any other action to facilitate any inquires or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal related to or involving Visioneer.

          3.  Grant of Irrevocable Proxy.

             (a) Existing Proxies Revoked. Each Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

             (b) Grant of Irrevocable Proxy to ScanSoft. Each Stockholder hereby agrees that, in the event Stockholder shall fail to comply with the provisions of Sections 2(a) and 2(b) hereof, as determined by ScanSoft in its sole discretion, such failure shall result, without any further action by Stockholder, in the irrevocable appointment of ScanSoft, and any person or persons who may hereafter be designated by ScanSoft as permitted under applicable law, and each of such person(s) individually, as the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of or against, as the case may be, the matters set forth in Sections 2(a) and 2(b). The proxy granted hereby shall terminate upon any termination of this Agreement in accordance with its terms.

             (c) Affirmations. Each Stockholder hereby affirms that any irrevocable proxy granted pursuant to Section 3(b) will be given in connection with the execution of the Merger Agreement, and that such irrevocable proxy will be given to secure the performance of the duties of the Stockholders under this Agreement. If so granted, the Stockholders hereby ratify and confirm all that such irrevocable proxy may lawfully do or cause to be done by virtue thereof. This proxy and power of attorney is irrevocable and coupled with an interest and is intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

          4. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as ScanSoft may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          5. Assignment. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          6. Termination. This Agreement shall terminate as follows: (i) if the transactions contemplated by the Merger Agreement are consummated, this Agreement shall terminate upon the Effective Time of the Merger; (ii) if the transactions contemplated by the Merger Agreement are not consummated, and the Merger Agreement is terminated in accordance with Section 8.1(a),
     Section 8.1(b)(i), Section 8.1(b)(ii), Section 8.1(c)(i), Section 8.1(c)(ii), Section 8.1(d)(i) or Section 8.1(d)(ii) thereof, this Agreement shall terminate as of the date of termination of the Merger Agreement;
     (iii) if the transactions contemplated by the Merger Agreement are not consummated, and the Merger Agreement is terminated in accordance with
     Section 8.1(b)(iii) or Section 8.1(c)(iii) thereof, this Agreement shall terminate upon the six (6) month anniversary of the date of termination of the Merger Agreement; or (iv) notwithstanding anything in this Section 6 to the contrary, if the Company receives and publicly announces any Takeover Proposal prior to the date of termination of the Merger Agreement and the transactions contemplated by the Merger Agreement are not consummated and the Merger Agreement is terminated for any reason, this Agreement shall terminate upon the later of (A) the six (6) month anniversary of the date of termination of the Merger Agreement or (B) one month following the date of the stockholder vote or consent taken in connection with such Takeover Proposal.

          7.  General Provisions.

             (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

             (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to ScanSoft in accordance with the notification provision contained in the Merger Agreement and to the Stockholders at their respective addresses set forth on the books of Visioneer (or at such other address for a party as shall be specified by like notice).

             (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

             (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that each party need not sign the same counterpart.

             (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto, any rights or remedies hereunder.

             (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

             (g) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

          8. Stockholder Representatives. Each Stockholder signs solely in its capacity as the record holder and/or beneficial owner of such Stockholder's Subject Shares and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, trustee, affiliate or representative of a Stockholder who is or becomes an officer or a director of Visioneer or serves Visioneer in any other fiduciary capacity in his or her capacity as an officer, director or other fiduciary of Visioneer and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

          9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby, and (v) appoints The Corporation Trust Company as such party's agent for service of process in the state of Delaware.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                          SCANSOFT, INC.

                                          By
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          STOCKHOLDERS:

                                          TECHNOLOGY VENTURE INVESTORS-IV
                                          As nominee for
                                          Technology Venture Investors-4 L.P.
                                          TVI Partners-4, L.P., and
                                          TVI Affiliates-4, L.P.
                                          By: TVI Management-4, L.P., general
                                          partner

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          MORGAN STANLEY VENTURE CAPITAL FUND
                                          II, LP
                                          By: Morgan Stanley Venture Partners
                                              II, L.P.
                                            Its General Partner
                                          By: Morgan Stanley Venture Capital II,
                                              Inc.
                                            Managing General Partner

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          MORGAN STANLEY VENTURE CAPITAL FUND
                                          II, C.V.
                                          By: Morgan Stanley Venture Partners
                                              II, L.P.
                                            Its Investment General Partner
                                          By: Morgan Stanley Venture Capital II,
                                              Inc.
                                            Managing General Partner

                                          --------------------------------------

                                          MORGAN STANLEY VENTURE
                                          INVESTORS, L.P.
                                          By: Morgan Stanley Venture Partners
                                              II, L.P.
                                            Its General Partner
                                          By: Morgan Stanley Venture Capital II,
                                              Inc.
                                            Managing General Partner

                                          --------------------------------------

                                          PARVEST U.S. PARTNERS II, C.V.

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          PARTECH INTERNATIONAL VENTURES C.V.

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          U.S. GROWTH FUND PARTNERS C.V.

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          DOUBLE BLACK DIAMOND I LLC

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          ALMANORI LIMITED

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          MULTINVEST LLC

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          VINCENT WORMS

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          THOMAS G. McKINLEY

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          BVI VENTURE MANAGERS

                                          By
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                   SCHEDULE A

                                  STOCKHOLDERS

               Technology Venture Investors-IV
               As nominee for
               Technology Venture Investors-4 L.P.
               TVI Partners-4, L.P., and
               TVI Affiliates-4, L.P.
               2480 Sand Hill Road
               Suite 101
               Menlo Park, CA 94025
               Fax Number: 650-854-4187

               Morgan Stanley Venture Capital Fund II, LP
               Morgan Stanley Venture Capital Fund II, C.V.
               Morgan Stanley Venture Investors, L.P.
               3000 Sand Hill Road
               Building 4, Suite 250
               Menlo Park, CA 94025
               Fax Number: 650-233-2626

               Parvest U.S. Partners II, C.V.
               Partech International Ventures C.V.
               U.S. Growth Fund Partners C.V.
               Double Black Diamond I LLC
               Almanori Limited
               Multinvest LLC
               Vincent Worms
               Thomas G. McKinley
               BVI Venture Managers
               101 California Street, Suite 3150
               San Francisco, CA 94111
               Fax Number: 415-788-6763

                                                                       EXHIBIT B

              CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
                    OF SERIES B PREFERRED STOCK OF VISIONEER

     A. Rights Preferences and Restrictions of Series B Preferred Stock. The Series B Preferred Stock shall have the voting power, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as follows:

     1.  Dividend Provisions.

     (a) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.065 per share of Series B Preferred Stock per annum (as determined on a per annum basis and an as converted basis for the Series B Preferred Stock) whenever funds are legally available therefor, payable when, as and if declared by the Board of Directors. Such dividends shall be non-cumulative. Unless full dividends on the Series B Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) shall be paid or declared, and no distribution shall be made, on any Common Stock. Dividends, if declared, must be declared and paid with respect to all series of Preferred Stock contemporaneously, and if less than full dividends are declared, the same percentage of the dividend rate will be payable to each series of Preferred Stock.

     (b) After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Series B Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series B Preferred Stock were converted to Common Stock at the then effective conversion rate.

     2.  Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) $1.30 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") plus an amount equal to all declared but unpaid dividends on each such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

     (b) After the distribution described in section (a) above has been paid, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

     3. No Redemption. No holder of Series B Preferred Stock shall have any right to require the corporation or any "related person" (within the meaning of section 351(g)(3)(B) of the Internal Revenue Code) to redeem or purchase any shares of Series B Preferred Stock. Similarly, neither the corporation nor any such related person shall have any right or option to redeem or purchase any shares of Series B Preferred Stock from any holder thereof.

     4. Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert; Automatic Conversion.

          (i) Subject to subsection (c), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, during the periods specified in Section 4(a)(ii) below, at the office of this corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such shares in effect on the date the certificate for such share is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for shares of Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(c) below.

          (ii) The shares of Series B Preferred Stock shall not be convertible
     into Common Stock prior to             , 2001; provided, however, that
     notwithstanding the foregoing, each share of Series B Preferred Stock shall be convertible into Common Stock, at the option of the holder thereof, at any time after the date on which such holder owns directly or indirectly a number of outstanding shares of Common Stock of this corporation that represents less than 30.0% of the total number of shares of Common Stock outstanding immediately prior to conversion of such share; and provided further, however, that such holder shall not be entitled to convert any share of Series B Preferred Stock pursuant to this Section 4(a)(ii) if the conversion of such share to Common Stock would result in such holder owning directly or indirectly a number of outstanding shares of Common Stock of this corporation that represents more than 45.0% of the total number of shares of Common Stock outstanding immediately after the conversion of such share.

          (iii) At any time after             , 2001 **[the date two years after
     the Closing Date]**, upon the written consent of the holders of at least
     66 2/3% of the then outstanding shares of Series B Preferred Stock, each share of Series B Preferred Stock shall automatically and immediately be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such shares in effect on the date the certificate for such share is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for shares of Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(c) below.

     (b) Mechanics of Conversion. Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Series B Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of shares of Series B Preferred Stock shall not be deemed to have converted such shares of Series B Preferred Stock until immediately prior to the closing of such sale of securities.

     (c) Conversion Price Adjustments of Series B Preferred Stock. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) In the event this corporation should at any time or from time to time after the date upon which any shares of Series B Preferred Stock were initially issued (a "Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then as of such record date (or the date of such dividend distribution split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be increased in proportion to such increase of outstanding shares.

          (ii) If the number of shares of Common Stock outstanding at any time after a Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.

     (d) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(i), then, in each such case for the purpose of this subsection 4(d), the holders of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

     (e) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or
Section 5), provision shall be made so that the holders of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of their Series B Preferred Stock, the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     (f) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

     (g) Fractional Shares and Certificate as to Adjustments.

          (i) No fractional shares shall be issued upon conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon such conversion shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

          (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

     (h) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     (i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of Series B Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     (j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of any series of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     5.  Merger, Consolidation or Reorganization.

     (a) A consolidation, merger or other reorganization of this corporation with or into another corporation or other entity or person in which this corporation shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or the sale of all or substantially all of this corporation's properties and assets to any other person, or any transaction or series of related transactions by this corporation in which an excess of 50% of this corporation's voting power is transferred shall be deemed to be a liquidation for all purposes of Section 2 hereof, unless this corporation's stockholders of record immediately prior to such merger, consolidation, reorganization, sale or transaction are holders of more than 50% of the voting equity securities of the surviving corporation.

     (b) In the event the requirements of subsection 5(a) are not complied with, this corporation shall forthwith either:

          (i) cause such closing to be postponed until such time as the requirements of this Section 5 have been complied with, or

          (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 5(c) hereof.

     (c) This corporation shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place earlier than 20 days after this corporation has given the first notice provided for herein or earlier than ten days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of the Series B Preferred Stock then outstanding.

     6.  Voting Rights.

     The holders of Series B Preferred Stock shall not be entitled to vote on any matters except as expressly provided in Section 242(b)(2) of the Delaware General Corporation Law. In such event, the holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted. In all cases any fractional share, determined on an aggregate as-converted basis, shall be rounded to the nearest whole share (with one-half being rounded upward). If the Series B Preferred Stockholders are entitled to vote, such holders shall be entitled, notwithstanding any provision hereof, to notice in accordance with the bylaws of this corporation of any stockholders' meeting that is called to consider a matter as to which the Series B Preferred Stockholders would be entitled to vote.

     7. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by this corporation.

     8. No Preemptive Rights. The holders of the Series B Preferred Stock shall not have any preemptive rights.

                                                                       EXHIBIT C

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                            ------------------------

                                VISIONEER, INC.

                         COMMON STOCK PURCHASE WARRANT

                            ------------------------

     This certifies that, for good and valuable consideration, Visioneer, Inc., a Delaware corporation (the "Company"), grants to Xerox Corporation, a New York corporation ("Xerox" or the "Warrantholder"), the right to subscribe for and purchase from the Company the number of fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock") specified herein, at the purchase price per share (the "Exercise Price") determined as set forth herein, exercisable, subject to the restrictions set forth herein, during the period (the "Exercise Period") commencing on the date
hereof and ending on                , 200 [THE TENTH ANNIVERSARY OF THE DATE
HEREOF], all subject to the terms, conditions and adjustments herein set forth. This Warrant is issued in connection with and pursuant to that certain Agreement
and Plan of Merger (the "Merger Agreement"), dated as of December   , 1998, by
and between the Company and ScanSoft, Inc., a Delaware corporation ("ScanSoft"). Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

     1.  Exercise of Warrant.

     1.1  Duration and Exercise of Warrant.

     (a) Cash Exercise.  This Warrant may be exercised by the Warrantholder by
(i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b) Net Issue Exercise.  In lieu of exercising this Warrant pursuant to
Section 1.1(a), this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion hereof being exercised) computed as of the date of surrender of this Warrant to the Company using the following formula:

                                X = Y X (A - B)

                                 --------------
                                          A

Where X   =   the number of shares of Common Stock to be issued to
              Warrantholder under this Section 1.1(b);
      Y   =   the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation);

      A   =   the fair market value of one share of Common Stock (at the date of such calculation);

      B   =   the Exercise Price (as adjusted to the date of such
              calculation).

     (c) Fair Market Value. For purposes of Section 1.1(b) "fair market value" of one share of Common Stock shall mean:

          (i) the average closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading for the ten (10) Trading Day period ending three (3) Trading Days prior to the date of exercise, or,

          (ii) if not listed or traded on any such exchange, the average last reported sales price per share of the Common Stock on the Nasdaq National Market or The Nasdaq SmallCap Market (collectively, "Nasdaq") for the ten
     (10) Trading Day period ending three (3) Trading Days prior to the date of exercise, or,

          (iii) if not listed or traded on any such exchange or Nasdaq, the average of the mean of the bid and asked prices per share of the Common Stock as reported in the OTC Bulletin Board or, if not so reported, in the "pink sheets" published by the National Quotation Bureau, Inc. for the ten
     (10) Trading Day period ending three (3) Trading Days prior to the date of exercise, or,

          (iv) if such quotations are not available, the fair market value per share of the Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company.

     1.2 Number of Warrant Shares. Subject to the limitations on exercisability set forth in Section 1.4, upon the termination of any Assumed ScanSoft Option, this Warrant shall entitle the Warrantholder to purchase that number of Warrant Shares equal to the number of shares of Common Stock subject to such Assumed ScanSoft Options that remain unexercised at the termination of such Assumed ScanSoft Option (whether such option shares were vested or unvested). Accordingly, if all Assumed ScanSoft Options terminate without being exercised, the Warrantholder would be entitled to purchase an aggregate of shares of Common Stock, as such number shall be adjusted from time to time prior to the termination of each Assumed ScanSoft Option pursuant to the terms thereof and after such termination pursuant to Section 6 hereof. As this Warrant becomes exercisable for Warrant Shares pursuant to the provisions of this Section, the Warrantholder may exercise this Warrant at any time and from time to time for such number of Warrant Shares as is then presently exercisable in accordance with the terms of this Section and Section 1.4 hereof.

     1.3 Exercise Price. The Exercise Price shall be equal to the exercise price of the Assumed ScanSoft Options, as determined pursuant to Section 2.2(a) of the Merger Agreement. From and after the Effective

Time of the Merger, the Exercise Price shall be adjusted prior to the termination of each Assumed ScanSoft Option in accordance with the terms thereof and after such termination in accordance with Section 6 hereof.

     1.4  Term of Warrant and Exercisability.

     (a) Term of Warrant.  This Warrant shall terminate on                ,
200[9] [THE TENTH ANNIVERSARY OF THE INITIAL WARRANT ISSUANCE DATE].

     (b) Exercisability. This Warrant shall be exercisable in whole or in part during the Exercise Period; provided, however, that the Warrantholder may not
exercise this Warrant to purchase Warrant Shares prior to                ,
200[1] [THE 2ND ANNIVERSARY OF THE INITIAL WARRANT ISSUANCE DATE] unless, immediately after such exercise, the Warrantholder owns directly or indirectly a number of outstanding shares of Common Stock that represents less than 45.0% of the total number of shares of Common Stock outstanding immediately after such exercise.

     1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.6 Information. Upon receipt of a written request from a Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current publicly available financial statements and to provide such other publicly available information concerning the Company as such Warrantholder may reasonably request (if electronic access to such information via EDGAR is not then generally available to the public) in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

     2.  Restrictions on Transfer; Restrictive Legends.

     2.1 Restrictions on Transfer; Compliance with Securities Laws. This Warrant and the Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     2.2 Restrictive Legends. This Warrant shall (and each Warrant issued upon transfer in whole or in part of this Warrant pursuant to this Section 2 or issued in substitution for this Warrant pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

     3.  Reservation and Registration of Shares, Etc.

     The Company covenants and agrees that all Warrant Shares which are issuable upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Common Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on Nasdaq.

     4.  Exchange, Loss or Destruction of Warrant.

     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     5.  Ownership of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     6.  Certain Adjustments.

     6.1 Adjustments. As provided in Sections 1.2 and 1.3 hereof, after the termination of each Assumed ScanSoft Option, the number of Warrant Shares purchasable upon the exercise of this Warrant that relate to such terminated Assumed ScanSoft Option and the Exercise Price shall be subject to adjustment as follows:

          (a) Stock Dividends. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

          (b) Combination of Stock. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

          (c) Reorganization, Etc. If at any time prior to the exercise of this Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

          (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the fair market value of one share of Common Stock as of the date of exercise.

          (e) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

          (f) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

          (g) No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this
     Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

     6.2 No Adjustment for Dividends. Except as provided in Section 1 hereof or Section 6.1 hereof, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

     6.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     7.  Notices of Corporate Action.

     In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 20 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

     8.  Definitions.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Assumed ScanSoft Options: the ScanSoft Options (as such term is defined in the Merger Agreement) assumed by the Company pursuant to Section 2.2(a) of the Merger Agreement.

     Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

     Change of Control: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation, (ii) the sale of all or substantially all of the assets of the Company to any other person or (iii) any sale or transfer of any capital stock of the Company after the date of this Warrant, following which 50% of the combined voting power of the Company becomes beneficially owned by one person or group (other than the Warrantholder) acting together. For purposes of this definition of Change of Control, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     Company:  Visioneer, Inc., a Delaware corporation.

     Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form:  an Exercise Form in the form annexed hereto as Exhibit A.

     Exercise Price: the meaning specified on the cover of this Warrant, as such price may be adjusted pursuant to Section 1 or Section 6 hereof.

     Nasdaq:  the meaning specified in Section 1.1(c)(ii).

     SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Trading Day: any day other than a day on which securities are not traded, listed or reported on the principal securities exchange or securities market on which the Common Stock is traded, listed or reported.

     Warrantholder:  the meaning specified on the cover of this Warrant.

     Warrant Shares: the meaning specified on the cover of this Warrant, subject to the provisions of Section 1 or Section 6 hereof.

     9.  Miscellaneous.

     9.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

     9.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     9.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     9.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     9.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     9.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, or by facsimile (with electronic confirmation of successful transmission) to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

        (a) if to the Company, addressed to:

            Visioneer, Inc.

          ----------------------------------------------------------------

          ----------------------------------------------------------------

          Attention: President and Chief Executive Officer

          Telecopier:
          ---------------------------------------------------

        (b) if to the Warrantholder, addressed to:

            Xerox Corporation

           -----------------------------------------------------------------

           -----------------------------------------------------------------

           Attention:
           -----------------------------------------------------

           Telecopier:
           ----------------------------------------------------

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     9.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     9.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware (irrespective of its choice of law principles).

     9.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated:
------------ , 199[9].

                                          VISIONEER, INC.

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                   EXHIBIT A

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                 EXERCISE FORM
                 (TO BE EXECUTED UPON EXERCISE OF THIS WARRANT)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

     [ ] herewith tenders payment for                of the Warrant Shares to
         the order of Visioneer, Inc. in the amount of $          in accordance
         with the terms of this Warrant; or

     [ ] herewith tenders this Warrant for                Warrant Shares
         pursuant to the Net Issue Exercise provisions of Section 1.1(b) of the Warrant.

     The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated: ____________________.

                                          Signature
                                          --------------------------------------

                                          --------------------------------------
                                                       (Print Name)

                                          --------------------------------------
                                                     (Street Address)

                                          --------------------------------------
                                                (City) (State) (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                                                       EXHIBIT D

                                   AFFILIATES

               Technology Venture Investors-IV
               As nominee for
               Technology Venture Investors-4 L.P.
               TVI Partners-4, L.P.
               TVI Affiliates-4, L.P.
               2480 Sand Hill Road
               Suite 101
               Menlo Park, CA 94025
               Fax Number: 650-854-4187

               Morgan Stanley Venture Capital Fund II, LP
               Morgan Stanley Venture Capital Fund II, C.V.
               Morgan Stanley Venture Investors, L.P.
               3000 Sand Hill Road
               Building 4, Suite 250
               Menlo Park, CA 94025
               Fax Number: 650-233-2626

               Parvest U.S. Partners II, C.V.
               Partech International Ventures C.V.
               U.S. Growth Fund Partners C.V.
               Double Black Diamond I LLC
               Almanori Limited
               Multinvest LLC
               Vincent Worms
               Thomas G. McKinley
               BVI Venture Managers
               101 California Street, Suite 3150
               San Francisco, CA 94111
               Fax Number: 415-788-6763

                                                                       EXHIBIT E

                                VISIONEER, INC.

                                VOTING AGREEMENT

     This Voting Agreement (the "Agreement") is made as of the   day of
          , 1999, by and among Visioneer, Inc., a Delaware corporation (the "Company"), Xerox Corporation, a New York corporation ("Xerox"), and the current holders of shares of the Company's Common Stock listed on Exhibit A (collectively, the "Current Holders").

                                    RECITALS

     The Company and ScanSoft, Inc., a Delaware corporation ("ScanSoft") and a wholly-owned subsidiary of Xerox, are concurrently with the execution of this Agreement entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"). Section 6.12 of the Merger Agreement provides that the Company, Xerox and the Current Holders enter into this Agreement to provide for the nomination and election of the Company's Board of Directors. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                   AGREEMENT

     The parties agree as follows:

     1.  Election of Directors.

          1.1 Board Representation. As of the Effective Time of the Merger Agreement, the Company's Bylaws shall provide for a Board of Directors comprised of seven (7) members. At the first meeting of the Board of Directors after the Effective Time, the current directors of the Company shall vote to appoint to the Board two (2) new directors based on nominations received from Xerox and the Company's new Chief Executive Officer (the "CEO"). Thereafter, at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, Xerox and the Current Holders agree to vote or act with respect to their shares so as to elect the following directors:

             (a) so long as Xerox owns at least twenty percent (20%) of the Company's outstanding voting stock: (i) two (2) members of the Company's Board of Directors designated by Xerox; (ii) two (2) members of the Company's Board of Directors designated by the four members of the Board who were not nominated by Xerox and who are not the CEO (the "Non-Xerox/Non-CEO Directors"); (iii) the Company's then current CEO; and (iv) two (2) independent members of the Company's Board of Directors with relevant industry experience who are designated by at least four out of the five directors who are not considered independent directors; or

             (b) so long as Xerox owns at least ten percent (10%) of the Company's outstanding voting stock: (i) one (1) member of the Company's Board of Directors designated by Xerox; (ii) two (2) members of the Company's Board of Directors designated by the Non-Xerox/Non-CEO Directors; (iii) the Company's then current CEO; and (iv) three (3) independent members of the Company's Board of Directors with relevant industry experience who are designated by at least three out of the four directors who are not considered independent directors;

          1.2 Appointment of Directors. In the event of the resignation, death, removal or disqualification of a director designated pursuant to
     Section 1.1 above, the party or parties who were authorized to nominate such director pursuant to Section 1.1 above shall promptly nominate a new director, and, after written notice of the nomination has been given by such nominating party or parties to the Company's

     Board of Directors, then each party hereto shall vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

          1.3 Removal. Any director may be removed hereunder only in accordance with the Bylaws of the Company and Delaware General Corporation Law; provided, however, that Xerox may remove its designated directors at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in its sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director, each party hereto shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

     2.  Additional Representations and Covenants.

          2.1 No Revocation; Grant of Proxy. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed to be coupled with an interest and are irrevocable for the term of this Agreement.

          2.2 Change in Number of Directors. The parties hereto will not vote for any amendment or change to the Certificate of Incorporation or Bylaws providing for the election of more or less than seven (7) directors, or any other amendment or change to the Certificate of Incorporation or Bylaws inconsistent with the terms of this Agreement.

     3.  Termination.

          3.1 Termination Events. This Agreement shall terminate upon the earlier of:

             (a) The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 3.1(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company;

             (b) Such time as Xerox owns less than twenty percent (20%) of the outstanding voting stock of the Company; or

             (c) Such time as the Current Holders own, in the aggregate, less than seven percent (7%) of the outstanding voting stock of the Company; provided, however, that if such time occurs prior to the second anniversary of the Effective Time and Xerox (or an affiliate thereof) holds at such time shares of the Company's Series B Preferred Stock, this Agreement shall not terminate pursuant to this Section 3.1(c) until the earlier of (X) the second anniversary of the Effective Time and (Y) the date on which Xerox (together with its affiliates) no longer hold any shares of the Company's Series B Preferred Stock.

     4.  Miscellaneous.

          4.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2 Amendments and Waivers. Any term hereof may be amended or waived only with the written consent of the Company, Xerox and each of the Current Holders. Any amendment or waiver effected in accordance with this Section
     4.2 shall be binding upon the Company, Xerox and each of the Current Holders, and each of their respective successors and assigns.

          4.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax (with confirmation of successful transmission), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page or on Exhibit A hereto, or as subsequently modified by written notice.

          4.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement,
     (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          4.5 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          4.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.8 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

                            [SIGNATURE PAGE FOLLOWS]

     The parties hereto have executed this Voting Agreement as of the date first written above.

                                          COMPANY:

                                          VISIONEER, INC.

                                          By:
                                          --------------------------------------
                                                   Larry Smart, President

                                          Address: 3400 Campus Drive
                                                   Fremont, CA 94555

                                          Fax Number: (510-608-0300)

                                          XEROX CORPORATION

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------
                                                           (print)

                                          Title:
                                          --------------------------------------

                                          Address: 800 Long Ridge Road
                                                   Stamford, CT 06904-1600

                                          Fax Number: (203) 968-4566

                       SIGNATURE PAGE TO VOTING AGREEMENT

CURRENT HOLDERS:

TECHNOLOGY VENTURE INVESTORS-IV
As nominee for
  Technology Venture Investors-4 L.P.
  TVI Partners-4, L.P. and
  TVI Affiliates-4, L.P.
  By: TVI Management-4, L.P., general partner

By:
-------------------------------------------------
    General Partner

MORGAN STANLEY VENTURE CAPITAL
FUND II, L.P.

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

MORGAN STANLEY VENTURE CAPITAL
FUND II, C.V.

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

MORGAN STANLEY VENTURE
INVESTORS, L.P.

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

PARVEST U.S. PARTNERS II, C.V.

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

PARTECH INTERNATIONAL VENTURES C.V.

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

U.S. GROWTH FUND PARTNERS C.V.

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

DOUBLE BLACK DIAMOND I LLC

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

ALMANORI LIMITED

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

MULTINVEST LLC

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

VINCENT WORMS

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

THOMAS G. McKINLEY

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

BVI VENTURE MANAGERS

By:
-------------------------------------------------

Name:
-------------------------------------------------
                  (print)

Title:
-------------------------------------------------

                                   EXHIBIT A

                                CURRENT HOLDERS

                              NAME/ADDRESS/FAX NO.

               Technology Venture Investors-IV
               As nominee for
                 Technology Venture Investors-4 L.P.
                 TVI Partners-4, L.P. and
                 TVI Affiliates-4, L.P.
               2480 Sand Hill Road
               Suite 101
               Menlo Park, CA 94025
               Fax Number: 650-854-4187

               Morgan Stanley Venture Capital Fund II, LP
               Morgan Stanley Venture Capital Fund II, C.V.
               Morgan Stanley Venture Investors, L.P.
               3000 Sand Hill Road
               Building 4, Suite 250
               Menlo Park, CA 94025
               Fax Number: 650-233-2626

               Parvest U.S. Partners II, C.V.
               Partech International Ventures VOF
               U.S. Growth Fund Partners C.V.
               Double Black Diamond I LLC
               Almanori Limited
               Multinvest LLC
               Vincent Worms
               Thomas G. McKinley
               BVI Venture Managers

               101 California Street, Suite 3150
               San Francisco, CA 94111
               Fax Number: 415-788-6763

                                                                       EXHIBIT F

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the
     th day of             , 1998 by and among VISIONEER, INC., a Delaware
corporation (the "Company") and XEROX CORPORATION, a New York corporation ("Xerox").

     WHEREAS, the Company and ScanSoft, Inc., a Delaware corporation and wholly owned subsidiary of Xerox ("ScanSoft"), have entered into that certain Agreement
and Plan of Merger (the "Merger Agreement") of December   , 1998, whereby Xerox
will receive (i) shares (the "Shares") of Company common stock, $0.001 par value (the "Common Stock"); (ii) shares of Convertible Preferred Stock of the Company (the "Preferred Stock"); and (iii) a Warrant (the "Warrant") to purchase shares of Common Stock (the "Warrant Shares"); and

     WHEREAS, the Company and Xerox desire to provide for the rights of Xerox with respect to the registration of the Shares, the shares of Common Stock issuable upon conversion of the Preferred Stock into Common Stock (the "Preferred Shares") and the Warrant Shares and certain other matters according to the terms of this Agreement.

     NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Registration Rights.

          1.1  Definitions.

             (a) The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

             (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

             (c) The term "Holder" means Xerox, as a holder of Registrable Securities, and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in accordance with Section 1.9 hereof;

             (d) The term "Other Holders" shall mean persons who are holders of record of equity securities of the Company who subsequent to the date hereof acquire more than 5% of the outstanding shares of Common Stock pursuant to a transaction with the Company and to whom the Company grants registration rights pursuant to a written agreement in connection with such transaction.

             (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

             (f) The term "Registrable Securities" means (i) the Shares, the Preferred Shares and the Warrant Shares, and (ii) Common Stock or Preferred Stock, as the case may be, issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock or Preferred Stock, excluding in all cases, however, any Common Stock or Preferred Stock sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that any Shares, Preferred Shares, Warrant Shares or other securities referred to above that have been sold to the public pursuant to a registered public offering or Rule 144 under the Securities Act shall cease to be Registrable Securities.

             (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          1.2  Request for Registration.

             (a) If the Company shall receive a written request from the Holders of at least 30% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least 10% of the Registrable Securities then outstanding (as such number may be appropriately adjusted for stock splits, combinations, and the like) or such lesser amount of shares as shall constitute all of the Registrable Securities then outstanding, then the Company shall, within ten days of the receipt thereof, give written notice of such request to all other Holders of Registrable Securities and shall, subject to the limitations of subsection 1.2(b), use all reasonable commercial efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 2.2.

             (b) If the Holders of Registrable Securities initiating the registration request pursuant to subsection 1.2(a) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any such Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

             (c) If the Company is qualified to use Form S-3 (or any comparable successor form or forms) at the time any registration statement is to be filed pursuant to this Section 1.2, such registration statement shall be filed on Form S-3. If the Company is not qualified to use Form S-3 at the time any registration statement is to be filed pursuant to this
        Section 1.2, such registration statement shall be filed on Form S-1 (or any comparable successor form or forms). The Company shall be obligated to effect up to two registrations per twelve month period on Form S-3. The Company shall be obligated to effect an aggregate of two registrations pursuant to this Section 1.2 on Form S-1; provided, however that if all or any portion of the Warrant is exercised, the Company shall be obligated to effect one additional registration pursuant to this Section 1.2 on Form S-1.

             (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders (or, if the Company is engaged or has fixed plans to engage in a registered public offering as to which the Holders may include Registrable Securities pursuant to Section 1.3, not more than 180 days after the effective date of such offering);

        provided, however, that the Company may not utilize this right more than once in any 12-month period.

          1.3  Company Registration.

             (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after the mailing of such notice by the Company, the Company shall, subject to the provisions of subsection 1.3(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

             (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration (i) first, if the registration pursuant to this Section 1.3 was initiated by Other Holders exercising demand registration rights, 100% of the securities such Other Holders propose to sell (except to the extent the terms of such Other Holders' registration rights provide otherwise); (ii) second, 100% of the securities the Company proposes to sell for its own account; (iii) third, to the extent that the number of securities which such Other Holders exercising demand registration rights and the Company propose to sell is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of Registrable Securities which the Holders have requested to be included in such registration pursuant to Section 1.3 hereof and which, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above; and (iv) fourth, to the extent that the number of securities which are to be included in such registration pursuant to clauses (i), (ii) and (iii) is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities requested to be included in the offering for the account of any Other Holders which, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above.

          1.4  Obligations of the Company.

          Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

             (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period (the "Effectiveness Period") of up to 120 days or until the distribution contemplated by the registration statement has been completed. In the event that, in the judgment of the Company, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the

        Company, the Company shall deliver a certified resolution of the Board of Directors of the Company, signed by a duly authorized officer of the Company, to each Holder, to the effect of the foregoing and, upon receipt of such certificate, such Holders agree not to dispose of such Holders' Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act); provided, however, that such Deferral Period shall be no longer than 75 days. The Effectiveness Period shall be extended for a period of time equal to such Deferral Period.

             (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

             (c) Furnish to the Holders of the Registrable Securities covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto and a reasonable number of copies of the then-effective registration statement and any post-effective amendment thereto, all in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

             (d) Use all reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

             (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

             (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) in the case of an underwritten public offering a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

             (h) Cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or automated quotation system on which shares of Common Stock are then listed. If any of such shares are not so listed, the Company shall cause such shares to be listed on the securities exchange or automated quotation system as may be reasonably requested by the Holders of a majority of the Registrable Securities being registered.

             (i) Permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities to review, at the Holders' expense, the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission and state authorities, and shall not file any document in a form to which such counsel reasonably objects.

             (j) Cause the Company's officers, directors and independent certified public accountants to supply all information reasonably requested by a representative of any Holder of Registrable Securities, and any attorney or accountant retained by such Holder, in connection with such registration; provided, however, that such representatives, attorneys or accountants of the Holders enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

          1.5  Obligations of the Holders.

             (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to
        Section 1.2 of this Agreement if the number of shares of Registrable Securities to be included in the requested registration does not equal or exceed the number of shares required to trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) above.

             (b) Upon the receipt by a Holder of any notice from the Company of
        (i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to the terms hereof, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the issuance by the Commission of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iii) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, such Holder shall forthwith discontinue disposition of such Holder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. In such a case, the Effectiveness Period shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder shall have received a copy of the supplemented or amended prospectus or when such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use all reasonable commercial efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this section.

          1.6  Expenses.

             (a) Except as set forth herein, the Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 and 1.3 hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, fees and expenses of listing any Registrable Securities on any securities exchange or automated quotation system on which shares of Common Stock are then listed, the expenses of providing materials pursuant to Section 1.4 hereof, but excluding stock transfer taxes that may be payable by the selling Holders, and all underwriting discounts and commissions relating to Registrable Securities covered by such registration, which shall be borne by the Holders.

             (b) Notwithstanding subsection 1.6(a), the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if such withdrawal occurs prior to the date the registration statement shall have become effective and as of the time of such withdrawal, such Holders have learned of a material adverse change in the business, properties, results of operations or financial condition of the Company from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8  Indemnification.

          In the event any Registrable Securities are included in a registration statement under this Section 1:

             (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

             (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the sale of the Registrable Securities received by such Holder.

             (c) Promptly after receipt by an indemnified party under this
        Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8 to the extent the indemnifying party was actually damaged or suffered any loss or incurred any additional expense as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding.

             (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

             (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

             (f) The obligations of the Company and Holders under this Section
        1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned by a Holder, in whole or in part, without any prior written consent of the Company, to (a) a wholly-owned subsidiary of the Holder or a successor to substantially all the business or assets of the Holder or (b) a transferee or assignee of 10% or more of the then outstanding Registrable Securities; provided that the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; and provided, further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1.

          1.10 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

             (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

             (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

          1.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to have registration rights superior or pari passu to those granted pursuant to Sections 1.2 and 1.3 above.

          1.12 "Market Stand-Off" Agreement. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall agree that it will not sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities (other than Registrable Securities to be sold pursuant to the registration statement described below) for a period of time specified by the representative of the underwriters not to exceed 90 days, following the effective date of a registration statement of the Company filed under the Securities

     Act, provided that all executive officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          1.13 Termination of Registration Rights. The Company's obligations pursuant to this Agreement shall terminate as to any Holder of Registrable Securities on the date on which the Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144 under the Securities Act during any 90-day period.

     2.  Miscellaneous.

          2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2 Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

     If to the Company:                   Visioneer, Inc.

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------
                                          Attention: President and Chief
                                          Executive Officer

                                          Telecopier:
                                                     ---------------------------

     If to Xerox:                         Xerox Corporation

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          Attention:
                                                    ----------------------------

                                          Telecopier:
                                                     ---------------------------

          2.3 Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.4  Entire Agreement; Amendments.

             (a) This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

             (b) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No waiver of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          2.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (irrespective of its choice of law principles).

          2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          VISIONEER, INC.

                                          By
                                          --------------------------------------

                                          Name
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                          XEROX CORPORATION

                                          By
                                          --------------------------------------

                                          Name
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                    ANNEX B

                       IRREVOCABLE PROXY/VOTING AGREEMENT

     THIS IRREVOCABLE PROXY/VOTING AGREEMENT (this "Agreement") dated as of December 2, 1998, among SCANSOFT, INC., a Delaware corporation ("ScanSoft"), on the one hand, and certain stockholders of VISIONEER, INC., a Delaware corporation ("Visioneer"), listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders"), on the other hand,

                                  WITNESSETH:

     WHEREAS, ScanSoft and Visioneer propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing that ScanSoft shall merge with and into Visioneer (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, each Stockholder owns beneficially or of record the number of shares of Visioneer Common Stock, par value $0.001 per share, of Visioneer (the "Visioneer Common Stock") set forth opposite its name on Schedule A attached hereto (the "Subject Shares");

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, ScanSoft has required that each Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce ScanSoft to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to ScanSoft as of the date hereof in respect of itself as follows:

             (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets the effect of which, in any case, would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof.

             (b) The Subject Shares. The Stockholder is the record and beneficial owner of and has the sole right to vote the Subject Shares set forth opposite such Stockholder's name on Schedule A attached hereto. None of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction, except as contemplated by this Agreement.

          2. Covenants of Each Stockholder. Until the termination of this Agreement in accordance with Section 6, each Stockholder, severally and not jointly, agrees as follows:

             (a) Vote for the Merger. At any meeting of stockholders of Visioneer called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted), or execute a written consent in respect of, the Subject Shares in favor of the Merger, the adoption by Visioneer of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. Each Stockholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision) to which it may otherwise be entitled as a result of the Merger or the other transactions contemplated by the Merger Agreement.

             (b) Vote Against Alternative Proposals. At any meeting of stockholders of Visioneer or at any adjournment thereof or in any other circumstances upon which the stockholders' vote, consent or other approval is sought, the Stockholders shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares against
        (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets (other than the Asset Purchase Agreement), reorganization, recapitalization, dissolution, liquidation or winding up of or involving Visioneer or (ii) any amendment of Visioneer's certificate of incorporation or by-laws or other proposal or transaction involving Visioneer or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, delay or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Visioneer. Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

             (c) No Transfer of Subject Shares.  Each Stockholder agrees not to
        (i) convert, transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares to any person other than pursuant to the terms of the Merger or (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise. Notwithstanding the foregoing, each Stockholder may Transfer Subject Shares if the proposed transferee agrees to be bound by all of the terms of this Agreement and delivers a written instrument to ScanSoft evidencing such agreement prior to the date of the proposed Transfer.

             (d) No Solicitation. During the terms of this Agreement, each Stockholder shall not, nor shall they permit any of their Affiliates or any director, officer, employee, investment banker, attorney or other advisor or representative of any of the foregoing to, (i) directly or indirectly, solicit, initiate or knowingly encourage the submission of, any Takeover Proposal (as defined in the Merger Agreement) related to or involving Visioneer or (ii) except as set forth in Section 8 of this Agreement, directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any other action to facilitate any inquires or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal related to or involving Visioneer.

        3.  Grant of Irrevocable Proxy.

             (a) Existing Proxies Revoked. Each Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

             (b) Grant of Irrevocable Proxy to ScanSoft. Each Stockholder hereby agrees that, in the event Stockholder shall fail to comply with the provisions of Sections 2(a) and 2(b) hereof, as determined by ScanSoft in its sole discretion, such failure shall result, without any further action by Stockholder, in the irrevocable appointment of ScanSoft, and any person or persons who may hereafter be designated by ScanSoft as permitted under applicable law, and each of such person(s) individually, as the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of or against, as the case may be, the matters set forth in Sections 2(a) and 2(b). The proxy granted hereby shall terminate upon any termination of this Agreement in accordance with its terms.

             (c) Affirmations. Each Stockholder hereby affirms that any irrevocable proxy granted pursuant to Section 3(b) will be given in connection with the execution of the Merger Agreement, and that such irrevocable proxy will be given to secure the performance of the duties of the Stockholders under this Agreement. If so granted, the Stockholders hereby ratify and confirm all that such irrevocable proxy may lawfully do or cause to be done by virtue thereof. This proxy and power of attorney is irrevocable and coupled with an interest and is intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

          4. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as ScanSoft may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          5. Assignment. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          6. Termination. This Agreement shall terminate as follows: (i) if the transactions contemplated by the Merger Agreement are consummated, this Agreement shall terminate upon the Effective Time of the Merger; (ii) if the transactions contemplated by the Merger Agreement are not consummated, and the Merger Agreement is terminated in accordance with Section 8.1(a),
     Section 8.1(b)(i), Section 8.1(b)(ii), Section 8.1(c)(i), Section 8.1(c)(ii), Section 8.1(d)(i) or Section 8.1(d)(ii) thereof, this Agreement shall terminate as of the date of termination of the Merger Agreement;
     (iii) if the transactions contemplated by the Merger Agreement are not consummated, and the Merger Agreement is terminated in accordance with
     Section 8.1(b)(iii) or Section 8.1(c)(iii) thereof, this Agreement shall terminate upon the six (6) month anniversary of the date of termination of the Merger Agreement; or (iv) notwithstanding anything in this Section 6 to the contrary, if the Company receives and publicly announces any Takeover Proposal prior to the date of termination of the Merger Agreement and the transactions contemplated by the Merger Agreement are not consummated and the Merger Agreement is terminated for any reason, this Agreement shall terminate upon the later of (A) the six (6) month anniversary of the date of termination of the Merger Agreement or (B) one month following the date of the stockholder vote or consent taken in connection with such Takeover Proposal.

        7.  General Provisions.

             (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

             (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to ScanSoft in accordance with the notification provision contained in the Merger Agreement and to the Stockholders at their respective addresses set forth on the books of Visioneer (or at such other address for a party as shall be specified by like notice).

             (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

             (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that each party need not sign the same counterpart.

             (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto, any rights or remedies hereunder.

             (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

             (g) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

          8. Stockholder Representatives. Each Stockholder signs solely in its capacity as the record holder and/or beneficial owner of such Stockholder's Subject Shares and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, trustee, affiliate or representative of a Stockholder who is or becomes an officer or a director of Visioneer or serves Visioneer in any other fiduciary capacity in his or her capacity as an officer, director or other fiduciary of Visioneer and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

          9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby, and (v) appoints The Corporation Trust Company as such party's agent for service of process in the state of Delaware.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                          SCANSOFT, INC.

                                          By        /s/ PAUL A. RICCI
                                            ------------------------------------

                                          Title:   Chairman
                                             -----------------------------------

                                          STOCKHOLDERS:

                                          TECHNOLOGY VENTURE INVESTORS-IV

                                          As nominee for
                                          Technology Venture Investors - 4 L.P.
                                          TVI Partners - 4, L.P. and
                                          TVI Affiliates - 4, L.P.
                                          By: TVI Management - 4, L.P., general
                                          partner

                                          By       /s/ DAVID MARQUARDT
                                            ------------------------------------

                                          Print Name:   David Marquardt
                                                 -------------------------------

                                          Title:   General Partner
                                             -----------------------------------

                                          MORGAN STANLEY VENTURE CAPITAL FUND
                                          II, LP

                                          By: Morgan Stanley Venture Partners
                                              II, L.P.
                                              Its General Partner

                                          By: Morgan Stanley Venture Capital II,
                                              Inc.
                                              Managing General Partner

                                          By     /s/ WILLIAM J. HARDING
                                            ------------------------------------

                                          Print Name:   William J. Harding
                                                 -------------------------------

                                          Title:
                                             -----------------------------------

                                          MORGAN STANLEY VENTURE CAPITAL FUND
                                          II, C.V.

                                          By: Morgan Stanley Venture Partners
                                              II, L.P.
                                              Its General Managing Partner

                                          By     /s/ WILLIAM J. HARDING
                                            ------------------------------------

                                          Print Name:   William J. Harding
                                                 -------------------------------

                                          Title:
                                             -----------------------------------

                                          MORGAN STANLEY VENTURE INVESTORS, L.P.

                                          By: Morgan Stanley Venture Capital II,
                                              Inc.
                                              Managing General Partner

                                          By     /s/ WILLIAM J. HARDING
                                            ------------------------------------

                                          Print Name:   William J. Harding
                                                 -------------------------------

                                          Title:
                                             -----------------------------------

                                          PARVEST U.S. PARTNERS II, C.V.

                                          By        /s/ VINCENT WORMS
                                            ------------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   General Partner
                                             -----------------------------------

                                          PARTECH INTERNATIONAL VENTURES C.V.

                                          By        /s/ VINCENT WORMS
                                             -----------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   General Partner
                                             -----------------------------------

                                          U.S. GROWTH FUND PARTNERS C.V.

                                          By        /s/ VINCENT WORMS
                                            ------------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   General Partner
                                             -----------------------------------

                                          DOUBLE BLACK DIAMOND I LLC

                                          By        /s/ VINCENT WORMS
                                            ------------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   Managing Member
                                             -----------------------------------

                                          ALMANORI LIMITED

                                          By        /s/ VINCENT WORMS
                                            ------------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   Director
                                             -----------------------------------

                                          MULTINVEST LLC

                                          By        /s/ VINCENT WORMS
                                             -----------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   Managing Member
                                             -----------------------------------

                                          VINCENT WORMS

                                          By        /s/ VINCENT WORMS
                                            ------------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   Self
                                             -----------------------------------

                                          THOMAS G. MCKINLEY

                                          By        /s/ VINCENT WORMS
                                            ------------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   Attorney-in-fact
                                             -----------------------------------

                                          BVI VENTURE MANAGERS

                                          By        /s/ VINCENT WORMS
                                            ------------------------------------

                                          Print Name:   Vincent Worms
                                                 -------------------------------

                                          Title:   Director
                                             -----------------------------------

                                   EXHIBIT A

                                  STOCKHOLDERS

               Technology Venture Investors-IV
               As nominee for
                 Technology Venture Investors-4 L.P.
                 TVI Partners-4, L.P., and
                 TVI Affiliates-4, L.P.
               2480 Sand Hill Road
               Suite 101
               Menlo Park, CA 94025
               Fax Number: 650-854-4187

               Morgan Stanley Venture Capital Fund II, LP
               Morgan Stanley Venture Capital Fund II, C.V.
               Morgan Stanley Venture Investors, L.P.
               3000 Sand Hill Road
               Building 4, Suite 250
               Menlo Park, CA 94025
               Fax Number: 650-233-2626

               Parvest U.S. Partners II, C.V.
               Partech International Venture C.V.
               U.S. Growth Fund Partners C.V.
               Double Black Diamond I LLC
               Almanori Limited
               Multinvest LLC
               Vincent Worms
               Thomas G. McKinley
               BVI Venture Managers
               101 California Street, Suite 3150
               San Francisco, CA 94111
               Fax Number: 415-788-6763

                                    ANNEX C

                               November 25, 1998

                                  CONFIDENTIAL

Board of Directors
Visioneer, Inc.
34800 Campus Drive
Fremont, CA 94555

Dear Members of the Board:

     We understand that Visioneer, Inc. ("Visioneer") and ScanSoft, Inc. ("ScanSoft"), a subsidiary of Xerox Corporation ("Xerox"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which, through the merger of ScanSoft and Visioneer (the "Merger") with Visioneer surviving as the surviving corporation (as such, the "Surviving Corporation"), the shares of Visioneer common stock ("Visioneer Common Stock") outstanding immediately prior to the Merger will be converted as follows: (i) 5,079,000 shares will be converted into the right to receive $2.06 per share in cash ("Cash Consideration") and (ii) each remaining share will be converted into the right to receive one share of common stock of the Surviving Corporation ("Surviving Corporation Common Stock") ("Stock Consideration"), subject to pro-rata adjustment in the manner provided in the Agreement (in aggregate, the "Consideration"). Upon consummation of the Merger, former holders of the Visioneer Common Stock will own approximately 46.2% of the total number of shares of Surviving Corporation Common Stock outstanding immediately following the Merger on a fully-diluted basis, and the remainder (i.e., 53.8%) will be held by the holders of ScanSoft common stock and other ScanSoft securities outstanding immediately prior to the Merger through the issuance of shares of Surviving Corporation Common Stock, Surviving Corporation preferred stock and options to purchase additional shares of Surviving Corporation Common Stock to such former holders of ScanSoft securities.

     The Merger is conditioned on, among other things, Visioneer consummating the sale of its Hardware Division (as defined in the Agreement) to a third party in accordance with the terms of the Asset Purchase Agreement (as defined in the Agreement). The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of section 368 of the Internal Revenue Code of 1986, as amended. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

     You have requested our opinion as to whether the Consideration to be received in the Merger is fair, from a financial point of view, to Visioneer shareholders.

     Broadview International LLC focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Visioneer's Board of Directors and will receive a fee from Visioneer upon the successful conclusion of the Merger.

     In rendering our opinion, we have, among other things:

          (1) reviewed the terms of the Agreement and the associated exhibits thereto dated November 23, 1998 furnished to us by Xerox's legal advisors on November 24, 1998 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

          (2) reviewed the terms of the Asset Purchase Agreement and the associated exhibits thereto furnished to us by Visioneer's legal advisors on November 11, 1998 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

          (3) reviewed Visioneer's annual report and Form 10-K for the fiscal year ended December 31, 1997, including the audited financial statements included therein, Visioneer's Form 10-Q for its quarterly period ended September 27, 1998, including the unaudited financial statements included therein;

          (4) reviewed certain internal financial and operating information, including quarterly projections through December 31, 1999, relating to Visioneer and prepared and furnished to us by Visioneer management;

          (5) participated in discussions with Visioneer management concerning the operations, business strategy, current financial performance and prospects for Visioneer;

          (6) discussed with Visioneer management its view of the strategic rationale for the Merger;

          (7) reviewed the recent reported closing prices and trading activity for Visioneer Common Stock;

          (8) compared certain aspects of the financial performance of Visioneer with public companies we deemed comparable;

          (9) reviewed Xerox's annual report and Form 10-K for the fiscal year ended December 31, 1997, including the audited financial statements included therein, Xerox's Forms 10-Q and 10-QA for its quarterly period ended September 30, 1998, including the unaudited financial statements included therein;

          (10) reviewed ScanSoft's unaudited quarterly income statements for the fiscal year ended December 31, 1997 and ScanSoft's unaudited quarterly income statements for the nine months ended September 30, 1998, prepared by ScanSoft management and furnished to us by Xerox's financial advisors;

          (11) reviewed certain internal financial and operating information, including projections through December 31, 1999, relating to ScanSoft prepared by ScanSoft management and furnished to us by Xerox's financial advisors;

          (12) reviewed Visioneer management due diligence findings regarding ScanSoft's business;

          (13) participated in discussions with ScanSoft management concerning the operations, business strategy, financial performance and prospects for ScanSoft;

          (14) discussed with ScanSoft management its view of the strategic rationale for the Merger;

          (15) compared certain aspects of the projected financial performance of the Surviving Corporation with public companies we deemed comparable;

          (16) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger

          (17) reviewed recent equity analyst reports covering Visioneer and Xerox;

          (18) reviewed projections through December 31, 2003 for the Surviving Corporation prepared by ScanSoft management and provided to us by Xerox's financial advisors;

          (19) reviewed preliminary correspondence and discussed issues with Visioneer management and the Company's tax and accounting advisors regarding the accounting treatment of the transaction and a potential written opinion by the Securities and Exchange Commission;

          (20) participated in negotiations and discussions related to the Merger among Visioneer, ScanSoft and their financial and legal advisors; and

          (21) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement and the unaudited financials of ScanSoft) that was publicly available or furnished to us by Visioneer, ScanSoft, or Xerox's financial advisor. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Visioneer and ScanSoft as to the future performance of Visioneer, ScanSoft and the Surviving Corporation, as applicable. We have neither made nor obtained an independent appraisal or valuation of any of Visioneer's or ScanSoft's assets. We have also assumed that the Asset Purchase Agreement will have been consummated in accordance with its terms prior to or contemporaneously with the consummation of the Merger. We have also assumed that the Merger will be accounted for as a purchase transaction under the United States Generally Accepted Accounting Principles, whereby Visioneer is considered the buyer.

     Based upon and subject to the foregoing, we are of the opinion that the Consideration to be received in the Merger is fair, from a financial point of view, to Visioneer shareholders.

     The foregoing opinion relates to the aggregate consideration to be received by Visioneer shareholders in the Merger, and no opinion is rendered herein with respect to the allocation of the Consideration among Visioneer shareholders. Such allocation is to be determined by elections made by Visioneer shareholders as to whether to receive Cash Consideration or Stock Consideration, and may be adjusted in accordance with the terms of the Agreement.

     For purposes of this opinion, we have assumed that neither Visioneer nor ScanSoft is currently involved in any material transaction other than the following: the Merger, other transactions of which we are aware (including those relating to the Asset Purchase Agreement), and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion. We express no opinion as to the price at which the Surviving Corporation Common Stock will trade at any time.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Visioneer in connection with its consideration of the Merger and does not constitute a recommendation to any Visioneer shareholder as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview International LLC hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to Visioneer shareholders in connection with the Merger.

                                          Sincerely,

                                          /s/ BROADVIEW INTERNATIONAL LLC

                                          Broadview International LLC

                                    ANNEX D

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

     APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251 (other than a merger effected pursuant to subsection (g) of section 251), 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX E

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF VISIONEER, INC.
                             A DELAWARE CORPORATION

     The undersigned J. Larry Smart and Joshua L. Green hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

     TWO: That the name of the corporation is Visioneer, Inc. and that the corporation was originally incorporated on September 21, 1995 under the name Visioneer Communications, Inc. pursuant to the General Corporation Law.

     THREE: The Amended and Restated Certificate of Incorporation of this corporation shall be restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is Visioneer, Inc.

                                   ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     (A) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares which the Corporation is authorized to issue is Ninety Million (90,000,000) shares. The number of shares of Common Stock authorized to be issued is Seventy Million (70,000,000), par value $.001 per share, and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000), par value $.001 per share.

     (B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of fifteen million (15,000,000) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series B Preferred Stock are as set forth below in this Article IV(B).

     The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     1. Dividend Provisions.

          (a) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.065 per share of Series B Preferred Stock per annum (as determined on a per annum basis and an as converted basis for the Series B Preferred Stock) whenever funds are legally available therefor, payable when, as and if declared by the Board of Directors. Such dividends shall be non-cumulative. Unless full dividends on the Series B Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) shall be paid or declared, and no distribution shall be made, on any Common Stock. Dividends, if declared, must be declared and paid with respect to all series of Preferred Stock contemporaneously, and if less than full dividends are declared, the same percentage of the dividend rate will be payable to each series of Preferred Stock.

          (b) After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Series B Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series B Preferred Stock were converted to Common Stock at the then effective conversion rate.

     2. Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) $1.30 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") plus an amount equal to all declared but unpaid dividends on each such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

          (b) After the distribution described in section (a) above has been paid, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

     3. No Redemption. No holder of Series B Preferred Stock shall have any right to require the corporation or any "related person" (within the meaning of section 351(g)(3)(B) of the Internal Revenue Code) to redeem or purchase any shares of Series B Preferred Stock. Similarly, neither the corporation nor any such related person shall have any right or option to redeem or purchase any shares of Series B Preferred Stock from any holder thereof.

     4. Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert; Automatic Conversion.

             (i) Subject to subsection (c), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, during the periods specified in Section 4(a)(ii) below, at the office of this corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such shares in effect on the date the certificate for such share is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for shares of Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(c) below.

             (ii) The shares of Series B Preferred Stock shall not be
        convertible into Common Stock prior to             , 2001; provided,
        however, that notwithstanding the foregoing, each share of Series B Preferred Stock shall be convertible into Common Stock, at the option of the holder thereof, at any time after the date on which such holder owns directly or indirectly a number of outstanding shares of Common Stock of this corporation that represents less than 30.0% of the total number of shares of Common Stock outstanding immediately prior to conversion of such share; and provided further, however, that such holder shall not be entitled to convert any share of Series B Preferred Stock pursuant to this Section 4(a)(ii) if the conversion of such share to Common Stock would result in such holder owning directly or indirectly a number of outstanding shares of Common Stock of this corporation that represents more than 50.0% of the total number of shares of Common Stock outstanding immediately after the conversion of such share.

             (iii) At any time after             , 2001, upon the written
        consent of the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock, each share of Series B Preferred Stock shall automatically and immediately be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such shares in effect on the date the certificate for such share is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for shares of Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(c) below.

          (b) Mechanics of Conversion. Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Series B Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of shares of Series B Preferred Stock shall not be deemed to have converted such shares of Series B Preferred Stock until immediately prior to the closing of such sale of securities.

          (c) Conversion Price Adjustments of Series B Preferred Stock. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

             (i) In the event this corporation should at any time or from time to time after the date upon which any shares of Series B Preferred Stock were initially issued (a "Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then as of such record date (or the date of such dividend distribution split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be increased in proportion to such increase of outstanding shares.

             (ii) If the number of shares of Common Stock outstanding at any time after a Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.

          (d) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(i), then, in each such case for the purpose of this subsection 4(d), the holders of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

          (e) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 5), provision shall be made so that the holders of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of their Series B Preferred Stock, the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (f) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

          (g) Fractional Shares and Certificate as to Adjustments.

             (i) No fractional shares shall be issued upon conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon such conversion shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

             (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

          (h) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of Series B Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of any series of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     5. Merger, Consolidation or Reorganization.

          (a) A consolidation, merger or other reorganization of this corporation with or into another corporation or other entity or person in which this corporation shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or the sale of all or substantially all of this corporation's properties and assets to any other person, or any transaction or series of related transactions by this corporation in which an excess of 50% of this corporation's voting power is transferred shall be deemed to be a liquidation for all purposes of Section 2 hereof, unless this corporation's stockholders of record immediately prior to such merger, consolidation, reorganization, sale or transaction are holders of more than 50% of the voting equity securities of the surviving corporation.

          (b) In the event the requirements of subsection 5(a) are not complied with, this corporation shall forthwith either:

             (i) cause such closing to be postponed until such time as the requirements of this Section 5 have been complied with, or

             (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 5(c) hereof.

          (c) This corporation shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place earlier than 20 days after this corporation has given the first notice provided for herein or earlier than ten days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of the Series B Preferred Stock then outstanding.

     6. Voting Rights. The holders of Series B Preferred Stock shall not be entitled to vote on any matters except as expressly provided in Section 242(b)(2) of the Delaware General Corporation Law. In such event, the holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted. In all cases any fractional share, determined on an aggregate as-converted basis, shall be rounded to the nearest whole share (with one-half being rounded upward). If the Series B Preferred Stockholders are entitled to vote, such holders shall be entitled, notwithstanding any provision hereof, to notice in accordance with the bylaws of this corporation of any stockholders' meeting that is called to consider a matter as to which the Series B Preferred Stockholders would be entitled to vote.

     7. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by this corporation.

     8. No Preemptive Rights. The holders of the Series B Preferred Stock shall not have any preemptive rights.

     (C) Common Stock. This corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) the then outstanding shares of Common Stock, voting together as a separate class:

          1. sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, provided that this provision shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation;

          2. authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Preferred Stock with respect to voting, dividends, conversion or upon liquidation;

          3. alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to adversely affect them;

          4. increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock;

          5. redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock or Preferred Stock, provided however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

          6. declare or pay any dividends on its Common or Preferred Stock; or

          7. amend the Corporation's Bylaws.

                                   ARTICLE V

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of this corporation.

                                   ARTICLE VI

     The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                   ARTICLE IX

     A director of this corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

                                   ARTICLE X

     No action required to be taken or that may be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   ARTICLE XI

     To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) its agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

     Any repeal or modification of any of the foregoing provisions of this Article shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer, agent or other person occurring prior to such repeal or modification.

                                  ARTICLE XII

     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     FOUR: That thereafter said amendment and restatement was duly adopted in accordance with the provisions of the General Corporation Law.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on , 1999.

                                          VISIONEER, INC.

                                          --------------------------------------
                                          J. Larry Smart
                                          President and Chief Executive Officer

                                          --------------------------------------
                                          Joshua L. Green
                                          Secretary

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL permits Visioneer's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of Visioneer, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article XI of Visioneer's Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by law.

     As permitted by sections 102 and 145 of the DGCL, Visioneer's Certificate of Incorporation eliminates a director's personal liability for monetary damages to Visioneer and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL or liability for any breach of the director's duty of loyalty to Visioneer or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

     In addition, Visioneer maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

     See Exhibit Index for the list of exhibits following the Signature Page of this Form S-4, which is incorporated herein by reference.

     (b) FINANCIAL STATEMENT SCHEDULES

     None

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the undersigned prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 13, 1999.

                                          VISIONEER, INC.

                                          By       /s/ J. LARRY SMART
                                            ------------------------------------
                                                       J. Larry Smart
                                             President, Chief Executive Officer
                                                        and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints J. Larry Smart and Richard Brenner and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ J. LARRY SMART                      President, Chief Executive    January 13, 1999
-----------------------------------------------------       Officer and Director
                   J. Larry Smart                      (Principal Executive Officer)

                 /s/ RICHARD BRENNER                      Chief Financial Officer      January 13, 1999
-----------------------------------------------------       (Principal Financial
                   Richard Brenner                        and Accounting Officer)

               /s/ WILLIAM J. HARDING                             Director             January 13, 1999
-----------------------------------------------------
                 William J. Harding

               /s/ DAVID F. MARQUARDT                             Director             January 13, 1999
-----------------------------------------------------
                 David F. Marquardt

                  /s/ VINCENT WORMS                               Director             January 13, 1999
-----------------------------------------------------
                    Vincent Worms

                                 EXHIBIT INDEX

 EXHIBIT NO.                      DESCRIPTION OF EXHIBITS
 -----------                      -----------------------
  2.1*          Agreement and Plan of Merger dated December 2, 1998 between
                Visioneer, Inc., a Delaware corporation, and ScanSoft, Inc., a Delaware corporation.
  2.2           Side Letter between Xerox Corporation and Visioneer, Inc., dated December 2, 1998.
  2.3           Side Letter between Xerox Corporation and Visioneer, Inc., dated December 2, 1998.
  3.2 (1)       Bylaws of Registrant.
  3.4 (1)       Amended and Restated Certificate of Incorporation of
                Registrant.
  4.1 (1)       Form of Common Stock Certificate.
  4.2 (6)       Preferred Shares Rights Agreement, dated as of October 23,
                1996, between the Registrant and U.S. Stock Transfer
                Corporation, including the Certificate of Designation of
                Rights, Preferences and Privileges of Series A Participating
                Preferred Stock, the form of Rights Certificate and Summary of Rights attached thereto as Exhibits A, B and C,
                respectively.
  4.3*          Common Stock Purchase Warrant.
  4.4*          Registration Rights Agreement, dated December 2, 1998,
                between Visioneer, Inc. and certain investors.
  4.5**         Irrevocable Proxy Voting Agreement, dated December 2, 1998, between ScanSoft and certain investors.
  4.6           Amendment No. 1 to Preferred Shares Rights Agreement
                executed by the Registrant and U.S. Stock Transfer
                Corporation effective as of December 2, 1998.
  5.1           Opinion of Venture Law Group.
 10.1(1)        Form of Indemnification Agreement.
 10.2(1)***     1993 Incentive Stock Option Plan and form of Option
                Agreement.
 10.3(1)***     1995 Employee Stock Purchase Plan and form of Subscription
                Agreement.
 10.4(1)***     1995 Directors' Option Plan and form of Option Agreement.
 10.5(1)        Third Amended and Restated Registration Rights Agreement
                dated May 9, 1995 among the Registrant and certain security holders of the Registrant.
 10.7(1)        OEM Agreement dated November 2, 1994 between the Registrant and Hewlett-Packard Company, as amended by Amendment No. 1 dated August 1, 1995.
 10.8(1)        Distribution Agreement dated January 31, 1994 between the
                Registrant and Ingram Micro Inc.
 10.9(1)        Distribution Agreement dated February 24, 1994 between the
                Registrant and Merisel Americas, Inc.
 10.10(1)       Manufacturing Contract dated March 30, 1995 between the
                Registrant and Flextronics Technologies, Inc.
 10.11(1)       Manufacturing Services Agreement dated June 20, 1995 between the Registrant and International Business Machines
                Corporation.
 10.12(1)***    Loan Agreement dated March 31, 1994 between the Registrant and Todd Basche.
 10.13(1)       LZW Paper Input System Patent License Agreement dated
                October 20, 1995 between the Registrant and Unisys
                Corporation.
 10.14(1)       Patent License agreement dated November 13, 1995 between the
                Registrant and Wang Laboratories, Inc.
 10.15(1)       Loan and Security Agreement dated November 28, 1995 between the Registrant and Silicon Valley Bank.

 EXHIBIT NO.                      DESCRIPTION OF EXHIBITS
 -----------                      -----------------------
 10.16(2)       Amendment No. 2 dated December 15, 1995 to OEM Agreement
                dated November 2, 1994 between the Registrant and
                Hewlett-Packard Company.
 10.17(2)       Amendment No. 3 dated January 31, 1995 to OEM Agreement
                dated November 2, 1994 between the Registrant and
                Hewlett-Packard Company.
 10.18(3)       OEM Agreement dated June 30, 1995 between the Registrant and
                Compaq Computer Corporation.
 10.19(4)       Building Lease dated May 21, 1996 between the Registrant and
                John Arrillaga, Trustee, or his Successor Trustee, UTA dated
                7/20/77 (Arrillaga Family Trust) as amended, and Richard T.
                Perry, Trustee, or his Successor Trustee, UTA dated 7/20/77
                (Richard T. Perry, Separate Property Trust) as amended.
 10.20(5)       Software License Agreement dated August 14, 1996 between the
                Registrant and Hewlett-Packard Company.
 10.21(7)       Form of Employment Agreement between the Registrant and each of its Executive Officers.
 10.22(8)***    1997 Employee Stock Option Plan.
 10.23(8)***    Director 1997 Compensation Plan.
 10.24(9)       Manufacturing Agreement dated May 8, 1997 between the
                Registrant and NMB Technologies, Inc.
 10.25(9)       Loan and Security Agreement dated June 26, 1997 between the
                Registrant and Silicon Valley Bank.
 10.26(9)***    Letter Agreements dated April 1, 1997 and July 7, 1997
                between the Registrant and J. Larry Smart.
 10.27(9)***    Letter Agreement dated April 9, 1997 between the Registrant and Jeff Heimbuck, and Nonstatutory Stock Option Agreements
                dated April 9, 1997 between the Registrant and Jeff
                Heimbuck.
 10.31(10)      Amendment No. 1 dated September 30, 1997 to Loan and
                Security Agreement dated June 26, 1997 between the
                Registrant and Silicon Valley Bank.
 10.32(11)      Amended and Restated Loan and Security Agreement dated March
                19, 1998 between the Registrant and Silicon Valley Bank.
 10.33(12)      Letter Agreement dated September 11, 1996 between the
                Registrant and Best Buy Co., Inc.
 10.34***       Letter Agreement dated October 6, 1997 between the
                Registrant and J. Larry Smart.
 10.35          Asset Purchase Agreement dated December 2, 1998 between the
                Registrant and Primax V Acquisition Corp., and the Waiver of
                Closing Condition and Amendment to Asset Purchase Agreement
                dated December 2, 1998 between the Registrant, Primax V
                Acquisition Corp. and Primax Electronics Ltd.
 10.36          Consent to Assignment of Standard Sublease dated as of
                November 24, 1998 between the Registrant and Primax V
                Acquisition Corp.
 10.37          Consent to Assignment dated November 12, 1998 between the
                Registrant and John Arrillaga, Survivor's Trust and the
                Richard T. Perry Separate Property Trust.
 10.38***       Management Services Agreement between the Registrant, Primax
                Acquisition Corp., Primax Electronics Ltd. and J. Larry
                Smart dated December 2, 1998.
 10.39          Settlement Agreement and Mutual Release dated January 8,
                1999 between the Registrant, Primax V Acquisition Corp.,
                Primax Electronics, Ltd. and Michael T. Burt.
 23.1           Consent of PricewaterhouseCoopers LLP, Independent
                Accountants, with respect to financial statements of
                Registrant.

 EXHIBIT NO.                      DESCRIPTION OF EXHIBITS
 -----------                      -----------------------
 23.2           Consent of KPMG Peat Marwick LLP, Independent Certified
                Public Accountants, with respect to financial statements of
                ScanSoft, Inc. and subsidiary.
 23.3           Consent of Venture Law Group (included in Exhibit 5.1).
 24.1           Power of Attorney. See page II-3.
 99.1           Form of Proxy for Special Meeting of Stockholders.
 99.2           Form of Cash Election Form to be used in connection with the
                Merger.

---------------
 (1) Incorporated by reference from the Registrant's Registration Statement on From S-1 (No. 33-98356) filed with the Commission on October 19, 1995.

 (2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

 (3) Incorporated by reference from the Registrant's Quarterly Report on From 10-Q for the fiscal quarter ended March 31, 1996.

 (4) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

 (5) Incorporated by reference from Exhibit 10.19 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

 (6) Incorporated by reference from Exhibit 4.1 of the Registrant's current Report on Form 8-K dated October 30, 1996.

 (7) Incorporated by reference from the Registrant's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1996.

 (8) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

 (9) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

(10) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

(11) Incorporated by reference on the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

*    Incorporated by reference to Annex A to the Proxy Statement/Prospectus

**   Incorporated by reference to Annex B to the Proxy Statement/Prospectus

***  Management compensatory plan or arrangement.